     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 1999
                                            Registration Statement No. 333-43777
--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                 AMENDMENT NO. 7
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                            -------------------------

                           AMERICAN REALTY TRUST, INC.
       (Exact name of registrant as specified in its governing instrument)

       GEORGIA                        6513                                  54-0697989
(State of Incorporation)   (Primary Standard Industrial)       (I.R.S. Employer Identification No.)

                           Classification Code Number)
                    10670 NORTH CENTRAL EXPRESSWAY, SUITE 300
                               DALLAS, TEXAS 75231
                                 (214) 692-4700
          (Address and telephone number of principal executive offices)
                             ROBERT A. WALDMAN, ESQ.
                    10670 NORTH CENTRAL EXPRESSWAY, SUITE 300
                               DALLAS, TEXAS 75231
                                 (214) 692-4700
            (Name, address and telephone number of agent for service)

                            -------------------------


                                    Copy to:
                           THOMAS R. POPPLEWELL, ESQ.
                             ANDREWS & KURTH L.L.P.
                          1717 MAIN STREET, SUITE 3700
                               DALLAS, TEXAS 75201


                            -------------------------


              If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

              If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

              If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]




                                             CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                 Title of Each Class                                            Proposed Maximum
                 of Securities to be                      Amount to be         Aggregate Offering              Amount of
                      Registered                           Registered               Price(1)                Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Preferred Stock, $2.00 par value......................    99,212 SHARES             $105,140                  $29.23(3)
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value.........................         (2)
-------------------------------------------------------------------------------------------------------------------------------



(1) Pursuant to Rules 457(f) and 457(c) under the Securities Act of 1933, as amended, and estimated solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the market value of the EQK Shares to be acquired by Art in connection with the Merger and is based upon $0.156, the average of the closing bid and asked prices of the EQK Shares as reported on the over-the-counter market as of June 22, 1999.

(2) The number of shares of Common Stock of the Registrant to be registered is such currently indeterminate number of shares of Common Stock as may be required for issuance upon conversion of the Preferred Stock being registered hereunder. Such shares of Common Stock will, if issued, be issued for no additional consideration and therefore, pursuant to Rule 457(g), no separate registration fee is required.


(3) Art has previously paid a registration fee of $1,550.36 in connection with this filing.
--------------------------------------------------------------------------------


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             EQK REALTY INVESTORS I

                                ----------------

                        3424 Peachtree Road NE, Suite 800
                             Atlanta, Georgia 30326

                              ---------------------

                                  July 1, 1999

Dear Shareholder:

         You are cordially invited to attend the 1999 annual meeting (the "Meeting") of the shareholders of EQK Realty Investors I ("EQK") to be held at the offices of EQK, 3424 Peachtree Road NE, Suite 800 in Atlanta, Georgia 30326 on August 3, 1999 at 9:00 a.m. Eastern Standard Time. At the Meeting, you will be asked to consider and vote upon (1) an Amended and Restated Agreement and Plan of Merger, dated as of August 25, 1998 (as amended to date, the "Merger Agreement"), pursuant to which ART Newco, LLC ("ART Newco"), an affiliate of American Realty Trust, Inc., a Georgia corporation ("ART"), is to merge with and into EQK (the "Merger"), with EQK being the surviving entity (the "Merger Proposal"), (2) an amendment and restatement of EQK's Amended and Restated Declaration of Trust (the "Declaration Amendment Proposal"), (3) the termination of EQK's advisory agreement with Lend Lease Portfolio Management, Inc. ("LLPM") and the execution by EQK of a new advisory agreement with Basic Capital Management, Inc., an affiliate of ART, as advisor (the "New Advisory Agreement Proposal"), and (4) the election of the Board of Trustees of EQK (the "Board Election Proposal" and, together with the Merger Proposal, the Declaration Amendment Proposal and the New Advisory Agreement Proposal, the "Proposals")) . If the Merger Proposal is approved by the requisite number of EQK shareholders, you will retain each EQK Share you own and you will be entitled to receive $0.14 per each EQK Share you own, consisting of 0.014 of a share of Series F Cumulative Convertible Preferred Stock of ART having a liquidation value of $10.00 per share (individually, an "ART Preferred Share" and collectively, the "ART Preferred Shares") (the "EQK Merger Consideration"). In addition, ART will be entitled to receive 673,976 newly-issued EQK Shares. Immediately after the Merger, ART would own approximately 49% of EQK's outstanding shares and would have significant influence over EQK. ART currently intends (but is not obligated) to acquire the rest of the EQK Shares at some time after the third anniversary of the consummation of the Merger for consideration of not less than $0.486 per EQK Share in the form of an additional 0.0486 of an ART Preferred Share.

         Each of LLPM, Summit Venture, L.P. ("Summit") and Sutter Opportunity Fund, LLC ("Sutter") has agreed to vote their EQK Shares in favor of the Proposals, other than the Board Election Proposal. LLPM, Summit, Sutter and Maurice A. Halperin currently own 17.50%, 9.52%, 9.55% and 8.87%, respectively, of the issued and outstanding EQK Shares. ART does not currently own any EQK Shares.

         Prior to the Merger, EQK intends to sell Harrisburg East Mall, EQK's sole remaining real estate asset, and to distribute EQK's net liquid assets to its shareholders after such sale. The completion of the sale and the distribution of net liquid assets are preconditions to the closing of the Merger.

         Further information concerning the Meeting and the terms of the Proposals are set forth in the enclosed Notice of Annual Meeting and Prospectus/Proxy Statement. EQK's management will be in attendance at the annual meeting to answer questions and to explain the proposed merger in detail.

         Your vote on the Merger is of great importance. The affirmative vote of the holders of three-quarters of the outstanding shares of beneficial interest of EQK entitled to vote, among other conditions, is required for the approval of the Proposals, other than the Board Election Proposal. Even if you plan to attend the Meeting, we ask that you execute and promptly return your completed proxy in the enclosed postage-paid envelope so that your vote can be recorded at the meeting. If you attend the Meeting, you may withdraw your proxy and vote your shares personally.

         The EQK Board of Trustees has considered and approved the Proposals, including the Merger Proposal, and unanimously recommends that shareholders vote FOR approval of the Proposals.

                                   Very truly yours,


                                   -----------------------------------------
                                   Samuel F. Hatcher
                                   President and Chief Executive Officer

                             EQK REALTY INVESTORS I
                        3424 Peachtree Road NE, Suite 800
                             Atlanta, Georgia 30326


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD AUGUST 3, 1999

                              ---------------------

         The 1999 annual meeting of the shareholders of EQK Realty Investors I (the "Meeting") is to be held at the offices of EQK Realty Investors I ("EQK") at 3424 Peachtree Road NE, Suite 800, Atlanta, Georgia 30326 on August 3, 1999 at 9:00 a.m. Eastern Standard Time, for the following purposes:

         (1) To consider and vote upon an Amended and Restated Agreement and Plan of Merger, dated as of August 25, 1998 (as amended to date, the "Merger Agreement"), which provides for, among other things, the merger of ART Newco, LLC, an affiliate of American Realty Trust, Inc., a Georgia corporation ("ART"), with and into EQK Realty Investors I (the "Merger"), with EQK Realty Investors I being the surviving entity;

         (2) To consider and vote on an amendment and restatement of EQK's Amended and Restated Declaration of Trust, which includes provisions that would

                           o        extend the duration of EQK,

                           o remove the current limitation on the number of authorized shares of EQK,

                           o reduce the number of EQK shareholders and trustees required to vote on certain matters,

                           o remove prohibitions and restrictions which currently prohibit EQK from engaging in certain activities and investments,

                           o remove prohibitions on the issuance of additional shares of beneficial interest in EQK and other securities,

                           o        remove borrowing restrictions on EQK,

                           o        revise certain trust governance provisions,

                           o implement an ownership limit on the number of shares of EQK which may be owned by any single shareholder, and

                           o        change EQK's name;

         (3) To consider and vote on the termination of EQK's advisory agreement with Lend Lease Portfolio Management, Inc. and the execution by EQK of a new advisory agreement between EQK and Basic Capital Management, Inc., an affiliate of and advisor to ART;

         (4) To consider and vote on the election of EQK's Board of Trustees; and

         (5) To transact such other business as may properly come before the annual meeting or any adjournment thereof.

         None of the above matters to be considered and voted upon will take effect unless EQK first completes the sale of its last remaining real estate asset, the Harrisburg East Mall, and makes a distribution of EQK's net liquid assets to the EQK Shareholders after such sale.

         Only EQK shareholders of record at the close of business on June 4, 1999 are entitled to notice of and to vote at the Meeting. In the event that there are insufficient shares represented to approve the Merger at the Meeting, the Meeting may be adjourned to permit further solicitation. The Meeting was delayed as a result of the negotiation of the Merger Agreement and related matters.

         No statutory dissenter's appraisal rights will be available to EQK shareholders in connection with the Merger and it is the position of EQK that no common law dissenter's rights will be available in connection with the Merger; however, any EQK shareholder who wishes to assert common law dissenter's appraisal rights may file with EQK's Secretary a written notice stating such shareholder's intent to dissent to the Merger at the Meeting and to assert such rights. In the event that holders of more than 3% of the outstanding EQK Shares assert such dissenter's appraisal rights, the Merger Agreement may be terminated. For a detailed discussion of the procedures for asserting such rights, see "The Proposed Merger and Related Matters -- Availability of Appraisal Rights" in the enclosed Prospectus/Proxy Statement.

         Even if you plan to attend the Meeting, we ask that you execute and promptly return your completed proxy in the enclosed postage-paid envelope so that your vote can be recorded at the Meeting. If you attend the Meeting, you may withdraw your proxy and vote your shares personally.

                                    By Order of the Board of Trustees,


                                    --------------------------------------
                                    Pamela P. Griffin,
                                    Secretary

Atlanta, Georgia
July 1, 1999

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS/PROXY STATEMENT

                   SUBJECT TO COMPLETION, DATED JUNE 25, 1999
                           AMERICAN REALTY TRUST, INC.
                 SERIES F CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                  COMMON STOCK

         This Prospectus/Proxy Statement relates to 99,212 shares of Series F Cumulative Convertible Preferred Stock with a par value of $2.00 per share and a stated liquidation value ("Liquidation Value") of $10.00 per share (individually, an "ART Preferred Share" and collectively, the "ART Preferred Shares"), of American Realty Trust, Inc., a Georgia corporation ("ART"), that may be issued pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of August 25, 1998, as amended on April 22, 1999 and June 4, 1999 (as so amended, the "Merger Agreement"), among ART, ART Newco, LLC, a Massachusetts limited liability company ("ART Newco") of which ART and ART Newco Holdings LLC, a Texas limited liability company that is a wholly owned subsidiary of ART, are the sole members, and EQK Realty Investors I, a Massachusetts business trust ("EQK"). The Merger Agreement provides for the merger of ART Newco with and into EQK (the "Merger"), with EQK being the surviving entity (the "Trust"). As consideration for the Merger, each holder of record of outstanding shares of beneficial interest no par value of EQK (individually, an "EQK Share" and collectively, the "EQK Shares") as of June 4, 1999 (the "EQK Record Date"), other than ART and its affiliates, Lend Lease Portfolio Management, Inc. ("LLPM"), Summit Venture, L.P. ("Summit"), Sutter Opportunity Fund, LLC ("Sutter") and Mr. Maurice A. Halperin ("Halperin") (collectively, the "Public EQK Shareholders"), will be entitled to retain the EQK Shares owned by such holder and to receive for each EQK Share owned by such holder consideration of
0.014 of an ART Preferred Share with a Liquidation Value for such portion of a share of $0.14 (the "EQK Merger Consideration"). In addition, ART currently intends (but is not obligated) to acquire the remaining EQK Shares from the Public EQK Shareholders at some time after the third anniversary of the consummation of the Merger for consideration of not less than 0.0486 of an ART Preferred Share with a Liquidation Value for such portion of a share of $0.486 for each EQK Share owned by the Public EQK Shareholders. As consideration for the Merger, ART will be entitled to receive 673,976 newly-issued EQK Shares (the "ART Merger Consideration" and, together with the EQK Merger Consideration, the "Merger Consideration"). Immediately prior to the Merger, ART expects to purchase an aggregate of 4,376,056 EQK Shares from LLPM, Summit, Sutter and Halperin pursuant to the terms of separate stock purchase agreements (each, a "Stock Purchase Agreement" and collectively, the "Block Purchase") for consideration of 0.030 ART Preferred Shares per each EQK Share owned by LLPM, Summit, Sutter or Halperin, as applicable (the "Block Purchase Consideration"). Upon consummation of the Block Purchase and the Merger, ART would own not more than 49% of the issued and outstanding EQK Shares. If the Merger is consummated as described herein, the Public EQK Shareholders will have effectively sold approximately 3.6% of their EQK Shares to ART for a price per EQK Share equal to
0.214 of an ART Preferred Share with a Liquidation Value of $2.14. The Merger will not take effect unless EQK first completes the sale of its last remaining real estate asset, the Harrisburg East Mall (the "Center"), and makes a distribution of EQK's net liquid assets to its shareholders after such sale. As of the date hereof, Halperin has not agreed to sell his EQK Shares to ART. After the Registration Statement of which this Prospectus/Proxy Statement is a part has been declared effective by the Commission and before this Prospectus/Proxy Statement is mailed to the holders of EQK Shares (the "EQK Shareholders"), ART intends to supplement this Registration Statement if Halperin does not agree to sell his EQK Shares to ART.

         This Prospectus/Proxy Statement relates to the ART Preferred Shares to be paid as consideration to the Public EQK Shareholders and Halperin in connection with the Merger and the Block Purchase, respectively. The ART Preferred Shares to be paid as consideration to LLPM, Summit and Sutter pursuant to the Block Purchase are not being offered hereby.

         This Prospectus/Proxy Statement is being furnished to the EQK Shareholders as of the EQK Record Date in connection with the solicitation of proxies by the Board of Trustees of EQK (the "EQK Board") from EQK Shareholders, for use at the 1999 annual meeting of EQK Shareholders (the "EQK Annual Meeting") scheduled to be held on August 3, 1999 at EQK's corporate offices at 3424 Peachtree Road NE, Suite 800, Atlanta, Georgia at 9:00 a.m., Eastern Standard Time, and at any adjournment or postponement thereof. This Prospectus/Proxy Statement, together with the Notice of Annual Meeting of Shareholders, Letter to Shareholders and Proxy Card, are first being mailed to the EQK Shareholders on or about July 1, 1999.

         No statutory dissenter's appraisal rights will be available to EQK shareholders in connection with the Merger and it is the position of EQK that no common law dissenter's rights will be available in connection with the Merger; however, any EQK shareholder who wishes to assert common law dissenter's appraisal rights may file with EQK's Secretary a written notice stating such shareholder's intent to dissent to the Merger at the EQK Annual Meeting and to assert such rights. In the event that holders of more than 3% of the outstanding EQK Shares assert such dissenter's appraisal rights, the Merger Agreement may be terminated.

         This Prospectus/Proxy Statement also relates to the shares of ART Common Stock ("ART Common Shares") issuable upon conversion of the ART Preferred Shares that are part of the EQK Merger Consideration, as described herein.

         ART has filed a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") covering up to 99,212 ART Preferred Shares issuable in connection with the Merger and the ART Common Shares issuable upon conversion thereof. This Prospectus/Proxy Statement constitutes the Prospectus of ART filed as part of the Registration Statement with respect to such ART Preferred Shares and ART Common Shares.

         SEE "RISK FACTORS" BEGINNING ON PAGE 19 FOR MATERIAL RISKS THAT SHOULD BE CONSIDERED BY THE EQK SHAREHOLDERS, INCLUDING:

         o The potential conflicts of interest between EQK and its affiliate, LLPM, and between ART and its affiliate and advisor, Basic Capital Management, Inc. ("BCM").

         o The listing and possible subsequent de-listing of the ART Preferred Shares.

         o The reliance on the ART Board of Directors (the "ART Board") to declare dividends on the ART Preferred Shares.

         o        The anti-takeover effect caused by ART's acquisition of EQK
                  Shares.

         o The ability of the EQK Board of Trustees to make investment policy changes without EQK Shareholder approval.

         o The possible dilution of current EQK Shareholders' percentage of equity in EQK through the issuance of additional EQK Shares.

         o        The possible loss of EQK's net operating losses.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


          The date of this Prospectus/Proxy Statement is July 1, 1999.

     THE EQK BOARD HAS UNANIMOUSLY CONCLUDED THAT THE MERGER IS FAIR AND IN THE BEST INTERESTS OF EQK AND THE EQK SHAREHOLDERS, AND RECOMMENDS THAT EQK SHAREHOLDERS APPROVE THE MERGER.

                                ----------------

     The EQK Shares were listed and traded on the New York Stock Exchange ("NYSE") prior to May 4, 1998. On April 23, 1998, the NYSE announced that trading of the EQK Shares would be suspended prior to the opening of the NYSE on May 4, 1998, as EQK had fallen below the NYSE's continued listing criteria for net tangible assets available to common stock (less than $12 million) and 3-year average net income (less than $600,000). On August 25, 1998, the last trading day prior to the public announcement of the Merger Agreement, the average of the closing bid and asked prices of the EQK Shares as reported on the over-the-counter market was $1.00 per EQK Share, and on June 22, 1999, the most recent date for which prices were available prior to the date of filing this Prospectus/Proxy, the average of the bid and asked price of the EQK Shares as reported in the over-the-counter market was $0.156 per EQK Share.

     SEE "COMPARISON OF EQK SHARES TO ART PREFERRED SHARES" ON PAGE 120 FOR A DESCRIPTION OF THE PRINCIPAL TERMS OF AND CERTAIN SIGNIFICANT CONSIDERATIONS RELATING TO THE MERGER, THE ART PREFERRED SHARES AND THE EQK SHARES.

     CERTAIN STATEMENTS, EXCLUDING THOSE MADE BY EQK, UNDER CAPTIONS "SUMMARY OF TERMS," "RISK FACTORS," "THE BUSINESS OF ART" AND "ART MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ART," CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "REFORM ACT"). SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF ART TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS: GENERAL ECONOMIC AND BUSINESS CONDITIONS, WHICH WILL, AMONG OTHER THINGS, AFFECT THE SUPPLY AND DEMAND FOR COMMERCIAL REAL ESTATE, AVAILABILITY AND CREDITWORTHINESS OF PROSPECTIVE TENANTS, LEASE RATES AND THE AVAILABILITY OF FINANCING; ADVERSE CHANGES IN THE REAL ESTATE MARKETS INCLUDING, AMONG OTHER THINGS, COMPETITION WITH OTHER COMPANIES, RISKS ASSOCIATED WITH REAL ESTATE ACQUISITIONS; GOVERNMENTAL ACTIONS AND INITIATIVES; ENVIRONMENTAL/SAFETY REQUIREMENTS; AND OTHER CHANGES AND FACTORS REFERENCED IN THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE.



                              AVAILABLE INFORMATION


     ART and EQK are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, file reports and other information with the Commission. Reports and proxy and information statements filed by ART and EQK with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, including ART and EQK, that file electronically with the Commission. The address of such Web site is "http://www.sec.gov". In addition, reports, proxy statements and other information concerning ART (symbol: "ARB") can be inspected and copied at the offices of the New York Stock Exchange, Inc.,

20 Broad Street, New York, New York 10005-2601, on which the ART Common Shares are currently listed and on which ART intends to seek listing of the ART Preferred Shares.

     ART has filed with the Commission the Registration Statement under the Securities Act, with respect to the ART Preferred Shares and the ART Common Shares. This Prospectus/Proxy Statement does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to ART, the ART Preferred Shares, the ART Common Shares and EQK, reference is made to the Registration Statement and to the exhibits thereto and the documents incorporated by reference herein. Statements contained herein concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto may be inspected without charge at the office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission upon payment of the prescribed fees.

     The information set forth or incorporated by reference herein concerning ART has been furnished by ART and the information set forth herein concerning EQK has been provided by EQK or derived from public filings previously made by EQK. ART does not have independent knowledge of the matters set forth or incorporated by reference herein concerning EQK. EQK does not have independent knowledge of the matters set forth or incorporated by reference herein concerning ART.

     No person has been authorized to give any information or make any representation other than those set forth or incorporated by reference herein and, if given or made, such information must not be relied upon as having been authorized by ART or EQK or any of their respective affiliates. This Prospectus/Proxy Statement does not constitute an offer to, or a solicitation of, any person in any jurisdiction in which such offer or solicitation is unlawful.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     This Prospectus/Proxy Statement incorporates by reference documents not presented herein or delivered herewith. Each of ART and EQK will provide without charge to each person, including any EQK Shareholder, to whom a copy of this Prospectus/Proxy Statement is delivered, upon the written or oral request of any such person, a copy of any document described below (other than exhibits). Requests for such copies should be directed to (i) in the case of ART, American Realty Trust, Inc., 10670 North Central Expressway, Suite 300, Dallas, Texas 75231, Attention: Investor Relations, telephone number: (214) 692-4700, and (ii) in the case of EQK, EQK Realty Investors I, Inc., 3424 Peachtree Road NE, Suite 800, Atlanta, Georgia 30326, Attention: Investor Relations, telephone number
(404) 848-8600. In order to ensure timely delivery of such documents, any request for documents should be submitted not later than five business days before the date of the EQK Annual Meeting.

     The following documents previously filed by ART with the Commission pursuant to the Exchange Act, are hereby incorporated by reference, except as superseded or modified herein:

     1. ART's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Commission on March 31, 1999, as amended by ART's Annual Report on Form 10-K/A, as filed with the Commission on April 19, 1999, as further amended by ART's Annual Report on Form 10-K/A Amendment No. 1, as filed with the Commission on June 2, 1999.

     2. ART's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, as filed with the Commission on May 17, 1999.

     3. The Annual Report on Form 10-K for Continental Mortgage and Equity Trust ("CMET") for the year ended December 31, 1998, as filed with the Commission on March 25, 1999, as amended by CMET's Annual Report on Form 10-K/A, as filed with the Commission on May 12, 1999.

     4. CMET's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, as filed with the Commission on May 14, 1999.

     5. The Annual Report on Form 10-K for Income Opportunity Realty Investors, Inc. ("IORI") for the year ended December 31, 1998, as filed with the Commission on March 25, 1999, as amended by IORI's Annual Report on Form 10-K/A, as filed with the Commission on May 19, 1999.

     6. IORI's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, as filed with the Commission May 13, 1999.

     7. The Annual Report on Form 10-K for Transcontinental Realty Investors, Inc. ("TCI") for the year ended December 31, 1998, as filed with the Commission on March 26, 1999, as amended by TCI's Annual Report on Form 10-K/A, as filed with the Commission on May 12, 1999.

     8. TCI's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, as filed with the Commission on May 14, 1999.

     9. TCI's Current Report on Form 8-K dated December 2, 1998, as filed with the Commission on February 18, 1999.

     10. The Annual Report on Form 10-K for National Realty, L.P. ("NRLP") for the year ended December 31, 1998, as filed with the Commission on March 26, 1999, as amended by NRLP's Annual Report on Form 10-K/A, as filed with the Commission on May 20, 1999.

     11. NRLP's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, as filed with the Commission on May 14, 1999.

     12. The description of the Common Stock contained in ART's Registration Statement under Section 12 of the Exchange Act and all amendments and reports filed for the purpose of updating that description.

         In addition, the following documents, heretofore filed by EQK with the Commission pursuant to the Exchange Act, are hereby incorporated by reference, except as superseded or modified herein:

     1. EQK's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Commission on March 31, 1999.

     2. EQK's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, as filed with the Commission on May 17, 1999.

     Any statement contained herein or in a document that is deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus/Proxy Statement to the extent that a statement contained herein or in any other subsequently filed amendment hereto modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Proxy Statement.

                                TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----
AVAILABLE INFORMATION............................................................................................ii

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...............................................................iii

SUMMARY OF TERMS..................................................................................................1
      General.....................................................................................................1
      Future Proposals of Stockholders............................................................................1
      ART's Purpose for the Merger................................................................................1
      Summary of Risk Factors.....................................................................................2
      ART.........................................................................................................3
      Business of ART.............................................................................................3
      ART Newco...................................................................................................4
      EQK.........................................................................................................4
      Business of EQK.............................................................................................5
      Merger Proposal.............................................................................................5
      Declaration Amendment Proposal.............................................................................12
      New Advisory Agreement Proposal............................................................................13
      Board Election Proposal....................................................................................13
      New York Stock Exchange Listing of ART Preferred Shares....................................................13
      Regulatory Approval........................................................................................13
      The EQK Annual Meeting.....................................................................................13
      Federal Income Tax Considerations..........................................................................14
      Description of ART Preferred Shares........................................................................14
      Description of EQK Shares..................................................................................15
      The Dealer Manager.........................................................................................16
      Market and Trading Information.............................................................................16
      Comparative Per Share Data.................................................................................17

RISK FACTORS.....................................................................................................19
      Possible Detrimental Effects of the Merger.................................................................19
         Dilution of Current EQK Shareholders and Likely Decline in Trading Price per EQK Share.  ...............19
         Anti-Takeover Effect....................................................................................19
         Leverage of EQK after the Merger........................................................................19
         Benefits to LLPM........................................................................................19
         Conflicts of Interest Between LLPM and EQK..............................................................19
         Conflicts of Interest Between EQK and BCM...............................................................19
         Pro Forma Net Losses and Accumulated Deficit for the Future Combined Entity.............................20
      ART Preferred Shares.......................................................................................20
         Application for the Listing and Trading of ART Preferred Shares and Possible Subsequent Delisting.......20
         Reliance on the ART Board to Declare Dividends on the ART Preferred Shares..............................20
         Risks Associated with Conversion Feature................................................................20
         Possibility that an Active Trading Market Will Not Exist for the ART Common Shares When the ART
                  Preferred Shares are Converted.................................................................21
      Potential Adverse Consequences of the Declaration Amendment Proposal.......................................21
         Effect of Limits on Ownership and Issuance of Additional EQK Shares or other Securities.................21
         Extension of Finite Life of EQK.........................................................................21

         Changes in EQK's Policies without Shareholder Approval..................................................22
         Removal of Prohibitions and Restrictions from Certain Activities and Investments........................22
         Possible Issuance of Additional EQK Shares or Other Securities..........................................22
      Potential Adverse Consequences Associated with Affiliate of Controlling Shareholder of New Advisor.........22
      Correlation between the Value of the ART Preferred Shares and the Success of ART's Business................23
         Recent Operating History................................................................................23
         Changes in ART's Policies Without Stockholder Approval..................................................23
         Investments in Real Property............................................................................23
         Nature of Investments Made by ART May Involve High Risk; Illiquidity of Real Estate Investments.........23
         Difficulty of Locating Suitable Investments; Competition................................................24
         General Investment Risks Associated With Acquisition Activities.........................................24
         Dependence on Rental Income from Real Property..........................................................24
         Properties that Serve as Collateral for ART's Mortgage Notes Receivable.................................24
         Operating Risks of ART's Properties.....................................................................25
         Possible Inability to Meet Payments on Debt Financing...................................................25
         Possible Inability to Refinance Existing Indebtedness...................................................25
         Existing Debt Maturities................................................................................26
         Rising Interest Rates on Variable Rate Debt.............................................................26
         Covenants...............................................................................................26
         Lack of Control and Other Risks of Equity Investments in and with Third Parties.........................26
         Investments in Non-Recourse Mortgage Loans..............................................................26
         Limitations on Remedies.................................................................................27
         Possibility of Uninsured Loss on Uninsurable or Economically Uninsurable Properties.....................27
         Costs of Compliance with the Americans with Disabilities Act and Similar Laws...........................27
         Potential Environmental Liability Affecting ART.........................................................27
         Noncompliance with Other Laws...........................................................................28
         Changes in Laws.........................................................................................28
         Dependence on Key Personnel.............................................................................28
      Correlation between the Value of the EQK Shares and the Success of EQK's Business..........................28
         Possible Loss of NOLs...................................................................................28

RATIO OF EARNINGS TO FIXED CHARGES...............................................................................29

USE OF PROCEEDS..................................................................................................29

THE EQK ANNUAL MEETING...........................................................................................29
      Introduction...............................................................................................29
      Date, Time and Place of Meetings...........................................................................29
      Matters to Be Considered at the EQK Annual Meeting.........................................................29
      Record Date and Vote Required..............................................................................30
      Proxy......................................................................................................30
      Solicitation of Proxies....................................................................................30
      Other Matters..............................................................................................31

THE PROPOSED MERGER AND RELATED MATTERS..........................................................................31
      Background of the Merger...................................................................................31
      General....................................................................................................36
      Effects of the Merger......................................................................................36
      Effective Time of the Merger...............................................................................36
      Terms of the Merger........................................................................................36

      Cash in Lieu of Fractional Shares of ART Preferred Shares..................................................37
      Availability of Appraisal Rights...........................................................................37
      Conditions to the Merger; Termination; Waiver and Amendment................................................37
      Solicitation Permitted; Board Action; Fees and Expenses....................................................38
      Conduct of EQK's Businesses Pending Completion of the Merger...............................................38
      Sale of the Center and Acquisition of Oak Tree Village.....................................................39
      ART's Purposes for the Merger..............................................................................42
      Possible Future Amendments to the Merger Agreement and the Stock Purchase Agreements.......................42
      The EQK Board Recommendation...............................................................................42
      Federal Income Tax Consequences............................................................................44
         Dividend Payments.......................................................................................44
         Redemption, Sales and Exchanges.........................................................................45
         ART Preferred Shares; Conversion into ART Common Shares.................................................46
         Redemption Premium......................................................................................46
         Adjustment of Conversion Price..........................................................................46
         Special Tax Rules Applicable to Foreign Holders.........................................................46
         Dividends...............................................................................................46
         Gain on Disposition of ART Preferred Shares or ART Common Shares........................................47
         United States Federal Income Tax........................................................................47
         Back-up Withholding.....................................................................................47
      Effect of Merger on Market for EQK Shares; Registration Under the Exchange Act.............................47
      Fees and Expenses in Connection with the Merger............................................................48
      Accounting Treatment.......................................................................................49
      Stock Exchange Listing.....................................................................................49
      EQK Litigation.............................................................................................49

THE DECLARATION AMENDMENT PROPOSAL...............................................................................49
         Extension of the Duration and Termination of the Trust..................................................49
         Removal of Limitation of Number of Authorized EQK Shares................................................49
         Reduction of the Number of EQK Shareholders Required to Vote on Certain Matters.........................49
         Removal of Prohibitions and Restrictions from Certain Activities and Investments........................49
         Removal of Prohibitions on the Issuance of EQK Shares and other Securities. ............................50
         Removal of Borrowing Restrictions.......................................................................50
         Revision of Trustee Provisions..........................................................................50
         Ownership Limit.........................................................................................50
         Change the Name of EQK..................................................................................50
         Reduction of the Number of EQK Trustees Required to Vote on Certain Matters.............................50
         Change in Organizational Structure of EQK...............................................................50

THE NEW ADVISORY AGREEMENT PROPOSAL..............................................................................51

THE BOARD ELECTION PROPOSAL......................................................................................52

DESCRIPTION OF ART...............................................................................................54

EXECUTIVE COMPENSATION OF ART....................................................................................55

THE BUSINESS OF ART..............................................................................................56
      General....................................................................................................56
      Geographic Regions.........................................................................................58

      Real Estate................................................................................................59
         Types of Real Estate Investments........................................................................59
         Properties Held for Investment..........................................................................60
         Properties Held for Sale................................................................................69
         Competition.............................................................................................76
      Mortgage Loans.............................................................................................76
         Types of Mortgage Activity..............................................................................76
         Types of Properties Subject to Mortgages................................................................76
         First Mortgage Loans....................................................................................77
         Wraparound Mortgage Loans...............................................................................78
         Junior Mortgage Loans...................................................................................78
         Other...................................................................................................79
         Related Party...........................................................................................80
      Investments in Real Estate Investment Trusts and Real Estate Partnerships..................................80
         NRLP....................................................................................................81
         CMET....................................................................................................84
         IORI....................................................................................................84
         TCI.....................................................................................................85
         River Trails II.........................................................................................85
         R. G. Bond, Ltd.........................................................................................85
         Campbell Center Associates, Ltd.........................................................................86
         Highway 380/Preston Partners, Ltd.......................................................................86
         Elm Fork Branch Partners, Ltd...........................................................................86

SELECTED FINANCIAL DATA OF ART...................................................................................87

ART MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
      AND RESULTS OF OPERATIONS OF ART...........................................................................89
      Introduction...............................................................................................89
      Liquidity and Capital Resources............................................................................89
         General.................................................................................................89
         Notes Receivable........................................................................................90
         Notes Payable...........................................................................................91
         Equity Investments......................................................................................92
      Commitments and Contingencies..............................................................................92
      Results of Operations......................................................................................92
         Fiscal Quarter Ended March 31, 1999, Compared to the Fiscal Quarter Ended March 31, 1998................92
         1998 Compared to 1997...................................................................................94
         1997 Compared to 1996...................................................................................96
      Environmental Matters......................................................................................97
      Inflation..................................................................................................97
      Year 2000..................................................................................................97

DESCRIPTION OF THE CAPITAL STOCK OF ART..........................................................................98
      General....................................................................................................98
      ART Preferred Shares.......................................................................................98
      ART Common Shares..........................................................................................99
      Special Stock.............................................................................................100
         Series A Preferred Stock; Terminated Rights Plan.......................................................100
         Series B Preferred Stock...............................................................................100

         Series C Preferred Stock...............................................................................100
         Series D Preferred Stock...............................................................................100
         Series E Preferred Stock...............................................................................101
         Series G Preferred Stock...............................................................................101
         Series H Preferred Stock...............................................................................102

DESCRIPTION OF EQK..............................................................................................103

THE BUSINESS OF EQK.............................................................................................104
      General...................................................................................................104
      Mortgage Debt.............................................................................................104
      Summary of the Existing Declaration of Trust..............................................................106
         Trustees...............................................................................................106
         Shareholder Liability..................................................................................107
         Redemption and Prohibition of Transfer of Shares.......................................................107
         Duration and Termination of EQK........................................................................107
         Transactions with Affiliates...........................................................................107
         Amendment of Declaration of Trust; Merger..............................................................107
         Prohibited Activities and Investments..................................................................107
      Property Management Agreement.............................................................................108

SELECTED FINANCIAL DATA OF EQK..................................................................................109

EQK MANAGEMENT'S DISCUSSION AND ANALYSIS OF
      FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF EQK......................................................112
      Capital Resources.........................................................................................112
      Liquidity.................................................................................................115
      Year 2000 Readiness Disclosure............................................................................116
      Results of Operations.....................................................................................117

DESCRIPTION OF THE EQK SHARES...................................................................................118

COMPARISON OF EQK SHARES TO ART PREFERRED SHARES................................................................120

DESCRIPTION OF THE HARRISBURG EAST MALL.........................................................................122
      General...................................................................................................122
      Location and Trade Area Overview..........................................................................122
      Anchor Tenants............................................................................................123
      Mall and Other Tenants....................................................................................123
      Lease Expirations.........................................................................................124
      Capital Requirements......................................................................................124
      Occupancy Data and Average Effective Annual Rent..........................................................125
      Competition...............................................................................................126
      Debt......................................................................................................127
      Physical Description of Buildings.........................................................................127
      Physical Improvements.....................................................................................127
      Appraisal of the Center...................................................................................128
      Real Estate Taxes.........................................................................................128
      Depreciation..............................................................................................128
      Additional Information....................................................................................129

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF ART AND EQK......................................129

PLAN OF DISTRIBUTION............................................................................................141

LEGAL MATTERS...................................................................................................141

EXPERTS.........................................................................................................141

INDEX TO FINANCIAL STATEMENTS...................................................................................F-1



APPENDICES:


      APPENDIX A - Glossary of Select Terms
      APPENDIX B - Amended and Restated Merger Agreement
      APPENDIX C - New Advisory Agreement
      APPENDIX D - Second Amended and Restated Declaration of Trust of EQK

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the documents incorporated herein by reference. Certain capitalized terms used herein may be defined elsewhere in this Prospectus/Proxy Statement. See "Glossary of Selected Terms" included as Appendix A to this Prospectus/Proxy Statement.

GENERAL

     This Prospectus/Proxy Statement relates to the EQK Annual Meeting at which the EQK Shareholders will consider and vote upon the following proposals:

     (1) The Merger Agreement and the Merger (the "Merger Proposal");

     (2) An amendment and restatement of EQK's Amended and Restated Declaration of Trust dated February 27, 1985, as amended on March 5, 1986 and February 23, 1999 (the "Declaration of Trust"), as described herein (the "Declaration Amendment Proposal");

     (3) The termination of LLPM's rights and obligations under the advisory agreement between LLPM and EQK (the "Advisory Agreement") and the execution by EQK of a new advisory agreement (the "New Advisory Agreement") between EQK and Basic Capital Management, Inc., a Nevada corporation and an affiliate of and advisor to ART ("BCM"), as the new advisor to EQK (the "New Advisory Agreement Proposal");

     (4) The election of the EQK Board (the "Board Election Proposal"); and

     (5) Such other business as may properly come before the EQK Annual Meeting or any adjournment thereof.

     The Board Election Proposal will require the affirmative vote of EQK Shareholders representing a majority of the total votes authorized to be cast by EQK Shares then outstanding which are present at the EQK Annual Meeting in person or by proxy and entitled to vote thereon. The Merger Proposal, the Declaration Amendment Proposal and the New Advisory Agreement Proposal (collectively, the "Merger-Related Proposals") will each require the affirmative vote of EQK Shareholders representing three-quarters of the total votes authorized to be cast by EQK Shares then outstanding (the "Requisite Shareholder Approval"). None of the Merger-Related Proposals will take effect unless all such proposals receive the Requisite Shareholder Approval. In addition, none of the Merger-Related Proposals will take effect unless EQK first completes the sale of its last remaining real estate asset, the Center, and makes a distribution of EQK's net liquid assets after such sale. The Board Election Proposal and the Merger-Related Proposals are referred to herein collectively as the "Proposals."

FUTURE PROPOSALS OF STOCKHOLDERS

     Any proposal intended to be presented by an EQK Stockholder at the 2000 Annual Meeting of EQK Shareholders must be received at EQK's principal office not later than April 3, 2000, in order to be considered for that meeting.

ART'S PURPOSE FOR THE MERGER

     ART intends to acquire an aggregate of 5,050,032 EQK Shares pursuant to the Merger and the Block Purchase for the purpose of investment and in order to achieve the listing of the ART Preferred Shares on the NYSE. The ART Board believes that the issuance and the proposed listing of the ART Preferred Shares on the NYSE in connection with the Merger would provide ART with greater access to the public capital markets for future acquisition transactions. The ART Board also considered the amount of EQK's net operating loss carryovers (the "NOLs") which approximate $95,000,000 as of December 31, 1998 and the resulting benefits to ART of acquiring an indirect interest in such NOLs through EQK pursuant to the Merger. Assuming market conditions, industry conditions and EQK's business and financial condition do not suffer adversely in the interim, it is currently ART's intention (but not obligation) to seek to acquire substantially all of the remaining outstanding EQK Shares at some time after the third anniversary of the consummation of the Merger for consideration of 0.0486 of an ART Preferred Share (with a Liquidation Value for such portion of an ART Share of $0.486) per currently outstanding EQK Share. Notwithstanding the foregoing, ART is not obligated to make any further acquisition of EQK Shares and no assurance can be given that ART will make any such acquisitions in the future. In addition, any such acquisitions may be for a consideration per EQK Share which is worth more or less than the consideration offered in the Merger.

SUMMARY OF RISK FACTORS

     In considering whether or not to vote in favor of the Merger-Related Proposals, EQK Shareholders should carefully consider all of the information set forth in this Prospectus/Proxy Statement and, in particular, should evaluate the factors set forth under the caption "Risk Factors" herein. Such factors include, among other things:

         o Dilution of Current EQK Shareholders and Likely Decline in Trading Price per EQK Share. If the Merger is consummated, the percentage ownership of the Public EQK Shareholders in EQK will be diluted as a result of the issuance of EQK Shares to ART as the ART Merger Consideration. Accordingly, after the Merger, the trading price of the EQK Shares is likely to decline as a result of such dilution.

         o Application for the Listing and Trading of ART Preferred Shares and Possible Subsequent Delisting. As of March 31, 1999, there were 3,350,000 ART Preferred Shares outstanding, 2,200,000 of which are not held by affiliates of ART (1,998,797 ART Preferred Shares have been reserved for issuance as future consideration in various business transactions of ART); however, there is currently no established public market for the ART Preferred Shares. While the listing of the ART Preferred Shares on the NYSE is a condition precedent to EQK's obligation to consummate the Merger, there can be no assurance that an active market for the ART Preferred Shares will develop or be sustained in the future on such exchange if the listing is approved. Listing of the ART Preferred Shares will also depend upon the satisfaction of the NYSE's listing requirements as described herein under "Risk Factors -- Risks Relating to the ART Preferred Shares -- Risks Relating to the Listing and Trading of the ART Preferred Shares."

         o Reliance on the ART Board to Declare Dividends on the ART Preferred Shares. Although dividends accrue cumulatively on the ART Preferred Shares from the date of issuance, such dividends will not be paid unless and until they are declared by the ART Board. Holders of ART Preferred Shares will not have the authority to direct or compel the ART Board to declare dividends with respect to the ART Preferred Shares.

         o Potential Adverse Consequences of the Declaration Amendment Proposal. Subject to the Requisite Shareholder Approval of the Declaration Amendment Proposal, EQK's Declaration of Trust will be amended to provide for, among other things, (i) the Ownership Limit; (ii) an extension of the finite life of EQK through December 31, 2018, (iii) the ability to change investment, financing, borrowing and distribution policies without shareholder approval, (iv) the removal of prohibitions from certain activities and investments, and (v) the ability to issue additional EQK Shares and other types of securities. Such amendments will, among other things, expand the scope of the actions that may be taken by the New EQK Board (as defined herein under "The Board Election Proposal") without shareholder approval. See "Risk Factors -- Potential Adverse Consequences of the Declaration Amendment Proposal" and "The Declaration Amendment Proposal."

         o Anti-Takeover Effect. If the Merger and the Block Purchase are consummated, ART will acquire an aggregate of 5,050,032 EQK Shares, or approximately 49% of the EQK Shares to be outstanding after the Merger. As a result of the foregoing and the effect of the Ownership Limit (as defined below under "--Declaration Amendment Proposal"), third party attempts to acquire control of EQK may not be practicable. Accordingly, if the Merger is approved, it is unlikely that an attempted take-over of EQK, which might result in an increase in the price at which EQK Shares could be sold, will occur.

         o The Value of the ART Preferred Shares is Substantially related to the Success of ART's Business. The future value of the ART Preferred Shares will be substantially dependent upon the results of ART's business, which is subject to a number of risks as generally described herein under "Risk Factors -- Risks Relating to ART's Business."

         o The Value of the EQK Shares is Substantially Related to the Success of EQK's Business. The future value of the EQK Shares will be substantially dependent upon the results of EQK's business, which is subject to many of the same risks to which ART is subject, in addition to the risks described below. However, after the sale of the Center and the distribution of EQK's net liquid assets to the EQK Shareholders, EQK will have limited assets and limited or no capital.

         o Possible Loss of NOLs. EQK currently has NOLs for federal income tax purposes of approximately $95,000,000, prior to the anticipated utilization of a portion of these NOLs to offset the taxable gain expected to be realized upon the sale of Harrisburg East Mall. In general, such NOLs may be used to offset any taxable gains realized upon the sale of EQK's assets so long as there is not more than a 50 percentage point change in the ownership of the EQK Shares during any three year period. In the event that there is more than a 50 percentage point change in the ownership of EQK Shares during a three year period, the availability of such NOLs to offset taxable gains or income would be reduced to a very significant extent. Although it is not expected that the Merger, the Block Purchase or the Standstill Agreement (as defined in "--Merger Proposal -- Conditions of the Merger") would reduce the availability of the NOLs, future transfers of EQK Shares may be made over which ART will have no control. A reduction in the availability of such NOLs could have a material adverse effect on the market value of EQK and the EQK Shares.

         o Sale of the Center. As described below under "--Business of EQK," EQK has negotiated a forbearance agreement with the holder of its existing mortgage debt (aggregating $45,370,000 as of March 31,1999) until December 15, 1999. Pursuant to the Merger Agreement, ART has agreed to permit EQK to sell the Center and distribute the remaining net liquid assets to the EQK Shareholders (including LLPM, Summit, Sutter and Halperin) as a condition precedent to the Merger. Upon consummation of the sale of the Center and the distribution of the net proceeds therefrom to the EQK Shareholders, the market value of the EQK Shares will be substantially reduced and it is unlikely that EQK will have sufficient net earnings available for future distributions to EQK Shareholders.


ART


     ART, a Georgia corporation, is the successor to a District of Columbia business trust organized pursuant to a declaration of trust dated July 14, 1961. The business trust merged into ART on June 24, 1988. ART elected to be treated as a real estate investment trust ("REIT") under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code") during the period from July 1, 1987 through December 31, 1990. ART allowed its REIT status to lapse in 1991.

     ART, through a wholly owned subsidiary, Pizza World Supreme, Inc. ("PWSI"), also operates and franchises pizza parlors featuring pizza delivery, carry-out and dine-in under the trademark "Me-N-Ed's" in California and Texas. The first Me-N-Ed's pizza parlor opened in 1962. At March 31, 1999, there were 56 Me-N-Ed's pizza parlors in operation, consisting of 50 owned and six franchised pizza parlors. Seven of the owned pizza parlors were in Texas and the remainder were in California.

     ART's principal offices are located at 10670 North Central Expressway, Suite 300, Dallas, Texas 75231. ART's telephone number is (214) 692-4700. See "Description of ART."

BUSINESS OF ART

     ART's primary business is investing in equity interests in real estate (including equity securities of real estate-related entities), leases, joint venture development projects and partnerships and financing real estate and real estate activities through investments in mortgage loans, including first, wraparound and junior mortgage loans. ART has invested in private and open market purchases in the equity securities of CMET, IORI, TCI and NRLP, each of which is an affiliate of ART.

     The ART Board has broad authority under ART's governing documents to make all types of real estate investments, including investments in mortgage loans and equity real estate investments, as well as investments in the securities of other entities, regardless of whether such entities are engaged in real estate-related activities.

     Although the ART Board is directly responsible for managing ART's affairs and for setting the policies which guide it, the day-to-day operations of ART are conducted by BCM, an affiliate of and advisor to ART. BCM is a contractual advisor to ART under the supervision of the ART Board. The duties of BCM include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note investment and sales opportunities, as well as financing and refinancing sources for ART. BCM also serves as a consultant in connection with ART's business plan and investment policy decisions made by the ART Board.

     ART's businesses are not seasonal. With regard to real estate, ART is seeking both current income and capital appreciation. ART's plan of operation is to continue, to the extent its liquidity permits, to make equity investments in income producing real estate such as apartment complexes and commercial properties or equity securities of real estate-related entities and to continue to service and hold for investment mortgage loans. ART also intends to pursue higher risk, higher reward investments, such as unimproved land, where it can obtain financing of a significant portion of a property's purchase price. In addition, ART will continue to seek selected dispositions of certain of its assets where the prices obtainable for such assets justify their disposition. For a detailed description of ART's business, see "The Business of ART."

ART NEWCO

     ART Newco is a limited liability company formed under the laws of the Commonwealth of Massachusetts. The members of ART Newco consist of ART and ART Newco Holdings, LLC, a Texas limited liability company, of which ART is the sole member. ART Newco was formed specifically for purposes of the Merger and, as described herein, subject to the Requisite Shareholder Approval, will be merged with and into EQK pursuant to the Merger.

EQK

     EQK was formed pursuant to the filing of its initial declaration of trust on October 8, 1984. LLPM currently acts as the advisor (in such capacity, the "Advisor") to EQK. On June 10, 1997, Lend Lease Corporation, an Australian public property and financial services company, acquired Lend Lease Real Estate Investments, Inc. ("LLREI", formerly Equitable Real Estate Investment Management, Inc.), including two of its subsidiaries, LLPM (formerly Equitable Realty Portfolio Management) and Compass Retail, Inc. ("Compass") from The Equitable Life Assurance Society of the United States ("Equitable"). LLREI and certain of its business units, including the Advisor, currently operate under the name "Lend Lease." Upon consummation of the Merger, subject to Requisite Shareholder Approval of the Merger-Related Proposals, LLPM has agreed to terminate its rights and duties as Advisor under the Advisory Agreement, at which time BCM, an affiliate of and advisor to ART, will become the new advisor to EQK (in such capacity, the "New Advisor") under the New Advisory Agreement.

     EQK has transacted its affairs so as to qualify as, and has elected to be treated as, a REIT under applicable provisions of the Code. Under the Code, a REIT that meets applicable requirements is not subject to Federal income tax on that portion of its taxable income that is distributed to its shareholders.

     The principal executive offices of EQK and LLPM are located at 3424 Peachtree Road NE, Suite 800, Atlanta, Georgia, 30326, and their telephone number is (404) 848-8600. See "Description of EQK."

BUSINESS OF EQK

     EQK was formed for the purpose of acquiring three substantially unleveraged income-producing properties. EQK sold two of such properties, one in transactions in 1992 and 1993 and the other in transactions in 1991 and 1995. The Center is currently EQK's only real estate investment. The Center is a two-level enclosed regional mall shopping center located approximately three miles from the central business district of Harrisburg, Pennsylvania. EQK is currently a closed-end trust (i.e., it may not issue any additional EQK Shares without the approval of holders of three-quarters of the outstanding EQK Shares), and, except in limited circumstances, it may not make any additional real estate investments and must distribute to its shareholders the net proceeds from each sale and financing of any investment. Consequently, EQK is currently a self-liquidating trust. As described below, upon consummation of the Merger, subject to the Requisite Shareholder Approval, the Declaration of Trust will be amended to extend the term of EQK until December 31, 2018 and to permit EQK to issue additional equity securities and to make all types of real estate investments, including, without limitation, acquisitions of additional real property. See "Risk Factors -- Potential Adverse Consequences of the Declaration Amendment Proposal -- Extension of Finite Life of EQK."

     Pursuant to the Merger Agreement, ART has agreed to permit EQK to sell the Center and to distribute the net liquid assets to the EQK Shareholders as a condition precedent to the Merger. On March 5, 1999, EQK announced that it had entered into a non-binding letter of intent (the "Letter of Intent") to sell the Center to a private real estate group (the "Prospective Purchaser") for $51 million. The closing of the sale is subject to a number of conditions, including the satisfactory completion of due diligence, the Prospective Purchaser's obtaining financing and the execution of a definitive purchase and sale agreement. There is no assurance that a sale will be completed at the current price or at all. If the sale is completed at this price, a distribution to shareholders of approximately $0.37 per share is expected to be made. The distribution could be made in two or more disbursements, and the actual distribution could be a materially different amount. The amount could be decreased by, among other factors, a decrease in the sale price of the Center or an increase in transaction costs or other liabilities beyond those currently estimated. The amount could be increased by, among other factors, a favorable settlement of transaction costs and other liabilities payable by EQK. In the event the Merger is completed as described above, the EQK Merger Consideration will be in addition to the actual distribution resulting from the Center's disposition. The Letter of Intent provided for an exclusivity period, which expired May 15, 1999, during which time EQK could not solicit, negotiate, or execute other offers for the sale of the Center. There is substantial doubt that EQK will be able to close any transaction with the Prospective Purchaser based upon certain terms that the Prospective Purchaser has proposed. As a result, EQK has commenced additional marketing activities relating to the Center. Recognizing that the disposition of the Center would not be completed prior to the June 15, 1999 expiration dates of its forbearance and loan extension agreements, EQK's management has requested further extensions of such agreements through December 15, 1999. EQK has completed an extension of the forbearance agreement on its Mortgage Note through December 15, 1999, and has received a commitment from its Term Loan Lender (as defined in "The Business of EQK-- Mortgage Debt") to extend the maturity date of its Term Loan (as defined in "The Business of EQK-- Mortgage Debt") through December 15, 1999. Subject to Requisite Shareholder Approval of the Merger Related Proposals, EQK has agreed to acquire from ART a retail shopping center known as "Oak Tree Village" located in Lubbock, Texas ("Oak Tree Village") upon the terms and conditions described herein under "The Proposed Merger and Related Matters -- Sale of the Center and Acquisition of Oak Tree Village."

MERGER PROPOSAL

     Background of the Merger. On March 5, 1996, Mr. Doug Tibetts, President of Equitable (formerly the indirect parent of LLPM which holds 1,685,556 EQK Shares), met with ART representatives at ART's office in Dallas. The meeting was general in nature without a formal agenda. Mr. Tibetts suggested that representatives of ART speak with Mr. Gregory R. Greenfield, Executive Vice President and Treasurer of EQK, concerning the possible sale of EQK. During March and April of 1996, various telephone conversations were held between Mr. Cooper B. Stuart, an Executive Vice President of BCM, an affiliate of and advisor to ART, and Mr. Greenfield regarding the Center and a possible transaction involving EQK.

     In August of 1996, Messrs. Stuart and Greenfield had various additional discussions regarding the possible sale of EQK. Mr. Greenfield informed Mr. Stuart that EQK needed to focus on completing the sale of certain properties and Messrs. Stuart and Greenfield agreed to discontinue their discussions until the beginning of 1997.

     On January 23, 1997, representatives of ART held a meeting with Mr. William
G. Brown, Vice President and Controller of EQK, and Mr. Greenfield to discuss a proposed exchange offer by ART with respect to the EQK Shares. EQK agreed to engage an independent financial advisor (the "Financial Advisor") to review the fairness of the proposed exchange offer for the EQK Board.

     On February 20, 1997, Mr. Stuart and Mr. A. Cal Rossi, Jr., an Executive Vice President of BCM, met with Messrs. Greenfield and Brown to further discuss the proposed exchange offer pursuant to which ART would offer to exchange a combination of cash and ART Preferred Shares for up to 50% of the outstanding EQK Shares.

     On March 6, 1997, ART and EQK entered into a cost sharing agreement with respect to the proposed exchange offer. Under the terms of such agreement, (i) if ART and EQK do not execute a definitive agreement, EQK's liability would shall be limited to the lesser of 50% of the actual transaction costs or $50,000 and ART shall be responsible for all additional transaction costs, (ii) if ART and EQK agree upon the terms of and execute a definitive agreement and proceed in good faith to complete the proposed transaction, but are unsuccessful in this effort by reason of inadequate shareholder response to the related proxy statement or otherwise, EQK's liability shall be limited to the lesser of 50% of the actual transaction costs or $100,000, and ART shall be responsible for all additional transaction costs, and (iii) if the proposed transaction is ultimately initiated and successfully achieves the desired shareholder exchange in accordance with the terms of a definitive agreement, EQK's liability shall be limited to the lesser of 50% of the actual transaction costs or $150,000, and ART shall be responsible for all additional transaction costs.

     On March 24, 1997, representatives of the Financial Advisor visited ART's offices to interview key personnel of both ART and BCM.

     During April 1997, discussions continued between representatives of ART and EQK concerning the terms of the ART Preferred Shares, the terms of the proposed exchange offer and the fairness opinion. Although an offer was never extended, ART informally proposed to offer to exchange a combination of (i) cash of approximately $0.40/share and (ii) ART Preferred Shares having a liquidation value of approximately $1.85 for up to 50% of the outstanding EQK Shares. EQK had 9,264,344 shares outstanding and The Prudential Insurance Company of America ("Prudential"), the lender on the Center, held warrants to acquire 367,868 shares (the "Prudential Warrants"), for a total of 9,632,212 shares. The ART Preferred Shares would pay a 10% annual dividend beginning August 16, 1998 and have a stated liquidation value of $10.00 per ART Preferred Share, plus accrued and unpaid dividends. If the proposed exchange offer was 100% successful and ART acquired 4,632,172 shares of EQK and if the actual exchange offer was the same as that informally discussed, ART would have paid $1,852,869 in cash and issued 856,952 ART Preferred Shares (having a liquidation value of $8,569,520). The terms of the ART Preferred Shares have not changed in any material manner from those preliminary discussions. For a description of the ART Preferred Shares see "Description of the Capital Stock of ART -- ART Preferred Shares." On April 11, 1997, BCM received from EQK a copy of a draft appraisal with respect to the leasehold interests in the Center. On May 7, 1997, the Financial Advisor orally issued a fairness opinion with respect to the terms of the proposed exchange offer. The EQK Board met on May 7, 1997 and approved the terms of the proposed exchange offer from ART to the EQK Shareholders.

     On June 10, 1997, Lend Lease Corporation acquired LLREI, including its subsidiaries, LLPM and Compass. In connection with such acquisition, the ownership of LLPM's EQK Shares was transferred for tax purposes, thus effectively limiting the number of EQK Shares that could be acquired by ART in an exchange offer without limiting the availability of EQK's NOLs. As a result, during June and July of 1997, Mr. Stuart and Mr. Brown held further discussions regarding a proposed change in the structure of the transaction from an exchange offer to a merger and two separate stock purchases between ART and each holder of 5% or more of the EQK Shares (excluding ART) (each a "5% Holder") who had acquired or experienced a change in ownership in EQK Shares during the past three years. The merger would result in the EQK Shareholders (other than LLPM and Greenspring Fund, Incorporated ("Greenspring") which would sell all of their shares in the stock purchase transactions) retaining all of their EQK Shares and receiving a combination of cash and ART Preferred Shares. The public EQK Shareholders' aggregate percentage interest in EQK would be reduced as a result of the issuance of EQK Shares to ART pursuant to the merger. This reduction in percentage interest would effectively be equivalent to the sale by each public EQK Shareholder of approximately 25% of such EQK Shareholder's shares at the same price per share ($.40 in cash and a portion of an ART Preferred Share with a Liquidation Value of $1.85) as was to be offered in the exchange offer. It was then contemplated that LLPM and Greenspring would receive for each EQK Share sold by them a portion of an ART Preferred Share with a Liquidation Value of $2.25.

     On July 9, 1997, ART and EQK entered into a revised cost sharing agreement that reflected the change in the proposed structure of the transaction from an exchange offer to a merger. The terms and conditions of the revised cost sharing agreement remained substantially the same.

     During August and September 1997, the Financial Advisor evaluated the revised structure of the transaction and recommended that the consideration to be paid to LLPM and Greenspring in connection with the Block Purchase should be reduced to 0.185 shares of ART Preferred Stock per EQK Share. This recommendation was adopted and, as a result, the non-cash consideration per share to other EQK Shareholders was increased from 0.0492 to 0.0616 of an ART Preferred Share. As a condition precedent to the Merger, ART would enter into the Block Purchase with LLPM and Greenspring whereby ART would purchase all of the EQK shares held by LLPM and Greenspring (2,269,356 shares or approximately 23.56% of the outstanding EQK Shares prior to the Merger) in exchange for 0.185 ART Preferred Shares (having a liquidation value of $1.85 per share) per each EQK Share for an aggregate of 419,831 ART Preferred Shares (having an aggregate liquidation value of $4,198,309). Together with the EQK Shares it proposed to acquire in connection with the merger, ART would own 49% of the issued and outstanding EQK Shares.

     As a further condition precedent to the Merger, ART agreed to offer to enter into a Standstill Agreement with each 5% Holder of EQK Shares (other than LLPM and Greenspring) whereby ART would pay $0.10 per existing EQK Share held by the two remaining 5% Holders (paid on a maximum of 2,156,600 shares or a maximum of $215,660 in cash) as compensation for such holder's agreement not to sell any of its EQK Shares or acquire any additional EQK Shares for a period of 42 months after the consummation of the Merger.

     As consideration for the Merger, the Public EQK Shareholders would have been entitled to receive approximately 453,552 ART Preferred Shares (having a liquidation value of $4,535,519) and $1,884,891 in cash. Each Public EQK Shareholder would also have been entitled to retain its EQK Shares. In addition, as consideration for the Merger, ART would be entitled to receive 4,804,761 newly-issued EQK Shares.

     ART had also agreed to issue 333,500 ART Preferred Shares (having a Liquidation Value of $3,335,000) to LLPM in settlement of deferred advisory and disposition fees owed by EQK to LLPM under the Advisory Agreement. One-half of the deferred advisory fee (136,000 ART Preferred Shares having a Liquidation Value of $1,360,000) would have been paid to LLPM at closing, and the other half would have been paid to LLPM three years after the Closing Date. BCM would act as successor advisor to EQK under the terms and conditions of a new advisory agreement.

     On September 30, 1997, the Financial Advisor orally issued a revised fairness opinion with respect to the proposed Merger.

     On September 30, 1997 and November 13, 1997, the EQK Board and the ART Board, respectively, approved the terms of the initial Agreement and Plan of Merger (the "Original Merger Agreement").

     In October 1997 Mr. Brown contacted Greenspring regarding its interest in the Block Purchase. From September 30, 1997 until December 24, 1997 the parties held numerous telephone conferences to finalize the definitive agreements for the Merger and Block Purchase.

     On December 24, 1997, ART and EQK issued a joint press release to the effect that the Original Merger Agreement had been signed.

     On January 6, 1998, ART filed the Registration Statement with the
Commission.

     On January 21, 1998, ART filed Amendment No. 1 to the Registration
Statement.

     In January 1998, Halperin filed a Schedule 13D with the Commission disclosing that he had purchased 854,200 EQK Shares during the period from December 26, 1997 through January 20, 1998 (the "Halperin Purchase"). During January and February of 1998, Messrs. Stuart and Brown had several discussions regarding the Halperin Purchase. After consulting with its counsel, ART decided that it would make an offer to Halperin to purchase his EQK Shares after the Registration Statement had been declared effective by the Commission. Such offer would be made upon the same terms and conditions as ART's offer to purchase the EQK Shares held by LLPM and Greenspring. If Halperin declines such offer, ART will supplement the Registration Statement to reflect such fact, but the consideration to be paid to the Public EQK Shareholders, LLPM and Greenspring in connection with the Merger and the Block Purchase would remain the same.

     On February 20, 1998, ART received the Commission's comments to the Registration Statement.

     During March and April 1998, ART and EQK prepared their respective responses to the Commission's comments to the Registration Statement.

     On March 19, 1998, Prudential gave EQK notice of its intent to exercise the Prudential Warrants. The Prudential Warrants were exercised on April 8, 1998, and on May 7, 1998, 367,868 EQK Shares were issued to Prudential.

     On April 23, 1998, the NYSE announced that trading in the EQK Shares would be suspended prior to the opening of the NYSE on May 4, 1998 because EQK had fallen below the NYSE's continued listing criteria for net tangible assets available to common stock (less than $12 million) and 3-year average net income (less than $600,000).

     During May 1998, Mr. Brown informed Mr. Stuart that the EQK Board had decided that it was in the best interests of the EQK Shareholders to terminate the Original Merger Agreement and to sell the Center and distribute the net liquid assets to the EQK Shareholders. Mr. Brown stated that the EQK Board was concerned that the Original Merger Agreement would hinder EQK's ability to consummate a sale of the Center prior to December 15, 1998, the date on which the forbearance agreement relating to the Center's mortgage terminates.

     During May 1998, Mr. Brown and Mr. Stuart held various discussions regarding the proposed termination of the Original Merger Agreement. On May 15, 1998, Mr. Stuart executed and delivered to Mr. Brown a letter setting forth ART's desire to continue discussions with EQK for a modified structure and ART's consent to the proposed sale of the Center prior to the consummation of the Merger.

     During May through August of 1998, Mr. Brown and Messrs. Stuart and Rossi held further discussions regarding a revised structure for the Merger in which ART would permit EQK to sell the Center prior to the consummation of the Merger and EQK would agree to purchase the Oak Tree Village from ART upon terms that were mutually acceptable to EQK and ART. The parties agreed to reduce the consideration to be paid by ART in connection with the Merger and the Block Purchase since the EQK Shareholders (including LLPM, Greenspring and Halperin) would receive the net proceeds from the sale of the Center. The parties agreed that the consideration to be paid to LLPM, Greenspring and Halperin in connection with the Block Purchase would be a portion of an ART Preferred Share with a liquidation value of $0.328 per EQK Share purchased and the consideration to be paid to the Public EQK Shareholders would be a portion of an ART Preferred Share with a liquidation value of $0.157 per EQK Share, with the Public EQK Shareholders retaining all of their EQK Shares subject to the dilution resulting from the issuance of additional EQK Shares as the ART Merger Consideration.

     As a result of the revised structure and the sale of the Center prior to the consummation of the Merger, the EQK Board determined that it would no longer be practicable to obtain a fairness opinion with respect to the Merger. This determination was based primarily on the fact that, upon the sale of the Center and the resulting distribution to EQK

Shareholders, EQK would have no assets other than its NOLs, the availability of which is uncertain. Legg Mason indicated to EQK that, under these circumstances, it would not be able to render a fairness opinion. In this regard, EQK obtained the right to solicit and negotiate regarding alternate proposals subject to the obligation to make certain termination payments under certain specified circumstances as described under "The Proposed Merger and Related Matters -- Solicitation Permitted; Board Action; Fees and Expenses."

     In August 1998, Summit and Sutter each filed a Schedule 13G with the Commission disclosing that they had purchased an aggregate of 1,252,500 EQK Shares (the "Summit/Sutter Purchases"). These purchases were from one of the 5% Holders. During August 1998, Messrs. Stuart and Brown had several discussions regarding the impact of the Summit/Sutter Purchases on the Merger. One effect of the Summit/Sutter purchases was to reduce, as a result of tax considerations, the number of shares that ART could purchase that were held by Public EQK Shareholders. As a result, the parties determined that the terms of the consideration for the Merger and the Block Purchases should be adjusted so that the consideration to be paid to LLPM, Greenspring, Summit, Sutter and Halperin in connection with the Block Purchase would be a portion of an ART Preferred Share with a liquidation value of $0.30 per EQK Share purchased and the consideration to be paid to the Public EQK Shareholders would be a portion of an ART Preferred Share with a liquidation value of $0.14 per EQK Share, with the Public EQK Shareholders retaining all of their EQK Shares subject to the dilution resulting from the issuance of additional EQK Shares as the ART Merger Consideration. Upon reaching a preliminary agreement as to the consideration for the Merger and the Block Purchases, ART then offered to purchase from Summit and Sutter all of their respective EQK Shares upon the same terms and conditions as the LLPM and Greenspring purchases. Each of Summit and Sutter has accepted ART's purchase offer. Additionally, on August 27, 1998, Summit and Sutter each purchased one half of Greenspring's total EQK shares, thereby increasing the number of shares to be acquired by ART from Summit and Sutter pursuant to the Block Purchases.

     As a condition precedent to the Merger, ART also agreed to offer to enter into a Standstill Agreement with the remaining 5% Holder (other than LLPM, Summit, Sutter and Halperin) whereby ART would pay $0.10 per existing EQK Share held by the such 5% Holder (paid on a maximum of 906,600 shares or a maximum of $90,660 in cash) as compensation for such 5% Holder's agreement not to sell any of its EQK Shares or acquire any additional EQK Shares for a period of 42 months after the consummation of the Merger.

     On August 25, 1998, ART and EQK executed the Merger Agreement.

     On September 3, 1998, ART filed Amendment No. 2 to the Registration Statement.

     On December 2, 1998, ART filed Amendment No. 3 to the Registration
Statement.

     On January 29, 1999, ART filed Amendment No. 4 to the Registration
Statement.

     On February 23, 1999, the EQK Shareholders voted to extend the term of EQK until March 2001.

     On March 5, 1999, EQK entered into the Letter of Intent to sell the Center to the Prospective Purchaser for $51 million. The closing of the sale is subject to a number of conditions, including the satisfactory completion of due diligence, the Prospective Purchaser's obtaining financing and the execution of a definitive purchase and sale agreement. There is no assurance that a sale will be completed at the current price or at all. If the sale is completed at this price, a distribution to shareholders of approximately $0.37 per share is expected to be made. The distribution could be made in two or more disbursements, and the actual distribution could be a materially different amount. The amount could be decreased by, among other factors, a decrease in the sale price of the Center or an increase in transaction costs or other liabilities beyond those currently estimated. The amount could be increased by, among other factors, a favorable settlement of transaction costs and other liabilities payable by EQK. In the event the ART Merger is completed as described above, the EQK Merger Consideration will be in addition to the actual distribution resulting from the Center's disposition. The Letter of Intent provided for an exclusivity period, which expired May 15, 1999, during which time EQK could not solicit, negotiate, or execute other offers for the sale of the Center. There is substantial doubt that EQK will be able to close any transaction with the Prospective Purchaser based upon certain terms that the Prospective Purchaser has proposed. As a result, EQK has commenced additional marketing activities relating to the sale of the

Center. Recognizing that the disposition of the Center would not be completed prior to the June 15, 1999 expiration dates of its forbearance and loan extension agreements, EQK's management has requested further extensions of such agreements through December 15, 1999. EQK has completed an extension of the forbearance agreement on its Mortgage Note through December 15, 1999, and has received a commitment from its Term Loan Lender to extend the maturity date of its Term Loan through December 15, 1999.

     On April 22, 1999, ART, ART Newco, BCM, EQK and LLPM executed the First Amendment to August 25, 1998 Amended and Restated Agreement and Plan of Merger (the "First Amendment to Merger Agreement"). The First Amendment to Merger Agreement was created to extend the potential termination date of the Merger Agreement from December 15, 1998, as was currently stated therein, to July 30, 1999.

     On April 23, 1999, ART filed Amendment No. 5 to the Registration Statement.

     On May 14, 1999, ART and Summit and Sutter each executed an amendment to their respective Stock Purchase Agreements. The purpose of such amendments was to extend the potential termination date of the related Stock Purchase Agreements from December 15, 1998 to July 30, 1999 and to allow Summit and Sutter to terminate their respective Stock Purchase Agreements if the Center is not sold before July 30, 1999 in substantial accordance with the terms of EQK's March 5, 1999 press release.

     On June 4, 1999, ART and LLPM executed an amendment to their Stock Purchase Agreement. The purpose of such amendments was to extend the potential termination date of the Stock Purchase Agreement from December 15, 1998 to October 29, 1999.

     Also on June 4, 1999, ART and Summit and Sutter executed second amendments to their respective Stock Purchase Agreements. The purpose of such amendments was to extend the potential termination date of the respective Stock Purchase Agreements from July 30, 1999 to October 29, 1999 and to allow Summit and Sutter to terminate their respective Stock Purchase Agreements if the Center is not sold before October 29, 1999 in substantial accordance with the terms of EQK's March 5, 1999 press release, relating to the letter of intent entered into with the Prospective Purchaser.

     Further, on June 4, 1999, ART, ART Newco, BCM, EQK and LLPM executed the Second Amendment to August 25, 1998 Amended and Restated Agreement and Plan of Merger (the "Second Amendment to Merger Agreement"). The purpose of such amendment was to extend the date on which the Merger Agreement was terminable by ART or EQK from July 30, 1999 to October 29, 1999.

     On June 14, 1999 ART filed Amendment No. 6 to the Registration Statement.

     EQK Board Recommendation. The EQK Board believes that the Merger is fair to, and in the best interests of, EQK and the EQK Shareholders. The EQK Board also believes that the proposed amendments to the Declaration of Trust as described herein under "The Declaration Amendment Proposal" are in the best interests of EQK and the EQK Shareholders in order to facilitate the Merger. The EQK Board has unanimously approved the terms and conditions of the Merger and the proposed amendments to the Declaration of Trust and the transactions contemplated thereby as set forth in the Merger Agreement and unanimously recommends that the EQK Shareholders vote FOR the Declaration Amendment Proposal, the Merger Proposal and the New Advisory Agreement Proposal. See "The Proposed Merger and Related Matters."

     Conditions of the Merger. The Merger is conditioned upon, among other things, (i) EQK's sale of the Center and distribution of the net liquid assets to the EQK shareholders, (ii) the consummation of the Block Purchase, (iii) the Requisite Shareholder Approval of the Merger-Related Proposals, (iv) the acquisition by EQK from ART of the Oak Tree Village upon the terms and conditions described herein under "The Proposed Merger and Related Matters -- Sale of the Center and Acquisition of Oak Tree Village," (v) the execution by each 5% Holder (other than LLPM, Summit, Sutter and Halperin) of an agreement pursuant to which such 5% Holder will receive $0.10 in cash per EQK Share held by such 5% Holder in exchange for a restriction on the rights of such 5% Holder to sell or purchase any EQK Shares for a period of 42 months after the consummation of the Merger (a "Standstill Agreement"), (vi) the authorization of the ART Preferred Shares for listing on the NYSE, subject to official notice of issuance, (vii) no stop order suspending the effectiveness of the Registration Statement having been issued and no proceedings for that purpose having been initiated or threatened by the Commission, (viii) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger, (ix) the receipt by ART and EQK of all required material governmental authorizations, permits, consents, orders or approvals, (x) the receipt of all licenses, permits, consents, approvals and authorizations from all third parties and governmental bodies and agencies which are necessary in connection with consummation of the Merger and the conduct of EQK's business after the Merger (xi) EQK operating in all respects in its ordinary course of business without any material adverse change in its business, properties or financial condition, (xii) the receipt by ART of written resignations from all members of the current EQK Board, (xiii) the number of outstanding EQK Shares immediately prior to the Merger being 9,632,212 and no additional EQK Shares or other equity interests or any option, warrant, right or other security exercisable for, convertible into or exchangeable for EQK Shares or other equity interests in EQK being issued since September 30, 1998, and (xiv) the representations and warranties of EQK in the Merger Agreement being true, complete and accurate in all material respects as of the date when made and as of the date the Merger is consummated. See "The Proposed Merger and Related Matters -- Conditions to the Merger; Termination; Waiver and Amendment."

     ART and EQK may, by an appropriate instrument executed at any time prior to the Effective Time (as defined below under "--The Merger Agreement"), whether before or after the Requisite Shareholder Approval is obtained, amend the Merger Agreement; provided that after the receipt of such approvals, no amendment or modification may be made which alters the amount or changes the form of the EQK Merger Consideration or ART Merger Consideration.

     The parties to the Merger Agreement may, at any time prior to the Effective Time, by action taken by their Board of Directors or Trustees, as applicable:
(i) extend the time for the performance of any of the obligations or other acts of the other party; (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto and (iii) subject to limitations on amendment, waive compliance with any of the agreements or conditions contained in the Merger Agreement to the extent permitted by law. EQK intends to resolicit shareholder approval for the Merger if EQK desires to waive any material conditions to the Merger Agreement.

     Effect of Merger on Market for EQK Shares. The sale of the Center, the resulting distribution of the net liquid assets to the EQK Shareholders, the Block Purchase, the Merger and the Standstill Agreements will have the cumulative effect of reducing the number of EQK Shares that are likely to trade publicly. This may adversely affect the liquidity of the market for EQK Shares after the Merger. As a result of this and the dilution resulting from the issuance of additional EQK Shares as the ART Merger Consideration, the market value of the remaining EQK Shares held by the Public EQK Shareholders is likely to be materially adversely affected. See "The Proposed Merger and Related Matters -- Effect of Merger on Market for EQK Shares; Registration Under the Exchange Act." herein.

     Regulatory and Foreign Approvals. To the best of ART's knowledge, ART is not aware of any license or regulatory permit that appears to be material to its business that might be adversely affected by its acquisition of EQK Shares in connection with the Merger or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of EQK Shares pursuant to the Merger. Should any such approval or other action be required, ART currently contemplates that it will seek such approval or other action. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to ART's business. ART intends to make all required filings under the Securities Act, the Exchange Act and state securities laws.

     Availability of Appraisal Rights. No statutory dissenter's appraisal rights will be available to EQK shareholders in connection with the Merger and it is the position of EQK that no common law dissenter's rights will be available in connection with the Merger; however, any EQK shareholder who wishes to assert common law dissenter's appraisal rights may file with the Secretary of EQK Realty Investors I a written notice stating such shareholder's intent to dissent to the Merger at the EQK Meeting and to assert such rights. In the event that holders of more than 3% of the outstanding EQK Shares assert such dissenter's appraisal rights, the Merger Agreement may be terminated. For a detailed discussion of the procedures that may be required to exercise this right should it be available, see "The Proposed Merger and Related Matters -- Availability of Appraisal Rights."

     The Merger Agreement. The Merger Agreement provides that, subject to the satisfaction or waiver of certain conditions, ART Newco will be merged with and into EQK, whereupon the separate existence of ART Newco will cease and EQK will be the surviving entity of the Merger. The Merger will become effective upon the filing of a Certificate of Merger with the Secretary of the Commonwealth of Massachusetts (the "Effective Time"). At the Effective Time, ART will pay the EQK Merger Consideration to the EQK Shareholders and EQK will pay the ART Merger Consideration to ART. See "The Proposed Merger and Related Matters."

     The Merger Agreement may be terminated and the Merger abandoned prior to the Effective Time, whether before or after the EQK Shareholder Approvals are obtained, as follows: (i) by mutual written consent of ART, ART Newco and EQK;
(ii) by ART Newco or ART, on or after October 29, 1999, if any of the conditions precedent to ART or ART Newco's obligations under the Merger Agreement have not been met or, to the extent permitted by applicable law, have not been waived in writing by ART and ART Newco prior to such date, (iii) by EQK on or after October 29, 1999, if any of the conditions precedent to EQK's obligations under the Merger Agreement have not been met or, to the extent permitted by applicable law, have not been waived in writing by EQK prior to such date; (iv) by EQK if EQK accepts a proposal from a party other the ART or ART's affiliates concerning a merger, sale of substantial assets or similar transaction involving EQK or the sale of any EQK Shares, (iv) by EQK upon a determination by the EQK Board that, in the exercise of its fiduciary duties, it can no longer recommend the approval of the Merger-Related Proposals to the EQK Shareholders (a "Negative Determination"), or (v) by EQK if the EQK Board determines that compliance with the Merger Agreement is reasonably likely to materially impair or delay its ability to sell the Center or result in a material reduction in the consideration that would be received by EQK or the EQK Shareholders in connection with such sale.

     Under the Merger Agreement, the EQK Board has agreed to propose and recommend to the EQK Shareholders at the EQK Annual Meeting the adoption and approval of the Declaration Amendment Proposal, the New Advisory Agreement Proposal and the Merger Proposal, each as described herein.

     Possible Future Amendments to the Merger Agreement and the Stock Purchase Agreements. The Merger Agreement and the Stock Purchase Agreements have each been amended to extend their respective terms until October 29, 1999. ART plans to seek to amend or further extend the term of the Merger Agreement and the Stock Purchase Agreements if the sale of the Center is not consummated by October 29, 1999, or if such sale is not accomplished in substantial accordance with the terms described in EQK's press release relating to the Letter of Intent with the Prospective Purchaser. If ART is unable to successfully renegotiate the Stock Purchase Agreements with LLPM, Summit and Sutter, ART may seek to directly purchase the EQK Shares described in the Stock Purchase Agreements from LLPM, Summit and Sutter before EQK's sale of the Center and prior to the Merger. If ART makes such purchases before the Center is sold, ART will be entitled to receive its share of the net liquidation proceeds from the sale of the Center. If ART purchases such EQK Shares before the sale of the Center, the compensation paid by ART to LLPM, Summit and Sutter to purchase the EQK Shares is likely to be adjusted to reflect, among other things, the fact that LLPM, Summit and Sutter will no longer be entitled to receive the net liquidation proceeds from EQK's sale of the Center. There is no assurance that any such extension, amendment or purchase will be agreed to by any or all of such parties and the terms on which any such extension, amendment or purchase will be negotiated, if at all, cannot now be determined.

DECLARATION AMENDMENT PROPOSAL

     In connection with the Merger, subject to the Requisite Shareholder Approval, EQK's Declaration of Trust will be amended and restated (such Declaration of Trust, as so amended and restated, the "Amended Declaration of Trust") to, among other things, (i) extend the finite life of EQK until December 31, 2018, (ii) reduce the number of EQK Shareholders required to vote on the duration of EQK and approve certain other amendments of the Declaration of Trust from three-quarters to a majority, (iii) remove certain prohibitions on investments and activities, including (a) prohibitions on the issuance of additional EQK Shares or other securities, (b) restrictions on additional investments in the fee ownership of real estate and investments in mortgage loans and unimproved, non-income producing real property, and (c) aggregate borrowing restrictions, (iv) authorize an unlimited number of EQK Shares, (v) revise certain provisions with respect to the number of trustees unaffiliated with EQK and voting requirements in respect thereof, (vi) add specific provisions restricting the ownership of more than 4.9% of the outstanding EQK Shares by any single shareholder, other than ART and E.I. duPont de Nemours Co. Inc. Trust Fund ("duPont") (the "Ownership Limit"), (vii) change the name of EQK to "ART Realty Investors I," and (viii) reduce the number of members of the EQK Board (each, a "Trustee") required to approve certain matters. See "Risk Factors -- Potential Adverse Consequences of the Declaration of Amendment Proposal" and "Declaration of Trust -- Statement of Policy" and "--Amendment Procedure." The full text of the Amended Declaration of Trust is attached hereto as Appendix D.


NEW ADVISORY AGREEMENT PROPOSAL


     Upon consummation of the Merger and subject to Requisite Shareholder Approval of the Merger-Related Proposals by the New EQK Board (as defined herein under "The Board Election Proposal"), LLPM will terminate its rights and duties as Advisor under the Advisory Agreement and BCM, an affiliate of and advisor to ART, will enter into the New Advisory Agreement pursuant to which BCM will become the New Advisor of EQK. See "The New Advisory Agreement Proposal" herein. The full text of the New Advisory Agreement is attached hereto as Appendix C.


BOARD ELECTION PROPOSAL


     The term of office of each Trustee expires at the EQK Annual Meeting or when the respective successor is elected and qualifies. At the EQK Annual Meeting, the EQK Shareholders, voting together as a class, will be asked to consider and vote upon the Board Election Proposal. The Board Election Proposal will require the affirmative vote of EQK Shareholders representing a majority of the total votes authorized to be cast by EQK Shares then outstanding which are present at the meeting in person or by proxy and entitled to vote thereon. See "The Board Election Proposal."


NEW YORK STOCK EXCHANGE LISTING OF ART PREFERRED SHARES


     Following the execution of the Merger Agreement by EQK, ART will promptly take such actions as are necessary and within its control to cause the ART Preferred Shares to become listed on the NYSE. Approval of the listing of such shares for trading on the NYSE is a condition to the respective obligations of ART and EQK to consummate the Merger. See "The Proposed Merger and Related Matters -- Conditions to the Merger; Termination, Waiver and Amendment."


REGULATORY APPROVAL


     Other than (i) the Commission's declaring the Registration Statement effective , (ii) certain approvals in connection with compliance with applicable Blue Sky or state securities laws, (iii) the filing of the Certificate of Merger with the Secretary of the Commonwealth of Massachusetts, (iv) the filing of such reports under Section 13(a) of the Exchange Act as may be required subsequent to the Merger in connection with the Merger Agreement, and (v) such filings as may be required in connection with the payment of any transfer taxes, neither ART's nor EQK's management believes that any filing with or approval of any governmental authority is necessary in connection with the consummation of the Merger.


THE EQK ANNUAL MEETING


     The EQK Annual Meeting will be held at the corporate offices of EQK, 3424 Peachtree Road NE, Suite 800, Atlanta, Georgia on August 3, 1999, at 9:00 a.m., Eastern Standard Time. At the EQK Annual Meeting, the EQK Shareholders, voting together as a class, will be asked to consider and vote upon the Proposals. A special meeting of EQK Shareholders (the "Special Meeting") was held on February 23, 1999, at which the EQK Shareholders voted to extend EQK's term until March 2001.

     The Board Election Proposal will require the affirmative vote of EQK Shareholders representing a majority of the total votes authorized to be cast by EQK Shares then outstanding which are present at the EQK Annual Meeting in person or by proxy and entitled to vote thereon. The Merger-Related Proposals will each require the Requisite Shareholder Approval. None of the Merger-Related Proposals will take effect unless all such proposals receive the Requisite Shareholder Approval. Pursuant to the Stock Purchase Agreements, LLPM, Summit and Sutter have agreed to vote their EQK Shares in favor of the Merger-Related Proposals. LLPM, Summit, Sutter and Halperin currently own 17.50%, 9.52%, 9.55% and 8.9%, respectively, of the issued and outstanding EQK Shares. ART does not currently own any EQK Shares.

     As of March 31, 1999, Trustees and executive officers of EQK as a group beneficially held EQK Shares representing less than 1% of all the votes entitled to be cast by EQK Shareholders at the EQK Annual Meeting and as of the EQK Record Date, such persons as a group held outstanding EQK Shares representing less than 1% of such shares. ART does not currently expect to consummate the Block Purchase, or any portion of it, unless the EQK Shareholders first approve the Merger-Related Proposals at the EQK Annual Meeting. See "The EQK Annual Meeting."

     A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Such broker non-votes and abstentions will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. BECAUSE APPROVAL OF THE MERGER-RELATED PROPOSALS AT THE EQK ANNUAL MEETING REQUIRES THE AFFIRMATIVE VOTE OF THREE QUARTERS OF THE OUTSTANDING EQK SHARES AS DESCRIBED MORE FULLY IN "THE EQK ANNUAL MEETING--MATTERS TO BE CONSIDERED AT THE EQK ANNUAL MEETING," ANY BROKER NON-VOTES OR ABSTENTIONS ON THE PROPOSALS WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER-RELATED PROPOSALS AND ACCORDINGLY WILL AFFECT WHETHER THE MERGER-RELATED PROPOSALS WILL BE APPROVED.

FEDERAL INCOME TAX CONSIDERATIONS

     In the opinion of Andrews & Kurth L.L.P. ("Tax Counsel"), the issuance of
(i) the ART Preferred Shares and cash to the Public EQK Shareholders as the EQK Merger Consideration and (ii) the EQK Shares to ART as the ART Merger Consideration pursuant to the Merger will be treated as a taxable transaction for Federal income tax purposes. Such opinion is not binding on the Internal Revenue Service or any court and is subject to the accuracy of certain facts and assumptions stated and referenced therein, and no ruling has been sought from the Internal Revenue Service as to the Federal income tax consequences of the Merger.

     In general, a Public EQK Shareholder will recognize a gain equal to the fair market value of the EQK Merger Consideration over the adjusted tax basis of EQK Shares deemed sold in the taxable Merger. It is expected that such Public EQK Shareholders will be deemed to have sold approximately 3.6% of their respective EQK Shares held before the Merger. Such gain will be treated as a capital gain if the EQK Shares are capital assets in the hands of the Public EQK Shareholder.

     The tax consequences described in the preceding paragraphs may not apply to certain non-resident aliens and foreign corporations and stockholders who are otherwise subject to special tax treatment under the Code.

     The Federal income tax consequences set forth above are for general information only. Each Public EQK Shareholder is urged to consult his own tax advisor to determine the particular tax consequences to him of the Merger, including the applicability and effect of state, local and other tax laws. See "The Merger -- Federal Income Tax Consequences" herein.

DESCRIPTION OF ART PREFERRED SHARES

     The ART Board has designated and authorized the issuance of 15,000,000 ART Preferred Shares with a par value of $2.00 per share and a preference on liquidation equal to the Liquidation Value ($10.00 per share) plus the amount of any accrued and unpaid dividends. The Liquidation Value plus such amount is referred to as the "Adjusted Liquidation Value." The ART Preferred Shares are non-voting except (i) as provided by law, (ii) with respect to an amendment to ART's articles of incorporation or bylaws that would materially alter or change the existing terms of the ART Preferred Shares, and (iii) at any time or times when all or any portion of the dividends on the ART Preferred Shares for any six quarterly dividends, whether or not consecutive, shall be in arrears and unpaid. In the latter event, the number of directors constituting the ART Board shall be increased by two and the holders of ART Preferred Shares, voting separately as a class, shall be entitled to elect two directors to fill such newly created directorships with each holder being entitled to one vote in such election for each share of ART Preferred Shares held. ART is not obligated to maintain a sinking fund with respect to the ART Preferred Shares.

     The ART Preferred Shares are convertible, at the option of the holder, into fully paid and nonassessable ART Common Shares at any time and from time to time, in whole or in part, after the earliest to occur of (i) the August 15, 2003; (ii) the first business day, if any, occurring after a Quarterly Dividend Payment Date (as defined below) on which dividends equal to or in excess of 5% of the Liquidation Value (i.e., $0.50 per ART Preferred Share) are accrued and unpaid, or (iii) ART becomes obligated to mail a statement, signed by an officer of ART, to the holders of record of each of the ART Preferred Shares because of a proposal by ART, to merge or consolidate with or into any other corporation (unless ART is the surviving entity and holders of ART Common Shares continue to hold such ART Common Shares without modification and without receipt of any additional consideration), or to sell, lease, or convey all or substantially all its property or business, or to liquidate, dissolve or wind up. The ART Preferred Shares are convertible into that number of shares of ART Common Shares obtained by multiplying the number of ART Preferred Shares being converted by $10.00, then adding all accrued and unpaid dividends, then dividing such sum by (in most instances) 90% of the simple average of the daily closing price of the ART Common Shares for the 20 business days ending on the last business day of the calendar week immediately preceding the date of conversion on the principal stock exchange on which such ART Common Shares are then listed (the "Conversion Price"). Notwithstanding the foregoing, ART, at its option, may elect to redeem any ART Preferred Shares sought to be so converted by paying the holder of such ART Preferred Shares cash in an amount equal to the Conversion Price.

     The ART Preferred Shares bear a cumulative, compounded dividend per share equal to 10% per annum of the Adjusted Liquidation Value, payable quarterly on the 15th day of the month following the end of each calendar quarter (each, a "Quarterly Dividend Payment Date"), and commencing accrual on the date of issuance to and including the date on which the redemption price of such shares is paid, whether or not such dividends have been declared and whether or not there are profits, surplus or other funds of ART legally available for the payment of such dividends. Dividends on the ART Preferred Shares are in preference to and with priority over dividends upon the ART Common Shares. Except as described in the following sentence, the ART Preferred Shares rank on a parity as to dividends and upon liquidation, dissolution or winding up with all other Special Stock (as defined herein under "Description of Capital Stock of ART") issued by ART. ART will not issue any shares of Special Stock of any series which are superior to the ART Preferred Shares as to dividends or rights upon liquidation, dissolution or winding up of the corporation as long as any ART Preferred Shares are issued and outstanding, without the prior written consent of the holders of at least 662/3% of such ART Preferred Shares then outstanding voting separately as a class. As of March 31, 1999, ART had outstanding 3,350,000 ART Preferred Shares (1,998,797 ART Preferred Shares have been reserved for issuance as future consideration in various business transactions of ART) and 1,000 shares of Series G 10% Cumulative Convertible Preferred Stock.

     ART may redeem any or all of the ART Preferred Shares at any time and from time to time, at its option, for cash upon no less than 20 days nor more than 30 days prior notice thereof. The redemption price of ART Preferred Shares to be redeemed shall be an amount per share equal to (i) 104% of the Adjusted Liquidation Value of such shares during the period from August 16, 1998 through August 15, 1999; and (ii)103% of the Adjusted Liquidation Value of such shares at any time on or after August 16, 1999.

     There is no established trading market for the ART Preferred Shares. While the listing of the ART Preferred Shares on the NYSE is a condition precedent to EQK's obligation to consummate the Merger, there can be no assurance that an active market for the ART Preferred Shares will develop or be sustained in the future on the NYSE or otherwise. There is no assurance that the ART Preferred Shares will have a market value at or near their Adjusted Liquidation Value if they are listed on the NYSE. See "Risk Factors -- ART Preferred Shares."

DESCRIPTION OF EQK SHARES

     EQK is currently authorized to issue 10,055,555 EQK Shares, and the EQK Board may not currently issue any additional EQK Shares unless such issuance is approved by the holders of three-quarters of the outstanding EQK Shares. As of March 31, 1999, there were 9,632,212 EQK Shares issued and outstanding. Subject to Requisite Shareholder Approval, EQK's Declaration of Trust will be amended to remove all limitations on the authorized number of EQK Shares that may be issued by the EQK Board. See "Risk Factors -- Potential Adverse Consequences of the Declaration Amendment Proposal -- Possible Issuance of Additional EQK Shares or Other Securities." The EQK Shareholders are entitled to receive and to participate ratably in dividends, when and as declared by the EQK Board out of any funds legally available for such purpose and, in the event of termination of EQK or upon the distribution of its net assets, to receive and to participate ratably in payments and distributions. All EQK Shares have equal voting rights. The EQK Shares do not have any preference, appraisal, conversion, exchange or preemptive rights. Outstanding EQK Shares are freely transferable, subject to the Ownership Limit (if the Declaration Amendment Proposal is adopted and implemented) and except that, in certain limited circumstances, the EQK Board currently may refuse to transfer EQK Shares or may compel redemption of EQK Shares. See "Description of the EQK Shares." The outstanding EQK Shares have been legally issued and are fully paid and nonassessable, except to the extent of any personal liability of the EQK Shareholders as described under "Description of the EQK Shares."

THE DEALER MANAGER

     Interfirst Capital Corporation, a California corporation that is an affiliate of ART and BCM, will act as dealer manager ("Dealer Manager") for the Merger. The Dealer Manager will be responsible for distributing the EQK Merger Consideration to the Public EQK Shareholders in certain jurisdictions to the extent required by applicable state law. The Dealer Manager will be entitled to receive a reasonable and customary fee for such services, plus reimbursement for out-of-pocket expenses, and ART will indemnify the Dealer Manager against certain liabilities and expenses in connection with the Merger, including liabilities under federal securities laws. The telephone number of the Dealer Manager is (214) 692-4713.

MARKET AND TRADING INFORMATION

     Prior to May 4, 1998, the EQK Shares were listed and traded on the NYSE. On April 23, 1998, the NYSE announced that trading of the EQK Shares would be suspended prior to the opening of the NYSE on May 4, 1998, as EQK had fallen below the NYSE's continued listing criteria for net tangible assets available to common stock (less than $12 million) and 3-year average net income (less than $600,000). The EQK Shares are currently included for quotation on the OTC Bulletin Board. The over-the-counter market quotations reflect interdealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. The following table sets forth for the calendar periods indicated the high and low per share closing sales prices for the EQK Shares as reported in published financial sources:



Year Ended December 31, 1999                     HIGH          LOW
                                                 ----          ---
     First Quarter                             $  0.813      $   0.375
     Second Quarter (through June 22, 1999)       0.344          0.125

Year Ended December 31, 1999                     HIGH          LOW
                                                 ----          ---
     First Quarter                             $  2.063      $   1.000
     Second Quarter                               1.313          0.250
     Third Quarter                                1.063          0.625
     Fourth Quarter                               0.844          0.625



Year Ended December 31, 1999                     HIGH          LOW
                                                 ----          ---
        First Quarter                          $  1.625      $   1.375
        Second Quarter                            1.500          1.125
        Third Quarter                             1.250          1.062
        Fourth Quarter                            1.250          0.813



     EQK has not paid any dividends with respect to the EQK Shares since 1991. On August 25, 1998, the last trading day prior to the public announcement of the Merger Agreement, the closing sales price of the EQK Shares as reported in the over-the-counter market was $1.00 per EQK Share, and on June 22, 1999, the most recent date for which prices were available prior to the date of filing this Prospectus/Proxy, the average of the bid and asked price of the EQK Shares as reported in the over-the-counter market was $0.156 per EQK Share. EQK Shareholders are urged to obtain a current market quotation for the EQK Shares. See "Risk Factors -- Delisting of the EQK Shares and Adverse Effect on Trading".
     HOLDERS OF EQK SHARES ARE URGED TO OBTAIN CURRENT INFORMATION WITH RESPECT TO THE SALES PRICES OF THE EQK SHARES.

     While the listing of the ART Preferred Shares on the NYSE is a condition precedent to EQK's obligation to consummate the Merger, there can be no assurance that an active market for the ART Preferred Shares will develop or be sustained in the future on the NYSE or otherwise. Listing will depend upon the satisfaction of the NYSE's listing requirements with respect to the ART Preferred Shares. Accordingly, no assurance can be given as to the liquidity of, or trading for, the ART Preferred Shares.

COMPARATIVE PER SHARE DATA

     The following table sets forth per share data of the ART Common Shares and EQK Shares on both historical and pro forma combined bases. This table should be read in conjunction with the historical and financial statements and notes thereto contained in ART's Annual Report on Form 10-K, as amended, (the "ART Form 10-K") for the fiscal year ended December 31, 1998, ART's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, EQK's Annual Report on Form 10-K (the "EQK Form 10-K") for the fiscal year ended December 31, 1998, and EQK's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, each of which is incorporated by reference herein, and in conjunction with the unaudited pro forma combined financial information appearing elsewhere in this Prospectus/Proxy Statement.

     Pro forma combined per share data reflects the historical results of ART combined with EQK under the equity method of accounting as if the Merger had been consummated for all periods presented. This information has been prepared on the basis of accounting for the Merger as a purchase and is based on the assumptions set forth in the notes thereto. The pro forma share data is not necessarily indicative of actual results had the Merger been consummated on such dates or of future expected result.


                                ART COMMON SHARES



                                    Historical      Proforma Combined
                                    ----------      -----------------
(Loss) per share
      Fiscal quarter ended          $  (0.90)          $  (0.92)
         March 31, 1999
      Fiscal year ended
         December 31, 1998             (2.24)             (2.31)
Cash dividends per Common share
      Fiscal quarter ended          $   0.05           $   0.05
         March 31, 1999
      Fiscal year ended
         December 31, 1998              0.20               0.20
Book Value per Common share
      March 31, 1999                $  (0.52)          $  (0.52)
      December 31, 1998                 0.44               0.44


                                   EQK SHARES


                                    Historical      Proforma Combined
                                    ----------      -----------------

Income (loss) per share
      Fiscal quarter ended          $   0.04           $  (0.01)
         March 31, 1999
      Fiscal year ended
         December 31, 1998              0.02              (0.04)
Cash dividends per Common Share
      Fiscal quarter ended          $     --           $     --
         March 31, 1999
      Fiscal year ended
         December 31, 1998              0.00               0.00
Book Value per Common Share
      March 31, 1999                $  (0.47)          $   0.00
      December 31, 1998                (0.50)              0.00

                                  RISK FACTORS

     EQK Shareholders should consider, among other things, the following risk factors in connection with the transactions contemplated by the Merger. These factors are intended to identify the significant sources of risk affecting an investment in the ART Preferred Shares and the EQK Shares.

POSSIBLE DETRIMENTAL EFFECTS OF THE MERGER

     Dilution of Current EQK Shareholders and Likely Decline in Trading Price per EQK Share. The sale of the Center and the resulting distribution to EQK Shareholders, as well as the issuance of EQK Shares to ART as the ART Merger Consideration, is likely to result in the trading price of EQK Shares declining substantially. As a result of the distribution to EQK Shareholders and the acquisition of Oak Tree Village for a note in the full amount of the purchase price, EQK is not expected to have any net worth after the Merger.

     Anti-Takeover Effect. Consummation of the Merger and the Block Purchase will result in the acquisition by ART of an aggregate of 5,050,032 EQK Shares (or approximately 49% of the EQK Shares to be outstanding after the Merger). As a result of the foregoing and the effect of the Ownership Limit described herein under "The Declaration Amendment Proposal -- Addition of Excess Share Provisions," third party attempts to acquire control of EQK may not be practicable. Accordingly, if the Merger is approved, it is unlikely that an attempted take-over of EQK, which might result in an increase in the price at which EQK Shares could be sold, will occur.

     Leverage of EQK after the Merger. If the Center is sold, the net proceeds will be distributed to EQK Shareholders. If the Merger is consummated, EQK's only real estate asset would be Oak Tree Village, which would be subject to two mortgages that, in the aggregate, would equal its purchase price. EQK's high degree of leverage may have significant consequences, including the following:
(i) the ability of EQK to obtain additional financing for acquisitions, working capital, capital expenditures or other purposes, if necessary, may be impaired or such financing may not be on terms favorable to the surviving entity; (ii) a substantial portion of EQK's cash flow will be used to pay its interest expense, which will reduce the funds that would otherwise be available to EQK for its operations and future business opportunities; (iii) a substantial decrease in operating cash flow or an increase in expenses of EQK could make it difficult for EQK to meet its debt service requirements and force it to modify its operations; (iv) EQK's high level of debt and resulting interest expense may place it at a competitive disadvantage with respect to certain competitors with lower amounts of indebtedness; and (v) EQK's high degree of leverage may make it more vulnerable to downturn in its business or the economy generally.

     Benefits to LLPM. LLPM has entered into a Stock Purchase Agreement with ART to sell all of its 1,685,556 EQK Shares to ART for 50,566 ART Preferred Shares with an aggregate Liquidation Value of $505,660. The Block Purchase with LLPM is conditioned upon the consummation of the Merger.

     Conflicts of Interest Between LLPM and EQK. The management of EQK is subject to conflicts of interest in recommending the Merger and approval of the Merger-Related Proposals because most members of management of EQK also are members of the management of LLPM, which is receiving the benefits described above under "-- Benefits to LLPM."

     Conflicts of Interest Between EQK and BCM. Management of BCM (including Karl L. Blaha, Al Gonzalez, Thomas A. Holland, A. Cal Rossi, Jr. and Cooper B. Stuart, who are expected to become the Trustees of EQK upon consummation of the Merger) will be subject to conflicts of interest in carrying out its duties as New Advisor to EQK because: (i) properties owned by the affiliates of BCM (the "BCM Affiliates") may compete for tenants with the properties that EQK may acquire; (ii) BCM Affiliates may compete with EQK in connection with the acquisition of properties; (iii) BCM's personnel and other resources must be allocated among EQK and other BCM Affiliates; (iv) decisions may have to be made with respect to the extension, termination or modification of the New Advisory Agreement with BCM; and (v) BCM will be subject to conflicts between its obligations as New Advisor and its interests in and as an affiliate of and advisor to ART in light of ART's intended purchase of additional EQK Shares three years after the date of the consummation of the Merger. See "The Proposed Merger and Related Matters -- ART's Purposes for the Merger."

     Pro Forma Net Losses and Accumulated Deficit for the Future Combined Entity. The unaudited pro forma combined financial information of ART and EQK for the periods ending December 31, 1998 and March 31, 1999 indicates that the consummation of the Merger will likely result in net losses and accumulated deficit for the combined entity. See "Selected Unaudited Pro Forma Combined Financial Information of ART and EQK."

ART PREFERRED SHARES

     Application for the Listing and Trading of ART Preferred Shares and Possible Subsequent Delisting. As of March 31, 1999, there were 3,350,000 ART Preferred Shares outstanding (1,998,797 ART Preferred Shares have been reserved for issuance as future consideration in various business transactions of ART); however, there is currently no established public market for the ART Preferred Shares. While the listing of the ART Preferred Shares on the NYSE is a condition precedent to EQK's obligation to consummate the Merger, there can be no assurance that an active market for the ART Preferred Shares will develop or be sustained in the future on such exchange if the listing is approved. Listing will also depend upon the satisfaction of the NYSE's listing requirements with respect to the ART Preferred Shares. Although the NYSE has not established any minimum numerical criteria for the listing of preferred stock, it has published certain numerical delisting criteria therefor. Pursuant to such criteria, the NYSE will consider suspending or delisting a series of preferred stock if the aggregate market value of publicly-held shares of such preferred stock is less than $2 million and the number of publicly-held shares of such preferred stock is less than 100,000. Upon consummation of the Merger, the aggregate number of the ART Preferred Shares will, and ART expects the aggregate value of the ART Preferred Shares will, satisfy the NYSE listing requirements; however, since the ART Preferred Shares are subject to conversion or redemption as described herein under "Description of the Capital Stock of ART -- ART Preferred Shares," there can be no assurance that the ART Preferred Shares will continue to satisfy the NYSE's continued listing requirements. In addition, no assurance can be given as to the liquidity of, or trading for, the ART Preferred Shares. The trading price of ART Preferred Shares is likely to be below their Liquidation Value and there is no assurance as to the price at which the ART Preferred Shares will actually trade.

     Reliance on the ART Board to Declare Dividends on the ART Preferred Shares. Although dividends will accrue cumulatively on the ART Preferred Shares from the date of issuance, such dividends will not be paid unless and until they are declared by the ART Board. Holders of ART Preferred Shares will not have the authority to direct or compel the ART Board to declare dividends with respect to the ART Preferred Shares. The ART Preferred Shares are non-voting except (i) as provided by law, (ii) with respect to an amendment to ART's articles of incorporation or bylaws that would materially alter or change the existing terms of the ART Preferred Shares, and (iii) at any time or times when all or any portion of the dividends on the ART Preferred Shares for any six quarterly dividends, whether or not consecutive, shall be in arrears and unpaid. In the latter event, the number of directors constituting the ART Board shall be increased by two and the holders of ART Preferred Shares, voting separately as a class, shall be entitled to elect two directors to fill such newly created directorships with each holder being entitled to one vote in such election for each share of ART Preferred Shares held.

     Risks Associated with Conversion Feature. The ART Preferred Shares are convertible into ART Common Shares as described herein under "Summary of Terms -- Description of ART Preferred Shares" and "Description of the Capital Stock of ART -- ART Preferred Shares." The Articles of Amendment of ART's Articles of Incorporation that authorize the ART Preferred Shares provide that a number of authorized ART Common Shares sufficient to provide for the conversion of the outstanding ART Preferred Shares as described herein shall at all times be reserved for such conversion. However, the number of ART Common Shares into which an ART Preferred Share is convertible is dependent upon the then-current market price of the ART Common Shares. Therefore, if at the time a holder of ART Preferred Shares seeks to convert such ART Preferred Shares, ART has failed to reserve a sufficient number of authorized ART Common Shares to effect such conversion and assuming that ART does not elect to redeem such ART Preferred Shares as described herein, such holder would be unable to effect such conversion. In addition to the ART Preferred Shares, ART has authorized and issued other preferred stock that may be converted from time to time into ART Common Shares. See "Description of the Capital Stock of ART." In the future, ART expects to authorize and issue additional preferred stock or other securities that may be converted from time to time into ART Common Shares. Certain of the preferred stock that has been authorized by ART (including the ART Preferred Shares) is, and securities that may be issued by ART in the future may be, convertible into a number of ART Common Shares calculated by reference to the price of ART Common Shares (i.e., the lower the price of the ART Common Shares, the higher the number of ART Common Shares to be received upon conversion of the applicable security). At any given time, a decrease in the price of ART Common Shares below a certain level could result in the number of authorized ART Common Shares being insufficient to provide for the conversion of all of ART's convertible securities, including the ART Preferred Shares. So long as management of ART and affiliates of ART own a majority of the ART Common Shares, management expects that ART will have the ability to increase the number of authorized ART Common Shares to a number sufficient to provide for the conversion of its convertible preferred stock. However, there can be no assurance that management and affiliates of ART will continue to own a majority of the ART Common Shares. The actual basis for calculating the number of ART Common Shares issuable upon conversion of ART's authorized preferred stock is described under "Description of the Capital Stock of ART."

     Possibility that an Active Trading Market Will Not Exist for the ART Common Shares When the ART Preferred Shares are Converted. In the event that ART Preferred Shares are converted into ART Common Shares, there can be no assurance as to the existence of an active trading market for the ART Common Shares at the time of such conversion or that the trading price of the ART Common Shares will not decline substantially after such conversion.

POTENTIAL ADVERSE CONSEQUENCES OF THE DECLARATION AMENDMENT PROPOSAL

     Subject to the Requisite Shareholder Approval of the Declaration Amendment Proposal, EQK's Declaration of Trust will be amended to provide for, among other things, (i) the Ownership Limit; (ii) an extension of the finite life of EQK through December 31, 2018, (iii) the ability to change investment, financing, borrowing and distribution policies without shareholder approval, (iv) the removal of prohibitions on certain activities and investments, and (v) the ability to issue additional EQK Shares and other types of securities, in each case as more fully described below. See "The Declaration Amendment Proposal."

     Effect of Limits on Ownership and Issuance of Additional EQK Shares or other Securities. In order to maintain EQK's qualification as a REIT under the Code, subject to Requisite Shareholder Approval of the Merger-Related Proposals, the Declaration of Trust will be amended to prohibit ownership of more than 4.9% of the outstanding EQK Shares by any single shareholder other than ART and the current 5% Holders. Under the Amended Declaration of Trust, the EQK Board may exempt a proposed transferee from this restriction upon receipt of a ruling from the Internal Revenue Service, an opinion of counsel or other evidence satisfactory to the EQK Board that ownership of EQK shares by a proposed transferee will not adversely affect EQK's qualification as a REIT under the Code, and upon such other conditions as the EQK Board may direct.

     The Ownership Limit, as well as the ability of EQK to issue additional EQK Shares or other securities (which may have rights and preferences senior to the EQK Shares), may discourage a change of control of EQK and may also (i) deter future tender or exchange offers for the EQK Shares, which offers may be advantageous to EQK Shareholders, and (ii) limit the opportunity for EQK Shareholders to receive a premium for their EQK Shares that might otherwise exist if an investor were attempting to assemble a block of EQK Shares in excess of the Ownership Limit or otherwise effect a change of control of EQK.

     Extension of Finite Life of EQK. The self liquidating provisions included in EQK's Declaration of Trust reflected an intention of the original EQK Board to liquidate EQK's assets by March of 1999 and the Declaration of Trust also provided that no additional investments will be made beyond such latter date. At some time on or before the date on which EQK would be required to terminate its operations, EQK's investments would be liquidated and the proceeds thereof, net of taxes, selling expenses and disposition fees, would be distributed to the EQK Shareholders. The EQK Shareholders have voted to extend EQK's term until March 2001.

     Subject to Requisite Shareholder Approval, EQK's Declaration of Trust will be amended to extend the duration of EQK until December 31, 2018 and to revise the liquidation provisions to which EQK is subject. Following such amendment, if any asset of EQK is sold, the net proceeds thereof, if any, are expected to be reinvested in additional assets rather than being distributed to the EQK Shareholders. As a result of the extension of the finite life of EQK, the EQK Shareholders will have to sell their EQK Shares in the market to realize any remaining value of their investment after the distribution to be made to EQK Shareholders after the sale of the Center. In addition, the extension of EQK's duration will likely increase the amount of fees paid to BCM, which is expected to succeed LLPM as EQK's Advisor.

     Changes in EQK's Policies without Shareholder Approval. EQK's Declaration of Trust currently provides that, in general, none of EQK's policies may be amended without the approval of holders of three-quarters of the outstanding EQK Shares. Subject to Requisite Shareholder Approval of the Merger-Related Proposals, EQK's Declaration of Trust will be amended to provide that the EQK Board, which will be composed of the ART Designated Trustees (as defined herein under "The Board Election Proposal"), may change EQK's investment policies from time to time without the approval of EQK's Shareholders. Accordingly, EQK Shareholders will be relying upon the discretion of ART's affiliate and advisor, BCM, as EQK's New Advisor, and the EQK Board in making changes to any existing investment policies and selecting any additional investments. Any such change in existing investment policies may affect EQK's financing, borrowing and distribution policies and may adversely affect EQK's financial condition, results of operations and the market price of the EQK Shares without the approval of the EQK Shareholders. The potential conflicts of interest in the relationship between ART and BCM are described herein under "-- Possible Detrimental Effects of the Merger -- Conflicts of Interest between EQK and BCM."

     Removal of Prohibitions and Restrictions from Certain Activities and Investments. The Declaration of Trust currently provides that EQK may acquire additional real properties, but only under very limited circumstances. The Amended Declaration of Trust will remove all restrictions on EQK's ability to acquire additional real or personal property and other debt and equity investments, although except for the acquisition of the Oak Tree Village from ART, it is not currently intended that EQK will make any further acquisitions or additional investments in the foreseeable future. Accordingly, EQK Shareholders will be relying upon the discretion of ART's affiliate and advisor, BCM, as EQK's New Advisor, and the EQK Board in making changes to any existing investment policies and selecting any additional investments. The removal of such restrictions could adversely affect EQK's financial condition, results of operations and the market price of the EQK Shares without the approval of the EQK Shareholders. See "The Business of EQK -- Summary of the Existing Declaration of Trust -- Prohibited Activities and Investments."

     Possible Issuance of Additional EQK Shares or Other Securities. Subject to Requisite Shareholder Approval, EQK's Declaration of Trust will be amended to remove prohibitions relating to the issuance of additional EQK Shares or other types of securities, including securities with preferential rights senior to the EQK Shares. Any such issuance of additional EQK Shares would require the affirmative vote of the holders of not less than a majority of the then outstanding EQK Shares. Any such issuance of other types of securities would not require the approval of the EQK Shareholders. In the event that additional EQK Shares or other equity securities are so issued by EQK, holders of outstanding EQK Shares will incur dilution in their percentage of equity in EQK.

POTENTIAL ADVERSE CONSEQUENCES ASSOCIATED WITH AFFILIATE OF CONTROLLING SHAREHOLDER OF NEW ADVISOR

     Upon consummation of the Merger, LLPM and EQK will terminate the Advisory Agreement and will enter into the New Advisory Agreement with BCM, an affiliate of and advisor to ART, pursuant to which BCM will become the New Advisor. BCM is a privately held Nevada corporation owned by a trust established for the benefit of the children of Gene E. Phillips. Mr. Phillips currently serves as a representative of such trust and, in such capacity, has substantial contact with the management of BCM and input with respect to BCM's performance of advisory services. Mr. Phillips reviews proposals for the acquisition or disposition of assets and provides advice to BCM's management on financing transactions and other material business matters relating to the entities advised by BCM. However, Mr. Phillips is not an officer or director of BCM or any of the entities BCM advises. Mr. Phillips is the former chairman of Southmark Corporation ("Southmark"), a real estate syndicator and parent of San Jacinto Savings Association ("San Jacinto"). Mr. Phillips resigned his positions with Southmark and certain of its affiliates in January 1989. Southmark filed a voluntary petition of bankruptcy under Chapter 11 of the United States Bankruptcy Code in July 1989. In November 1990, San Jacinto was placed under conservatorship of the Resolution Trust Corporation ("RTC") by federal banking authorities. Mr. Phillips was named as a defendant in a number of lawsuits brought by the RTC and private plaintiffs in which the allegations made against Mr. Phillips included breach of fiduciary duty and other misconduct, which allegations were denied by Mr. Phillips. All of these actions have been dismissed or settled. See "Description of ART" and "The Business of ART -- Investments in Real Estate Investment Trusts and Real Estate Partnership."

CORRELATION BETWEEN THE VALUE OF THE ART PREFERRED SHARES AND THE SUCCESS OF ART'S BUSINESS

     As part of the Merger Consideration and pursuant to the Merger, EQK Shareholders will receive ART Preferred Shares (and subsequently may receive ART Common Shares upon conversion of the ART Preferred Shares) as described herein, the value of which will be substantially dependent upon the success of ART's business. Set forth below is a summary of potential risks relating to ART's business.

     Recent Operating History. ART has experienced net losses of $22,805,000, $2,428,000, $5,554,000, $2,836,000 and $2,426,000, respectively, for each of the fiscal years ended December 31, 1998, 1997, 1996, 1995 and 1994, and ART had an accumulated deficit at December 31, 1998 of $51,880,000. For the fiscal quarter ended March 31, 1999, ART had a net loss of $9,127,000 and an accumulated deficit of $62,112,000 at March 31, 1999. During the fiscal quarter ended March 31, 1999, ART declared a dividend of $0.05 with respect to each ART Common Share. During the fiscal year ended December 31, 1998, ART paid a cumulative dividend of $0.20 with respect to each ART Common Share and during 1997, ART paid a cumulative dividend of $0.20 with respect to each ART Common Share, and during 1996, ART paid a cumulative dividend of $0.15 with respect to each ART Common Share. From 1993 through 1995, ART paid no dividends in respect of the ART Common Shares. There can be no assurance that ART will be able to pay dividends in respect of the ART Preferred Shares or the ART Common Shares in the future.

     Changes in ART's Policies Without Stockholder Approval. The investment, financing, borrowing and distribution policies of ART and its policies with respect to all other activities, growth, debt, capitalization and operations, will be determined by the ART Board. Although it has no present intention to do so, the ART Board may amend or revise these policies at any time and from time to time at its discretion without a vote of the stockholders of ART. A change in these policies could adversely affect the market price of the ART Preferred Shares or the ART Common Shares. See "The Business of ART -- General."

     Investments in Real Property. Real property investments are subject to varying degrees of risk and are relatively illiquid. Income from real property investments and ART's resulting ability to pay dividends to its shareholders may be adversely affected by a number of factors, including the general economic climate and local real estate conditions (such as oversupply of or reduced demand for space and changes in market rental rates); the perceptions of prospective tenants of the safety, convenience and attractiveness of ART's properties; the ability of ART or the owner of such properties to provide adequate management, maintenance and insurance; energy and supply shortages; the ability to collect on a timely basis all rent from tenants and interest from borrowers; the expense of periodically renovating, repairing and reletting spaces; and increasing operating costs (including real estate taxes and utilities) which may not be passed through to tenants. Certain significant expenditures associated with investments in real estate (such as mortgage payments, real estate taxes, insurance and maintenance costs) are generally not reduced when circumstances cause a reduction in rental revenues from the investment. If a property of ART is mortgaged to secure the payment of indebtedness and if ART or an entity in which ART invests or to which it lends is unable to meet its mortgage payments, a loss could be sustained as a result of foreclosure on the property or the exercise of other remedies by the mortgagee. Real estate values and income from properties are also affected by such factors as compliance with laws, including tax laws, interest rate levels and the availability of financing.

     Nature of Investments Made by ART May Involve High Risk; Illiquidity of Real Estate Investments. ART may make investments in real estate-related assets and businesses which have experienced severe financial difficulties, which difficulties may never be overcome. Since such investments may involve a high degree of risk, poor performance by any such investments could severely affect the financial condition and results of operations of ART.

     ART has a significant percentage of its real estate portfolio invested in unimproved land. Investments in unimproved land involve a high degree of risk because the property generally generates no income, other than from sales, but substantial carrying costs may be incurred, particularly for real estate taxes and interest on loans secured by the land. If the land is not sold or developed in sufficient quantities to timely pay such carrying costs, ART will have to use other sources to pay for such costs. This may adversely affect the market price of the ART Preferred Shares and the ART Common Shares.

     The illiquid nature of ART's real estate investments may limit the ability of ART to modify its portfolio in response to changes in economic or other conditions. Such illiquidity may result from the absence of an established market for ART's investments as well as legal or contractual restrictions on their resale by ART.

     Difficulty of Locating Suitable Investments; Competition. Identifying, completing and realizing on real estate investments has from time to time been highly competitive, and involves a high degree of uncertainty. ART competes for investments with many public and private real estate investment vehicles, including financial institutions (such as mortgage banks, pension funds and real estate investment trusts) and other institutional investors, as well as individuals. There can be no assurance that ART will continue to be able to locate and complete investments which satisfy ART's objectives or realize upon their value or that it will be able to fully invest its available capital.

     Many of those with whom ART competes for investments and its services are far larger than ART, may have greater financial resources than ART and may have management personnel with more experience than the officers of ART.

     General Investment Risks Associated With Acquisition Activities. From time to time, ART will acquire existing properties to the extent that they can be acquired on advantageous terms and meet ART's investment criteria. Acquisitions of properties entail general investment risks associated with any real estate investment, including the risk that investments will fail to perform as expected, that estimates of the cost of improvements to bring an acquired property up to standards established for the intended market position may prove inaccurate and the occupancy rates and rents achieved may be less than anticipated.

     Dependence on Rental Income from Real Property. ART's cash flow, results of operations and value of its assets would be adversely affected if a significant number of tenants of ART's properties failed to meet their lease obligations or if ART or the owner of a property in which ART has an interest were unable to lease a significant amount of space on economically favorable terms. In the event of a default by a lessee, the owner may experience delays in enforcing its rights as lessor and may incur substantial costs in protecting its investment. The bankruptcy or insolvency of a major tenant may have an adverse effect on a property. At any time, a tenant may also seek protection under the bankruptcy laws, which could result in rejection and termination of such tenant's lease and thereby cause a reduction in the cash flow of the property. If a tenant rejects its lease, the owner's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. Generally, the amount of the claim would be capped at the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed the amount of three years' lease payments). No assurance can be given that the properties in which ART has an interest will not experience significant tenant defaults in the future.

     Properties that Serve as Collateral for ART's Mortgage Notes Receivable. A substantial portion of ART's assets have been invested in mortgage notes receivable, principally those secured by income producing real estate. The income producing real estate properties have included apartment complexes, hotels, office buildings, shopping centers and partnership interests. Those properties are located in the Midwest, Northeast and Southwest regions of the United States. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of loan assets in such a region may present risk considerations in addition to those generally present for similar mortgage-backed or asset-backed securities without such concentration. See "The Business of ART -- Geographic Regions" for a description of the geographic regions.

     Market values of apartment complexes can be affected significantly by the supply and demand in the geographic market for such properties securing the loan and, therefore, may be subject to adverse economic conditions. Market values on apartment complexes may vary as a result of economic events or governmental regulations outside the control of the borrower or lender. Governmental regulations such as rent control laws may impact the future cash flow of the apartment complex.

     Like any income producing property, the income generated by a hotel property is subject to several factors such as local, regional and national economic conditions and competition. However, because such income is primarily generated by room occupancy and such occupancy is usually for short periods of time, the level of such income may respond more quickly to conditions such as those described above. Such sensitivity to competition may require more frequent improvements and renovations than other properties. To the extent a hotel is affiliated to, or associated with, a regional, national, or international chain, changes in the public perception of such chain may have an impact on the income generated by the related property. The hotel industry is also generally seasonal. This will result in fluctuation in the income generated by hotel properties.

     The market value of properties such as office buildings and shopping centers are subject to risks that, upon expiration, leases for space in the office buildings and shopping centers may not be renewed, the space may not be released, or the terms of renewal or re-lease (including the cost of required renovations or concessions to tenants) may be less favorable than current lease terms.

     Operating Risks of ART's Properties. The properties in which ART has an interest are subject to operating risks common to the particular property type, any and all of which may adversely affect occupancy or rental rates. Such properties are subject to increases in operating expenses such as cleaning; electricity; heating, ventilation and air-conditioning; elevator repair and maintenance; insurance and administrative costs; and other general costs associated with security, landscaping, repairs and maintenance. While commercial tenants are often obligated to pay a portion of these escalating costs, there can be no assurance that they will agree to pay such costs or that the portion that they agree to pay will fully cover such costs. If operating expenses increase, the local rental market may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates. To the extent rents cannot be increased or costs controlled, the cash flow of ART and its financial condition may be adversely affected.

     Possible Inability to Meet Payments on Debt Financing. ART's debt-to-equity ratio, inclusive of margin debt, was 21.01 to 1 as of December 31, 1998 and
30.02 to 1 as of March 31, 1999. Under certain circumstances, ART's cash flow may be insufficient to meet required payments of principal, interest on its debt and dividend distributions. If a property is mortgaged to secure payment of indebtedness and ART is unable to meet mortgage payments, the lender could foreclose upon the property, appoint a receiver and receive an assignment of rents and leases or pursue other remedies, all with a consequent loss of income and asset value to ART. If ART defaults on secured indebtedness, the lender may foreclose and ART could lose its entire investment in the security for such loan. Because ART may engage in portfolio financings where several investments are cross-collateralized, multiple investments may be subject to the risk of loss. As a result, ART could lose its interests in performing investments in the event such investments are cross- collateralized with poorly performing or nonperforming investments. In addition, recourse debt may subject other assets of ART to risk of loss. Any such losses would adversely affect ART's ability to make distributions in respect of the ART Preferred Shares. Distributions in respect of the ART Preferred Shares will be subordinate in right of payment to ART's debt obligations which, as of March 31, 1999, had an aggregate outstanding principal balance of approximately $841.9 million. Substantially all of ART's mortgage notes receivable, real estate, equity security holdings in CMET, IORI, TCI and NRLP and its trading portfolio of equity securities has been pledged to secure ART's outstanding indebtedness. Such borrowings increase ART's risk of loss because they represent a prior claim on ART's assets and require fixed payments regardless of profitability. If ART defaults on such secured indebtedness, the lender may foreclose on ART's assets securing such indebtedness, and ART could lose its investment in the pledged assets.

     Possible Inability to Refinance Existing Indebtedness. ART may not be able to refinance existing indebtedness or the terms of such refinancing may not be as favorable as the terms of current indebtedness and ART may not be able to finance necessary capital expenditures for renovations and other improvements on favorable terms or at all. If ART were unable to refinance its indebtedness on acceptable terms, or at all, ART might be forced to dispose of one or more of its properties on disadvantageous terms, which might result in losses to ART and might adversely affect the cash available for distributions to its shareholders. If interest rates or other factors at the time of the refinancing result in higher interest rates upon refinancing, ART's interest expense would increase, which would affect ART's ability to make distributions to its shareholders. Substantially all of ART's real estate equity investments utilize a leveraged capital structure, in which case a third party lender would be entitled to cash flow generated by such investments prior to ART receiving a return. As a result of such leverage, in addition to the risks described above, ART would be subject to the risk that existing debt (which in most cases will not have been fully amortized at maturity) will not be able to be refinanced or that the terms of such refinancings will not be as favorable to ART and the risk that necessary capital expenditures for such purposes as renovations and other improvements will not be able to be financed on favorable terms or at all. While such leverage may increase returns or the funds available for investment by ART, it also will increase the risk of loss on a leveraged investment. The organizational documents of ART do not contain any limitation on the amount of indebtedness ART may incur. Accordingly, ART could become even more highly leveraged than it currently is, thus resulting in an increase in debt service that could increase the risk of default on ART's indebtedness.

     Existing Debt Maturities. As of December 31, 1998, approximately $168.0 million of ART's outstanding indebtedness became due within the next twelve months. During the first quarter of 1999, ART either extended, refinanced, paid down, paid off or received commitments from lenders to extend or refinance $36.8 million of the debt scheduled to mature in 1999. If ART is unable to refinance any of the foregoing indebtedness on acceptable terms, ART may be forced to dispose of properties on disadvantageous terms, which could result in losses to ART and adversely affect the amount of cash available for further investment, to make payments on its outstanding indebtedness or to make distributions in respect of the ART Preferred Shares.

     Rising Interest Rates on Variable Rate Debt. As of March 31, 1999, approximately 5.5% and 94.5% of ART's indebtedness is subject to variable interest rates and fixed interest rates, respectively. ART may incur indebtedness in the future that also bears interest at a variable rate or may be required to refinance its debt at higher rates. Accordingly, increases in variable interest rates could increase ART's interest expense and adversely effect the financial condition and results of operations of ART. In the event that ART's financial condition and results of operations are adversely affected, the value of the ART Preferred Shares will likely decline.

     Covenants. Various debt obligations may require ART to comply with a number of customary financial and other covenants on an ongoing basis. Failure to comply with such covenants may limit ART's ability to borrow funds or may cause a default under its then-existing indebtedness. Various ART debt obligations contain specific covenants, which provide that if ART should be declared in default of any of its debt obligations, and such default is not cured in the time allowed, then the debt obligations containing such covenant would also be declared in default, as a result of which, among other consequences, all such debt would become due and payable.

     Lack of Control and Other Risks of Equity Investments in and with Third Parties. ART may invest in shares or other equity interests of real estate investment trusts or other entities that invest in real estate assets. In such cases, ART will be relying on the assets, investments and management of the real estate investment trust or other entity in which it is investing. Such entities and their properties will be subject to the other risks affecting the ownership and operation of real estate set forth herein.

     ART may also co-invest with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a property, partnership, joint venture or other entity and, therefore, will not be in a position to exercise sole decision-making authority regarding the property, partnership, joint venture or other entity.

     Investments in partnerships, joint ventures, or other entities may, under certain circumstances, involve risks which would not be present were a third party not involved, including the possibility that ART's partners or co-venturers might become bankrupt or otherwise fail to fund their share of required capital contributions, that such partners or co-venturers might at any time have economic or other business interests or goals which are inconsistent with the business interests or goals of ART, and that such partners or co-venturers may be in a position to take action contrary to the instructions or the requests of ART and contrary to ART's policies or objectives. Such investments may also have the potential risk of impasse on decisions, such as a sale, because neither ART nor the partner or co-venturer would have full control over the partnership or joint venture. Consequently, actions by such partner or co-venturer might result in subjecting properties owned by the partnership or joint venture to additional risk. In addition, ART may in certain circumstances be liable for the actions of its third-party partners or co-venturers.

     Investments in Non-Recourse Mortgage Loans. To the extent ART invests in mortgage loans, such mortgage loans may or may not be recourse obligations of the borrower and generally will not be insured or guaranteed by governmental agencies or otherwise. In the event of a default under such obligations, ART may have to foreclose its mortgage or protect its investment by acquiring title to a property and thereafter making substantial improvements or repairs in order to maximize the property's investment potential. Borrowers may contest enforcement of foreclosure or other remedies, seek bankruptcy protection against such enforcement and/or bring claims for lender liability in response to actions to enforce mortgage obligations. Relatively high "loan-to-value" ratios and declines in the value of the mortgaged property may prevent ART from realizing an amount equal to its mortgage loan upon foreclosure.

     ART may participate in loans originated by other financing institutions. As a participant, ART may not have the sole authority to declare a default under the mortgage or to control the management or disposition of the related property or any foreclosure proceedings in respect thereof.

     Any investments in junior mortgage loans which are subordinate to liens of senior mortgages would involve additional risks, including the lack of control over the collateral and any related foreclosure proceeding. In the event of a default on a senior mortgage, ART may make payments to prevent foreclosure on the senior mortgage without necessarily improving ART's position with respect to the subject real property. In such event, ART would be entitled to share in the proceeds only after satisfaction of the amounts due to the holder of the senior mortgage.

     Limitations on Remedies. Although ART will have certain contractual remedies upon the default by borrowers under certain debt instruments, such as foreclosing on the underlying real estate or collecting rents generated therefrom, certain legal requirements (including the risks of lender liability) may limit the ability of ART to effectively exercise such remedies.

     The right of a mortgage lender to convert its loan position into an equity interest may be limited or prevented by certain common law or statutory prohibitions.

     Possibility of Uninsured Loss on Uninsurable or Economically Uninsurable Properties. ART carries comprehensive liability, fire, extended coverage and rental loss insurance with respect to all of the improved real property that it owns, with policy specifications, insured limits and deductibles customarily carried for similar properties. There are, however, certain types of losses (such as losses arising from acts of war or relating to pollution) that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, ART could lose its capital invested in a property, as well as the anticipated future revenue from such property and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. Any such loss could adversely affect the financial condition and results of operations of ART.

     With respect to those properties in which ART holds an interest through a mortgage, as well as those properties owned by entities to whom ART makes unsecured loans, the borrowers will most likely be obligated to maintain insurance on such properties and to arrange for ART to be covered as a named insured on such policies. The face amount and scope of such insurance coverage may be less comprehensive than ART would carry if it held the fee interest in such property. Accordingly, in such circumstances, or in the event that the borrowers fail to maintain required coverage, uninsured or underinsured losses may occur, which could have an adverse impact on ART's cash flow or financial condition.

     Costs of Compliance with the Americans with Disabilities Act and Similar Laws. Under the Americans with Disabilities Act of 1980 (the "ADA"), places of public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. Compliance with ADA requirements could require both structural and non-structural changes to the properties in which ART invests and noncompliance could result in imposition of fines by the United States government or an award of damages to private litigants. Although management of ART believes that its properties are substantially in compliance with present requirements of the ADA, ART may incur additional costs of compliance in the future. A number of additional Federal, state and local laws exist which impose further burdens or restrictions on owners with respect to access by disabled persons and may require modifications to properties in which ART invests, or restrict certain further renovations thereof. The ultimate amount of the cost of compliance with the ADA or other such laws is not currently ascertainable. While such costs are not expected to have a material effect on ART, they could be substantial. If required changes involve greater expense than ART currently anticipates, ART's financial condition and results of operations could be adversely affected.

     Potential Environmental Liability Affecting ART. Under various Federal, state and local environmental laws, ordinances and regulations, an owner of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on such property. These laws often impose environmental liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The presence of such substances, or the failure properly to remediate such substances, may adversely affect the owner's ability to sell or rent the property or to borrow using the property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at a disposal or treatment facility, whether or not such facility is owned or operated by such person. Certain laws impose liability for release of asbestos- containing materials ("ACMs") into the air and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs. In connection with the ownership (directly or indirectly through its lending activities), operation, management and development of real properties, ART may be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances and, therefore, potentially liable for removal or remediation costs, as well as for certain other related costs, including governmental fines and injuries to persons and property.

     ART's management is not aware of any environmental matters affecting its properties or investments that would have a material adverse effect on ART's business, assets or results of operations.

     No assurance can be given that existing environmental assessments with respect to any of ART's properties reveal all environmental liabilities, that any prior owner of a property did not create any material environmental condition not known to ART, or that a material environmental condition does not otherwise exist with respect to any one or more properties of ART.

     Noncompliance with Other Laws. Real estate properties are also subject to various Federal, state and local regulatory requirements, such as state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. ART believes that its properties are currently in material compliance with all such regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by ART and could have an adverse effect on ART's results of operations.

     Changes in Laws. Increases in real estate taxes, income taxes and service or other taxes generally are not passed through to tenants under existing leases and may adversely affect ART's cash flow from operations and its ability to make distributions to shareholders. Similarly, changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which would adversely affect ART's funds from operations and thus its ability to make payments on its outstanding indebtedness and to make distributions to its shareholders.

     Dependence on Key Personnel. ART will be dependent on the efforts of its executive officers and the executive officers of BCM, an affiliate of and advisor to ART. While ART believes that it and BCM could find replacements for these key personnel, the loss of their services may have a temporary adverse effect on the operations of ART. Only Randall M. Paulson, the President of BCM, has an employment agreement with BCM. None of the other officers has entered or is expected to enter into employment agreements with ART or BCM.

CORRELATION BETWEEN THE VALUE OF THE EQK SHARES AND THE SUCCESS OF EQK'S
BUSINESS

     EQK Shareholders are subject to many of the risks described above under "--Risks Relating to ART's Business," as they may also pertain to the business of EQK. The value of the EQK Shares may be affected by such risks and the risks set forth below. In addition, as a result of the sale of the Center, the resulting distribution to EQK Shareholders and the acquisition of Oak Tree Village for a note in the full amount of the purchase price, EQK is not expected to have any net worth after the Merger.

     Possible Loss of NOLs. EQK currently has NOLs of approximately $95,000,000 prior to the anticipated utilization of a portion of these NOLs to offset the taxable gain expected to be realized upon the sale of Harrisburg East Mall. In general, such NOLs may be used to offset any taxable gains realized upon the sale of EQK's assets so long as there is not or more than a 50 percentage point change in the ownership of the EQK Shares during any three year period. In the event that there is more than a 50 percentage point change in the ownership of EQK Shares during a three year period, the availability of such NOLs to offset taxable gains or income would be reduced to a very significant extent. Although it is not expected that the Merger, the Block Purchase or the Standstill Agreements would reduce the availability of the NOLs, a reduction in the availability of such NOLs could have a material adverse effect on the market value of EQK and the EQK Shares. For purposes of determining possible limitations on the availability of the NOLs, since December 31, 1997, there as been a 21.9% change in the ownership of EQK's Shares. In addition, prior to December 31, 1997, but within the last three years, an additional 23.5% change in ownership has occurred. If the Merger is approved, new EQK Shares will be issued to ART, which will result in a 3.6% ownership change. In the aggregate, all such ownership changes represent less than 50% of EQK's Shares during the three-year period preceding the date of the Merger.


                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table summarizes the ratio of ART's earnings to combined fixed charges and preferred stock dividends for each of the five fiscal years ended December 31, 1998:



                                                        Year Ended December 31,
                                            1998        1997       1996       1995       1994
                                            ----        ----       ----       ----       ----
RATIO OF EARNINGS TO COMBINED
FIXED CHARGES AND PREFERRED                  *            *          *          *          *
STOCK DIVIDENDS



* Earnings were inadequate to cover fixed charges and preferred stock dividends by $4,887,000, $8,474,000, $4,819,000, $189,000 and $1,390,000 in 1998, 1997,
1996, 1995 and 1994, respectively.

                                 USE OF PROCEEDS

     Neither ART nor EQK will receive any cash proceeds from the Merger. ART plans to hold the EQK Shares that it receives as the ART Merger Consideration for investment purposes. See "The Proposed Merger and Related Matters -- Purposes of the Merger".

                             THE EQK ANNUAL MEETING

INTRODUCTION

     This Prospectus/Proxy Statement is being furnished in connection with the solicitation of proxies by the EQK Board for use in connection with the EQK Annual Meeting and any adjournments or postponements of such meeting.

     It is anticipated that the mailing of this Prospectus/Proxy Statement to EQK Shareholders will commence on or about July 1, 1999.

DATE, TIME AND PLACE OF MEETINGS

     The EQK Annual Meeting is scheduled to be held at the corporate offices of EQK, 3424 Peachtree Road NE, Suite 800, Atlanta, Georgia on August 3, 1999 at 9:00 a.m. Eastern Standard Time.

MATTERS TO BE CONSIDERED AT THE EQK ANNUAL MEETING

     At the EQK Annual Meeting, the EQK Shareholders, voting together as a single class, will be asked to consider and vote upon the Proposals. The Board Election Proposal will require the affirmative vote of EQK Shareholders representing a majority of the total votes authorized to be cast by EQK Shares then outstanding which are present at the EQK Annual Meeting in person or by proxy and entitled to vote thereon. The Merger-Related Proposals will each require the Requisite Shareholder Approval. None of the Merger-Related Proposals will take effect unless all such proposals receive the Requisite Shareholder Approval.

RECORD DATE AND VOTE REQUIRED

     The EQK Board has fixed the close of business on June 4, 1999 as the EQK Record Date for the EQK Annual Meeting. As of such date, there were 9,632,212 EQK Shares issued and outstanding.

     The presence, in person or by proxy, of EQK Shareholders owning EQK Shares representing a majority of all the votes entitled to be cast by EQK Shareholders at the EQK Annual Meeting is necessary to constitute a quorum at such meeting.

     The Board Election Proposal will require the affirmative vote of EQK Shareholders representing a majority of the total votes authorized to be cast by EQK Shares then outstanding which are present at the EQK Annual Meeting in person or by proxy and entitled to vote thereon. The Merger-Related Proposals will each require the Requisite Shareholder Approval. None of the Merger-Related Proposals will take effect unless all such proposals receive the Requisite Shareholder Approval. Pursuant to the Stock Purchase Agreements, LLPM, Summit and Sutter have agreed to vote their EQK Shares in favor of the Merger-Related Proposals. LLPM, Summit, Sutter and Halperin currently own 17.50%, 9.52%, 9.55% and 8.9%, respectively, of the issued and outstanding EQK Shares. The number of affirmative votes required for approval of the Proposals at the EQK Annual Meeting is also described above under "--Matters to be Considered at the EQK Annual Meeting."

     As of March 31, 1999, Trustees and executive officers of EQK as a group beneficially held outstanding EQK Shares representing less than 1% of all the votes entitled to be cast by EQK Shareholders at the EQK Annual Meeting and each such person has advised ART that he or she intends to vote to approve and adopt the Proposals.

     A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Such broker non-votes and abstentions will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. BECAUSE APPROVAL OF THE MERGER-RELATED PROPOSALS AT THE EQK ANNUAL MEETING REQUIRES THE AFFIRMATIVE VOTE OF THREE QUARTERS OF THE OUTSTANDING EQK SHARES AS DESCRIBED MORE FULLY ABOVE IN "--MATTERS TO BE CONSIDERED AT THE EQK ANNUAL MEETING," ANY BROKER NON-VOTES OR ABSTENTIONS ON THE PROPOSALS WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER-RELATED PROPOSALS AND ACCORDINGLY WILL AFFECT WHETHER THE MERGER-RELATED PROPOSALS WILL BE APPROVED.

PROXY

     Enclosed is a form of proxy which should be completed, dated, signed and returned by each EQK Shareholder before the EQK Annual Meeting to ensure that such stockholder's shares will be voted at such meeting. Any EQK Shareholder signing and delivering a proxy has the power to revoke the proxy at any time prior to its use by filing with the corporate secretary of EQK a written revocation of the proxy or a duly executed proxy bearing a later date or by attending and voting in person at the meetings.

     Shares represented by a properly executed proxy will be voted in accordance with the instructions indicated on such proxy with respect to the proposal at the EQK Annual Meeting, and at the discretion of the proxy holders on all other matters to come properly before such meeting. If an EQK Shareholder executes a proxy with no instructions indicated thereon, shares represented by such proxy will be voted in favor of the Proposals.

SOLICITATION OF PROXIES

     ART will bear the expense of the proxy solicitation. ART has retained Shareholder Communications Corporation (the "Proxy Solicitor") to act as proxy solicitor in connection with the Merger. The Proxy Solicitor may contact EQK Shareholders by mail, telephone, telex, telegraph and personal interviews and may request brokers, dealers and other nominee stockholders to forward the proxy materials to beneficial owners of EQK Shares. The Proxy Solicitor will receive a fee estimated not to exceed $9,500 for such services, plus reimbursement of out-of-pocket expenses, and ART will indemnify the Proxy Solicitor against certain liabilities and expenses in connection with the Merger, including liabilities under federal securities laws. The telephone number of the Proxy Solicitor is 1-800-221-5724.

OTHER MATTERS

     The EQK Board of Trustees knows of no matters, other than those described in this Prospectus/Proxy Statement, which are to be brought before the EQK Annual Meeting. However, if any other matters properly come before such meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

                     THE PROPOSED MERGER AND RELATED MATTERS

BACKGROUND OF THE MERGER

     On March 5, 1996, Mr. Doug Tibetts, President of Equitable (formerly the indirect parent of LLPM which holds 1,685,556 EQK Shares), met with ART representatives at ART's office in Dallas. The meeting was general in nature without a formal agenda. Mr. Tibetts suggested that representatives of ART speak with Mr. Gregory R. Greenfield, Executive Vice President and Treasurer of EQK, concerning the possible sale of EQK. During March and April of 1996, various telephone conversations were held between Mr. Cooper B. Stuart, an Executive Vice President of BCM, an affiliate of and advisor to ART, and Mr. Greenfield regarding the Center and a possible transaction involving EQK.

     In August of 1996, Messrs. Stuart and Greenfield had various additional discussions regarding the possible sale of EQK. Mr. Greenfield informed Mr. Stuart that EQK needed to focus on completing the sale of certain properties and Messrs. Stuart and Greenfield agreed to discontinue their discussions until the beginning of 1997.

     On January 23, 1997, representatives of ART held a meeting with Mr. William
G. Brown, Vice President and Controller of EQK, and Mr. Greenfield to discuss a proposed exchange offer by ART with respect to the EQK Shares. EQK agreed to engage the Financial Advisor to review the fairness of the proposed exchange offer for the EQK Board.

     On February 20, 1997, Mr. Stuart and Mr. A. Cal Rossi, Jr., an Executive Vice President of BCM, met with Messrs. Greenfield and Brown to further discuss the proposed exchange offer pursuant to which ART would offer to exchange a combination of cash and ART Preferred Shares for up to 50% of the outstanding EQK Shares.

     On March 6, 1997, ART and EQK entered into a cost sharing agreement with respect to the proposed exchange offer. Under the terms of such agreement, (i) if ART and EQK do not execute a definitive agreement, EQK's liability would shall be limited to the lesser of 50% of the actual transaction costs or $50,000 and ART shall be responsible for all additional transaction costs, (ii) if ART and EQK agree upon the terms of and execute a definitive agreement and proceed in good faith to complete the proposed transaction, but are unsuccessful in this effort by reason of inadequate shareholder response to the related proxy statement or otherwise, EQK's liability shall be limited to the lesser of 50% of the actual transaction costs or $100,000, and ART shall be responsible for all additional transaction costs, and (iii) if the proposed transaction is ultimately initiated and successfully achieves the desired shareholder exchange in accordance with the terms of a definitive agreement, EQK's liability shall be limited to the lesser of 50% of the actual transaction costs or $150,000, and ART shall be responsible for all additional transaction costs.

     On March 24, 1997, representatives of the Financial Advisor visited ART's offices to interview key personnel of both ART and BCM.

     During April 1997, discussions continued between representatives of ART and EQK concerning the terms of the ART Preferred Shares, the terms of the proposed exchange offer and the fairness opinion. Although an offer was never extended, ART informally proposed to offer to exchange a combination of (i) cash of approximately $0.40 per share and (ii) ART Preferred Shares having a liquidation value of approximately $1.85 for up to 50% of the outstanding EQK Shares. EQK had 9,264,344 shares outstanding and Prudential, the lender on the Center, held the Prudential Warrants, for a total of 9,632,212 shares. The ART Preferred Shares would pay a 10% annual dividend beginning August 16, 1998 and have a stated liquidation value of $10.00 per ART Preferred Share, plus accrued and unpaid dividends. If the proposed exchange offer was 100% successful and ART acquired 4,632,172 shares of EQK and if the actual exchange offer was the same as that informally discussed, ART would have paid $1,852,869 in cash and issued 856,952 ART Preferred Shares (having a liquidation value of $8,569,520). The terms of the ART Preferred Shares have not changed in any material manner from those preliminary discussions. For a description of the ART Preferred Shares see "Description of the Capital Stock of ART -- ART Preferred Shares." On April 11, 1997, BCM received from EQK a copy of a draft appraisal with respect to the leasehold interests in the Center. On May 7, 1997, the Financial Advisor orally issued a fairness opinion with respect to the terms of the proposed exchange offer. The EQK Board met on May 7, 1997 and approved the terms of the proposed exchange offer from ART to the EQK Shareholders.

     On June 10, 1997, Lend Lease Corporation acquired LLREI, including its subsidiaries, LLPM and Compass. In connection with such acquisition, the ownership of LLPM's EQK Shares was transferred for tax purposes, thus effectively limiting the number of EQK Shares that could be acquired by ART in an exchange offer without limiting the availability of EQK's NOLs. As a result, during June and July of 1997, Mr. Stuart and Mr. Brown held further discussions regarding a proposed change in the structure of the transaction from an exchange offer to a merger and two separate stock purchases between ART and each 5% Holder who had acquired or experienced a change in ownership in EQK Shares during the past three years. The merger would result in the EQK Shareholders (other than LLPM and Greenspring which would sell all of their shares in the stock purchase transactions) retaining all of their EQK Shares and receiving a combination of cash and ART Preferred Shares. The public EQK Shareholders' aggregate percentage interest in EQK would be reduced as a result of the issuance of EQK Shares to ART pursuant to the merger. This reduction in percentage interest would effectively be equivalent to the sale by each public EQK Shareholder of approximately 25% of such EQK Shareholder's shares at the same price per share ($.40 in cash and a portion of an ART Preferred Share with a Liquidation Value of $1.85) as was to be offered in the exchange offer. It was then contemplated that LLPM and Greenspring would receive for each EQK Share sold by them a portion of an ART Preferred Share with a Liquidation Value of $2.25.

     On July 9, 1997, ART and EQK entered into a revised cost sharing agreement that reflected the change in the proposed structure of the transaction from an exchange offer to a merger. The terms and conditions of the revised cost sharing agreement remained substantially the same.

     During August and September 1997, the Financial Advisor evaluated the revised structure of the transaction and recommended that the consideration to be paid to LLPM and Greenspring in connection with the Block Purchase should be reduced to 0.185 shares of ART Preferred Stock per EQK Share. This recommendation was adopted and, as a result, the non-cash consideration per share to other EQK Shareholders was increased from .0492 to 0.0616 of an ART Preferred Share. The Financial Advisor evaluated the initial revised structure and noted that the value of the consideration to be paid in the Block Purchase (as derived by the Financial Advisor) exceeded the value of (i) the consideration to be paid to the Public EQK Shareholders plus (ii) their retained interest in the diluted EQK Shares (also as derived by the Financial Advisor). The Financial Advisor then recommended that the consideration to be paid in the Block Purchase be reduced to approximate the value of the consideration to be paid to the Public EQK Shareholders plus their retained interest. Accordingly, the terms of the Block Purchase were revised to provide that ART would purchase all of the EQK shares held by LLPM and Greenspring (2,269,356 shares or approximately 23.56% of the outstanding EQK Shares prior to the Merger) in exchange for 0.185 ART Preferred Shares (having a Liquidation Value of $1.85 per share) per each EQK Share for an aggregate of 419,831 ART Preferred Shares (having an aggregate Liquidation Value of $4,198,309). Together with the EQK Shares it proposed to acquire in connection with the merger, ART would own 49% of the issued and outstanding EQK Shares.

     As a further condition precedent to the Merger, ART agreed to offer to enter into a Standstill Agreement with each 5% Holder of EQK Shares (other than LLPM and Greenspring) whereby ART would pay $0.10 per existing EQK Share held by the two remaining 5% Holders (paid on a maximum of 2,156,600 EQK Shares or a maximum of $215,660 in cash) as compensation for such holder's agreement not to sell any of its EQK Shares or acquire any additional EQK Shares for a period of 42 months after the consummation of the Merger.

     As consideration for the Merger, the Public EQK Shareholders would have been entitled to receive approximately 453,552 ART Preferred Shares (having a liquidation value of $4,535,519) and $1,884,891 in cash. Each Public EQK

Shareholder would also have been entitled to retain its EQK Shares. In addition, as consideration for the Merger, ART would be entitled to receive 4,804,761 newly-issued EQK Shares.

     ART had also agreed to issue 333,500 ART Preferred Shares (having a Liquidation Value of $3,335,000) to LLPM in settlement of deferred advisory and disposition fees owed by EQK to LLPM under the Advisory Agreement. One- half of the deferred advisory fee (136,000 ART Preferred Shares having a Liquidation Value of $1,360,000) would have been paid to LLPM at closing, and the other half would have been paid to LLPM three years after the Closing Date. BCM would act as successor advisor to EQK under the terms and conditions of a new advisory agreement.

     On September 30, 1997, the Financial Advisor orally issued a revised fairness opinion with respect to the proposed Merger.

     On September 30, 1997 and November 13, 1997, the EQK Board and the ART Board, respectively, approved the terms of the Original Merger Agreement.

     In October 1997 Mr. Brown contacted Greenspring regarding its interest in the Block Purchase. From September 30, 1997 until December 24, 1997 the parties held numerous telephone conferences to finalize the definitive agreements for the Merger and Block Purchase.

     On December 24, 1997, ART and EQK issued a joint press release to the effect that the Original Merger Agreement had been signed.

     On January 6, 1998, ART filed the Registration Statement with the
Commission.

     On January 21, 1998, ART filed Amendment No. 1 to the Registration
Statement.


     In January 1998, ART and EQK learned of the Halperin Purchase from a
Schedule 13D filing made by Halperin. During January and February of 1998, Messrs. Stuart and Brown had several discussions regarding the Halperin Purchase. After consulting with its counsel, ART decided that it would make an offer to Halperin to purchase his EQK Shares after the Registration Statement had been declared effective by the Commission. Such offer would be made upon the same terms and conditions as ART's offer to purchase the EQK Shares held by LLPM and Greenspring. If Halperin declined such offer, ART will supplement the Registration Statement to reflect such fact, but the consideration to be paid to the Public EQK Shareholders, LLPM and Greenspring pursuant to the Merger and the Block Purchase would remain the same.

     On February 20, 1998, ART received the Commission's comments to the Registration Statement.

     During March and April 1998, ART and EQK prepared their respective responses to the Commission's comments to the Registration Statement.

     On March 19, 1998, Prudential gave EQK notice of its intent to exercise the Prudential Warrants. The Prudential Warrants were exercised on April 8, 1998 and on May 7, 1998, 367,868 EQK Shares were issued to Prudential.

     On April 23, 1998, the NYSE announced that trading in the EQK Shares would be suspended prior to the opening of the NYSE on May 4, 1998 because EQK had fallen below the NYSE's continued listing criteria for net tangible assets available to common stock (less than $12 million) and 3-year average net income (less than $600,000).

     During May 1998, Mr. Brown informed Mr. Stuart that the EQK Board had decided that it was in the best interests of the EQK Shareholders to terminate the Original Merger Agreement and to sell the Center and distribute the net liquid assets to the EQK Shareholders. Mr. Brown stated that the EQK Board was concerned that the Original Merger Agreement would hinder EQK's ability to consummate a sale of the Center by December 15, 1998, the date on which the forbearance agreement relating to the Center's mortgage terminates.

     During May 1998, Mr. Brown and Mr. Stuart held various discussions regarding the proposed termination of the Original Merger Agreement. On May 15, 1998, Mr. Stuart executed and delivered to Mr. Brown a letter setting forth ART's desire to continue discussions with EQK for a modified structure and ART's consent to the proposed sale of the Center prior to the consummation of the Merger.

     During May through August of 1998, Mr. Brown and Messrs. Stuart and Rossi held further discussions regarding a revised structure for the Merger in which ART would permit EQK to sell the Center prior to the consummation of the Merger and EQK would agree to purchase the Oak Tree Village from ART upon terms that were mutually acceptable to EQK and ART. The parties agreed to reduce the consideration to be paid by ART in connection with the Merger and the Block Purchase since the EQK Shareholders (including LLPM, Greenspring and Halperin) would receive the net proceeds from the sale of the Center. The parties agreed that the consideration to be paid to LLPM, Greenspring and Halperin in connection with the Block Purchase would be a portion of an ART Preferred Share with a Liquidation Value of $0.328 per EQK Share purchased and the consideration to be paid to the Public EQK Shareholders would be a portion of an ART Preferred Share with a Liquidation Value of $0.157 per EQK Share, with the Public EQK Shareholders retaining all of their EQK Shares subject to the dilution resulting from the issuance of additional EQK Shares as the ART Merger Consideration.

     As a result of the revised structure and the sale of the Center prior to the consummation of the Merger, the EQK Board determined that it would no longer be practicable to obtain a fairness opinion with respect to the Merger. This determination was based primarily on the fact that, upon the sale of the Center and the resulting distribution to EQK Shareholders, EQK would have no assets other than its NOLs, the availability of which is uncertain. Legg Mason indicated to EQK that, under these circumstances, it would not be able to render a fairness opinion. In this regard, EQK obtained the right to solicit and negotiate regarding alternate proposals subject to the obligation to make certain termination payments under certain specified circumstances as described under "The Proposed Merger and Related Matters -- Solicitation Permitted; Board Action; Fees and Expenses."

     In August 1998, Summit and Sutter each filed a Schedule 13G with the Commission disclosing the Summit/Sutter Purchases. These purchases were from one of the 5% Holders. During August 1998, Messrs.. Stuart and Brown had several discussions regarding the impact of the Summit/Sutter Purchases on the Merger. One effect of the Summit/Sutter purchases was to reduce, as a result of tax considerations, the number of shares that ART could purchase that were held by Public EQK Shareholders. As a result, the parties determined that the terms of the consideration for the Merger and the Block Purchases should be adjusted so that the consideration to be paid to LLPM, Greenspring, Summit, Sutter and Halperin in connection with the Block Purchase would be a portion of an ART Preferred Share with a liquidation value of $0.30 per EQK Share purchased and the consideration to be paid to the Public EQK Shareholders would be a portion of an ART Preferred Share with a liquidation value of $0.14 per EQK Share, with the Public EQK Shareholders retaining all of their EQK Shares subject to the dilution resulting from the issuance of additional EQK Shares as the ART Merger Consideration. Upon reaching a preliminary agreement as to the consideration for the Merger and the Block Purchases, ART then offered to purchase from Summit and Sutter all of their respective EQK Shares upon the same terms and conditions as the LLPM and Greenspring purchases. Each of Summit and Sutter has accepted ART's purchase offer. Additionally, on August 27, 1998, Summit and Sutter each purchased one half of Greenspring's total EQK shares, thereby increasing the number of shares to be acquired by ART from Summit and Sutter pursuant to the Block Purchases.

     As a condition precedent to the Merger, ART also agreed to offer to enter into a Standstill Agreement with the remaining 5% Holder (other than LLPM, Summit, Sutter and Halperin) whereby ART would pay $0.10 per existing EQK Share held by the such 5% Holder (paid on a maximum of 906,600 shares or a maximum of $90,660 in cash) as compensation for such 5% Holder's agreement not to sell any of its EQK Shares or acquire any additional EQK Shares for a period of 42 months after the consummation of the Merger.

     On August 25, 1998, ART and EQK executed the Merger Agreement.

     On September 3, 1998, ART filed Amendment No. 2 to the Registration Statement.

     On December 2, 1998, ART filed Amendment No. 3 to the Registration
Statement.

     On January 29, 1999, ART filed Amendment No. 4 to the Registration
Statement.

     On February 23, 1999, the EQK Shareholders voted to extend the term of the EQK trust until March 2001.

     On March 5, 1999, EQK announced that it had entered into a non-binding Letter of Intent to sell the Center to the Prospective Purchaser for $51 million. The closing of the sale is subject to a number of conditions, including the satisfactory completion of due diligence, the Prospective Purchaser's obtaining financing and the execution of a definitive purchase and sale agreement. There is no assurance that a sale will be completed at the current price or at all. If the sale is completed at this price, a distribution to shareholders of approximately $0.37 per share is expected to be made. The distribution could be made in two or more disbursements, and the actual distribution could be a materially different amount. The amount could be decreased by, among other factors, a decrease in the sale price of the Center or an increase in transaction costs or other liabilities beyond those currently estimated. The amount could be increased by, among other factors, a favorable settlement of transaction costs and other liabilities payable by EQK. In the event the ART Merger is completed as described above, the EQK Merger Consideration will be in addition to the actual distribution resulting from the Center's disposition. The Letter of Intent provided for an exclusivity period, which expired May 15, 1999, during which time EQK could not solicit, negotiate, or execute other offers for the sale of the Center. EQK does not expect to be able to close this transaction prior to the expiration dates of its forbearance and loan extension arrangements. There is substantial doubt that EQK will be able to close any transaction with the Prospective Purchaser based upon certain terms that the Prospective Purchaser has proposed. As a result, EQK has commenced additional marketing activities relating to the sale of the Center. Recognizing that the disposition of the Center would not be completed prior to the June 15, 1999 expiration dates of its forbearance and loan extension agreements, EQK's management has requested further extensions of such agreements through December 15, 1999. EQK has completed an extension of the forbearance agreement on its Mortgage Note through December 15, 1999, and has received a commitment from its Term Loan Lender to extend the maturity date of its Term Loan through December 15, 1999.

     On April 22, 1999, ART, ART Newco, BCM, EQK and LLPM executed the First Amendment to Merger Agreement. The First Amendment to Merger Agreement was created to extend the potential termination date of the Merger Agreement from December 15, 1998, as was currently stated therein, to July 30, 1999.

     On April 23, 1999, ART filed Amendment No. 5 to the Registration Statement.

     On May 14, 1999, ART and Summit and Sutter each executed an amendment to their respective Stock Purchase Agreements. The purpose of such amendments was to extend the potential termination date of the related Stock Purchase Agreements from December 15, 1998 to July 30, 1999 and to allow Summit and Sutter to terminate their respective Stock Purchase Agreements if the Center is not sold before July 30, 1999 in substantial accordance with the terms of EQK's March 5, 1999 press release.

     On June 4, 1999, ART and LLPM executed an amendment to their Stock Purchase Agreement. The purpose of such amendments was to extend the potential termination date of the Stock Purchase Agreement from December 15, 1998 to October 29, 1999.

     Also on June 4, 1999, ART, Summit and Sutter executed second amendments to their respective Stock Purchase Agreements. The purpose of such amendments was to extend the potential termination date of the respective Stock Purchase Agreements from July 30, 1999 to October 29, 1999 and to allow Summit and Sutter to terminate their respective Stock Purchase Agreements if the Center is not sold before October 29, 1999 in substantial accordance with the terms of EQK's March 5, 1999 press release relating to the letter of intent entered into with the Prospective Purchaser.

     Further, on June 4, 1999, ART, ART Newco, BCM, EQK and LLPM executed the Second Amendment to Merger Agreement. The purpose of such amendment was to extend the date on which the Merger Agreement was terminable by ART or EQK from July 30, 1999 to October 29, 1999.

     On June 14, 1999 ART filed Amendment No. 6 to the Registration Statement.

GENERAL

     The following description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Appendix B to this Prospectus/Proxy Statement and incorporated herein by reference. EQK Shareholders are urged to read the Merger Agreement in its entirety.

EFFECTS OF THE MERGER

     The Merger Agreement provides that, subject to the Requisite Shareholder Approval of the Merger-Related Proposals and the satisfaction or waiver of the other conditions to the Merger, ART Newco will be merged with and into EQK, whereupon the separate existence of ART Newco will cease and EQK will be the surviving corporation of the Merger. At the Effective Time, the payment of the EQK Merger Consideration will be effected as described below. The Amended Declaration of Trust and the Trustees' Regulations, as in effect at the Effective Time, will continue to be the Declaration of Trust and Trustees' Regulations of EQK after consummation of the Merger. Following completion of the Merger, the New EQK Board (as defined herein under "The Board Election Proposal") will be comprised of the individuals identified in "The Board Election Proposal."

EFFECTIVE TIME OF THE MERGER

     Following the adoption of the Merger Agreement by the EQK Shareholders and subject to satisfaction or waiver of the terms and conditions thereof, the Merger will become effective upon the filing of a Certificate of Merger filed with the Secretary of the Commonwealth of Massachusetts at the Effective Time.

TERMS OF THE MERGER

     At the Effective Time, ART will pay the EQK Merger Consideration to the EQK Shareholders and EQK will pay the ART Merger Consideration to ART.

     Following the Effective Time, American Stock Transfer and Trust Company, which will act as Merger Agent (the "Merger Agent") in connection with the Merger, shall distribute or shall cause the Dealer Manager, an affiliate of ART and BCM, to distribute the EQK Merger Consideration to each EQK Shareholder of record. In addition, following the Effective Time, EQK will distribute the ART Merger Consideration to ART. No interest will be paid or accrued on the Merger Consideration. No EQK Shareholder will be entitled to dividends or other rights in respect of any fractional interests. See "--Cash in Lieu of Fractional Shares of ART Preferred Shares."

     ART or the Merger Agent shall be entitled to deduct and withhold from the EQK Merger Consideration otherwise payable pursuant to the Merger Agreement to any EQK Shareholder such amounts as ART or the Merger Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by ART or the Merger Agent, such withheld amounts shall be treated for all purposes as having been paid to the holder of the EQK Shares in respect of which such deduction and withholding was made by ART or the Merger Agent. See "The Proposed Merger and Related Matters -- Federal Income Tax Consequences."

     None of ART, ART Newco, EQK or the Merger Agent shall be liable to any person in respect of any EQK Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     The ART Preferred Shares to be issued to EQK Shareholders in connection with the Merger will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed to be an "affiliate" of ART or EQK within the meaning of Rule 145 under the Securities Act. It is expected that the affiliates of ART and EQK will be able to sell such shares without registration in accordance with the applicable limitations of Rule 145 under the Securities Act.

CASH IN LIEU OF FRACTIONAL SHARES OF ART PREFERRED SHARES

     No certificates representing fractional shares of ART Preferred Shares will be issued pursuant to the Merger. In lieu thereof, each EQK Shareholder who would otherwise be entitled to a fractional ART Preferred Share will receive, on the date the EQK Merger Consideration is paid to such EQK Shareholder, cash in an amount equal to such fraction (expressed as a decimal and rounded to the nearest 0.01 of a share) multiplied by the Liquidation Value of an ART Preferred Share.

AVAILABILITY OF APPRAISAL RIGHTS

     The EQK Board has been advised that no statutory appraisal rights are available to EQK Shareholders in connection with the Merger under Massachusetts law. However, in at least one case, the Massachusetts Supreme Judicial Court held that shareholders of a merging corporation were entitled to common law appraisal rights. Neither ART nor EQK believes that the Merger would give rise to such common law appraisal rights. However, any EQK Shareholder may, by written notice prior to the EQK Annual Meeting, assert his or her entitlement to common law dissenter's appraisal rights. EQK intends to oppose any such assertion of such rights. In the event that holders of more than 3% of the outstanding EQK Shares assert common law dissenter's appraisal rights, the Merger Agreement may be terminated.

     All written notices of an EQK Shareholder's assertion of common law dissenter's appraisal rights with respect to the Merger, if any, should be addressed to: EQK Realty Investors I, Inc., 5775 Peachtree Dunwoody Road, Suite 200D, Atlanta, Georgia 30342, Attention: Secretary, and should be executed by, or with the consent of, the holder of record. In the notice, the EQK Shareholder's name should be stated as it appears on his or her stock certificates(s). If the EQK Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such notice should be executed by or for the fiduciary. If the EQK Shares are owned of record by or for more than one person, as in a joint tenancy or tenancy in common, such notice should be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the notice for an EQK Shareholder of record; however, the agent should identify the record owner(s) and expressly disclose the fact that, in sending the notice, he is acting as agent for the record owners.

CONDITIONS TO THE MERGER; TERMINATION; WAIVER AND AMENDMENT

     In addition to the Requisite Shareholder Approval, the obligations of ART Newco on the one hand and EQK on the other to consummate the Merger are subject to the satisfaction or waiver of certain other conditions including, among others: (i) the consummation of the Block Purchase, (ii) the Requisite Shareholder Approval of the Merger-Related Proposals, (iii) the acquisition by EQK from ART of the Oak Tree Village upon the terms and conditions described herein under "--Sale of the Center and Acquisition of Oak Tree Village," (iv) EQK's sale of the Center and distribution of the net liquid assets to the EQK shareholders, (v) the execution by each 5% Holder (other than LLPM, Summit, Sutter and Halperin) of a Standstill Agreement, (vi) the authorization of the ART Preferred Shares for listing on the NYSE, subject to official notice of issuance, (vii) no stop order suspending the effectiveness of the Registration Statement having been issued and no proceedings for that purpose having been initiated or threatened by the Commission, (viii) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger, (ix) the receipt by ART and EQK of all required material governmental authorizations, permits, consents, orders or approvals, (x) the receipt of all licenses, permits, consents, approvals and authorizations from all third parties and governmental bodies and agencies which are necessary in connection with consummation of the Merger and the conduct of EQK's business after the Merger (xi) EQK operating in all respects in its ordinary course of business without any material adverse change in its business, properties or financial condition, (xii) the receipt by ART of written resignations from all members of the current EQK Board, (xiii) the number of outstanding EQK Shares immediately prior to the Merger being 9,632,212 and no additional EQK Shares or other equity interests or any option, warrant, right or other security exercisable for, convertible into or exchangeable for EQK Shares or other equity interests in EQK being issued since September 30, 1998, and (xiv) the representations and warranties of EQK in the Merger Agreement being true, complete and accurate in all material respects as of the date when made and as of the date the Merger is consummated. EQK intends to resolicit shareholder approval for the Merger if EQK desires to waive any material condition specified above.

     The obligations of ART to consummate the Merger are subject to the satisfaction or waiver of certain other conditions including, among others: (i) the continuing accuracy in all material respects of the representations and warranties made by EQK in the Merger Agreement; (ii) the performance in all material respects of all agreements and covenants to be performed by EQK or LLPM under the Merger Agreement; (iii) the receipt of certain opinions of counsel;
(iv) the exercise in full, termination or cancellation of any options or warrants (or other derivative or convertible interests in the equity securities of EQK) for EQK Shares, and (v) there having been no change in EQK's business, results of operations or financial condition which would have a material adverse effect on EQK.

     The obligations of EQK to consummate the Merger are subject to the satisfaction or waiver of certain other conditions including, among others: (i) the continuing accuracy in all material respects of the representations and warranties made by ART in the Merger Agreement; (ii) the performance in all material respects of all agreements and covenants to be performed by ART under the Merger Agreement; and (iii) there having been no change in ART's business, results of operations or financial condition had occurred which would have a material adverse effect on ART.

     The Merger Agreement may be terminated and the Merger abandoned prior to the Effective Time, whether before or after the Requisite Shareholder Approval:
(i) by mutual written consent of ART, ART Newco and EQK; (ii) by ART Newco or ART, on or after October 29, 1999, if any of the conditions precedent to ART or ART Newco's obligations under the Merger Agreement have not been met or, to the extent permitted by applicable law, have not been waived in writing by ART and ART Newco prior to such date, (iii) by EQK on or after October 29, 1999, if any of the conditions precedent to EQK's obligations under the Merger Agreement have not been met or, to the extent permitted by applicable law, have not been waived in writing by EQK prior to such date; (iv) by EQK if EQK accepts a proposal from a party other the ART or ART's affiliates concerning a merger, sale of substantial assets or similar transaction involving EQK or the sale of any EQK Shares, (iv) by EQK upon a Negative Determination, or (v) by EQK if the EQK Board determines that compliance with the Merger Agreement is reasonably likely to materially impair or delay its ability to sell the Center or result in a material reduction in the consideration that would be received by EQK in connection with such sale.

     ART and EQK may, by an appropriate instrument executed at any time prior to the Effective Time, whether before or after the Requisite Shareholder Approval is obtained, amend the Merger Agreement; provided that after the receipt of such approvals, no amendment or modification may be made which alters the amount or changes the form of the EQK Merger Consideration or ART Merger Consideration.

     The parties to the Merger Agreement may also, at any time prior to the Effective Time, by action taken by its Board of Directors or Trustees, as applicable: (i) extend the time for the performance of any of the obligations or other acts of the other party; (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto and (iii) subject to limitations on amendment, waive compliance with any of the agreements or conditions contained in the Merger Agreement to the extent permitted by law.

SOLICITATION PERMITTED; BOARD ACTION; FEES AND EXPENSES

     The Merger Agreement provides that EQK and those acting on its behalf may solicit, encourage, or initiate any discussions with, or provide any information to, any person or entity concerning any merger, sale of substantial assets, or similar transaction involving EQK, or any sale of any of the EQK Shares. EQK must notify ART in writing of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters. In the event that EQK accepts such an offer or proposal from a party other than ART or its affiliates and, as a result terminates the Merger Agreement, EQK must pay ART a termination or "break-up" fee of $200,000, plus EQK's share of any expenses related to the Merger in accordance with the terms of the Cost Sharing Agreement.

CONDUCT OF EQK'S BUSINESSES PENDING COMPLETION OF THE MERGER

     The Merger Agreement provides that, prior to the Effective Time or the termination of the Merger Agreement pursuant to its terms, unless ART shall otherwise consent in writing, EQK will conduct its operations according to its ordinary and usual course of business and will not (i) enter into or agree to any transaction outside the ordinary course of business, (ii) incur any additional indebtedness for borrowed money except pursuant to existing lines of credit and in the ordinary course of business and except in connection with the acquisition of the Oak Tree Village from ART, (iii) pay dividends on or make other distributions or payments in respect of its capital stock other than in connection with the sale of the Center, (iv) issue any additional equity securities or any option, warrant, right or other security exercisable for, convertible into or exchangeable for any equity securities, (v) increase or agree to increase the salary, compensation, bonus or benefits of any officer, Trustee or employee of EQK other than in the ordinary course of business (except for reasonable consideration to be granted to Trustees upon their retirement from the EQK Board) or (vi) sell or otherwise dispose of any of its properties, with the exception of the Center, other than in the ordinary course of business.

SALE OF THE CENTER AND ACQUISITION OF OAK TREE VILLAGE

     Pursuant to the Merger Agreement, ART has consented to (i) the acquisition by EQK of the Oak Tree Village upon the terms and conditions described below,
(ii) the sale of the Center by EQK upon such terms and conditions as EQK shall determine, (iii) the retirement of the mortgage debt on the Center, (iv) the payment of all other obligations of EQK (other than those associated with the Oak Tree Village), (v) all actions that EQK determines are necessary and appropriate to effectuate the foregoing actions, and (vi) the distribution of the net proceeds from the sale of the Center to the EQK Shareholders. In March 1999, EQK entered into the Letter of Intent to sell the Center to the Prospective Purchaser for $51 million. The Letter of Intent provided for an exclusivity period, which expired May 15, 1999, during which time EQK could not solicit, negotiate, or execute other offers for the sale of the Center. EQK does not expect to be able to close this transaction prior to the expiration dates of its forbearance and loan extension arrangements. EQK's management has discussed with its lenders additional forbearance and extension arrangements through December 15, 1999. EQK's management anticipates a favorable resolution of this matter; however, until the related agreements are executed, no assurances can be given that such forbearance and extension arrangements will be granted. There is substantial doubt that EQK will be able to close any transaction with the Prospective Purchaser based upon certain terms that the Prospective Purchaser has proposed. As a result, EQK has commenced additional marketing activities relating to the sale of the Center.

     Subject to Requisite Shareholder Approval of the Merger-Related Proposals, EQK has agreed to acquire the Oak Tree Village from ART after the Center is sold. Oak Tree Village is a retail shopping center located in Lubbock, Texas. The municipal address of Oak Tree Village is 3701 19th Street and 3702 20th Street, Lubbock, Lubbock County, Texas. Although the Oak Tree Village is classified as a "retail shopping center," its usage includes both retail and medical office applications. One tenant, American Home Patient, occupies ten percent or more of the rentable square footage of the Oak Tree Village and the principal nature of business of such tenant is the sale of home health care equipment. The principal business carried on in or from the Oak Tree Village is the retail sale of goods and professional services. ART acquired the Oak Tree Village for investment purposes. ART currently has no plans to renovate, improve or further develop the Oak Tree Village.

     As of March 31, 1999, the Oak Tree Village was encumbered by a first lien mortgage in the principal amount of $1,498,000 in favor of Midland Loan Services (the "Lender"). In connection with the Merger, ART will sell the Oak Tree Village to EQK pursuant to the terms of a real estate purchase and sale agreement which will provide for, among other things, the purchase by EQK of the Oak Tree Village for a total consideration of $2,748,000, consisting of an assumption by EQK of $1,498,000 in existing debt (subject to Lender's approval) and a non-recourse promissory note (the "Note") by EQK payable to ART in the amount of $1,250,000 that shall bear interest at a rate of 12% per annum and shall be payable quarterly in installments of interest only over a term of five years with a final principal payment being due on December 15, 2003. If the Lender approves the terms of the transaction, the Note will be secured by a second lien mortgage on the Oak Tree Village in favor of ART.

     Pursuant to the Real Estate Purchase and Sale Agreement, ART will agree to indemnify and hold EQK harmless from and against any liabilities to which EQK may become subject that cannot be satisfied by the disposition of the Oak Tree Village.

     Upon the sale of the Center and the acquisition of the Oak Tree Village by EQK, the Oak Tree Village will be the sole real estate asset of EQK.

     The principal tenants of the Oak Tree Village are American Home Patient, Southwest Hematology Oncology and Uniform Today. The principal tenants of the Oak Tree Village lease their space and the underlying land pursuant to leases which are summarized below.



          Principal Tenant                  Area               Minimum             Expiration              Renewal
          ---------------                (Sq. Ft.)           Annual Rent              Date                 Options
                                         ---------           -----------           ----------              -------
Uniform Today                              3,973               $44,061               2/28/02                 No
Bless Your Heart                           3,288               37,784               10/31/00                 Yes
Microage                                   3,030               33,330                9/30/99                 Yes



         The following table shows lease expiration information for the tenants of the Oak Tree Village at March 31, 1999:



                                           Gross             1999             % of
                       Number of          Leased            Minimum      Aggregate 1999
                         Leases            Area              Annual         Minimum
     Year             Expiring (a)       (Sq. Ft.)            Rent        Annual Rent
     ----             ------------       ---------          --------     --------------
Month to Month                --                --          $     --              --
    1999                       7             9,769            83,110           22.89
    2000                       6            11,548           111,116           38.62
    2001                       2             4,925            37,946           13.19
    2002                       2             5,922            55,527           19.30
                        --------          --------          --------          ------
TOTAL                         17            32,164          $287,699          100.00
                        ========          ========          ========          ======



(a) Assumes no renewal options will be exercised in order to show the earliest termination of the leases.

         ART has received an appraisal (the "Brown Appraisal") from Brown & Associates, an unaffiliated third-party appraiser ("Brown & Associates") with respect to the market value of Oak Tree Village. Based upon the analysis set forth in the Brown Appraisal, Brown & Associates estimated that the market value of the leased fee estate in the Oak Tree Village in its as is condition as of May 20, 1997 was $2,265,000. In arriving at such appraised value, Brown & Associates considered relevant economic and market factors, including population, employment and other demographic factors and the impact of competition from other shopping centers in the Lubbock metropolitan statistical area ("MSA").

         The Brown Appraisal indicates that considerable movement is occurring within the Lubbock, Texas area as businesses relocate from center to center and because certain businesses are relocating in anticipation of losing space in connection with the construction of a new east/west freeway. As a result of the construction of such new freeway, access to the Oak Tree Village and the surrounding neighborhood will be greatly enhanced, according to the Brown Appraisal.

         In addition, according to a survey of the Lubbock, Texas commercial real estate market prepared by Blosser Appraisal, an unaffiliated third-party appraiser ("Blosser") in February of 1998 (the "Blosser Survey"), retail vacancy for multi-tenant shopping centers in the Lubbock, Texas MSA increased approximately 1% to 14.87% since 1997 and the market appeared to be stabilizing at a 14% to 15% vacancy level. The Blosser Survey indicated that rental rates have been fairly stable during 1997 and there were few sales of retail centers in the Lubbock, Texas MSA during 1997.

Overall, the Lubbock retail sector is doing fairly well, with several factors indicating a stabilizing picture for the near term, according to the Blosser Survey.

         In October 1997, ART refinanced, at maturity, the $1.4 million mortgage debt secured by the Oak Tree Village for $1.5 million. ART received no net financing proceeds after the payoff of the existing mortgage and the payment of various closing costs associated with the refinancing. The new loan bears interest at a rate of 8.48% per annum, requires monthly principal and interest payments of $13,344 and matures in October 2007. If the new loan is voluntarily prepaid, the related mortgage provides that the following prepayment consideration will be payable to the lender:

         Years 1-3: The greater of (i) three percent (3%) of the outstanding principal balance of the mortgage note at the time of prepayment or (ii) the Yield Maintenance Amount (as defined below).

         Year 4: The greater of (i) two percent (2%) of the outstanding principal balance of the mortgage note at the time of prepayment or (ii) the Yield Maintenance Amount.

         Year              5-9: The greater of (i) one percent (1%) of the
                           outstanding principal balance of the mortgage note at
                           the time of prepayment or (ii) the Yield Maintenance
                           Amount.
         Year 10
         through
         maturity:         No prepayment consideration is required.

         The "Yield Maintenance Amount" is the present value, as of the date of prepayment, of the remaining scheduled payments of principal and interest from the date of prepayment through the maturity date of the loan (including any balloon payment) determined by discounting such payments at the Discount Rate (hereinafter defined), less the amount of principal being prepaid. The "Discount Rate" is that rate which, when compounded monthly, is equal to the Treasury Rate (hereinafter defined) when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the date of prepayment, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date of the new loan.

         Real estate taxes are levied against the Oak Tree Village for county and township, and school tax purposes. The Oak Tree Village was assessed $53,770 in real estate taxes in 1998. The 1998 millage rate was 2.42/100. ART estimates that the Oak Tree Village will owe approximately $54,000 in real estate taxes in 1999. Real estate taxes are substantially reimbursed by the tenants through real estate tax recovery billings.

         As of March 31, 1999, for Federal income tax purposes, ART depreciates the Oak Tree Village under the MACRS as follows:


Buildings:

Gross Federal Income Tax Basis                   $1,437,895
Accumulated Depreciation                         $   120,946
Depreciation Method                              MACRS - Straight Line ("SL")
Depreciable Life                                 40 years
Land Improvements:

Not Applicable.
Personal Property:

Not applicable.

ART'S PURPOSES FOR THE MERGER

         ART intends to acquire an aggregate of 5,050,032 EQK Shares pursuant to the Merger and the Block Purchase, primarily for the purpose of investment and in order to achieve the listing of the ART Preferred Shares on the NYSE. The ART Board believes that the issuance and the proposed listing of the ART Preferred Shares on the NYSE in connection with the Merger would provide ART with greater access to the public capital markets for future acquisition transactions. The ART Board also considered the amount of EQK's NOLs which currently approximate $95,000,000 and the resulting benefits to ART of acquiring an indirect interest in such NOLs through EQK pursuant to the Merger. Assuming market conditions, industry conditions and EQK's business and financial condition do not suffer adversely in the interim, it is currently ART's intention (but not obligation) to seek to acquire substantially all of the remaining outstanding EQK Shares at some time after the third anniversary of the consummation of the Merger for consideration of 0.0486 of an ART Preferred Share (with a Liquidation Value of $0.486) per currently outstanding EQK Share. Notwithstanding the foregoing, ART is not obligated to make any further acquisitions of EQK Shares and no assurance can be given that ART will make any such acquisitions in the future. In addition, any such acquisitions may be for a consideration per EQK Share which is worth more or less than the consideration offered in the Merger or set forth above.


POSSIBLE FUTURE AMENDMENTS TO THE MERGER AGREEMENT AND THE STOCK PURCHASE AGREEMENTS

         The Merger Agreement and the Stock Purchase Agreements have been amended to extend their term until October 29, 1999. ART plans to seek to further amend or extend the term of the Merger Agreement and the Stock Purchase Agreements if the sale of the Center is not consummated by October 29, 1999, or if such sale is not accomplished in substantial accordance with the terms described in EQK's press release relating to the Letter of Intent with the Prospective Purchaser. If ART is unable to successfully renegotiate the Stock Purchase Agreements with LLPM, Summit and Sutter, ART may seek to directly purchase the EQK Shares described in the Stock Purchase Agreements from LLPM, Summit and Sutter before EQK's sale of the Center and prior to the Merger. If ART makes such purchases before the Center is sold, ART will be entitled to receive its share of the net liquidation proceeds from the sale of the Center. If ART purchases such EQK Shares before the sale of the Center, the compensation paid by ART to LLPM, Summit and Sutter to purchase the EQK Shares is likely to be adjusted to reflect, among other things, the fact that LLPM, Summit and Sutter will no longer be entitled to receive the net liquidation proceeds from EQK's sale of the Center. There is no assurance that any such extension, amendment or purchase will be agreed to by any or all of such parties and the terms on which any such extension, amendment or purchase will be negotiated, if at all, cannot now be determined.


THE EQK BOARD RECOMMENDATION

         The EQK Board believes that the Merger is fair to, and in the best interests of, EQK and the holders of EQK Shares. By unanimous vote, the EQK Board approved the Merger and the transactions contemplated thereby and unanimously recommend that the EQK Shareholders approve the Merger.

         In approving the Merger Agreement and determining to recommend that the EQK Shareholders approve the Merger, the EQK Board considered certain information, including primarily the following:

         (i) The financial condition, results of operations, business and prospects of EQK.

         (ii) Certain publicly available information regarding the financial condition, results of operations, business and properties of ART.

         The following factors were deemed by the EQK Board to be reasons supporting its recommendation that the EQK Shareholders approve the Merger.

         (i) Based upon available information and taking into account that the Center is expected to be sold and the remaining assets of EQK distributed prior to the Merger, the EQK Merger Consideration appears to represent, in the judgment of the EQK Board, the highest available return to EQK Shareholders. The EQK Board recognized that, because ART would be acquiring an interest in EQK at a time when EQK would have no assets other than the NOLs which may not be available in the future, it was difficult to value the transaction. The EQK Board concluded that, given all the surrounding circumstances, including that no other offers had been received for the entity without the Center and that EQK retained the ability to terminate the Merger Agreement if a better offer is received, the terms of the Merger Agreement are fair to EQK.

         (ii) ART has indicated its intention, without legal obligation, to purchase all or substantially all of the remaining EQK Shares approximately three years after the Merger for additional ART Preferred Shares with a Liquidation Value of $0.486 per EQK Share.

         (iii) The Merger-Related Proposals are subject to Requisite Shareholder Approval (i.e., a 75% supermajority vote).

         (iv) EQK has the right to solicit competing offers for the EQK Shares, subject to the obligation to make specified termination payments to ART in certain circumstances if a competing offer is accepted.

         (v) EQK has the right to terminate the Merger Agreement if it determines that compliance with the Merger Agreement is reasonably likely to materially impair or delay its ability to dispose of the Mall, or result in a material reduction in the consideration that would be received by EQK or the EQK Shareholders in connection with such disposition.

         (vi) The Merger has been structured to preserve the availability of EQK's accumulated NOLs, although the EQK Board recognizes that there is no assurance that some or all of such availability will not be lost as a result of future changes in the ownership of EQK Shares or otherwise.

         (vii) The ART Preferred Shares received as the EQK Merger Consideration will entitle the recipients thereof to quarterly dividend payments, whereas the EQK Shares have not been paying dividends.

     The following factors were deemed by the EQK Board to be reasons that would weigh against recommending that the EQK Shareholders accept the Offer (see "Risk Factors" for a further discussion of certain of these considerations):

     (i) The ART Preferred Shares may not trade at or near their Liquidation Value. Furthermore, the ART Preferred Shares will be subject to the risks of ART's business, including those described under "Risk Factors -- Risks Relating to ART's Business."

     (ii) It is not practicable to obtain a fairness opinion with respect to the EQK Merger Consideration and there is no readily ascertainable market value for the EQK Shares after the sale of the Center.

     (iii)There is no assurance that the EQK Shares will have any significant value after the Merger.

     (iv) ART and BCM, an affiliate of and advisor to ART, and certain of their management personnel had relationships with Southmark Corporation, which underwent bankruptcy proceedings beginning in July 1989 and was the subject of various legal proceedings. For a further description of such bankruptcy and certain related and other legal proceedings, see the discussion under the caption "Description of ART." See "Risk Factors -- Potential Risks Associated With Affiliate of Controlling Shareholder of New Advisor."

     (v) Certain conflicts of interest exist with regard to the approval of the Merger-Related Transactions and the resulting control of EQK by ART. See "Risk Factors -- Risks Relating to Merger -- Conflicts of Interest Between LLPM and EQK" and "Risk Factors -- Risks Relating to Merger -- Conflicts of Interest Between EQK and BCM" herein.

     The foregoing discussion of the information and factors considered and given weight by the Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger Agreement and the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Board may have given different weights to different factors.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of material Federal income tax consequences of the Merger. This summary may not apply to certain classes of persons, including, without limitation, foreign persons, insurance companies, tax-exempt organizations, financial institutions, dealers in securities, persons who acquired EQK Shares pursuant to the exercise of employee stock options or rights or otherwise as compensation and persons who hold EQK Shares as part of a straddle or conversion transaction. This summary is based upon laws, regulations, rulings and decisions, all of which are subject to change (possibly with retroactive effect), and no ruling has been or will be requested from the Internal Revenue Service on the tax consequences of the Merger.

     In the opinion of Andrews & Kurth L.L.P., special tax counsel to ART, which opinion is based upon certain assumptions made with the consent of ART, the payment of the EQK Merger Consideration to the Public EQK Shareholders pursuant to the Merger will be treated as a taxable transaction for Federal income tax purposes.

     In general, a Public EQK Shareholder will recognize a gain equal to the fair market value of the EQK Merger Consideration over the adjusted tax basis of EQK Shares deemed sold in the taxable Merger. It is expected that such Public EQK Shareholders will be deemed to have sold approximately 3.6% of their respective EQK Shares held before the Merger. Such gain will be treated as a capital gain if the EQK Shares are capital assets in the hands of the Public EQK Shareholder.

     The Federal income tax consequences set forth above are for general information only. Each EQK Shareholder is urged to consult his own tax advisor to determine the particular tax consequences to him or her of the Merger, including the applicability and effect of state, local and other tax laws.

     DIVIDEND PAYMENTS. A distribution made with respect to ART Common Shares or ART Preferred Shares (other than a distribution in redemption of such stock or in liquidation of ART) will be a dividend for federal income tax purposes to the extent made out of the current or accumulated earnings and profits, as determined for federal income tax purposes, of ART. If a distribution exceeds the current or accumulated earnings and profits of ART, such distribution will be treated first as a return of capital to the extent of the holder's adjusted basis in the stock on which the distribution was made (the basis of such stock would be reduced by the amount of the distribution) and will be treated second as an amount received from the sale or exchange of the stock on which the distribution was made.

     A domestic corporation which holds ART Common Shares or ART Preferred Shares will be entitled to the 70% dividends received deduction with respect to dividends received thereon, subject however to generally applicable limitations thereon which are discussed below. The special rule that the dividends received deduction is 80% for a stockholder who owns 20% by vote and value of the stock of ART is not discussed here. The dividends received deduction (taking into account dividends received from ART and from other corporations) may not exceed 70% of the taxable income (adjusted as provided in Section 246(b) of the Code) of the corporate stockholder. Moreover, the dividends received deduction is completely disallowed if the stock with respect to which the dividend is paid is not held for 46 days or more during the 90-day period beginning on the date which is 45 days before the stock becomes ex-dividend (91 days or more during the 180 day period beginning 90 days before the date on which the stock becomes ex-dividend, if the dividends are with respect to ART Preferred Shares and are attributable to a period or periods of 366 days or more) or the holder of such stock is obligated to make related payments with respect to a position in substantially similar or related property. The holding period of stock includes the day of disposition of the stock but not the day of acquisition, does not include any day which is more than 45 days (or 90 days in the case of ART Preferred Shares) after the date on which the stock becomes ex-dividend, and is determined without regard to Section 1223(4) of the Code with respect to wash sales. A holder may not count toward the required holding period any period during which it (a) has an option to sell, is under a contractual obligation to sell, or has made (and not closed) a short sale of substantially identical stock or securities, (b) is the grantor of an option (other than a qualified covered call) to buy substantially identical stock or securities, or (c) has diminished its risk of loss by holding one or more other positions with respect to substantially similar or related property (with respect to the meaning of which regulations have recently been proposed). The dividends received deduction is reduced under Section 246A of the Code to the extent that a holder incurs indebtedness directly attributable to its investment in the stock with respect to which the dividend is received. A corporate holder must reduce its basis, but not below zero, in stock with respect to which an extraordinary dividend is received by the amount of the extraordinary dividend which is not subject to tax by reason of the dividends received deduction. An extraordinary dividend is, with an exception that excludes qualified preferred dividends within the meaning of Section 1059(e)(3) of the Code from classification thereas, a dividend with respect to stock held for two years or less on the dividend announcement date (i) exceeds 5% (10%, in the case of ART Common Shares) of the holder's basis in the stock, treating all dividends having ex-dividend dates within an 85-day period as one dividend or
(ii) that exceed 20% of the holder's basis in the stock, treating all dividends having ex-dividend dates within a 365-day period as one dividend. Fair market value, if it can be established by the holder to the satisfaction of the IRS, may be substituted for basis for purposes of the preceding sentence. In addition, an amount treated as a dividend in the case of a redemption that is either not pro rata as to all stockholders, an amount which is a dividend and is part of a partial liquidation, and an amount which is a dividend with respect to stock the issue price of which exceeds its liquidation rights or its stated redemption price is an extraordinary dividend without regard to the length of time that the stock has been held. A holder disposing of stock with respect to which one or more extraordinary dividends has been paid will recognize gain upon such disposition, in addition to the gain which would otherwise be recognized upon such disposition, in an amount which is equal to the untaxed portion of the extraordinary dividends, if any, which were in excess of the basis in the stock at the time of the distribution.

     Dividend income that is not subject to regular corporate taxation as a consequence of the dividends received deduction may give rise to alternative minimum tax liability. Holders of ART Preferred Shares or ART Common Shares may be liable for state and local income taxes with respect to dividends or other distributions paid on the ART Preferred Shares or ART Common Shares. Because a state or locality may not allow, or may limit, a dividends received deduction, each prospective purchaser of ART Preferred Shares or ART Common Shares is advised to consult its own tax advisor concerning state and local taxes.

     REDEMPTION, SALES AND EXCHANGES. Generally, any redemption of ART Common Shares or ART Preferred Shares will be treated as a sale or exchange thereof if the redemption (a) results in a complete termination of the holder's stock interest in ART, (b) is substantially disproportionate with respect to the holder or (c) is not essentially equivalent to a dividend with respect to the holder, in each case within the meaning of Section 302(b) of the Code. In determining whether any of these tests has been met, stock which is constructively owned by reason of Section 318 of the Code (pursuant to which a holder will be deemed to own stock owned (actually or constructively) by certain related individuals and entities and to own stock subject to option), as well as stock actually owned is taken into account. A distribution will generally be treated as substantially disproportionate if the percentage of the voting stock of ART which is owned immediately after the redemption is less than 80% of the percentage of the voting stock of ART which is owned immediately before the redemption and if the percentage of the ART Common Shares of ART which is owned by such person is also so reduced. A distribution will be not essentially equivalent to a dividend if it results in a "meaningful reduction" in a holder's stock interest in ART. The IRS has stated in published rulings that a redemption that results in a reduction in the actual and constructive stock interest of a minority stockholder, whose relative actual and constructive stock interest is minimal and who exercises no control over corporate affairs, will generally be treated as not essentially equivalent to a dividend. If a redemption does not satisfy any of the Section 302 tests, the amount received in the redemption will be treated as a distribution which is made by ART with respect to the stock so redeemed which is taxable as provided in "Dividend Payments" above, and the adjusted tax basis of the stock so redeemed will be transferred to any retained stock interest in ART.

     The amount of gain or loss which is recognized upon the sale or exchange (including a redemption which is treated as a sale or exchange) of ART Common Shares or ART Preferred Shares is the difference between the amount realized and the adjusted basis in the ART Common Shares or ART Preferred Shares so sold or exchanged. Reductions in adjusted basis which are the result of distributions as discussed above will increase the amount of gain recognized or reduce the amount of loss recognized upon the sale thereof. Any gain or loss so recognized upon such a disposition of ART Common Shares or ART Preferred Shares will be a capital gain or loss if such stock is a capital asset.

     ART PREFERRED SHARES; CONVERSION INTO ART COMMON SHARES. No gain or loss will be recognized upon the conversion of ART Preferred Shares into shares of ART Common Shares except as noted below. As discussed below, special rules apply to Foreign Holders. Any cash which is received in lieu of a fractional share upon any such conversion will be treated under the current advance ruling policy of the IRS as an amount received in exchange of the fractional share. Moreover, if dividends on the ART Preferred Stock are in arrears at the time of conversion into ART Common Shares, a portion of the ART Common Shares so received the value of which is less than or equal to the amount of such arrearage may be includible in income as a dividend (to the extent of ART's current or accumulated earnings and profits).

     The adjusted tax basis of the shares of ART Common Shares received upon such a conversion (excluding any shares the receipt of which was taxable because of dividend arrearages) will be equal to the adjusted tax basis of the ART Preferred Shares converted (exclusive of any tax basis allocated to a fractional share in lieu of which cash was received). The holding period of the shares of ART Common Shares which are held with a carryover basis will include the holding period of the ART Preferred Shares converted, if the ART Preferred Shares were held as a capital asset at the time of the exchange. The holding period of any shares the receipt of which was taxable because of dividend arrearages will begin the day after the receipt thereof.

     Redemption Premium. Under Section 305 of the Code and applicable regulations, any excess of the redemption price of the ART Preferred Shares over the issue price thereof is includible in income as a dividend (to the extent of ART's current or accumulated earnings and profits) on a constant yield to maturity base under current regulations (in accordance with the economic accrual principles of Section 1272 of the Code under regulations which are to be prescribed) even though no cash is received in respect thereof units if (i) based on all of the facts and circumstances as of the issue date, the redemption pursuant to ART's call right is more likely than not to occur and (ii) the premium is not solely in the nature of a penalty for premature redemption. Although the issue is not free from doubt, ART intends to take the position that no such accrual will be required. A redemption premium for the ART Preferred Shares is reasonable if it is in the nature of a penalty for premature redemption and if it does not exceed the amount which ART would be required to pay for such redemption right under market conditions existing at the time of issuance of the ART Preferred Shares. ART believes that the redemption premium on the ART Preferred Shares satisfies this standard.

     Adjustment of Conversion Price. Under applicable Treasury regulations certain adjustments to the conversion price of convertible preferred stock, such as adjustments to reflect taxable distributions of cash or property on the related common stock, will be treated as a constructive distribution of stock and will be treated as a dividend to the holders of the preferred stock to the extent of the current or accumulated earnings and profits of the corporation. The formula for the conversion price of the ART Preferred Stock is not adjusted to reflect such distributions, however, the actual conversion price may be adjusted through changes in the value of the ART Common Stock as a result of such distributions. Adjustments to reflect nontaxable stock splits or distributions to the holders of ART Common Shares of stock, stock warrants or stock rights will, however, generally not be so treated. The failure to adjust fully the conversion price for the ART Preferred Shares to reflect distributions of stock, stock warrants or stock rights with respect to the ART Common Shares may result in a taxable dividend to holders of ART Common Shares or ART Preferred Shares.

     SPECIAL TAX RULES APPLICABLE TO FOREIGN HOLDERS. As used herein in the discussion of U.S. federal income tax matters, a "Foreign Holder" is a person who, for United States federal income tax purposes, is a foreign corporation, a nonresident alien individual, a foreign estate, a foreign trust, or a foreign partnership. Foreign Holders seeking benefits under applicable tax treaties or an exemption from United States withholding tax for "effectively connected income," as described below, will be required to comply with certain certification and other requirements in order to establish their entitlement to such benefits or exemption. Additional or different rules, not discussed herein, may apply in light of the circumstances of a particular Foreign Holder. Accordingly, each prospective Foreign Holder should discuss these matters with its own tax advisors.

     Dividends. Dividends on the ART Preferred Shares or the ART Common Shares which are paid to a Foreign Holder and which are not effectively connected with the conduct of a trade or business in the United States will be subject to United States withholding tax at a rate of 30% (or such lower rate as may be prescribed by an applicable tax treaty). If the dividends on the ART Preferred Shares or the ART Common Shares are effectively connected with the conduct of a trade or business carried on in the United States, such dividends will be subject to tax at the rates and in the manner applicable to United States persons and may also be subject to an additional "branch profits tax" at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

     Gain on Disposition of ART Preferred Shares or ART Common Shares. Foreign Holders will not be subject to U.S. federal income tax on gain realized on a disposition of the ART Preferred Shares or the ART Common Shares unless (a) the gain is effectively connected with the conduct of a trade or business in the United States in which case such gain will be subject to tax at the rates and in the manner applicable to United States persons (the branch profits tax described above may also apply if the holder is a foreign corporation), (b) in the case of an individual Foreign Holder, such holder is present in the United States for at least 183 days in the taxable year of the disposition and either the income from the disposition is attributable to an office or other fixed place of business maintained by the holder in the United States or the holder has a tax home, as defined in Section 911(d)(3) of the Code, in the United States or (c) the gain is subject to tax under Section 897 of the Code.

     Gain realized by a Foreign Holder on a disposition of ART Preferred Shares (including a disposition by conversion or redemption) will not be subject to tax under Section 897 of the Code if the Foreign Holder, after taking into account certain constructive ownership rules, does not own and has not owned within the five-year period ending on the date of the disposition more than five percent of the outstanding ART Preferred Shares assuming that the ART Preferred Shares are regularly traded on an established securities market, within the meaning of
Section 897(c)(3) of the Code. Similarly, gain realized by a Foreign Holder on a disposition of ART Common Shares will not be subject to tax under Section 897 of the Code if the Foreign Holder after taking into account certain constructive ownership rules has not owned within the five year period ending on the date of the disposition more than five percent of the outstanding ART Common Shares assuming that the ART Common Shares is regularly traded on an established securities market, within the meaning of Section 897 of the Code. If the exemption which is discussed in the two preceding sentences is not available, then a Foreign Holder of ART Preferred Shares or of ART Common Shares should discuss the effect of Section 897 of the Code with its tax advisors.

     United States Federal Income Tax. Unless otherwise provided in an applicable estate tax treaty, shares of ART Preferred Shares and ART Common Shares will be considered property situated in the United States for federal estate tax purposes and will be subject to U.S. federal estate tax.

     BACK-UP WITHHOLDING. A noncorporate holder of ART Preferred Shares or ART Common Shares may be subject to backup withholding at the rate of 31 percent with respect to dividends paid on ART Preferred Shares or ART Common Shares or the proceeds of a sale, exchange or redemption thereof if (i) the payee fails to furnish a taxpayer identification number ("TIN") to the payor, (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iii) there has been a notified payee under reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code, or (iv) there has been a failure of the payee to certify under penalty of perjury that the payee is not subject to back-up withholding.

     The payment of the proceeds of a sale of ART Preferred Shares or ART Common Shares to or through the foreign office of a broker generally will not be subject to back-up withholding. However, information reporting requirements will apply to a payment of proceeds from the sale of shares of ART Preferred Shares or ART Common Shares through a foreign office of a broker that is a United States person or of certain foreign brokers unless the broker has documentary evidence in its files that the owner is a non-United States holder and the broker has no actual knowledge to the contrary.

     Any amounts withheld under the back-up withholding rules from a payment to a holder will be allowed as a refund or a credit against the holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS.

EFFECT OF MERGER ON MARKET FOR EQK SHARES; REGISTRATION UNDER THE EXCHANGE ACT

     The cumulative effect of the sale of the Center, the resulting distribution of the net liquid assets to the EQK Shareholders, the Merger, the Block Purchase and the Standstill Agreements will reduce the number of EQK Shareholders and the number of EQK Shares that might otherwise trade publicly and, thus, the liquidity and market value of the EQK Shares are likely to be adversely affected. As a result of the distribution to EQK Shareholders and the acquisition of Oak Tree Village for a note in the full amount of the purchase price, EQK is not expected to have any net worth after the Merger.

     Prior to May 4, 1998, the EQK Shares were listed and traded on the NYSE. On April 23, 1998, the NYSE announced that trading of the EQK Shares would be suspended prior to the opening of the NYSE on May 4, 1998, as EQK had fallen below the NYSE's continued listing criteria for net tangible assets available to common stock (less than $12 million) and 3-year average net income (less than $600,000). The EQK Shares are currently traded in the over-the-counter market. The extent of the public market for such EQK Shares and the availability of price quotations in respect thereof from time to time depends upon such factors as the number of EQK Shareholders, the interest in maintaining a market in the EQK Shares on the part of securities firms, the trading value of the EQK Shares, the possible termination of registration of EQK Shares under the Exchange Act, as described below, and other factors.

     The EQK Shares are currently registered under the Exchange Act. Such registration may be terminated by EQK upon application to the Commission if the outstanding EQK Shares are not listed on a national securities exchange and if there are fewer than 300 holders of record of EQK Shares. As of May 4, 1999, EQK had 204 holders of record. Although legally permissible, pursuant to the Merger Agreement, EQK has agreed not to affirmatively deregister the EQK Shares. Termination of registration of the EQK Shares under the Exchange Act would reduce the information required to be furnished by EQK to its shareholders and to the Commission and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy statement in connection with shareholders' meetings pursuant to Section 14(a) and the related requirement of furnishing an annual report to shareholders, no longer applicable with respect to the EQK Shares. Furthermore, the ability of "affiliates" of EQK and persons holding "restricted securities" of EQK to dispose of such securities pursuant to Rules 144 or 145 under the Securities Act may be impaired or eliminated if the EQK Shares were deregistered under the Act.

FEES AND EXPENSES IN CONNECTION WITH THE MERGER

     ART has retained Shareholder Communications Corporation to act as Proxy Solicitor in connection with the Merger. The Proxy Solicitor may contact EQK Shareholders by mail, telephone, telex, telegraph and personal interviews and may request brokers, dealers and other nominee stockholders to forward the Merger materials to beneficial owners of EQK Shares. The Proxy Solicitor will receive a fee estimated not to exceed $9,500 for such services, plus reimbursement of out-of-pocket expenses, and ART will indemnify the Proxy Solicitor against certain liabilities and expenses in connection with the Merger, including liabilities under federal securities laws.

     ART will pay the Merger Agent and the Dealer Manager, an affiliate of ART and BCM, reasonable and customary compensation for their respective services in connection with the Merger, plus reimbursement for their out-of-pocket expenses, and will indemnify each of them against certain liabilities and expenses in connection therewith, including liabilities under the federal securities laws. ART will not pay any fees or commissions to any broker or dealer or other person (other than the Proxy Solicitor and the Dealer Manager) for soliciting proxies in connection with the Merger. Brokers, dealers, commercial banks and trust companies will be reimbursed by ART for customary mailing and handling expenses incurred by them in forwarding material to their customers.

     ART and EQK have entered into an expense sharing agreement (the "Expense Sharing Agreement") whereby each of ART and EQK will share the costs and expenses associated with the Merger. Under the terms of the Expense Sharing Agreement, if EQK and ART enter into the Merger Agreement and proceed in good faith to complete the Merger but are unsuccessful in such effort by reason of an inadequate EQK Shareholder response to this Prospectus/Proxy Statement or otherwise, EQK's liability under the Expense Sharing Agreement shall be limited to the lesser of 50% of the actual transaction costs or $100,000, and ART shall be responsible for all additional transaction costs. In addition, if the Merger is consummated in accordance with the terms of the Merger Agreement, EQK's liability shall be limited to the lesser of 50% of the actual transaction costs or $150,000 and ART shall be responsible for all additional transaction costs.

ACCOUNTING TREATMENT

     Since ART may be considered to have the ability to exercise significant influence over the operating policies of EQK upon consummation of the Merger, ART will account for its investment in EQK using the equity method.

STOCK EXCHANGE LISTING

     Application will be made to list the ART Preferred Shares to be issued pursuant to the Merger on the NYSE. See "Risk Factors -- ART Preferred Shares -- Application for the Listing and Trading of ART Preferred Shares and Possible Subsequent Delisting."

EQK LITIGATION

     Each of EQK, the EQK Trustees and the Advisor have been named as defendants in a purported class action complaint filed in Massachusetts state court which seeks to enjoin the Merger. The complaint also seeks other relief including unspecified damages. EQK's management is pursuing its legal defenses and believes that the disposition of this matter will not have a material adverse effect on the financial position of EQK.

                       THE DECLARATION AMENDMENT PROPOSAL

     The following is a brief summary of proposed amendments to the Declaration of Trust that will be reflected in the Amended Declaration of Trust. All of the amendments contemplated by the Amended Declaration of Trust are subject to the Requisite Shareholder Approval of the Merger-Related Proposals. The full text of the Amended Declaration of Trust is attached hereto as Appendix D.

     Extension of the Duration and Termination of the Trust. The Declaration of Trust provided that the term of EQK would expire in March 1999. The EQK Shareholders voted at the Special Meeting to extend EQK's term to March 2001. The Amended Declaration of Trust will permit the existence of EQK to continue until December 31, 2018, unless sooner terminated as otherwise provided under "The Business of EQK -- Summary of the Existing Declaration of Trust -- Duration and Termination of the Trust".

     Removal of Limitation of Number of Authorized EQK Shares. The Declaration of Trust currently provides that the total number of authorized EQK Shares is 10,055,555. There will be no limitation on the number of authorized EQK Shares under the Amended Declaration of Trust.

     Reduction of the Number of EQK Shareholders Required to Vote on Certain Matters. The Declaration of Trust currently provides that each of the following amendments to the Declaration of Trust shall require the affirmative vote of the holders of three-quarters of the outstanding EQK Shares: (i) increases in the number of authorized EQK Shares, (ii) amendments to the investment policies of EQK, (iii) any plan for the termination of EQK which contemplates the distribution to the EQK Shareholders of securities or other property-in-kind (other than the right promptly to receive cash), and (iv) any amendments which would reduce the percentage vote required to approve any amendments to the amendment provisions of the Declaration of Trust. The Amended Declaration of Trust will remove restrictions on the number of authorized EQK Shares and will allow the Trustees to amend EQK's investment policies without the approval of the EQK Shareholders. In addition, the Amended Declaration of Trust will reduce the number of affirmative votes of EQK Shareholders required to amend the Amended Declaration of Trust in all other instances to a majority. See "The Business of EQK -- Summary of the Existing Declaration of Trust -- Duration and Termination of the Trust."

     Removal of Prohibitions and Restrictions from Certain Activities and Investments. The Declaration of Trust currently provides that EQK may acquire additional real properties, but only under very limited circumstances. The Amended Declaration of Trust will remove all restrictions on EQK's ability to acquire additional real or personal property and other debt and equity investments, although it is not currently intended that any such acquisitions or additional investments will be made in the foreseeable future, except for EQK's planned acquisition of Oak Tree Village after the Center is sold. See "The Business of EQK -- Summary of the Existing Declaration of Trust -- Prohibited Activities and Investments."


     Removal of Prohibitions on the Issuance of EQK Shares and other Securities. Under the Declaration of Trust, EQK is currently prohibited from issuing any additional EQK Shares or any rights, warrants or options to subscribe to, purchase or acquire any EQK Shares. The Amended Declaration of Trust will allow EQK to issue additional EQK Shares and other types of securities from time to time, including securities with preferential rights to the EQK Shares, provided that any issuance of additional EQK Shares will require the affirmative vote of holders of not less than a majority of the then outstanding EQK Shares entitled to vote thereon.


     Removal of Borrowing Restrictions. The Declaration of Trust currently restricts the aggregate amount of secured or unsecured borrowings that EQK may incur to 75% of EQK's total assets (other than intangibles). The Amended Declaration of Trust will eliminate such borrowing restrictions.

     Revision of Trustee Provisions. The Declaration of Trust currently provides that the number of Trustees must be no fewer than five and no more than twelve and that a majority of the Trustees shall be unaffiliated with EQK and its affiliates. The Amended Declaration of Trust will reduce the maximum number of Trustees to seven, with at least one trustee being unaffiliated with EQK and/or its affiliates. See "The Business of EQK -- Summary of the Existing Declaration of Trust -- Trustees."

     Ownership Limit. The Declaration of Trust currently contains provisions which allow the Trustees to restrict ownership of EQK Shares in order to maintain EQK's qualification as a REIT under the Code. The Amended Declaration of Trust will specifically prohibit ownership of more than 4.9% of the outstanding EQK Shares by any single shareholder, other than ART and duPont. Under the Amended Declaration of Trust, the EQK Board may exempt a proposed transferee from this restriction upon receipt of a ruling from the Internal Revenue Service, an opinion of counsel or other evidence satisfactory to the EQK Board that ownership of EQK by a proposed transferee will not adversely affect EQK's qualification as a REIT under the Code, and upon such other conditions as the EQK Board may direct.

     Change the Name of EQK. The Amended Declaration of Trust will change the name of EQK from "EQK Realty Investors I" to "ART Realty Investors I" to eliminate any reference to EQK or LLPM or any of their affiliates.

     Reduction of the Number of EQK Trustees Required to Vote on Certain Matters. The Declaration of Trust currently requires the approval of two-thirds of the EQK Board to amend the Declaration of Trust, without the vote or consent of EQK Shareholders, in order to conform the Declaration of Trust to the requirements of (a) the REIT provisions of the Code, (b) other applicable Federal laws or regulations or (c) any state securities or "blue sky" laws or requirements of administrative agencies thereunder in connection with the initial public offering of EQK Shares. The Amended Declaration of Trust will require only a majority vote of the New EQK Board (as defined herein under "The Board Election Proposal") to approve amendments to the Declaration of Trust with respect to the aforementioned conformity issues. The Declaration of Trust will also be amended to require only a majority vote of the New EQK Board (as defined herein under "The Board Election Proposal"), without EQK Shareholder approval, to change the investment policies of EQK from time to time, in keeping with the other provisions of the Declaration of Trust. See "The Business of EQK -- Summary of the Existing Declaration of Trust - Amendment of Declaration of Trust; Merger."

     Change in Organizational Structure of EQK. The Amended Declaration of Trust will provide that, upon a vote of a majority of the New EQK Board (as defined herein under "The Board Election Proposal"), and with the affirmative vote of the holders of a majority of the outstanding EQK Shares, the New EQK Board shall have the power to cause to be organized or to assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association, or other organization to take over the trust estate of EQK or any part or parts thereof or to carry on any business in which EQK shall directly or indirectly have any interest, and to sell, convey and transfer the trust estate of EQK or any part or parts thereof to any such corporation, trust, partnership, association, or organization in exchange for the EQK Shares or securities issued by EQK or otherwise, and to lend money to, subscribe for the EQK Shares or securities issued by EQK, and enter into any contracts with any such corporation, trust, partnership, association, or organization, or any corporation, trust partnership, association, or organization in which EQK holds or is about to acquire shares or any other interest. The New EQK Board may also cause a merger or consolidation between

EQK or any successor thereto and any such corporation if and to the extent permitted by law, provided that under the law then in effect, the federal income tax benefits available to qualified real estate investment trusts and their shareholders, or substantially similar benefits, are also available to such corporation, trust, partnership, association, or organization and its stockholders or members, and provided that the resulting investment would be substantially equal in quality and substantially the same in type as an investment in the EQK Shares.

     The EQK Board believes that the Amended Declaration of Trust is fair to, and in the best interests of, EQK and the holders of EQK Shares. By unanimous vote, the EQK Board approved the Declaration Amendment Proposal and unanimously recommends that the EQK Shareholders approve the Declaration Amendment Proposal.


                       THE NEW ADVISORY AGREEMENT PROPOSAL

     EQK has entered into an agreement with LLPM, a wholly owned subsidiary of LLREI, to act as its "Advisor." The Advisor makes recommendations to EQK concerning investments, administration and day-to-day operations.

     Under the terms of the Advisory Agreement, the Advisor receives a management fee that is based upon the average daily per share price of EQK's shares plus the average daily balance of outstanding mortgage indebtedness. Such fee is calculated using a factor of 42.5 basis points (0.425%) and generally has been payable monthly without subordination. Commencing with the December 1995 extension of debt and continuing with the subsequent debt extensions, Prudential requested, and the Advisor agreed to, a partial deferral of payment of its fee. Whereas the fee continues to be computed as described above, payments to the Advisor are limited to $37,500 per quarter. Accrued but unpaid amounts will be eligible for payment upon the repayment of the Mortgage Note (as defined in "The Business of EQK -- General"). For the years ended December 31, 1998, 1997 and 1996, portfolio management fees were $232,000, $242,000 and $250,000, respectively. The balance of deferred advisory fees at March 31, 1999 was $313,000. The deferred advisory fees will be paid to the Advisor upon the consummation of the sale of the Center.

     Upon consummation of the Merger and subject to Requisite Shareholder Approval of the Merger-Related Proposals, LLPM will terminate its rights and duties as Advisor under the Advisory Agreement and BCM, an affiliate of and advisor to ART, will become the New Advisor to EQK under the New Advisory Agreement.

     The duties of the New Advisor under the New Advisory Agreement will include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note investment and sales opportunities, as well as financing and refinancing sources for EQK. The New Advisor will also serve as a consultant to EQK in connection with EQK's business plan and investment policy decisions to be made by the New EQK Board.

     The New Advisory Agreement provides that the New Advisor shall receive base compensation at the rate of 0.0625% per month (0.75% on an annualized basis) of EQK's gross asset value in the form of a gross asset fee. In addition to base compensation, the New Advisory Agreement provides that the New Advisor, or an affiliate of the New Advisor, shall be entitled to receive an acquisition fee for locating, leasing or purchasing real estate for EQK; a net income fee for the investment and management of EQK's assets; a loan arrangement fee; an incentive fee equal to 10% of net income for the year in excess of a 10% return on shareholders' equity, and 10% of the excess of net capital gains over net capital losses, if any; and a mortgage placement fee, on mortgage loans originated or purchased. The New Advisory Agreement further provides that the New Advisor shall bear the cost of certain expenses of its employees not directly identifiable to EQK's assets, liabilities, operations, business or financial affairs; and miscellaneous administrative expenses relating to the performance by the New Advisor of its duties under the New Advisory Agreement.

     If and to the extent that EQK shall request the New Advisor, or any director, officer, partner or employee of the New Advisor, to render services to EQK other than those required to be rendered by the New Advisor under the New Advisory Agreement, such additional services, if performed, will be compensated separately on terms agreed upon between such party and EQK from time to time.

     The New Advisory Agreement automatically renews from year to year unless terminated in accordance with its terms.

     The EQK Board believes that the New Advisory Agreement is fair to, and in the best interests of, EQK and the holders of EQK Shares. By unanimous vote, the EQK Board approved the New Advisory Agreement Proposal and unanimously recommend that the EQK Shareholders approve the New Advisory Agreement Proposal.

                           THE BOARD ELECTION PROPOSAL

     At the EQK Annual Meeting, the EQK Shareholders, voting together as a class, will be asked to consider and vote upon the members of the EQK Board pursuant to the Board Election Proposal. The Board Election Proposal will require the affirmative vote of EQK Shareholders representing a majority of the total votes authorized to be cast by EQK Shares then outstanding which are present at the EQK Annual Meeting in person or by proxy and entitled to vote thereon.

     The current members of the EQK Board are described below. The term of office of each member of the EQK Board expires at the 1999 annual meeting of the EQK Board or when the respective successor is elected and qualifies. Upon majority approval of the Board Election Proposal by the EQK Shareholder, the current members of the EQK Board shall be re-elected and shall serve until the earlier of (i) the 2000 annual meeting of EQK, or (ii) the appointment of the New EQK Board.

          Sylvan M. Cohen, age 84, has been a Trustee since 1988. Mr. Cohen has been Chairman, Chief Executive Officer, and Trustee of Pennsylvania Real Estate Investment Trust, an American Stock Exchange-listed real estate investment trust, since 1994 and was President and Trustee since its inception in 1960. Mr. Cohen has been Of Counsel to the law firm Drinker Biddle & Reath since 1995. For more than five years prior thereto, Mr. Cohen was a partner in the Philadelphia law firm of Cohen, Shapiro, Polisher, Shiekman and Cohen. Mr. Cohen is formerly a director of Fidelity Bank, Philadelphia, Pennsylvania, and is currently a director of FPA Corporation, an American Stock Exchange-listed real estate development company. Mr. Cohen was a managing trustee of Arbor Property Trust, a NYSE-listed real estate investment trust and successor in interest to EQK Green Acres, L.P., until December 1997. He formerly served as President of the National Association of Real Estate Investment Trusts and the International Council of Shopping Centers.

          Alton G. Marshall, age 77, has been a Trustee since the Trust's inception in 1985. Mr. Marshall has been President of Alton G. Marshall Associates, Inc. a New York City real estate investment firm since 1971. He was formerly a Senior Fellow of the Nelson A. Rockefeller Institute of Government in Albany, New York. He was also Chairman of the Board and Chief Executive Officer of The Lincoln Savings Bank, FSB from March 1984 through December 1990. From 1971 to 1981, he was President of the Rockefeller Center, Inc., a real estate, manufacturing and entertainment company. Mr. Marshall is currently a director of the Hudson River Trust and the New York State Electric & Gas Corp., and was a managing trustee of Arbor Property Trust until December 1997. He is an independent partner of Equitable Capital and Equitable Capital Retirement Fund.

          George R. Peacock, age 75, has been a Trustee since 1988. Mr. Peacock has been sole-owner and President of Carluke, Inc., a real estate investment consulting firm, since 1988. Mr. Peacock had retired from LLREI, a wholly-owned subsidiary of Equitable in August 1988 after serving as Chairman and Chief Executive Officer. Mr. Peacock is a past member of Equitable's Investment Policy Committee. Prior to his retirement, he was also a Senior Vice President of Equitable for approximately twelve years. He is also a former director of ERE and was a managing trustee of Arbor Property Trust until December 1997.

          Phillip E. Stephens, age 51, has been a Trustee since 1990 and is currently Chairman of Stephens Property Group, Inc. Mr. Stephens was Chairman and Chief Executive Officer of Compass, a subsidiary of LLREI, from February 1996 to June 1997 and was President and Chief Executive Officer from January 1992 to January 1996. Mr. Stephens was Executive Vice President of Compass from January 1990 to December 1991. He has also served as President of LLPM, EQK's advisor and a wholly-owned subsidiary of LLREI, from December 1989 to June 1997. Prior to that date and since October 1987, he was President of EQK Partners, the predecessor in interest to LLPM. Prior to that date and since its inception in September 1983, he was Senior

     Vice President and subsequently President of EQK Partners. Mr. Stephens was also a managing trustee of Arbor Property Trust until December 1997.


          Robert C. Robb, Jr., age 53, has been a Trustee since 1991. Mr. Robb has been President of and partner in the management and financial consulting firm of Lewis, Eckert, Robb & Company since 1981. Mr. Robb is currently a director of PNC Bank, N.A., Pittsburgh, Pennsylvania, Tamaqua Cable Products Company, and Brynwood Partners, and is a former director of Brinks, Inc. of Darien, Connecticut.

          Samuel F. Hatcher, age 53, has been a Trustee since January 15, 1999. He has been Senior Executive Vice President and General Counsel for Lend Lease Real Estate Investments, Inc. and its predecessor LLREI Yarmouth since June 1997 and, prior thereto, was Executive Vice President and General Counsel of LLREI since June 1989. Prior to joining LLREI, he was a partner in the real estate practice group of Alston & Bird, an Atlanta law firm. Mr. Hatcher is also a member of the American College of Real Estate Lawyers, National Association of Real Estate Investment Managers, American Corporate Counsel Association and National Association of Public Pension Attorneys. Mr. Hatcher has more than 28 years of legal experience and holds an AB from Davidson College and a JD from Yale Law School.

     Subject to Requisite Shareholder Approval of the Merger-Related Proposals, upon completion of the Merger, pursuant to the Merger Agreement, all of the members of the then current EQK Board will resign and the related vacancies shall be filled with persons designated by ART (the "ART Designated Trustees"), at least one of whom shall be unaffiliated with ART or its affiliates (the "Independent Trustee"). The ART Designated Trustees shall constitute the new board of EQK (the "New EQK Board"). ART currently intends to designate Thomas A. Holland, A. Cal Rossi, Jr., Cooper B. Stuart, Karl L. Blaha and Al Gonzalez as the ART Designated Trustees. To the extent that the current ART Designated Trustees are unwilling or unable to continue to serve as Trustees of EQK, their successors will generally be nominated by the remaining ART Designated Trustees. See "The Declaration Amendment Proposal -- Revision of Trustee Provisions".

     Set forth below are descriptions of the members of the proposed New EQK Board.

          Karl L. Blaha, age 51, has served as a director of ART since June 1996. Mr. Blaha has served as President of ART since October 1993 and as Executive Vice President and Director of Commercial Management of ART from April 1992 to October 1993. Since July 1997, Mr. Blaha has served as Executive Vice President - Commercial Asset Management of BCM, TCI, CMET, IORI, and Syntek Asset management, Inc. ("SAMI"), and since January 1998, of NRLP Management Corp. ("NMC"), which is the general partner of NRLP and National Operating, L.P. ("NOLP") the operating partnership of NRLP and a wholly-owned subsidiary of ART and from April 1992 to August 1995, Mr. Blaha served as an Executive Vice President and Director of Commercial Management of BCM, TCI, CMET, IORI and SAMI. Since November 1998, Mr. Blaha has served as the sole Director of SAMI since October 1998, as Director of Garden National Realty, Inc. and since December 1998, as a Director of NMC. From October 1992 to July 1997, Mr. Blaha served as Executive Vice President of Carmel Realty, Inc., a company owned by First Equity Properties, Inc. ("First Equity"), which is 50% owned by a subsidiary of BCM. Since 1996, Mr. Blaha has served as a Director and President of First Equity. From April 1992 to February 1994, Mr. Blaha served as Executive Vice President and Director of Commercial Management of National Income Realty Trust ("NIRT") and Vinland Property Trust ("VPT"). From August 1988 to March 1992, Mr. Blaha was a Partner and Director of the National Real Estate Operations of First Winthrop Corporation. From April 1984 to August 1988, Mr. Blaha served as a Vice President of Southmark.

          Thomas A. Holland, age 56, has served ART as Executive Vice President and Chief Financial Officer since August 1995, and Senior Vice President and Chief Accounting Officer from July 1990 to August 1995. Mr. Holland has also served BCM, SAMI, CMET, IORI and TCI as Executive Vice President and Chief Financial Officer since August 1995 and Senior Vice President and Chief Accounting Officer from July 1990 to August 1995. He has been Secretary of CMET, IORI and TCI since February 1997 and Executive Vice President and Chief Financial Officer of NMC since January 1998. Mr. Holland was Senior Vice President and Chief Accounting Officer of NIRT and VPT from July 1990 to February 1994.

          A. Cal Rossi, Jr., age 61, currently serves as Executive Vice President and Director of Capital Markets at BCM. He joined BCM as a permanent employee on March 1, 1996. Mr. Rossi is the President of the Rossi Group of Companies and has created world-class hotels and resorts throughout the United States.

          Cooper B. Stuart, age 47, currently serves as Executive Vice President at BCM, where he commenced employment in early 1994. Mr. Stuart currently works in the Capital Markets area of BCM where he is principally involved in both debt and equity transactions including public offerings. Mr. Stuart was also Managing Director of InveQuest Realty Corporation. He was also President of InveQuest Ventures, Inc., InveQuest Incorporated and its subsidiary, InveQuest Properties, Inc., and a General Partner of numerous real estate syndications involving land, office and apartment development. Mr. Stuart served as Senior Vice President of First Financial Equities Corporation from 1988 to 1989. Mr. Stuart is a licensed real estate broker and worked for Moore Myers & Associates from 1980 to 1981. He was employed by Xerox Corporation as a sales executive in the New York and Connecticut areas from 1975 to 1979.

          Al Gonzalez, age 62, has been a director of ART since 1989 and has served as President of AGE Refining, Inc., a petroleum refining and marketing firm, since March 1991. From January 1988 to March 1991, Mr. Gonzalez served as President of Moody-Day Inc., a company that sells and leases construction equipment and supplies; owner and President of Gulf-Tex Construction Company; and owner and lessor of two restaurant sites in Dallas, Texas. Mr. Gonzalez has served as a director since April of 1990 of Avacelle, Inc. ("Avacelle") which is 53% owned by ART and 47% owned by BCM. From 1988 to 1992, Mr. Gonzalez served as a director of Greenbriar Corp. From 1987 to 1989, Mr. Gonzalez served as a member of the Dallas City Council. On March 18, 1992, Avacelle filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code and an Order confirming its Plan of Reorganization was entered October 18, 1993 by the United States Bankruptcy Court, Northern Division of Oklahoma. On April 21, 1997, Avacelle again filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. Avacelle voluntarily dismissed the petition in 1998.

     Pursuant to the Amended Declaration of Trust, the unanimous consent of a committee of the New EQK Board consisting of the Independent Trustee and at least two other ART Designated Trustees shall be required to approve (i) transactions between EQK and ART and any of their respective affiliates and other related persons (other than transactions between related parties pursuant to the New Advisory Agreement), and (ii) any amendments to EQK's organizational documents. The New EQK Board will not review the New Advisory Agreement because it is included in the three Merger-Related Proposals and thus will be voted on before the election of the New EQK Board under the Board Election Proposal.


                               DESCRIPTION OF ART

     ART, a Georgia corporation, is the successor to a District of Columbia business trust organized pursuant to a declaration of trust dated July 14, 1961. The business trust merged into ART on June 24, 1988. ART invests in equity interests in real estate (including equity securities of real estate-related entities), leases, joint venture development projects and partnerships and finances real estate and real estate activities through investments in mortgage loans. ART has invested in private and open market purchases in the equity securities of CMET, IORI, TCI and NRLP.

     The ART Board has broad authority under ART's governing documents to make all types of real estate investments, including mortgage loans and equity real estate investments, as well as investments in the securities of other entities, whether or not such entities are engaged in real estate-related activities.

     Although the ART Board is directly responsible for managing the affairs of ART and for setting the policies which guide it, the day-to-day operations of ART are performed by BCM, an affiliate of and advisor to ART. BCM is a contractual advisor under the supervision of the ART Board. The duties of BCM include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note investment and sales opportunities, as well as financing and refinancing sources for ART. BCM also serves as a consultant in connection with ART's business plan and investment policy decisions made by the ART Board.

     BCM, an affiliate of and advisor to ART, is a company owned by a trust for the benefit of the children of Gene E. Phillips, the Chairman of the Board and a Director of ART until November 16, 1992. Gene E. Phillips served as a director of BCM until December 22, 1989 and as Chief Executive Officer of BCM until September 1, 1992. Gene E. Phillips currently serves as a representative of the trust that owns BCM for the benefit of his children and, in such capacity, Gene
E. Phillips has substantial contact with the management of BCM and input with respect to BCM's performance of advisory services to ART. As of March 31, 1999, BCM owned 5,753,072 ART Common Shares, representing approximately 54.5% of the ART Common Shares then outstanding. BCM has been providing advisory services to ART since February 6, 1989. BCM also serves as advisor to CMET, IORI and TCI. Karl L. Blaha, Randall M. Paulson, Bruce A. Endendyk, Steven K. Johnson and Thomas A. Holland, executive officers of ART, are also executive officers of CMET, IORI and TCI. Karl L. Blaha also serves as a Director of ART and as a director of NMC, the general partner of NRLP and NOLP. On December 18, 1998, NMC, a wholly-owned subsidiary of ART, was elected general partner of NRLP and NOLP. BCM performs certain administrative functions for NRLP and NOLP on a cost reimbursement basis.

     Gene E. Phillips is the former chairman of Southmark, a real estate syndicator and parent of San Jacinto. As a result of a deadlock on Southmark's Board of Directors, Mr. Phillips, among others, reached an agreement whereby he resigned his positions with Southmark and certain of Southmark's subsidiaries and affiliates in January 1989. Southmark filed a voluntary petition in bankruptcy under Chapter 11 of the United States Bankruptcy Code in July 1989. In November 1990, San Jacinto was placed under conservatorship of the RTC by federal banking authorities. In December 1990, San Jacinto was converted into a Federal Association and placed in receivership. Mr. Phillips has been named as a defendant in a number of lawsuits brought by the RTC and private plaintiffs in which the allegations made against Mr. Phillips included breach of fiduciary duty and other misconduct, which allegations were denied by Mr.
Phillips.  These actions have been dismissed or settled.

     Since February 1, 1990, affiliates of BCM have provided property management services to ART. Currently, Carmel Realty Services, Ltd. ("Carmel, Ltd.") provides such property management services. Carmel, Ltd. subcontracts with other entities for the provision of the property-level management services to ART at various rates. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are (i) First Equity which is 50% owned by a subsidiary of BCM,
(ii) Gene E. Phillips, and (iii) a trust for the benefit of the children of Gene
E. Phillips. Carmel, Ltd. subcontracts the property-level management of 15 of ART's commercial properties (shopping centers, office buildings and a merchandise mart) and its hotels to Carmel Realty, Inc. ("Carmel Realty") which is a company owned by First Equity. Carmel Realty is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Carmel, Ltd.

     Affiliates of BCM are also entitled to receive real estate brokerage commissions in accordance with the terms of the advisory agreement between ART and BCM.

     ART has no employees itself, but PWSI, a wholly-owned food service subsidiary of ART, had approximately 900 employees and a majority owned development subsidiary of ART had five employees as of March 31, 1999. Employees of BCM render services to ART.

     ART's principal offices are located at 10670 North Central Expressway, Suite 300, Dallas, Texas 75231. ART's telephone number is (214) 692-4700.


                          EXECUTIVE COMPENSATION OF ART

     ART itself has no employees, payroll or employee benefit plans and pays no compensation to executive officers of ART. The Directors and executive officers of ART who are also officers or employees of BCM are compensated by BCM. Such affiliated Directors and executive officers of ART perform a variety of services for BCM and the amount of their compensation is determined solely by BCM. BCM does not allocate the cash compensation of its officers among the various entities for which it serves as advisor.

     The only direct remuneration paid by ART is to those Directors who are not officers or employees of BCM or its affiliated companies. ART compensates its independent Directors at the rate of $20,000 per year, plus $300 per Audit Committee meeting attended. In addition, the Chairman of the Audit Committee receives an annual fee of $500. During 1998, ART paid a total of $65,600 to its independent Directors for all meetings as follows: Roy E. Bode, $21,900; Al Gonzalez, $22,400; and Cliff Harris, $21,300.

     In September 1997, the ART Board, including all of the independent Directors, approved ART's 1997 Stock Option Plan (the "Plan"). The Plan was approved by the ART stockholders at ART's annual meeting on January 19, 1998. The Plan is intended principally as an incentive for and as a means of encouraging ownership of ART Common Stock, by eligible persons, including certain Directors and officers of ART. Options may be granted either as incentive stock options (which qualify for certain favorable tax treatment), or as non-qualified stock options. Incentive stock options cannot be granted to, among others, persons who are not employees of ART, or of any parent or subsidiary of ART, or to persons who fail to satisfy certain criteria concerning ownership of less than 10% of the shares of ART. The Plan is administered by the Stock Option Committee, which currently consists of three independent Directors of ART. The exercise price per share of an option will not be less than 100% of the fair market value per share on the date of grant thereof. ART receives no consideration for the grant of an option. As of December 31, 1998, there were 276,750 stock options outstanding under the Plan.

     In January 1999, ART's shareholders approved the Director Stock Option Plan ("Director Plan") which provides for options to purchase up to 40,000 ART Common Shares. Options granted pursuant to the Director Plan are immediately exercisable and expire on the earlier of the first anniversary of the date on which a Director ceases to be a Director or ten years from the date of grant. Each independent Director was granted an option to purchase 1,000 shares at an exercise price of $16.25 per share on January 11, 1999, the date stockholders approved the plan. Each independent Director will be awarded an option to purchase an additional 1,000 shares on January 1 of each year.


                               THE BUSINESS OF ART

GENERAL

     ART, a Georgia corporation, is the successor to a District of Columbia business trust. ART elected to be treated as a REIT under Sections 856 through 860 of the Code, during the period July 1, 1987 through December 31, 1990.
ART allowed its REIT tax status to lapse in 1991.

     ART's primary business is investing in equity interests in real estate (including equity securities of real estate- related entities), leases, joint venture development projects and partnerships and to a lesser extent financing real estate and real estate activities through investments in mortgage loans, including first, wraparound and junior mortgage loans. The ART Board has broad authority under ART's governing documents to make all types of real estate investments, including mortgage loans and equity real estate investments, as well as investments in the securities of other entities, whether or not such entities are engaged in real estate-related activities. ART does not have a policy limiting the amount or percentage of assets that may be invested in any particular property or type of property or in any geographic area. ART's governing documents do not contain any limitation on the amount or percentage of indebtedness ART may incur.

     Effective December 18, 1998, NMC, a wholly-owned subsidiary of ART, was elected general partner of NRLP and NOLP. NRLP is a publicly traded master limited partnership which was formed under the Delaware Uniform Limited Partnership Act on January 29, 1998. It commenced operations on September 18, 1987 when, through NOLP, it acquired all of the assets, and assumed all of the liabilities, of 35 public and private limited partnership. NRLP is the sole limited partner of NOLP and owns 99% of the beneficial interest in NOLP. NRLP and NOLP operate as an economic unit and, unless the context otherwise requires, all references herein to the Partnership shall constitute references to NRLP and NOLP as a unit. Until December 18, 1998, the general partner and owner of 1% of the beneficial interest in each of NRLP and NOLP was Syntek Asset Management, L.P. ("SAMLP"), a Delaware limited partnership, of which ART is a 96% limited partner. With its election as general partner, NMC succeeded to SAMLP's 1% beneficial interest in each of NRLP and NOLP. NMC also assumed liability for SAMLP's note for its capital contribution to the Partnership. In addition, NMC assumed liability for a note which requires the repayment of the $11.5 million paid by the Partnership under the Moorman litigation settlement plus the $808,000 in court ordered attorney's fees and the $30,000 paid to Joseph B. Moorman. This note requires repayment over a ten-year period, bears interest at a variable rate, currently 7.2% per annum, and is guaranteed by ART.

     At March 31, 1999 in addition to its general partner interest, ART owned approximately 55.0% of the outstanding limited partner units of NRLP. Prior to NMC's being elected as general partner of NRLP and NOLP, ART accounted for its investment in the Partnership under the equity method. As of December 31, 1998, ART has consolidated the Partnership's accounts and will consolidate its operations subsequent to such date. NMC, has discretion in determining methods of obtaining funds for the Partnership's operations, and the acquisition and disposition of its assets.

     ART, through PWSI, also operates and franchises pizza parlors featuring pizza delivery, carry-out and dine-in under the trademark "Me-N-Ed's" in California and Texas. The first Me-N-Ed's pizza parlor opened in 1962. At March 31, 1999 there were 56 Me-N-Ed's pizza parlors in operation, consisting of 50 owned and six franchised pizza parlors. Seven of the owned pizza parlors were in Texas and the remainder were in California.

     ART's businesses are not seasonal. With regard to real estate investments, ART is seeking both current income and capital appreciation. ART's plan of operation is to continue, to the extent its liquidity permits, to make equity investments in income producing real estate such as apartment complexes and commercial properties or equity securities of real estate-related entities. ART also intends to pursue higher risk, higher reward investments, such as improved and unimproved land where it can obtain financing of substantially all of a property's purchase price. ART intends to seek selected dispositions of certain of its assets, in particular certain of its land holdings, where the prices obtainable for such assets justify their disposition. ART has determined that it will no longer actively seek to fund or purchase mortgage loans. It may, however, in selected instances, originate mortgage loans or it may provide purchase money financing in conjunction with a property sale. The Partnership, however, has increased its lending activity, funding 16 loans in 1998, including a $95.0 million loan commitment to ART and a $12.4 million loan assumed by NMC in connection with the Moorman Settlement Agreement.

     ART may purchase or lease properties for long-term investment, develop or redevelop its properties or sell such properties, in whole or in part, when circumstances warrant. ART currently participates and may continue to participate with other entities in property ownership, through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness that have priority over ART's equity interest.

     ART may repurchase or otherwise reacquire ART Common Shares, Special Stock (as defined under "Description of the Capital Stock of ART -- General") or other securities and may also invest in securities of other entities engaged in real estate activities or securities of other issuers. ART may invest in the securities of other issuers in connection with acquisitions of indirect interests in real estate (normally general or limited partnership interests in special purpose partnerships owning one or more properties). ART may in the future acquire all or substantially all of the securities or assets of real estate investment trusts, management companies or similar entities where such investments would be consistent with its investment policies. ART may also invest in securities of other issuers from time to time for the purpose of exercising control. It is not intended that ART's investments in securities will require it to register as an "investment company" under the Investment Company Act of 1940, as amended, and it is intended that ART would divest securities before any such registration would be required.

     The ART Board may devote available assets to particular investments or types of investments, without restriction on the amount or percentage of ART's assets that may be so devoted to a single investment or to any particular type of investment, and without limit on the percentage of securities of any one issuer that ART may acquire. ART's investment objectives and policies may be changed at any time by the ART Board without the approval of ART's stockholders. See "Risk Factors -- Risks Relating to ART's Business -- Changes in ART's Policies Without Stockholder Approval."

     To the extent that the ART Board determines to seek additional capital, ART may raise such capital through additional equity offerings, debt financing or retention of cash flow, or a combination of these methods. If the ART Board determines to raise additional equity capital, it may, without stockholder approval, issue additional shares of ART Common Stock or Special Stock up to the amount of its authorized capital in any manner (and on such terms and for such consideration) as it deems appropriate, including in exchange for property. Such securities may be senior to the outstanding ART Common Shares and may include additional series of Special Stock (which may be convertible into

ART Common Shares). Existing stockholders of ART will have no preemptive right to purchase shares in any subsequent offering of securities by ART, and any such offering could cause a dilution of a stockholder's investment in ART.

     To the extent that the ART Board determines to obtain additional debt financing, ART intends to do so generally through mortgages on properties. Such mortgages may be recourse, non-recourse or cross-collateralized. ART does not have a policy limiting the number or amount of mortgages that may be placed on any particular property, but mortgage financing instruments usually limit additional indebtedness on such properties. ART may also borrow funds through bank borrowings, publicly and privately placed debt instruments, or purchase money obligations to the sellers of properties, any of which indebtedness may be unsecured or may be secured by any or all of the assets of ART or any existing or new property-owning entity in which ART holds an interest and may have full or limited recourse to all or any portion of the assets of ART, or any such existing or new property-owning entity.

     ART may seek to obtain unsecured or secured lines of credit or may determine to issue debt securities (which may be convertible into capital stock or be accompanied by warrants to purchase capital stock), or to sell or securitize its receivables. The proceeds from any borrowings may be used to finance acquisitions, to develop or redevelop properties, to refinance existing indebtedness or for working capital or capital improvements. ART also may determine to finance acquisitions through the exchange of properties or issuance of additional ART Preferred Shares, ART Common Shares, Special Stock or other securities.

     ART has made and may in the future make loans to joint ventures or other entities in which it participates. ART does not intend to engage in (i) trading, underwriting or agency distribution or sale of securities of other issuers and
(ii) the active trade of loans and investments, other than in connection with acquisitions of additional interests in CMET, IORI, TCI and NRLP.

     Except as required under the Exchange Act, and the rules and regulations of the NYSE, ART is not required to make annual or other reports to its securityholders.

     The specific composition of ART's real estate and mortgage notes receivable portfolios from time to time depends largely on the judgment of ART's management as to changing investment opportunities and the level of risk associated with specific investments or types of investments. ART's management intends to continue to maintain real estate and mortgage notes receivable portfolios diversified by location and type of property. In addition to its equity investments in real estate and mortgage notes, ART has also invested in private and open market purchases of the equity securities of CMET, IORI, TCI and NRLP.

GEOGRAPHIC REGIONS

     For purposes of its investments, ART has divided the continental United States into the following six geographic regions.

     Northeast region comprised of the states of Connecticut, Delaware, Maine, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island and Vermont, and the District of Columbia. As of March 31, 1999, ART had no properties in this region.

     Southeast region comprised of the states of Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee and Virginia. As of March 31, 1999, ART had 42 apartment complexes and two hotels in this region.

     Southwest region comprised of the states of Arizona, Arkansas, Louisiana, New Mexico, Oklahoma and Texas. As of March 31, 1999, ART had 19 apartment complexes and five commercial properties in this region.

     Midwest region comprised of the states of Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota, West Virginia and Wisconsin. As of March 31, 1999, ART had 22 apartment complexes, two commercial properties and one hotel in this region.

     Mountain region comprised of the states of Colorado, Idaho, Montana, Nevada, Utah and Wyoming. As of March 31, 1999, ART had two apartment complexes, three commercial properties and two hotels in this region.

     Pacific region comprised of the states of Alaska, California, Oregon and Washington. As of March 31, 1999, ART had three apartment complexes, three commercial properties and four hotels in this region.

Excluded from the above are a single family residence in Dallas, Texas and 60 parcels of improved and unimproved land as described below.

REAL ESTATE

     At March 31, 1999, approximately 84% of ART's assets were invested in real estate and the equity securities of real estate entities. ART has invested in real estate located throughout the continental United States, either on a leveraged or nonleveraged basis. ART's real estate portfolio consists of properties held for investment, investments in partnerships, properties held for sale and investments in equity securities of CMET, IORI and TCI.

     Types of Real Estate Investments. ART's real estate consists of apartments, commercial properties (office buildings, shopping centers and a merchandise mart), hotels and improved and unimproved land. In selecting new real estate investments, the location, age and type of property, gross rents, lease terms, financial and business standing of tenants, operating expenses, fixed charges, land values and physical condition are among the factors considered. ART may acquire properties subject to or assume existing debt and may mortgage, pledge or otherwise obtain financing for its properties. The ART Board may alter the types of and criteria for selecting new real estate investments and for obtaining financing without a vote of ART's stockholders.

     Although ART has typically invested in developed real estate, ART may also invest in new construction or development either directly or in partnership with nonaffiliated parties or affiliates (subject to approval by the ART Board). To the extent that ART invests in construction and development projects, ART would be subject to business risks, such as cost overruns and construction delays, associated with such higher risk projects.

     During 1998, ART completed construction of One Hickory Center, a 102,615 sq. ft. office building in Farmers Branch, Texas. In December 1998, ART commenced construction of Two Hickory Center, a 102,607 sq. ft. office building also in Farmers Branch, Texas.

     In the opinion of ART's management, the properties owned by ART are adequately covered by insurance.

     The following table sets forth the percentages, by property type and geographic region, of ART's owned real estate (excluding the 60 parcels of improved and unimproved land, and a single family residence, described below) at March 31, 1999.



-------------------------------------------------------------------------------------
   Region            Apartments          Commercial Properties                 Hotels
   ------            ----------          ---------------------                -------
-------------------------------------------------------------------------------------
Midwest                 32.2%                    34.7%                          13.9%
-------------------------------------------------------------------------------------
Mountain                 4.4                     26.6                           11.4
-------------------------------------------------------------------------------------
Pacific                  2.6                      9.5                           45.9
-------------------------------------------------------------------------------------
Southeast               30.6                     16.8                           28.8
-------------------------------------------------------------------------------------
Southwest               30.2                     12.4                             --
                      ------                     ----                         ------
-------------------------------------------------------------------------------------
Total                  100.0%                   100.0%                         100.0%
-------------------------------------------------------------------------------------



     The foregoing table is based solely on the number of apartment units, commercial square footage and hotel rooms owned by ART, as applicable, and does not reflect the value of ART's investment in each region. Excluded from the above table are a single family residence in Dallas, Texas and 60 parcels of improved and unimproved land consisting of: one developed residential lot in a residential subdivision in Fort Worth, Texas, a 46.1 acre land parcel in Las Colinas, Texas; a 3.5 acre land parcel in downtown Atlanta, Georgia; a 329.4 acre land parcel in Denver, Colorado; seven parcels of land in Dallas County, Texas, totaling 436.0 acres; three parcels of land in Irving, Texas, totaling 294.1 acres; a 420.0 acre land parcel in Duchense, Utah; a 82.4 acre land parcel in Oceanside, California; four parcels of land in Tarrant County, Texas, totaling 1,688.0 acres; two parcels of land in Harris County, Texas, totaling 456.4 acres; ten parcels of land in Collin County, Texas, totaling 1,082.2 acres; eight parcels of land in Farmers Branch, Texas, totaling 101.24 acres; three parcels of land in Plano, Texas, totaling 175.4 acres; a 1,448 acre land parcel in Austin, Texas; three parcels of land in Palm Desert, California, totaling
946.8 acres; a 41.8 acre land parcel in Travis County, Texas; two parcels of land in Houston, Texas, totaling 139.5 acres; a 54.2 acre land parcel in Fort Worth, Texas; a 160.0 acre land parcel in Lewisville, Texas; a 7.7 acre land parcel in Carrollton, Texas; a 19.4 acre land parcel in Santa Clarita, California; and six additional land parcels totaling approximately 113.5 acres.

     A summary of the activity in ART's owned real estate portfolio during 1998 and through March 31, 1999 was as follows:



Owned properties in real estate portfolio at January 1, 1998 ....            56
Partnership properties ..........................................            66
Properties purchased ............................................            57
Property constructed ............................................             1
Property obtained through foreclosure ...........................             1
Properties sold .................................................            (6)
Owned properties in real estate portfolio at
                                                                           ----
 March 31, 1999 .................................................           175
                                                                           ====



         Properties Held for Investment. Set forth below are ART's properties held for investment and the monthly rental rate for apartments and the average annual rental rate for commercial properties and the average daily room rate and total room revenue divided by total available rooms for hotels and occupancy at December 31, 1998, 1997, 1996, 1995 and 1994 for apartments and commercial properties and average occupancy during such periods for hotels:



-------------------------------------------------------------------------------------------------------------------------
                                                                                             Rent per Square Foot
                                                        Units/Square           ------------------------------------------
       Property                Location                   Footage                1998     1997     1996      1995    1994
       --------                --------                   -------                ----     ----     ----      ----    ----
-------------------------------------------------------------------------------------------------------------------------
Apartments:
Ashford                 Tampa, FL               56 units/42,196 sq. ft.       $  .74     $   *   $    *     $   *   $  *
Bay Anchor              Panama City, FL         12 units/10,700 sq. ft.          .54         *        *         *      *
Carriage Park           Tampa, FL               46 units/36,750 sq. ft.          .80         *        *         *      *
Chateau Bayou           Ocean Springs, MS       122 units/105,536 sq. ft.        .71         *        *         *      *
Concord                 Indianapolis, IN        198 units/129,380 sq. ft.        .19         *        *         *      *
Conradi House           Tallahassee, FL         98 units/49,900 sq. ft.          .71         *        *         *      *
Country Squire          Indianapolis, IN        225 units/158,625 sq. ft.        .15         *        *         *      *
Crossing Church         Tampa, FL               52 units/40,024 sq. ft.          .73         *        *         *      *
Daluce                  Tallahassee, FL         112 units/95,432 sq. ft.         .59         *        *         *      *
Edgewater
   Gardens              Biloxi, MS              140 units/148,900 sq. ft.        .56         *        *         *      *
Falcon House            Ft. Walton, FL          82 units/71,220 sq. ft.          .62         *        *         *      *
Georgetown              Panama City, FL         44 units/36,160 sq. ft.          .61         *        *         *      *
Governor Square         Tallahassee, FL         168 units/146,550 sq. ft.        .60         *        *         *      *
Grand Lagoon            Panama City, FL         54 units/47,460 sq. ft.          .73         *        *         *      *
Greenbriar              Tallahassee, FL         50 units/36,600 sq. ft.          .70         *        *         *      *
Lake Chateau            Thomasville, GA         98 units/65,800 sq. ft.          .56         *        *         *      *
Landings/Marina         Pensacola, FL           52 units/34,464 sq. ft.          .67         *        *         *      *
Lee Hills               Tallahassee, FL         16 units/14,720 sq. ft.          .54         *        *         *      *
Med Villas              San Antonio, TX         140 units/158960 sq. ft.         .49         *        *         *      *
Morning Star            Tallahassee, FL         82 units/41,000 sq. ft.          .76         *        *         *      *
Northside Villas        Tallahassee, FL         81 units/134,000 sq. ft.         .57         *        *         *      *
Oak Hill                Tallahassee, FL         92 units/81,240 sq. ft.          .60         *        *         *      *
Park Avenue             Tallahassee, FL         121 units/78979 sq. ft.          .79         *        *         *      *
Pinecrest               Tallahassee, FL         48 units/46,400 sq. ft.          .57         *        *         *      *
Regency                 Tampa, FL               78 units/55,810 sq. ft.          .81         *        *         *      *
Rolling Hills           Tallahassee, FL         134 units/115,730 sq. ft.        .61         *        *         *      *
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                                             Rent per Square Foot
                                                     Units/Square              ------------------------------------------
       Property             Location                   Footage                 1998     1997     1996      1995    1994
       --------             --------                   -------                 ----     ----     ----      ----    ----
-------------------------------------------------------------------------------------------------------------------------
Seville                 Tallahassee, FL         62 units/63,360 sq. ft.         .56      *         *         *       *
Stonegate               Tallahassee, FL         83 units/34,900 sq. ft.         .77      *         *         *       *
Sunset                  Odessa, TX              240 units/160,400 sq. ft.       .46      *         *         *       *
Valley Hi               Tallahassee, FL         54 units/27,800 sq. ft.         .71      *         *         *       *
Villager                Ft. Walton, FL          33 units/22,840 sq. ft.         .71      *         *         *       *
Waters Edge III         Gulfport, MS            238 units/212,216 sq. ft.       .59      *         *         *       *
Westwood                Mary Ester, FL          120 units/93,000 sq. ft.        .67      *         *         *       *
Westwood Parc           Tallahassee, FL         94 units/55,950 sq. ft.         .69      *         *         *       *
White Pines             Tallahassee, FL         85 units/17,000 sq. ft.         .74      *         *         *       *
Windsor Tower           Ocala, FL               64 units/66,000 sq. ft.         .45      *         *         *       *
Arlington Place         Pasadena, TX            230 units/205,476 sq. ft.       .64     .63       .62       .60     .60
Barcelona               Tampa, FL               368 units/346,144 sq. ft.       .52     .50       .49       .47     .49
Bavarian                Middletown, OH          259 units/229,560 sq. ft.       .63     .63       .62       .60     .59
Bent Tree               Addison, TX             292 units/244,480 sq. ft.       .73     .70       .66       .60     .56
Blackhawk               Ft. Wayne, IN           209 units/190,520 sq. ft.       .57     .54       .53       .53     .53
Bridgestone             Friendswood, TX         76 units/65,519 sq. ft.         .67     .64       .64       .62     .62
Candlelight Square      Lenexa, KS              119 units/114,630 sq. ft.       .61     .58       .55       .53     .51
Chalet I                Topeka, KS              162 units/131,791 sq. ft.       .65     .62       .61       .61     .61
Chalet II               Topeka, KS              72 units/49,164 sq. ft.         .70     .68       .67       .67      *
Chateau                 Bellevue, NE            115 units/99,220 sq. ft.        .71     .69       .63       .60     .59
Club Mar                Sarasota, FL            248 units/230,180 sq. ft.       .65     .61       .59       .57     .59
Confederate Point       Jacksonville, FL        206 units/277,860 sq. ft.       .58     .46       .45       .44     .42
Country Place           Round Rock, TX          152 units/119,808 sq. ft.       .72     .71       .71       .68     .63
Covered Bridge          Gainesville, FL         176 units/171,416 sq. ft.       .64     .64       .63       .60     .57
Fair Oaks               Euless, TX              208 units/166,432 sq. ft.       .65     .61       .58       .55     .52
Four Seasons            Denver, CO              384 units/254,900 sq. ft.       .86     .80       .78       .77     .74
Fox Club                Indianapolis, IN        336 units/317,600 sq. ft.       .56     .54       .54       .54     .54
Foxwood                 Memphis, TN             220 units/212,000 sq. ft.       .57     .54       .51       .49     .46
Hidden Valley           Grand Rapids, MI        176 units/260,970 sq. ft.       .54     .52       .52       .51     .49
Horizon East            Dallas, TX              166 units/141,081 sq. ft.       .55     .53       .52       .50     .48
Kimberly Woods          Tucson, AZ              279 units/249,678 sq. ft.       .59     .57       .55       .54     .52
La Mirada               Jacksonville, FL        320 units/341,400 sq. ft.       .52     .51       .50       .47     .46
Lake Nora Arms          Indianapolis, IN        588 units/429,380 sq. ft.       .68     .65       .63       .61     .60
Lantern Ridge           Richmond, VA            120 units/112,296 sq. ft.       .54     .53       .51       .50     .49
Mallard Lake            Greensboro, NC          336 units/295,560 sq. ft.       .64     .63       .62       .59     .57
Manchester
   Commons              Manchester, MO          280 units/331,820 sq. ft.       .56     .53       .50       .49     .46
Mesa Ridge              Mesa, AZ                480 units/386,336 sq. ft.       .68     .65       .65       .61     .57
Nora Pines              Indianapolis, IN        254 units/254,676 sq. ft.       .60     .59       .57       .55     .55
Oak Hollow              Austin, TX              409 units/290,072 sq. ft.       .90     .87       .87       .81     .75
Oak Tree                Grandview, MO           189 units/160,591 sq. ft.       .90     .57       .54       .52     .52
Olde Towne              Middletown, OH          199 units/179,395 sq. ft.       .60     .57       .57       .57     .57
Pheasant Ridge          Bellevue, NE            264 units/243,960 sq. ft.       .58     .61       .56       .51     .51
Pines                   Little Rock, AR         257 units/221,981 sq. ft.       .62     .41       .41       .39     .37
Place One               Tulsa, OK               407 units/302,263 sq. ft.       .42     .57       .51       .49     .47
Quail Point             Huntsville, AL          184 units/202,602 sq. ft.       .58     .42       .42       .41     .41
Regency                 Lincoln, NE             106 units/111,700 sq. ft.       .44     .63       .60       .56     .56
Regency Falls           San Antonio, TX         546 units/348,692 sq. ft.       .67     .63       .63       .63     .60
Rockborough             Denver, CO              345 units/249,723 sq. ft.       .64     .73       .70       .70     .67
Santa Fe                Kansas City, MO         225 units/180,416 sq. ft.       .80     .56       .53       .52     .51
Shadowood               Addison, TX             184 units/134,616 sq. ft.       .58     .74       .69       .66     .64
Sherwood Glen           Urbandale, IA           180 units/143,745 sq. ft.       .76     .77       .75       .74     .72
Stonebridge             Florissant, MO          100 units/140,576 sq. ft.       .79     .45       .43       .46     .46
Summerwind              Reseda, CA              172 units/114,711 sq. ft.       .46     .90       .90       .97     .97
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                                             Rent per Square Foot
                                                     Units/Square              ------------------------------------------
       Property             Location                   Footage                 1998     1997     1996      1995    1994
       --------             --------                   -------                 ----     ----     ----      ----    ----
-------------------------------------------------------------------------------------------------------------------------
Sun Hollow              El Paso, TX             216 units/156,000 sq. ft.        .93      .65      .64      .63     .63
Tanglewood              Arlington
                          Heights, IL           838 units/612,816 sq. ft.       1.07     1.03      .99      .96     .96
Timber Creek            Omaha, NE               180 units/162,252 sq. ft.        .70      .66      .64      .60     .59
Villa Del Mar           Wichita, KS             162 units/128,004 sq. ft.        .60      .58      .58      .58     .57
Villas                  Plano, TX               208 units/156,632 sq. ft.        .80      .77      .73      .70     .67
Whispering Pines        Canoga Park, CA         102 units/61,671 sq. ft.        1.05     1.01     1.00      .98     .98
Whispering Pines        Topeka, KS              320 units/299,264 sq. ft.        .51      .49      .49      .49     .49
Windridge               Austin, TX              408 units/281,778 sq. ft.        .89      .88      .88      .85     .80
Windtree I & II         Reseda, CA              159 units/109,062 sq. ft.        .93      .90      .90      .90     .90
Woodlake                Carrollton, TX          256 units/210,208 sq. ft.        .77      .73      .68      .66     .63
Woodsong II             Smyrna, GA              190 units/207,460 sq. ft.        .56      .54      .54      .51     .46
Woodstock               Dallas, TX              320 units/222,112 sq. ft.        .63      .60      .56      .54     .51
-------------------------------------------------------------------------------------------------------------------------
Office Buildings:
56 Expressway           Oklahoma City, OK         54,649 sq. ft.                9.53     8.64     8.21     7.94    7.77
Executive Court         Memphis, TN               41,840 sq. ft.               10.64     9.79    10.11     9.87    9.91
Marina Playa            Santa Clara, CA          124,322 sq. ft.               21.55    20.54    19.54    18.11   17.00
Melrose Business
   Park                 Oklahoma City, OK        124,200 sq. ft.                3.03     2.88     2.76     2.65    2.59
One Hickory             Farmers
   Center                  Branch, TX            102,615 sq. ft.                  --        *        *        *       *
 Rosedale Towers        Minneapolis, MN           84,798 sq. ft.               15.48    15.03    14.88    13.16   14.46
University Square       Anchorage, AK             22,260 sq. ft.               13.83    14.07    15.07    13.16   13.81
-------------------------------------------------------------------------------------------------------------------------
Shopping Centers:
Collection              Denver, CO               267,812 sq. ft.                8.92     9.46        *        *       *
Cross County Mall       Mattoon, IL              304,575 sq. ft.                4.99     4.88     4.90     4.86    4.39
Cullman                 Cullman, AL               92,466 sq. ft.                3.91     3.87     3.86     3.83    3.82
Harbor Plaza            Aurora, CO                45,863 sq. ft.                9.86     9.44     8.73     8.42    7.82
Katella Plaza           Orange, CA                52,169 sq. ft.                9.79     9.20     7.73     9.97   11.34
Oak Tree Village        Lubbock, TX               45,623 sq. ft.                8.27     8.17     7.98     7.34       *
Preston Square          Dallas, TX                35,508 sq. ft.               16.04    15.26        *        *       *
Regency Point           Jacksonville, FL          67,410 sq. ft.               12.36    12.07    11.39    11.26   10.63
Westwood                Tallahassee, FL          149,855 sq. ft.                6.77     6.44     6.42     5.31    5.00
Merchandise Mart:
Denver Mart             Denver, CO               509,008 sq. ft.               11.35    14.75    15.33    14.53   14.18
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                                            Average Room Rate
                                                              ------------------------------------------
       Property             Location              Rooms         1998     1997     1996     1995    1994
       --------             --------              -----         ----     ----     ----     ----    ----
--------------------------------------------------------------------------------------------------------
Hotels:
Best Western
  Oceanside             Virginia Beach, VA      110 Rooms     $ 92.65   $ 90.44  $ 41.11   $ *     $ *
Continental             Las Vegas, NV           371 Rooms        **         *        *       *       *
Holiday Inn             Kansas City, MO         196 Rooms       65.38     70.73    66.46   61.66   52.47
Piccadilly Airport      Fresno, CA              185 Rooms       68.53     62.98      *       *       *
Piccadilly Chateau      Fresno, CA               78 Rooms       55.18     50.86      *       *       *
Piccadilly Shaw         Fresno, CA              194 Rooms       70.63     64.07      *       *       *
Piccadilly              Fresno, CA              190 Rooms       67.42     62.22      *       *       *
   University
Quality Inn             Denver, CO              161 Rooms       54.07     53.15    46.66   44.69   42.38
Williamsburg
 Hospitality House      Williamsburg, VA        296 Rooms       85.87     81.87      *       *       *
--------------------------------------------------------------------------------------------------------



*    Property was acquired in 1995, 1996, 1997 or 1998.
**   Leased to a licensed casino operator.

                                              Total Room Revenues Divided
                                               by Total Available Rooms
--------------------------------------------------------------------------------------------------
        Property             1998           1997           1996             1995            1994
        --------             ----           ----           ----             ----            ----
--------------------------------------------------------------------------------------------------
Hotels:
Best Western
  Oceanside                $ 60.37        $ 54.03         $ 17.69         $   *           $   *
Continental                  **              *               *                *               *
Holiday Inn                  51.38          54.13           52.63            46.31           39.27
Piccadilly Airport           41.68          35.94            *                *               *
Piccadilly Chateau           33.19          27.74            *                *               *
Piccadilly Shaw              46.71          41.17            *                *               *
Piccadilly University        39.42          35.65            *                *               *
Quality Inn                  32.95          28.02           16.80            17.79           17.73
Williamsburg
 Hospitality House           54.85          55.30            *                *               *
--------------------------------------------------------------------------------------------------



*    Property was acquired in 1995, 1996, 1997 or 1998.
**   Leased to a licensed casino operator.



------------------------------------------------------------------------------------------------
                                                       Occupancy %
------------------------------------------------------------------------------------------------
        Property              1998         1997          1996           1995           1994
        --------              ----         ----          ----           ----           ----
------------------------------------------------------------------------------------------------
Apartments:
Ashford                         98            *           *              *                *
Bay Anchor                      83            *           *              *                *
Carriage Park                   94            *           *              *                *
Chateau Bayou                   98            *           *              *                *
Concord                         33            *           *              *                *
Conradi House                   96            *           *              *                *
Country Squire                  27            *           *              *                *
Crossing Church                 98            *           *              *                *
Daluce                          94            *           *              *                *
Edgewater Gardens               99            *           *              *                *
Falcon House                    93            *           *              *                *
Georgetown                      93            *           *              *                *
Governor Square                 92            *           *              *                *
Grand Lagoon                    80            *           *              *                *
Greenbriar                      96            *           *              *                *
Lake Chateau                    97            *           *              *                *
Landings/Marina                 87            *           *              *                *
Lee Hills                       94            *           *              *                *
Med Villas                      93            *           *              *                *
Morning Star                   100            *           *              *                *
Northside Villas                93            *           *              *                *
Oak Hill                        97            *           *              *                *
Park Avenue                     90            *           *              *                *
Pinecrest                       90            *           *              *                *
Regency                         96            *           *              *                *
Rolling Hills                   92            *           *              *                *
Seville                        100            *           *              *                *
Stonegate                       93            *           *              *                *
Sunset                          96            *           *              *                *
Valley Hi                      100            *           *              *                *
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                                       Occupancy %
------------------------------------------------------------------------------------------------
        Property              1998         1997          1996           1995           1994
        --------              ----         ----          ----           ----           ----
------------------------------------------------------------------------------------------------
Villager                        97            *           *              *                *
Waters Edge III                 96            *           *              *                *
Westwood                        91            *           *              *                *
Westwood Parc                  100            *           *              *                *
White Pines                     94            *           *              *                *
Windsor Tower                   96            *           *              *                *
Arlington Place                 98           95          91             95               88
Barcelona                       91           94          93             96               85
Bavarian                        90           92          96             92               95
Bent Tree                       93           96          97            100               99
Blackhawk                       94           96          95             94               96
Bridgestone                     97           99          94             97               93
Candlelight Square              96           94          97             96               92
Chalet I                        97           96          96             94               87
Chalet II                       91           93          89             97                *
Chateau                         94           95          99             97               94
Club Mar                        93           99          91             95               92
Confederate Point               93           91          94             98               92
Country Place                   94           88          93             95               97
Covered Bridge                  97           98          94            100               99
Fair Oaks                       93           96          96             98               96
Four Seasons                    96           98          94             93               96
Fox Club                        89           95          88             91               95
Foxwood                         90           94          93             95               97
Hidden Valley                   96           96          93             97               96
Horizon East                    96           93          92             94               93
Kimberly Woods                  92           92          93             94               95
La Mirada                       99           91          93             98               93
Lake Nora Arms                  94           95          91             95               94
Lantern Ridge                   97           93          95             93               98
Mallard Lake                    91           93          95             97               98
Manchester Commons              91           95          93             95               94
Mesa Ridge                      95           98          88             92               95
Nora Pines                      95           92          94             97               95
Oak Hollow                      97           94          91             97               99
Oak Tree                        99           95          94             96               95
Olde Towne                      90           94          92             91               94
Pheasant Ridge                  89           93          94             97               85
Pines                           92           90          93             90               88
Place One                       93           92          96             96               92
Quail Point                     89           91          96             86               90
Regency                         87           98          95             88               97
Regency Falls                   82           92          93             93               90
Rockborough                     94           94          92             92               96
Santa Fe                        92           93          91             92               90
Shadowood                       94           96          97             97               98
Sherwood Glen                   90           94          96             93               93
Stonebridge                     95          100          98             92               92
Summerwind                      97           96          92             91               92
Sun Hollow                      93           97          90             96               92
Tanglewood                      92           93          92             95               96
Timber Creek                    97           95          98             94               91
Villa Del Mar                   92           97          94             90               89
Villas                          94           98          95             95               97
------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                                       Occupancy %
--------------------------------------------------------------------------------------------
        Property               1998         1997        1996           1995         1994
        --------               ----         ----        ----           ----         ----
--------------------------------------------------------------------------------------------
Whispering Pines                93           94          92             93           93
Whispering Pines                95           95          89             90           92
Windridge                       94           95          93             95           96
Windtree I & II                 95           96          94             91           24
Woodlake                        97           98          99             98           99
Woodsong II                     99           96          85             99           97
Woodstock                       95           92          95             96           94
---------------------------------------------------------------------------------------------
Office Buildings:
56 Expressway                   91           94          88             93           85
Executive Court                 96           96          95             92           92
Marina Playa                    97           00          99             97           95
Melrose Business                80           93          90             97           81
Park                             0            *           *              *            *
One Hickory Center              94           93          91             90           94
Rosedale Towers                 81           00          84             90           82
University Square
--------------------------------------------------------------------------------------------
Shopping Centers:
Collection                      94           82           *              *            *
Cross County Mall               90           89          90             95           87
Cullman                         98           97          98             00           96
Harbor Plaza                    86           94          97             78           87
Katella Plaza                   71           71          71             71           71
Oak Tree Village                70           90          89             91            *
Preston Square                  77           92           *              *            *
Regency Point                   91           83          84             81           95
Westwood                        93           93          74             59           81
--------------------------------------------------------------------------------------------
Merchandise Mart:
Denver Mart                     92           93          95             96           97
--------------------------------------------------------------------------------------------
Hotels:
Best Western
   Oceanside                    65           60          42              *            *
Continental                     **            *           *              *            *
Holiday Inn                     79           77          79             75           75
Piccadilly Airport              61           50           *              *            *
Piccadilly Chateau              60           49           *              *            *
Piccadilly Shaw                 66           62           *              *            *
Piccadilly University           59           49           *              *            *
Quality Inn                     61           53          36             40           42
Williamsburg
   Hospitality House            64           60           *              *            *
--------------------------------------------------------------------------------------------



*   Property was acquired in 1995, 1996, 1997 or 1998.
**  Leased to a licensed casino operator.

 Occupancy presented above is without reference to whether leases in effect are at, below or above market rates.

     As of March 31, 1999, none of ART's properties had a book value which exceeded 10% of ART's total assets. For the fiscal quarter ended March 31, 1999, the revenues of the Denver Merchandise Mart exceeded 10% of ART's total revenues.

     Denver Merchandise Mart. The Denver Merchandise Mart is a wholesale trade mart located in Denver, Colorado. No tenant occupies ten percent or more of the rentable square footage of the Denver Merchandise Mart. The principal business carried on in or from the Denver Merchandise Mart is wholesale sales of goods.

     The following table shows lease expiration information for the tenants of the Denver Merchandise Mart at March 31, 1999:





                        Number of       Gross Leased                     % of Aggregate
                         Leases             Area         1999 Minimum     1999 Minimum
         Year         Expiring (a)       (Sq. Ft.)        Annual Rent     Annual Rent
         ----         -----------        ---------        -----------     -----------
     Month to Month            9             8,877        $  136,992          2.57
          1999               189           109,463         1,788,744         31.61
          2000               132           106,017         1,739,616         30.62
          2001               168           118,870         1,907,796         34.33
          2002                 2               754                --           .22
          2003                --                --                --            --
          2004                --                --                --            --
          2005                --                --                --            --
          2006                 1             2,278                --            --
                      ----------        ----------        ----------        ------
TOTAL                        501           346,259        $5,573,148         100.0
                      ==========        ==========        ==========        ======




(a) Assumes no renewal options will be exercised in order to show the earliest termination of the leases.

         In October 1997, ART refinanced the mortgage debt secured by the Denver Merchandise Mart for $25.0 million. The new loan is secured by a mortgage against the Denver Merchandise Mart. ART received net refinancing proceeds of $10.2 million after the payoff of $14.8 million in existing mortgage debt that was scheduled to mature in October 1997. The new loan bears interest at 8.3% per annum, requires monthly principal and interest payments of $198,000 and matures in October 2012. In March 1999, the lender funded an additional $5.0 million, as provided in the loan documents. The principal balance of the mortgage debt as of March 31, 1999 was $29.5 million. ART substantially completed a renovation and expansion of the Denver Merchandise Mart in December 1997.

         In October 1997, ART contributed the Denver Merchandise Mart to a limited partnership in exchange for $6.0 million in cash, a 1% managing general partner interest in the partnership, all of the Class B limited partner units in the partnership and the partnership's assumption of the mortgage debt secured by such property. The existing general and limited partners converted their general and limited partner interests into Class A limited partner units in the partnership. The Class A units have an agreed value of $1.00 per unit and are entitled to a fixed preferred return of 10% per annum, paid quarterly. The Class A units may be converted into a total of 529,000 ART Preferred Shares at any time after the first but not later than the sixth anniversary of the closing, on the basis of one ART Preferred Share for each ten Class A units.

         Real estate taxes are levied against the Denver Merchandise Mart for county and township, and school tax purposes. Denver Merchandise Mart paid $448,262 in real estate taxes in 1998. The 1998 millage rate was 8.3351/100. ART estimates that Denver Merchandise Mart will owe approximately $402,000 in real estate taxes in 1999. Real estate taxes are substantially reimbursed by the tenants through real estate tax recovery billings.

         As of March 31, 1999, for Federal income tax purposes, ART depreciates the Denver Merchandise Mart under the Modified Accelerated Cost Recovery System ("MACRS") as follows:


Buildings:

Gross Federal Income Tax Basis       $27,315,538
Accumulated Depreciation             $ 9,680,861
Depreciation Method                  MACRS - Straight Line ("SL")
Depreciable Life                     Various

Land Improvements:

Gross Federal Income Tax Basis       $   207,070
Accumulated Depreciation             $    37,336
Depreciation Method                  MACRS - 150% Declining Balance ("DB")
Depreciable Life                     15 years

Personal Property:


Gross Federal Income Tax Basis       $   954,189
Accumulated Depreciation             $   681,273
Depreciation Method                  MACRS - 200% DB
Depreciable Life                     Various


         In November 1994, ART and an affiliate of BCM an affiliate of and advisor to ART, sold five apartment complexes with a total of 880 units to a newly formed limited partnership in exchange for $3.2 million in cash, a 27% limited partner interest in the partnership and two mortgage notes receivable, secured by one of the properties sold. ART had the option to reacquire the properties at any time after September 1997 for their original sales prices. Accordingly, a deferred gain of $5.6 million which was offset against ART's investment in the partnership. In February 1998, ART reacquired three of the properties for $7.7 million. ART paid $4.0 million in cash and assumed the existing mortgages of $3.7 million. Simultaneously ART refinanced the three properties for a total of $7.8 million, receiving net cash of $3.9 million after paying off of $3.7 million in mortgage debt and the payment of various costs. The new mortgages bear interest at 9.5% per annum, require monthly principal and interest payments of a total of $66,000 and mature in February 2008. In June 1998, the remaining two properties were reacquired for $8.6 million. ART paid $2.1 million in cash and assumed the existing mortgages of $6.5 million. The mortgages bear interest at 8.73% per annum, require monthly principal and interest payments of a total of $57,000 and mature in January 2019.

         In April 1998, ART foreclosed on the Continental Hotel and Casino in Las Vegas, Nevada, the collateral securing a wraparound mortgage note with a principal balance of $22.7 million at March 31, 1998. The property is classified as held for investment. See "Mortgage Loans," below.

         In May 1998, but effective April 1, 1998, ART purchased, in a single transaction, 29 apartment complexes (collectively, the "IGI Properties") totaling 2,441 units in Florida and Georgia for $55.8 million. ART acquired the properties through three newly-formed Texas limited partnerships. The partnerships paid a total of $6.1 million in cash, assumed $43.4 million in existing mortgage debt and issued a total of $6.6 million in Class A Limited Partner units in the acquiring partnerships, having ART as the Class B Limited Partner and a wholly-owned subsidiary of ART, as the Managing General Partner. The Class A Limited Partners were entitled to an annual preferred return of $.08 per unit in 1998 and are entitled to an annual preferred return of $.09 per unit in 1999 and $.10 per unit in 2000 and thereafter. The units are exchangeable at any time on or before April 30, 2008, into ART Preferred Shares on the basis of ten units for one ART Preferred Share. The mortgages bear interest at rates ranging between 7.86% and 11.22% per annum, require monthly principal and interest payments totaling $384,000 and mature between July 1, 2000 and September 1, 2017.

         In November 1998, ART purchased two apartment complexes with a total of 423 units in Indianapolis, Indiana for $7.2 million. The properties were acquired through a newly-formed controlled partnership. The partnership paid a total of $14,000 in cash, assumed $5.9 million in mortgage debt and issued $649,486 in class A limited partner units in the acquiring partnership, in which ART is the Class B limited partner and a wholly-owned subsidiary of ART is the Managing General Partner. The Class A units are exchangeable after November 18, 1999, into ART Preferred Shares on the basis of ten units for one ART Preferred Share. The assumed mortgages bear interest at 9.95% per annum and 10.75% per annum, one requires monthly payments of interest and principal of $25,000 and matures in October 2012 and the other requires monthly interest only payments and matures in June 1999.

         At December 31, 1997, ART had under construction One Hickory Center, a 102,615 sq. ft. office building in Farmers Branch, Texas. Construction was completed in December 1998, at a cost of $7.8 million.

         In January 1999, the Partnership sold the 199 unit Olde Towne Apartments in Middleton, Ohio, for $4.6 million, receiving net cash of $4.4 million after the payment of various closing costs. A gain of $2.2 million was recognized on the sale.

         In February 1999, the Partnership sold the 225 unit Santa Fe Apartments in Kansas City, Missouri, for $4.6 million, receiving net cash of $4.3 million after the payment of various closing costs. A gain of $706,000 was recognized on the sale.

         Also in February 1999, the Partnership obtained mortgage financing secured by the unencumbered Melrose Business Park in Oklahoma City, Oklahoma, in the amount of $900,000, receiving net cash of $870,000 after the payment of various closing costs. The mortgage bears interest at a variable rate, currently 8.5% per annum, requires monthly payments of principal and interest of $8,000 and matures in February 2019.

         Further in February 1999, the Partnership obtained mortgage financing secured by the unencumbered 56 Expressway Office Building in Oklahoma City, Oklahoma, in the amount of $1.7 million, receiving net cash of $1.7 million after the payment of various closing costs. The mortgage bears interest at a variable rate, currently 8.5% per annum, requires monthly payments of principal and interest of $15,000 and matures in February 2019.

         In February 1999, the Partnership sold the 480 unit Mesa Ridge Apartments in Mesa, Arizona, for $19.5 million, receiving net cash of $793,000 after the payment of various closing costs and remitting $17.8 million to the lender to hold in escrow pending a substitution of collateral. Such funds will be released when substitute collateral is approved. If substitute collateral is not provided by August 1999, $13.0 million of the escrow will be applied against the mortgage's principal balance, approximately $800,000 will be retained by the lender as a prepayment penalty and the remaining $4.0 million will be returned to the Partnership. A gain of $9.6 million was recognized on the sale, after consideration of payment of the prepayment penalty.

         In April 1999, the Partnership sold the 166 unit Horizon East Apartments in Dallas, Texas, for $4.0 million, receiving net cash of $1.2 million after paying off $2.6 million in mortgage debt and the payment of various closing costs. A gain will be recognized on the sale.

         Also in April 1999, the Partnership sold the 120 unit Lantern Ridge Apartments in Richmond, Virginia, for $3.4 million, receiving net cash of $880,000 after the payment of various closing costs. The purchaser assumed the $2.4 million mortgage secured by the property. A gain will be recognized on the sale.

         Properties Held for Sale. Set forth below are ART's properties held for sale, at December 31, 1998, consisting of improved and unimproved land:



Property                Location                       Acres
--------                --------                       -----
Atlanta                Atlanta, GA                   3.5 Acres
Bad Lands              Duchense, UT                420.0 Acres
Bonneau                Dallas County, TX             8.4 Acres

Chase Oaks                   Plano, TX                         39.0 Acres
Croslin                      Dallas, TX                          .8 Acres
Dalho                        Farmers Branch, TX                 3.4 Acres
Dessert Wells                Palm Dessert, CA                 420.0 Acres
Dowdy                        Collin County, TX                165.0 Acres
Eldorado Parkway             Collin County, TX                  8.5 Acres
FRWM Cummings                Farmers Branch, TX                 6.4 Acres
Hollywood Casino             Farmers Branch, TX                51.7 Acres
HSM                          Farmers Branch, TX                 6.2 Acres
Jeffries Ranch               Oceanside, CA                     82.4 Acres
JHL Connell                  Carrollton, TX                     7.7 Acres
Katrina                      Palm Dessert, CA                 454.8 Acres
Katy Road                    Harris County, TX                130.6 Acres
Keller                       Tarrant County, TX               811.8 Acres
Lacy Longhorn                Farmers Branch, TX                17.1 Acres
Las Colinas I                Las Colinas, TX                   46.1 Acres
Marine Creek                 Fort Worth, TX                    54.2 Acres
Mason/Goodrich               Houston, TX                      244.8 Acres
McKinney Corners I           Collin County, TX                 30.4 Acres
McKinney Corners II          Collin County, TX                173.9 Acres
McKinney Corners III         Collin County, TX                 15.5 Acres
McKinney Corners IV          Collin County, TX                 31.3 Acres
McKinney Corners V           Collin County, TX                  9.7 Acres
Mendoza                      Dallas, TX                          .35 Acres
Messick                      Palm Springs, CA                  72.0 Acres
Pantex                       Collin County, TX                182.5 Acres
Parkfield                    Denver, CO                       329.4 Acres
Pioneer Crossing             Austin, TX                     1,448.0 Acres
Plano Parkway                Plano, TX                         81.2 Acres
Rasor                        Plano, TX                        141.7 Acres
Santa Clarita                Santa Clarita, CA                 19.5 Acres
Scoggins                     Tarrant County, TX               314.5 Acres
Scout                        Tarrant County, TX               546.0 Acres
Stagliano                    Farmers Branch, TX                 3.2 Acres
Stone Meadow                 Houston, TX                       13.5 Acres
Thompson                     Farmers Branch, TX                 4.0 Acres
Thompson II                  Dallas County, TX                  3.5 Acres
Tomlin                       Farmers Branch, TX                 9.2 Acres
Tree Farm - LBJ              Dallas County, TX                 10.4 Acres
Valley Ranch                 Irving, TX                       319.8 Acres
Valley Ranch III             Irving, TX                        12.5 Acres
Valley Ranch IV              Irving, TX                        12.4 Acres
Valwood                      Dallas, TX                       280.0 Acres
Van Cattle                   McKinney, TX                     126.6 Acres
Vineyards                    Grapevine, TX                     15.8 Acres
Vista Business Park          Travis County, TX                 41.8 Acres
Vista Ridge                  Lewisville, TX                   160.0 Acres
Walker                       Dallas County, TX                132.6 Acres
Yorktown                     Harris County, TX                325.8 Acres
Other (7 properties)         Various                          113.5 Acres

     In January 1998, ART purchased El Dorado Parkway land, a 8.5 acre parcel of unimproved land in McKinney, Texas, for $952,000. ART paid $307,000 in cash, assumed the existing mortgage of $164,000, and obtained seller financing of the remaining $481,000 of the purchase price. The mortgage bears interest at 10% per annum, requires semiannual payments of principal and interest of $18,000 and matures in May 2005. The seller financing bears interest at 8% per annum, requires semiannual principal and interest payments of $67,000 and matures in January 2002.

     Also in January 1998, ART purchased Valley Ranch IV land, a 12.3 acre parcel of unimproved land in Irving, Texas, for $2.0 million. ART paid $500,000 in cash and obtained seller financing of the remaining $1.5 million of the purchase price. The financing bears interest at 10% per annum, requires quarterly payments of interest only and matures in December 2000.

     Further in January 1998, ART purchased JHL Connell land, a 7.7 acre parcel of unimproved land in Carrollton, Texas, for $1.3 million in cash.

     In February 1998, ART purchased Scoggins land, a 314.5 acre parcel of unimproved land in Tarrant County, Texas, for $3.0 million. ART paid $1.5 million in cash and obtained mortgage financing of $1.5 million. The mortgage bore interest at 14% per annum, required quarterly payments of interest only, required a principal paydown of $300,000 in May 1998, which was paid, and matured in February 1999. In May 1998, ART refinanced the mortgage debt along with the debt secured by its Scout land parcel under the Las Colinas I term loan, as discussed below.

     Also in February 1998, ART purchased Bonneau land, a 8.4 acre parcel of unimproved land in Dallas County, Texas, for $1.0 million. ART obtained mortgage financing of $1.0 million. The mortgage bore interest at 18.5% per annum with principal and interest due at the maturity in February 1999. ART's JHL Connell land was pledged as additional collateral for this loan. In March 1999, ART refinanced the mortgage debt secured by the property along with the mortgage debt secured by the Dalho and Stagliano land parcels under the Las Colinas I term loan in the amount of $703,000. ART paid an additional $1.5 million in cash to pay off the $2.1 million in mortgage debt and accrued but unpaid interest.

     Further in February 1998, ART financed its unencumbered Kamperman land in the amount of $1.6 million, receiving net cash of $1.5 million after the payment of various closing costs. The mortgage bears interest at 9.0% per annum, requires monthly payments of interest only and matures in February 2000.

     In February 1998, ART financed its unencumbered Valley Ranch land in the amount of $4.3 million, receiving net cash of $4.1 million after the payment of various closing costs. The mortgage bears interest at 9.0% per annum, requires monthly payments of interest only and matures in February 2000.

     Also in February 1998, ART refinanced the mortgage debt secured by its Vineyards land in the amount of $3.4 million, receiving net cash of $2.3 million, after paying off mortgage debt of $540,000 and the payment of various closing costs. The new mortgage bears interest at 9.0% per annum, requires monthly payments of interest only and matures in February 2000.

     In March 1998, ART financed its unencumbered Stagliano and Dalho land in the amount of $800,000 with the lender on the Bonneau land, described above, receiving net cash of $790,000 after the payment of various closing costs. The mortgage bore interest at 18.5% per annum with principal and interest due at maturity in February 1999. ART's JHL Connell land was pledged as additional collateral for this loan. In March 1999, ART refinanced the mortgage debt secured by the property along with the mortgage debt secured by the Dalho and Stagliano land parcels under the Las Colinas I term loan in the amount of $703,000. ART paid an additional $1.5 million in cash to pay off the $2.1 million in mortgage debt and accrued but unpaid interest.

     Also in March 1998, ART purchased Desert Wells land, a 420 acre parcel of unimproved land in Palm Desert, California, for $12.0 million. ART paid $400,000 in cash, obtained mortgage financing of $10.0 million and obtained seller financing of the remaining $1.6 million of the purchase price. The mortgage bore interest at 4.5% above the prime rate, currently 12.25% per annum, required monthly payments of interest only and matured in March 1999. The seller financing bore interest at 10% per annum, required monthly payments of interest only and matured in July 1998. The seller financing was paid off at maturity in July 1998. The mortgage lender has agreed to an extension of its matured mortgage to March 2000. All other terms would remain unchanged.

     Further in March 1998, ART refinanced the mortgage debt secured by the McKinney Corners I, II, III, IV and V and Dowdy land in the amount of $20.7 million, receiving net cash of $5.9 million after the payoff of $2.5 million in existing mortgage debt, the paydown of $10.2 million on the Las Colinas I term loan and the payment of various closing costs. ART also pledged 800,000 ART Preferred Shares as additional security for the loan. The new mortgage bore interest at 12% per annum, required monthly payments of interest only and matured in March 1999. The lender has agreed to extend its mature mortgage to January 2000, for a 2% fee and a paydown of any net refinancing proceeds received by ART from refinancing the Williamsburg Hospitality House. All other terms would remain unchanged.

     In April 1998, ART purchased Yorktown land, a 325.8 acre parcel of unimproved land in Harris County, Texas, for $7.4 million. ART paid $3.0 million in cash and obtained seller financing of the remaining $4.4 million of the purchase price. The seller financing bore interest at 8.5% per annum, required monthly payments of interest only and matured in February 1999. ART has received a written commitment from a lender to refinance the matured mortgage in the amount of $4.8 million. The new mortgage financing closed on April 5, 1999.

     Also in April 1998, ART sold a 77.7 acre tract of its Lewisville land parcel, for $6.8 million, receiving net cash of $153,000 after paying off first and second lien mortgages totaling $5.9 million and the payment of various closing costs.

ART recognized a gain of $1.9 million on the sale.

     Further in April 1998, ART obtained a second lien mortgage of $2.0 million secured by its BP Las Colinas land from the limited partner, at the time, in a partnership that owned approximately 15.8% of the outstanding shares of ART's Common Stock. The mortgage bore interest at 12% per annum, with principal and interest due at maturity in October 1998.

     In April 1998, ART refinanced the mortgage debt secured by its Parkfield land in the amount of $7.3 million, receiving net cash of $1.2 million after paying off $5.0 million in mortgage debt and the payment of various closing costs. The new mortgage bears interest at 9.5% per annum, requires monthly payments of interest only and matures in April 2000.

     In May 1998, ART sold a 15.4 acre tract of its Valley Ranch land parcel, for $1.2 million, receiving no net cash after paying down by $1.1 million the mortgage secured by such land parcel and the payment of various closing costs. ART recognized a gain of $663,000 on the sale.

     Also in May 1998, ART purchased the FRWM Cummings land, a 6.4 acre parcel of unimproved land in Farmers Branch, Texas, for $1.2 million in cash.

     Further in May 1998, ART sold a 21.3 acre tract of the Parkfield land parcel, for $1.3 million, receiving no net cash after paying down by $1.1 million the mortgage secured by such land parcel and the payment of various closing costs.
ART recognized a gain of $670,000 on the sale.

     In May 1998, ART refinanced the mortgage debt secured by its Scout and Scoggins land in the amount of $10.4 million under the Las Colinas I term loan, receiving net cash of $6.6 million after paying off $1.4 million in mortgage debt on the Scout land and $1.5 million in mortgage debt on the Scoggins land, a pay down of $250,000 on the Keller land mortgage, and the payment of various closing costs. ART also pledged 250,000 shares of its Common Stock and BCM, an affiliate of and advisor to ART, pledged 177,000 shares of ART's Common Stock as additional security on the term loan.

     In June 1998, ART sold a 21.6 acre tract of its Chase Oaks land, for $3.3 million, receiving net cash of $418,000 after paying down by $2.0 million the mortgage secured by such land parcel and the payment of various closing costs. ART recognized a gain of $848,000 on the sale.

         Also in June 1998, ART sold a 150.0 acre tract of its Rasor land, for $6.8 million, receiving net cash of $1.4 million after paying down by $5.3 million the mortgage secured by such land parcel and the payment of various closing costs. ART recognized a gain of $789,000 on the sale.

     Further in June 1998, ART sold its entire 315.2 acre Palm Desert land parcel, for $17.2 million, receiving net cash of $8.6 million after paying off $7.2 million in mortgage debt and the payment of various closing costs. ART recognized a gain of $3.9 million on the sale.

     In July 1998, ART purchased Thompson II land, a 3.5 acre parcel of unimproved land in Dallas County, Texas, for $471,000 in cash.

     Also in July 1998, ART purchased, through a newly formed partnership, the Katrina land, a 454.8 acre parcel of improved land in Palm Desert, California, for $38.2 million. The partnership issued $23.2 million of Class A limited partner units and obtained mortgage financing of $15.0 million. The Class A limited partners were entitled to an annual preferred return of $.07 per unit in 1998, and are entitled to an annual preferred return of $.08 per unit in 1999, $.09 per unit in 2000 and $.10 per unit in 2001 and thereafter. The Class A units may be converted into shares of ART's Series H Preferred Stock anytime after July 13, 1999 on the basis of 100 Class A units for each share of Series H Preferred Stock. The Series H Preferred Stock may be converted into ART Common Stock using a 90% factor starting in December 2000.

     Further, in July 1998, ART purchased the Walker land, a 132.6 acre parcel of unimproved land in Dallas County, Texas, for $12.8 million in cash. Also in July, ART obtained mortgage financing of $13.3 million, receiving net cash of $12.8 million after the payment of various closing costs. The mortgage bears interest at 15.5% per annum, requires monthly payments of interest only and matures in July 1999. The mortgage is also secured by the FRWM Cummings land.

     In July 1998, ART sold a 2.5 acre tract of its Las Colinas I land parcel, for $1.6 million, receiving net cash of $605,000 after paying down by $750,000 the Las Colinas I term loan secured by such land parcel and the payment of various closing costs. ART recognized a gain of $869,000 on the sale.

     In August 1998, ART financed its unencumbered Keller land in the amount of $5.0 million under the Las Colinas I term loan, receiving net cash of $4.9 million after the payment of various closing costs.

     In September 1998, a newly formed controlled limited partnership, in which ART has a combined 95% general and limited partner interest, purchased the Messick land, a 72.0 acre parcel of unimproved land in Palm Springs, California, for $3.5 million. ART paid $1.0 million in cash and obtained seller financing of the remaining $2.5 million of the purchase price. The seller financing bears interest at 8.5% per annum, requires quarterly payments of interest only, principal payments of $300,000 in July 1999 and July 2000, and matures in July 2001.

     Also in September 1998, ART sold a 60.0 acre tract of its Parkfield land parcel, for $1.5 million, receiving no net cash after paying down by $1.4 million the mortgage secured by such land parcel and the payment of various closing costs. ART recognized a gain of $44,000 on the sale.

     Further in September 1998, ART purchased HSM land, a 6.2 acre parcel of unimproved land in Farmers Branch, Texas, for $2.2 million in cash.

     In September 1998, ART sold the remaining 10.5 acres of its BP Las Colinas land for $4.7 million, receiving net cash of $1.8 million after paying off $2.6 million in mortgage debt and the payment of various closing costs. ART recognized a gain of $3.4 million on the sale.

     Also in September 1998, ART purchased Vista Ridge land, a 160 acre parcel of unimproved land in Lewisville, Texas, for $15.6 million. ART paid $3.1 million in cash and obtained mortgage financing of $12.5 million. The mortgage bears interest at 15.5% per annum, requires monthly interest only payments at a rate of 12.5% per annum with the deferred interest and principal due at maturity in July 1999.

     Further in September 1998, ART sold its entire 30.0 acre Kamperman land parcel for $2.4 million, receiving net cash of $584,000 after paying down by $1.6 million the Las Colinas I term loan secured by such parcel and the payment of various closing costs. ART recognized a gain of $969,000 on the sale.

     In September 1998, ART sold a 1.1 acre tract of its Santa Clarita land parcel for $543,000, receiving net cash of $146,000 after paying down by $350,000 the Las Colinas I term loan secured by such land parcel and the payment of various closing costs. ART recognized a gain of $409,000 on the sale.

     Also in September 1998, ART purchased Marine Creek land, a 54.2 acre parcel of unimproved land in Fort Worth, Texas, for $2.2 million in cash.

     Further in September 1998, ART obtained second lien financing of $5.0 million secured by its Katy Road land from the limited partner, at the time, in a partnership that owned approximately 15.8% of the outstanding shares of ART's Common Stock. The second lien mortgage bears interest at 12.5% per annum, compounded monthly, with principal and interest due at maturity in June 1999. The loan is guaranteed by Gene E. Phillips.

     In October 1998, ART purchased Vista Business Park land, a 41.8 acre parcel of unimproved land in Travis County, Texas, for $3.0 million. ART paid $730,000 in cash and obtained mortgage financing of $2.3 million. The mortgage bears interest at 8.9% per annum, requires monthly payments of interest only and matures in September 2000.

     Also in October 1998, ART purchased Stone Meadows land, a 13.5 acre parcel of unimproved land in Houston, Texas, for $1.6 million. ART paid $491,000 in cash and obtained seller financing for the remaining $1.1 million of the purchase price. The seller financing bears interest at 10% per annum, requires quarterly principal and interest payments of $100,000 and matures in October 1999.

     Further in October 1998, ART financed its unencumbered Rasor land in the amount of $15.0 million, receiving net cash of the $13.5 million after the payment of various closing costs. Portions of ART's Las Colinas I and Valwood land parcels are included as additional collateral for this loan. ART used the proceeds from this loan along with an additional $1.8 million to payoff the $15.8 million in mortgage debt secured by its Las Colinas I and Valwood land parcels. The new mortgage bears interest at 14% per annum, required a principal reduction payment of $3.0 million in November 1998, requires monthly interest only payments and matures in September 1999.

     In October 1998, ART purchased Mendoza land, a .35 acre parcel of unimproved land in Dallas, Texas, for $180,000. ART paid $27,000 in cash and obtained seller financing for the remaining $153,000 of the purchase price. The seller financing bears interest at 10% per annum, requires quarterly interest only payments and matures in October 2001.

     Also in October 1998, ART purchased Croslin land, a .8 acre parcel of unimproved land in Dallas, Texas, for $306,000. ART paid $46,000 in cash and obtained seller financing for the remaining $260,000 of the purchase price. The seller financing bears interest at 10% per annum, requires quarterly interest only payments and matures in October 2001.

     Further in October 1998, ART financed its unencumbered Marine Creek and HSM land in the amount of $2.8 million under the Las Colinas I term loan, receiving net cash of $2.7 million after the payment of various closing costs.

     In November 1998, ART obtained a $95.0 million line of credit from Garden Capital, L.P. ("GCLP"), a partnership controlled by NOLP. ART received fundings of $18.9 million in November 1998, $31.1 million in December 1998, and an additional $26.7 million in the first quarter of 1999. The line of credit is secured by second liens on ART's Waters Edge III, Edgewater Gardens, Chateau Bayou and Sunset Apartments, Rosedale Towers Office Building, Katy Road land and the stock of its wholly-owned subsidiaries, NMC, the general partner of the Partnership, and ART Holdings, Inc., which owns 3,349,535 NRLP units of limited partner interest. The loan bears interest at 12% per annum, requires monthly interest only payments and matures in November 2003. ART accounted for its investment in the Partnership under the equity method until December 1998 when NMC was elected general partner of the Partnership.

As of December 31, 1998, the accounts of the Partnership are consolidated with those of ART. The line of credit is eliminated in consolidation.

     Also in November 1998, ART purchased Mason/Goodrich land, a 265.5 acre parcel of unimproved land in Houston, Texas, for $10.9 million. ART paid $3.7 million in cash and obtained mortgage financing of $7.2 million. The mortgage bore interest at 8.9% per annum, required monthly interest only payments and matured in February 1999. In March 1999, ART sold two tracts of its Mason/Goodrich land parcel totaling 9.9 acres for $956,000, receiving net cash of $4,000 after paying down by $860,000 the mortgage secured by such land parcel and the payment of various closing costs. A gain will be recognized on the sale. The lender has agreed to extend its matured mortgage to September 1999, for a $500,000 principal paydown. All other terms of the loan would remain unchanged.

     In December 1998, ART purchased Plano Parkway land, a 81.2 acre parcel of unimproved land in Plano, Texas, for $11.1 million. ART paid $2.2 million in cash and obtained seller financing of the remaining $8.9 million of the purchase price. The seller financing bore interest at 10% per annum and required the payment of principal and interest at maturity in January 1999. In February 1999, ART sold a 4.6 acre tract for $1.2 million receiving net cash of $1.1 million after payment of various closing costs. A gain of $473,000 was recognized on the sale. Simultaneously with the sale, the debt securing the parcel was refinanced in the amount of $7.1 million. The new mortgage bears interest at the prime rate plus 4.5%, currently 12.25% per annum, requires monthly interest only payments and matures in January 2000. The net cash from the sale and refinancing along with an additional $921,000 were used to pay off the seller financing.

     Also in December 1998, ART purchased Van Cattle land, a 126.6 acre parcel of unimproved land in McKinney, Texas, for $2.0 million. ART paid $500,000 in cash and obtained seller financing for the remaining $1.5 million of the purchase price. The seller financing bears interest at 10% per annum, requires monthly interest only payments and matures in December 2000.

     Further in December 1998, ART sold two tracts totaling 63.1 acres of its Valley Ranch land parcel for $4.2 million, receiving net cash of $135,000 after a $3.0 million paydown on the mortgage secured by such land parcel and the payment of various closing costs. No gain or loss was recognized on the sales.

     In December 1998, ART financed its unencumbered Valwood land in the amount of $12.0 million, receiving net cash of $4.7 million after paying down by $5.5 million the Rasor land mortgage and the payment of various closing costs. The mortgage bears interest at 13% per annum, requires monthly payments of interest only and matures in December 2000.

     In the third and fourth quarters of 1998, provisions for loss of $3.0 million and $916,000, respectively, were recorded to write down the Valley Ranch land to its estimated realizable value less estimated costs of sale. Such write downs were necessitated by an increase in the acreage designated as flood plain.

     In February 1999, ART purchased Frisco Bridges land, a 336.8 acre parcel of unimproved land in Collin County, Texas, for $46.8 million. ART paid $7.8 million in cash and obtained mortgage financing totaling $39.0 million. Seller financing in the amount of $22.0 million, secured by 191.5 acres of the parcel, bears interest at 14% per annum, requires monthly interest only payments and matures in January 2000. A mortgage in the amount of $15.0 million, secured by
125.0 acres of the parcel, bears interest at the prime rate plus 4.5%, currently 12.25% per annum, requires principal reduction payments of $1.0 million on each of May 1, June 1 and July 1, and $3.0 million on August 1 and November 1, 1999 in addition to monthly interest payments and matures in February 2000. Another mortgage in the amount of $2.0 million, secured by 13.5 acres of the parcel, bears interest at 14% per annum, requires monthly interest only payments and matures in January 2000. ART's Double O land in Las Colinas, Texas and its Desert Wells land in Palm Desert, California are pledged as additional collateral for these loans. ART drew down $6.0 million under its line of credit with the GCLP, for a portion of the cash requirement.

     In March 1999, ART obtained a second mortgage on its Frisco Bridges land in the amount of $2.0 million. The mortgage bears interest at 12.5% per annum, and requires interest and principal to be paid at maturity in June 1999.

     Also in March 1999, the Las Colinas I term loan lender provided additional financing on ART's Stagliano, Dalho, Bonneau and Valley Ranch III land in the amount of $2.2 million. The proceeds from this financing along with an additional $1.4 million in cash were used to pay off the $3.1 million in mortgage debt secured by such land parcels.

     Further in March 1999, ART sold a 13.0 acre tract of its Rasor land parcel, for $1.6 million, receiving no net cash after paying down by $1.5 million the mortgage debt secured by such land parcel and the payment of various closing costs. A gain of $979,000 was recognized on this sale.


     In March 1999, ART sold two tracts totaling 9.9 acres of its Mason/Goodrich land parcel, for $956,000, receiving net cash of $33,000 after paying down by $860,000 the mortgage debt secured by such land parcel and the payment of various closing costs. A gain of $432,000 was recognized on the sale.

     Also in March 1999, ART sold, in a single transaction, a 13.7 acre tract of its McKinney II land parcel and a 20.0 acre tract of its McKinney IV land parcel, for $7.7 million, receiving no net cash after paying down by $5.5 million the mortgage secured by such land parcel, the funding of required escrows and the payment of various closing costs. A gain of $3.1 million was recognized on the sale.

     At March 31, 1999, the mortgage debt secured by ART's McKinney I, II, III, IV, V and Dowdy land in the amount of $15.2 million matured. ART and the lender had reached an agreement to extend the mortgage's maturity to January 2000 in exchange for, among other things, ART's payment of an extension fee and a loan paydown. On March 31, 1999, ART requested a loan payoff letter from the lender intending to refinance the maturing debt. Such letter contained a demand for fees and other consideration that management believes the lender is not entitled to receive under the loan documents. The lender began foreclosure proceedings. On April 30, 1999, the Court granted a temporary restraining order to prevent foreclosure. On May 12, 1999, a hearing was held on ART's request for a temporary injunction. As of June 7, 1999, the Court had not ruled on the request. On May 28, 1999, the Court did extend the temporary restraining order. ART continues to negotiate with the lender.

     In April 1999, ART refinanced the matured mortgage debt secured by its Yorktown land in the amount of $4.8 million, receiving net cash of $580,000 after paying off $4.0 million in mortgage debt and the payment of various closing costs. The new mortgage bears interest at the prime rate plus 4.5%, currently 12.25% per annum, requires monthly interest only payments, a principal reduction payment of $368,000 in July 1999 and matures in February 2000.

     Competition. Identifying, completing and realizing on real estate investments has from time to time been highly competitive, and involves a high degree of uncertainty. ART competes for investments with many public and private real estate investment vehicles, including financial institutions (such as mortgage banks, pension funds and real estate investment trusts) and other institutional investors, as well as individuals. Many of those with whom ART competes for investments and its services are far larger than ART, may have greater financial resources than ART and may have management personnel with more experience than the officers of ART.


MORTGAGE LOANS


     In addition to real estate, a substantial portion of ART's assets have been and are expected to continue to be invested in mortgage notes receivable, principally those secured by income-producing real estate. ART's mortgage notes receivable consist of first, wraparound, and junior mortgage loans.

     Types of Mortgage Activity. In addition to originating its own mortgage loans, ART may acquire existing mortgage loans either directly from builders, developers or property owners, or through mortgage banking firms, commercial banks or other qualified brokers. BCM, an affiliate of and advisor to ART, services ART's mortgage notes receivable in its capacity as a mortgage servicer.

     Types of Properties Subject to Mortgages. The types of properties securing ART's mortgage notes receivable portfolio at March 31, 1999 consisted of commercial properties (an office building and shopping centers), unimproved land and partnership interests. The ART Board may alter the types of properties subject to mortgages in which ART invests without a vote of ART's stockholders.

     At March 31, 1999, the obligors on $594,000 or 1.1% of ART's mortgage notes receivable portfolio were affiliates of ART. Also at that date, $3.7 million or 6.5% of ART's mortgage notes receivable portfolio was nonperforming.

     A summary of the activity in ART's mortgage notes receivable portfolio during 1998 and through March 31, 1999 is as follows:



    Loans in mortgage notes receivable portfolio
        at January 1, 1998..................          11*
    Partnership loans.......................          19
    Loans funded............................           2
     Loans collected in full................          (6)
     Loans sold.............................          (3)
     Loan foreclosed........................          (1)
                                                   -----
     Loans in mortgage notes receivable portfolio
         at March 31, 1999..................          22*
                                                   =====
---------------



* Includes a mortgage note receivable collateralized by two condominium mortgage loans at January 1998 and one condominium mortgage loan at March 31, 1999.

     During 1998, ART collected $188,000 in interest and $7.9 million in principal on its mortgage notes receivable. During the first three months of 1999, ART collected $772,000 in interest and $10.9 million in principal on its mortgage notes receivable. ART plans, for the foreseeable future, to hold, to the extent its liquidity permits, rather than to sell in the secondary market, the remainder of the mortgage notes in its portfolio.

     First Mortgage Loans. ART may invest in first mortgage loans, with either short-, medium- or long-term maturities. First mortgage loans generally provide for level periodic payments of principal and interest sufficient to substantially repay the loan prior to maturity, but may involve interest-only payments or moderate or negative amortization of principal or all interest and a "balloon" principal payment at maturity. With respect to first mortgage loans, it is ART's general policy to require that the borrower provide a title policy or an acceptable legal opinion of title as to the validity and the priority of ART's mortgage lien over all other obligations, except liens arising from unpaid property taxes and other exceptions normally allowed by first mortgage lenders in the relevant area. ART may grant to other lenders participations in first mortgage loans originated by ART.

     The following discussion briefly describes the events that affected previously funded first mortgage loans during 1998 and through April 30, 1999.

     As of December 31, 1998, ART sold a matured first mortgage note at its carrying value of $124,000 to BCM, an affiliate of and advisor to ART. No gain or loss was recognized on the sale. See "Junior Mortgage Loans," below.

     During 1998 and the first quarter of 1999, the Partnership funded a total of $11.9 million of a $23.8 million loan commitment to Centura Tower, Ltd. The loan is secured by 2.2 acres of land and an office building under construction in Dallas, Texas. The loan bears interest at 12.0% per annum, requires monthly payments based on net revenues after development of the land and building and matures in January 2003. The borrower has not obtained a construction loan, therefore, the Partnership may be required to fund construction costs in excess of its loan commitment, in order to preserve its collateral interest. Estimated cost to construct the office building is in excess of $60.0 million. Through April 1999, the Partnership funded an additional $2.3 million.

     In August 1998, the Partnership funded a $6.0 million loan to Centura Holdings, LLC, a subsidiary of Centura Tower, Ltd. The loan is secured by 6.4109 acres of land in Dallas, Texas. The loan bears interest at 15.0% per annum and matures in August 2000. All principal and interest are due at maturity. In February 1999, the Partnership funded an additional $37,500.

     In 1997 and 1998, the Partnership funded a $3.8 million loan to Stratford & Graham Developers, L.L.C. The loan is secured by 1,485 acres of unimproved land in Riverside County, California. The loan bears interest at 15.0% per annum and matures in June 1999. All principal and interest are due at maturity. In the first quarter of 1999, the Partnership funded an additional $119,000 increasing the loan balance to $3.9 million. In April 1999, the Partnership funded an additional $66,000, increasing the loan balance to $4.0 million.

     In March 1998, the Partnership ceased receiving the required payments on a $3.0 million note receivable secured by an office building in Dallas, Texas. In October 1998, the Partnership began foreclosure proceedings. In March 1999, the Partnership received payment in full, including accrued but unpaid interest.

     Wraparound Mortgage Loans. ART may invest in wraparound mortgage loans, sometimes called all-inclusive loans, made on real estate subject to prior mortgage indebtedness. A wraparound mortgage note is a mortgage note having an original principal amount equal to the outstanding balance under the prior existing mortgage loan plus the amount actually advanced under the wraparound mortgage loan. Wraparound mortgage loans may provide for full, partial or no amortization of principal. ART's policy is to make wraparound mortgage loans in amounts and on properties as to which it would otherwise make a first mortgage loan.

     The following discussion briefly describes events that affected previously funded wraparound mortgage loans during 1998 and through April 30, 1999.

     In December 1997, ART sold its Pin Oak Land, a 567.6 acre parcel of unimproved land in Houston, Texas, for $11.4 million. In connection with such sale, ART provided $6.9 million in short term purchase money financing that was paid in full in January 1998.

     In June 1992, ART sold the Continental Hotel and Casino in Las Vegas, Nevada, for among other consideration, a $22.0 million wraparound mortgage note. In March 1997, the wraparound note was modified and extended in exchange for, among other things, the borrower's commitment to invest $2.0 million in improvements to the hotel and casino within four months of March 1997, and an additional $2.0 million prior to December 1997. The borrower stopped making the required payments in April 1997, and did not make the required improvements. In December 1997, the borrower filed for bankruptcy protection. In February 1998, a hearing was held to allow ART to foreclose on the hotel and casino. At the hearing, the bankruptcy court allowed the borrower 90 days to submit a reorganization plan and beginning March 2, 1998 required the borrower to make monthly payments of $175,000 to ART. ART received only the first such payment. ART's wraparound mortgage note had a principal balance of $22.7 million at March 31, 1998. In April 1998, the bankruptcy court allowed ART to foreclose on the hotel and casino. ART did not incur a loss on foreclosure as the fair value of the property exceeded the carrying value of ART's mortgage note receivable.

     At December 1998, the Partnership's one wraparound mortgage note receivable with a principal balance of $5.0 million, was in default. The Partnership has been vigorously pursuing its rights regarding the loan. If the Partnership should be unsuccessful and the underlying lienholder forecloses the collateral property, the Partnership will incur no loss in excess of previously established reserves.

     Junior Mortgage Loans. ART may invest in junior mortgage loans. Such notes are secured by mortgages that are subordinate to one or more prior liens either on the fee or a leasehold interest in real estate. Recourse on such notes ordinarily includes the real estate which secures the note, other collateral and personal guarantees of the borrower.

     The following discussion briefly describes the events that affected previously funded junior mortgage notes during 1998 and through April 30, 1999.

     In December 1997, ART sold two tracts of Valley Ranch land, totaling 25.1 acres, for $3.3 million. In conjunction with the sale, ART provided $891,000 in purchase money financing. The purchase money financing bore interest at

10.0% per annum and matured in January 1998. ART received a $624,000 paydown on the purchase money financing in January 1998, with the remaining $267,000 being received in February 1998.

     As of December 31, 1998, ART sold two matured second lien mortgage notes at their carrying values totaling $504,000 to BCM, an affiliate of and advisor to ART. No gain or loss was recognized on the sale. See "First Mortgage Loans," above.

     In October 1998, the Partnership funded three loans to JNC Enterprises, Inc. ("JNC") or affiliated entities. The first JNC loan of $1.0 million is secured by a second lien on 3.5 acres of land in Dallas, Texas, the guaranty of the borrower and the personal guarantees of its partners. The loan bears interest at 14.0% per annum and matures in October 1999. All principal and interest are due at maturity. The second loan, also $1.0 million, was secured by a second lien on 2.9 acres of land in Dallas, Texas, the guaranty of the borrower and the personal guarantees of its partners. The loan bore interest at 14.0% per annum and matured in October 1999. All principal and interest were due at maturity. This loan was paid in full in March 1999. The third loan, in the amount of $2.1 million was to Frisco Panther Partners, Ltd. The loan is secured by a second lien on 408.2 acres of land in Frisco, Texas, the guaranty of the borrower and the personal guarantees of its partners. The loan bears interest at 14.0% per annum and matures in October 1999. All principal and interest are due at maturity. These loans are cross-collateralized with other JNC loans funded by the Partnership. In January 1999, the Partnership received a paydown of $820,000 on the Frisco Panther Partners, Ltd. loan.

     In December 1998, the Partnership funded $3.3 million of a $5.0 million loan commitment to JNC. The loan is secured by a second lien on 1,791 acres of land in Denton County, Texas, and a second lien on 220 acres of land in Tarrant County, Texas. The loan bears interest at 12.0% per annum and matures in December 1999. All principal and interest are due at maturity. The loan is cross-collateralized with other JNC loans funded by the Partnership. In January 1999, the Partnership received a $1.3 million paydown. In January and February 1999, the Partnership funded an additional $2.0 million.

     In March 1999, ART funded $322,000 of a $2.0 million loan commitment to Lordstown, L.P. The loan is secured by second liens on land in Ohio and Florida and 100% of the general and limited partnership interest in Partners Capital, Ltd. and a 50% profits interest in subsequent land sales. The loan bears interest at 14% per annum and matures in March 2000, with all principal and interest due at maturity. The remaining $1.7 million was funded in April 1999.

Other

     Beginning in 1997 and through January 1999, the Partnership funded a $1.6 million loan commitment to Bordeaux Investments Two, L.L.C. ("Bordeaux"). The loan is secured by (1) a 100% interest in Bordeaux, which owns a shopping center in Oklahoma City, Oklahoma; (2) 100% of the stock of Bordeaux Investments One, Inc., which owns 6.5 acres of undeveloped land in Oklahoma City, Oklahoma; and
(3) the personal guarantees of the Bordeaux partners. The loan bears interest at 14.0% per annum. Until November 1998, the loan required monthly payments of interest only at the rate of 12.0% per annum, with the deferred interest payable at maturity in January 1999. In November 1998, the loan was modified to allow payments based on monthly cash flow of the collateral property and the maturity date was extended to December 1999. In April 1999, the Partnership funded an additional $10,000. The property has had no cash flow, therefore, the Partnership ceased accruing interest in the second quarter of 1999.

     In June 1998, the Partnership funded a $365,000 loan to RB Land & Cattle, L.L.C. The loan is secured by a pledge of a note secured by 7,200 acres of undeveloped land near Crowell, Texas, and the personal guarantee of the borrower. The loan bore interest at 10.0% per annum and matured in December 1998. All principal and interest were due at maturity. The borrower did not make the required payments and the loan was classified as nonperforming. The Partnership has begun foreclosure proceedings. The Partnership expects to incur no loss on foreclosure as the fair value of the collateral property, less estimated costs of sale, exceeds the carrying value of the note.

     In August 1998, the Partnership funded a $3.7 million loan to JNC. The loan was secured by a contract to purchase 387 acres of land in Collin County, Texas, the guaranty of the borrower and the personal guarantees of its partners. The loan bore interest at 12.0% per annum and matured the earlier of termination of the purchase contract or February 1999. All principal and interest were due at maturity. This loan was cross-collateralized with other JNC loans. In January

1999, ART purchased the contract from JNC and acquired the land. In connection with the purchase, GCLP funded an additional $6.0 million of its $95.0 million loan commitment to ART. A portion of the funds were used to payoff the $3.7 million loan, including accrued but unpaid interest, a $1.3 million paydown of the JNC line of credit and a $820,000 paydown of the JNC Frisco Panther Partners, Ltd. loan.

     Also in August 1998, the Partnership funded a $635,000 loan to La Quinta Partners, LLC. The loan is secured by interest bearing accounts prior to being used as escrow deposits toward the purchase of a total of 956 acres of land in La Quinta, California. The loan bore interest at 10.0% per annum and matured in November 1998. All principal and interest were due at maturity. In November and December 1998, the Partnership received $250,000 in principal paydowns and in the second quarter of 1999, the remaining $385,000 is expected to be collected.

     In April 1999, ART funded $2.4 million loan to 261, LP. The loan is secured by 100% of the limited partnership interest in Partners Capital, Ltd. and a 75% profits interest in subsequent land sales. The loan bears interest at 14% per annum and matures in March 2000, with all principal and interest due at maturity.

Related Party

     In February 1999, GCLP funded a $5.0 million unsecured loan to Davister Corp., which at March 31, 1999, owned approximately 15.8% of the outstanding shares of ART's Common Stock. The loan bears interest at 12.0% per annum and matures in February 2000. All principal and interest are due at maturity. The loan is guaranteed by BCM, an affiliate of and advisor to ART.

INVESTMENTS IN REAL ESTATE INVESTMENT TRUSTS AND REAL ESTATE PARTNERSHIPS

     ART's investment in real estate entities includes (1) equity securities of three publicly traded real estate investment trusts (collectively the "Affiliated REITs"), CMET, IORI and TCI, (2) units of limited partner interest of NRLP, and (3) interests in real estate joint venture partnerships. On December 18, 1998, NMC, a wholly-owned subsidiary of ART, was elected general partner of NRLP and NOLP. NRLP and NOLP operate as an economic unit and, unless the context otherwise requires, all references herein to the Partnership shall constitute references to NRLP and NOLP as a unit. BCM, an affiliate of and advisor to ART, also serves as advisor to the Affiliated REITs, and performs certain administrative and management functions for the Partnership on behalf of NMC.

     Since acquiring its initial investments in the equity securities of the Affiliated REITs and NRLP in 1989, ART has made additional investments in the equity securities of these entities through private and open market purchases. ART's cost with respect to shares of the Affiliated REITs at March 31, 1999 totaled $22.0 million, and its cost with respect to units of limited partner interest in NRLP totaled $24.3 million. The aggregate carrying value (cost plus or minus equity in income or losses and less distributions received) of such equity securities of the Affiliated REITs was $27.6 million at March 31, 1999 and the aggregate market value of such equity securities was $42.6 million. The aggregate investee book value of the equity securities of the Affiliated REITs based upon the March 31, 1999 financial statements of each such entity was $70.0 million.

     The ART Board has authorized the expenditure by ART of up to an aggregate of $35.0 million to acquire, in open market purchases, units of NRLP and shares of the Affiliated REITs, excluding private purchase transactions which were separately authorized. As of March 31, 1999, ART had expended $4.6 million to acquire units of NRLP and a total of $6.4 million to acquire shares of the Affiliated REITs, in open market purchases, in accordance with these authorizations. ART expects to make additional investments in the equity securities of the Affiliated REITs and NRLP.

     The purchases of the equity securities of the Affiliated REITs and NRLP were made for the purpose of investment and were based principally on the opinion of ART's management that the equity securities of each were and are currently undervalued. The determination by ART to purchase additional equity securities of the Affiliated REITs and NRLP is made on an entity-by-entity basis and depends on the market price of each entity's equity securities relative to the value of its assets, the availability of sufficient funds and the judgment of ART's management regarding the relative attractiveness of alternative investment opportunities. Substantially all of the equity securities of the Affiliated

REITs and NRLP owned by ART are pledged as collateral for borrowings. Pertinent information regarding ART's investment in the equity securities of the Affiliated REITs and NRLP, at March 31, 1999, is summarized below (dollars in thousands):



                                Percentage           Carrying               Equivalent
                                 of ART's             Value of               Investee             Market Value
                               Ownership at        Investment at          Book Value at          of Investment at
Investee                      March 31, 1999      March 31, 1999         March 31, 1999           March 31, 1999
--------                      --------------      --------------         --------------          ----------------
NRLP ...............               55.0%            $  33,589             $        *                $ 58,469
CMET ...............               41.1                14,713                 34,708                  24,558
IORI ...............               30.8                 3,049                  7,199                   3,601
TCI ................               30.9                 9,825                 28,067                  14,454
---------------



* ART accounted for its investment in the Partnership under the equity method until December 1998 when NMC, a wholly-owned subsidiary of ART, was elected general partner of NRLP and NOLP, as more fully discussed in "NRLP", below. As of December 31, 1998, the accounts of the Partnership are consolidated with those of ART.

     Each of the Affiliated REITs and NRLP own a considerable amount of real estate, much of which, particularly in the case of NRLP, has been held for many years. Because of depreciation, these entities may earn substantial amounts in periods in which they sell real estate and will probably incur losses in periods in which they do not. ART's reported income or loss attributable to these entities will differ materially from its cash flow attributable to them. ART does not have a controlling equity interest in any of the Affiliated REITs and therefore it cannot, acting by itself, determine either the individual investments or the overall investment policies of such investees. However, due to ART's equity investments in, and the existence of common officers with, each of the Affiliated REITs, and that the Affiliated REITs have the same advisor as ART and that Mr. Randall M. Paulson, an Executive Vice President of ART, is also the President of the Affiliated REITs and BCM, an affiliate of and advisor to ART. ART may be considered to have the ability to exercise significant influence over the operating and investing policies of these entities. ART accounts for its investment in the Affiliated REITs using the equity method. Under the equity method, ART recognizes its proportionate share of the income or loss from the operations of the Affiliated REITs currently, rather than when realized through dividends or on sale. ART discontinued accounting for its investment in the Partnership under the equity method as of December 31, 1998, due to the election of NMC, a wholly-owned subsidiary of ART, as general partner of NRLP and NOLP, as more fully discussed in "NRLP" below. The carrying value of ART's investment in the Affiliated REITs, as set forth in the table above, is the original cost of each such investment adjusted for ART's proportionate share of each entity's income or loss and distributions received.

     The difference between the carrying value of ART's investment and the equivalent investee book value is being amortized over the life of the properties held by each investee.

     ART's management continues to believe that the market value of each of the Affiliated REITs and NRLP undervalues their assets and ART may, therefore, continue to increase its ownership in these entities in 1999.

     The following is a summary description of each of NRLP and the Affiliated REITs, based upon information publicly reported by such entities.

     NRLP. NRLP is a publicly traded master limited partnership which was formed under the Delaware Uniform Limited Partnership Act on January 29, 1987. It commenced operations on September 18, 1987 when, through NOLP, it acquired all of the assets, and assumed all of the liabilities, of 35 public and private limited partnerships. NRLP is the sole limited partner of NOLP and owns 99% of the beneficial interest in NOLP. In December 1998, NMC, a wholly-owned subsidiary of ART, was elected general partner and succeeded to SAMLP's 1% beneficial interest in each of NRLP and NOLP. NMC also assumed liability for SAMLP's note for its capital contribution. In addition, NMC assumed liability for a note which requires the repayment of the $11.5 million paid by the Partnership under the

Moorman litigation settlement plus the $808,000 in court ordered attorney's fees and the $30,000 paid to Joseph B. Moorman.

     In November 1992, NOLP transferred 52 apartment complexes and a wraparound mortgage note receivable to GCLP, a Delaware limited partnership in which NOLP owns a 99.3% limited partner interest. Concurrent with such transfer, GCLP refinanced all of the mortgage debt associated with the transferred properties and the wraparound mortgage note. Effective August 1998, a wholly-owned subsidiary of ART acquired the .7% managing general partner interest of Garden Capital Management Incorporated in GCLP and the 1% general partner interest of Garden Capital Incorporated in 50 single asset limited partnerships in which GCLP is the 99% limited partner, in exchange for 250,000 ART Preferred Shares.

     At March 31, 1999, ART owned approximately 55.0% of the outstanding limited partner units of NRLP.

     NMC as general partner, has discretion in determining methods of obtaining funds for the Partnership's operations, and the acquisition and disposition of its assets. The Partnership's governing documents place no limitation on the amount of leverage that the Partnership may incur either in the aggregate or with respect to any particular property or other investment. At March 31, 1999, the aggregate loan-to-value ratio of the Partnership's real estate portfolio was 67.4% computed on the basis of the ratio of total property-related debt to aggregate estimated current values. As of March 31, 1999 NRLP owned 63 properties located in 21 states. These properties consisted of 52 apartments comprising 13,053 units, five office buildings with an aggregate of 367,271 sq. ft. and six shopping centers with an aggregate of 712,388 sq. ft.

     The Partnership reported net income of $47.5 million in 1998 compared to net income of $8.7 million in 1997. The Partnership had a loss from operations, prior to gains on sale of real estate, of $5.1 million in 1998 compared to income of $362,000 in 1997. The decline in the Partnership's 1998 income from operations was due to $13.0 million of GCLP deferred borrowing costs written off on the refinancing of the GCLP properties in 1998 and the sale of 10 apartments and two shopping centers by the Partnership in 1998. The decline was mitigated by a 4% increase in average rental rates at the Partnership's apartments and an average 4% increase in rental rates at the Partnership's commercial properties coupled with an average 1% decrease in occupancy at the Partnership's apartments and an average 3.5% decrease in occupancy at the Partnership's commercial properties.

     The Partnership's cash flow from property operations (rents collected less payments for property operations) decreased to $42.9 million in 1998 from $50.5 million in 1997. At December 31, 1998, the Partnership had total assets of $337.8 million, which consisted of $167.4 million of real estate held for investment, $114.5 million of notes and interest receivable, $46.9 million of investments in equity securities and other assets and $9.0 million in cash and cash equivalents.

     For the fiscal quarter ended March 31, 1999, the Partnership reported net income of $17.4 million compared to net income of $508,000 in the fiscal quarter ended March 31, 1998. The Partnership's net income for the fiscal quarter ended March 31, 1999, included gains on the sale of real estate of $15.7 million, there were no such gains in the fiscal quarter ended March 31, 1998.

     The Partnership has paid quarterly distributions to unitholders since the fourth quarter of 1993. In 1998, ART received a total of $7.2 million in distributions from the Partnership including $5.5 million that was accrued at December 31, 1997.

     ART owns a 96% limited partner interest in SAMLP. SAMLP was the general partner of the Partnership until December 18, 1998 when NMC, a wholly-owned subsidiary of ART, was elected general partner. Gene E. Phillips, a Director and Chairman of the ART Board until November 16, 1992, is also a general partner of SAMLP.

     The Partnership, SAMLP and Mr. Phillips, were among the defendants in a class action lawsuit arising out of the formation of the Partnership. An agreement settling such lawsuit as to the above named defendants, (the "Moorman Settlement Agreement"), became effective on July 5, 1990. The Moorman Settlement Agreement provided for, among other things, the appointment of an oversight committee for the Partnership (the "NRLP Oversight Committee") and the establishment of specified annually increasing targets for a five-year period relating to the price of NRLP units of limited partner interest.

     The Moorman Settlement Agreement provided for the resignation and replacement of SAMLP as general partner if the unit price targets were not met for two consecutive anniversary dates. NRLP did not meet the unit price targets for the first and second anniversary dates. On July 8, 1992, SAMLP notified the NRLP Oversight Committee of the failure to meet the unit price targets for two successive years and that it expected to resign as general partner of NRLP and NOLP.

     The Moorman Settlement Agreement provided that the withdrawal of SAMLP as general partner would require the Partnership to purchase SAMLP's general partner interest (the "Redeemable General Partner Interest") at its then fair value, and to pay certain fees and other compensation as provided in the partnership agreement. SAMI, the managing general partner of SAMLP, calculated the fair value of such Redeemable General Partner Interest to be $49.6 million at December 31, 1997 before reduction for the principal balance ($4.2 million at December 31, 1997) and accrued interest ($7.2 million at December 31, 1997) on the note receivable from SAMLP for its original capital contribution to the Partnership.

     On July 15, 1998, NRLP, SAMLP and the NRLP Oversight Committee executed an Agreement for Cash Distribution and Election of Successor General Partner (the "Cash Distribution Agreement") which provides for the nomination of an entity affiliated with SAMLP to be the successor general partner of NRLP, for the distribution of $11.4 million to the plaintiff class members and for the resolution of all related matters under the Moorman Settlement Agreement. The Cash Distribution Agreement was submitted to the Court on July 23, 1998. On August 4, 1998, the Court entered an order granting preliminary approval of the Cash Distribution Agreement. On September 9, 1998, a notice was mailed to the plaintiff class members describing the Cash Distribution Agreement. On October 16, 1998, a hearing was held to consider any objections to the Cash Distribution Agreement. On October 23, 1998, the Court entered an order granting final approval of the Cash Distribution Agreement. The Court also entered orders requiring NRLP to pay $404,000 in attorney's fees to Joseph B. Moorman's legal counsel, $30,000 to Joseph B. Moorman and $404,000 in attorney's fee to Robert
A. McNeil's legal counsel.

     Pursuant to the order, $11.4 million was deposited by the Partnership into an escrow account and then transferred to the control of an independent settlement administrator. The distribution of the cash shall be made to the plaintiff class members pro rata based upon the number of units originally issued to each plaintiff class member upon the formation of the Partnership in 1987. On March 10, 1999, the Court entered an order providing for the initial distribution of the cash not later than March 31, 1999. The distribution of cash commenced on March 24, 1999 and is under the control of the independent settlement administrator.

     The proposal to elect NMC, a wholly-owned subsidiary of ART, as the successor general partner was submitted to the unitholders of NRLP for a vote at a special meeting held on December 18, 1998. All units of NRLP owned by affiliates of ART and SAMLP (approximately 61.8% of the outstanding limited partner units of NRLP as of the November 27, 1998 record date) were voted pro rata with the vote of the other limited partners. NMC was elected by a majority vote of the NRLP unitholders. On December 18, 1998, SAMLP withdrew as general partner and NMC, as successor general partner, took office. Upon the election and taking of office of NMC as the successor general partner, the Moorman Settlement Agreement terminated.

     Under the Cash Distribution Agreement, SAMLP waived its right under the Moorman Settlement Agreement to receive any payment from NRLP for its Redeemable General Partner Interest and fees it was entitled to receive upon the election of a successor general partner. In addition, pursuant to the Cash Distribution Agreement, the NRLP partnership agreement was amended to provide that, upon voluntary resignation of the general partner, the resigning general partner shall not be entitled to the repurchase of its general partner interest under Paragraph 17.9 of the NRLP partnership agreement.

     Under the Cash Distribution Agreement, NMC as successor general partner assumed liability for the note from SAMLP for its capital contribution to NRLP. In addition, NMC assumed liability for a note which requires the repayment to NRLP of the $11.4 million paid by NRLP under the Cash Distribution Agreement plus the $808,000 in Court ordered attorney's fees and the $30,000 paid to Joseph B. Moorman. This note requires repayment over a ten-year period, bears interest at a variable rate, currently 7.2% per annum and is guaranteed by ART, which is the parent of NMC and (as of December 31, 1998) was the owner of approximately 55.0% of the outstanding units of NRLP. As of December 31, 1998, ART discontinued accounting for its investment in the Partnership under the equity method upon the election of NMC as general partner of the Partnership and the settlement of the Moorman litigation. ART began consolidation of the Partnership's accounts at that date and its operations subsequent to that date.

     In August 1996, ART consolidated its existing NRLP margin debt held by various brokerage firms into a single margin loan. ART pledged 3,349,169 of its NRLP units as security for such margin loan which had a principal balance of $10.6 million at September 30, 1998. The margin loan was currently due and payable. Subsequent to September 30, 1998, ART paid down such loan by $5.0 million. At December 31, 1998, the loan had a principal balance of $5.0 million. In February 1999, the loan was paid off.

     CMET. CMET is a California business trust which was organized on August 27, 1980 and commenced operations on December 3, 1980. CMET's business is investing in real estate through direct equity investments and partnerships and financing real estate and real estate-related activities through investments in mortgage notes. CMET holds equity investments in apartment complexes and commercial properties (office buildings, industrial warehouses and shopping centers) throughout the continental United States. CMET's apartment complexes and commercial properties are concentrated in the Southeast, Southwest and Midwest regions of the continental United States. At December 31, 1998, CMET owned 57 income producing properties located in 14 states consisting of 34 apartment complexes comprising of 6,158 units, 11 office buildings with an aggregate of
2.1 million sq. ft., 11 industrial warehouses with an aggregate of 1.6 million sq. ft. and a shopping center with 133,558 sq. ft. CMET also holds mortgage notes receivable secured by real estate located in the Southeast, Southwest and Midwest regions of the continental United States, with a concentration in the Southeast and Southwest regions.

     CMET reported net income of $347,000 in 1998 as compared to net income of $4.2 million in 1997. CMET's 1998 net income included gains on the sale of real estate of $6.1 million, whereas its 1997 net income included gains on the sale of real estate of $8.2 million. CMET's cash flow from property operations improved to $28.9 million in 1998 from $23.7 million in 1997. At December 31, 1998, CMET had total assets of $333.8 million, which consisted of $294.2 million of real estate held for investment, $3.3 million of real estate held for sale, $3.4 million of notes and interest receivable, $30.7 million of investments in marketable equity securities and other assets and $2.2 million in cash and cash equivalents.

     For the fiscal quarter ended March 31, 1999, CMET reported a net loss of $1.6 million compared to net income of $3.6 million in the fiscal quarter ended March 31, 1998. CMET's net loss for the fiscal quarter ended March 31, 1999, included gains on the sale of real estate of $152,000 compared to $5.6 million in the fiscal quarter ended March 31, 1998.

     On September 25, 1998, CMET and TCI announced that they had reached an agreement for CMET to be acquired by TCI. TCI will issue 1.181 shares of its common stock for each share of CMET. A date for the special meeting of shareholders to vote on the merger proposal has been set for June 29, 1999.

     CMET has paid quarterly distributions since the first quarter of 1993. ART received a total of $868,000 in distributions from CMET in 1998.

     IORI. IORI is a Nevada corporation which was originally organized on December 14, 1984 as a California business trust and commenced operations on April 10, 1985. Like CMET, IORI's business is investing in real estate through direct equity investments and partnerships. IORI holds equity investments in apartment complexes and commercial properties (office buildings) in the Pacific, Southeast and Southwest regions of the continental United States. At December 31, 1998, IORI owned 14 income producing properties located in four states. These properties consisted of four apartment complexes comprising 654 units and ten office buildings with an aggregate of 620,577 sq. ft.

     IORI reported a net loss of $679,000 in 1998 as compared to net income of $3.3 million in 1997. IORI's net income in 1997, is attributable to $4.0 million of gains on sale of real estate. IORI had no such gains in 1998. IORI's cash flow from property operations increased to $7.9 million in 1998 from $6.5 million in 1997. At December 31, 1998, IORI had total assets of $88.7 million, which consisted of $83.7 million, which consisted of $83.7 million in real estate held for investment, $4.9 million in investments in partnerships and other assets and $103,000 in cash and cash equivalents.

     For the fiscal quarter ended March 31, 1999, IORI reported a net loss of $221,000 compared to a net loss of $89,000 in the fiscal quarter ended March 31, 1998.

     IORI has paid quarterly dividends since the first quarter of 1993. ART received a total of $264,000 in dividends from IORI in 1998.

     TCI. TCI is a Nevada corporation which was originally organized on September 6, 1983, as a California business trust, and commenced operations on January 31, 1984. TCI also has investment policies similar to those of CMET and IORI. TCI holds equity investments in apartment complexes, commercial properties (office buildings, industrial warehouses and shopping centers) and hotels throughout the continental United States with a concentration in the Southeast and Southwest regions. At December 31, 1998, TCI owned 72 income producing properties located in 14 states. These properties consisted of 38 apartment complexes comprising 7,000 units, 19 office buildings with an aggregate of 1.6 million sq. ft., six industrial warehouses with an aggregate of 1.5 million sq. ft., five shopping centers with an aggregate of 489,103 sq. ft. and four hotels with a total of 209 rooms. TCI also holds mortgage notes receivable secured by real estate located in the Southeast and Southwest regions of the continental United States.

     TCI reported net income of $6.9 million in 1998 as compared to net income of $12.6 million in 1997. TCI's net income for 1998 included gains on the sale of real estate of $12.6 million whereas its net income for 1997 included gains on the sale of real estate of $21.4 million. TCI's cash flow from property operations increased to $29.8 million in 1998 as compared to $16.2 million in 1997. At December 31, 1998, TCI had total assets of $382.2 million, which consisted of $347.4 million in real estate held for investment, $1.4 million in real estate held for sale, $3.4 million in investments in real estate entities, $19.5 million in notes and interest receivable and other assets and $10.5 million in cash and cash equivalents. At December 31, 1998, TCI owned 345,728 shares of IORI's common stock, approximately 22.7% of IORI's shares then outstanding.

     For the fiscal quarter ended March 31, 1999, TCI reported net income of $289,000 compared to a net loss of $1.2 million in the fiscal quarter ended March 31, 1998. TCI's net income for the fiscal quarter ended March 31, 1999, included gains on the sale of real estate of $1.9 million, there were no such gains in the fiscal quarter ended March 31, 1998.

     On September 25, 1998, TCI and CMET announced that they had reached agreement for TCI to acquire CMET. TCI will issue 1.181 shares of its common stock for each share of CMET. A date of the special meeting of stockholders to vote on the merger proposal has been set for June 29, 1999.

     TCI has paid quarterly dividends since the fourth quarter of 1995. In 1998, ART received a total of $1.9 million in dividends from TCI, including $1.2 million accrued in December 31, 1997.

     River Trails II. In January 1992, ART entered into a partnership agreement with an entity affiliated with a limited partner, at the time, in a partnership that owned approximately 15.8% of ART's outstanding shares of Common Stock, to acquire 287 developed residential lots adjacent to ART's other residential lots in Fort Worth, Texas. The partnership agreement designates ART as managing general partner. The partnership agreement also provides each of the partners with a guaranteed 10% return on their respective investments. Through December 31, 1997, 214 residential lots had been sold. During 1998, an additional 52 lots were sold and at December 31, 1998 and March 31, 1999, 21 lots remained to be sold. During 1998, each partner received $418,000 in return of capital distributions from the partnership and $493,000 in profit distributions. No such distributions have been received in 1999.

     R. G. Bond, Ltd. In June 1995, ART purchased the corporate general partner of a limited partnership which owned apartment complexes in Illinois, Florida and Minnesota, with a total of 900 units. In August 1998, in conjunction with the sale of the apartment complexes, ART sold its general partner interest for $903,000 in cash. ART recognized a gain of $270,000 on the sale. In December 1998, ART received a return of capital distribution of $100,000.

     Campbell Center Associates, Ltd. In April 1996, ART purchased a 28% general partner interest in Campbell Center Associates, Ltd. ("Campbell Associates") which in turn had a 56.25% interest in Campbell Centre Joint Venture, which owned at the time a 413,175 sq. ft. office building in Dallas, Texas. The purchase price of the general partner interest was $550,000 in cash and a $500,000 note. In January 1997, ART exercised its option to purchase an additional 28% general partner interest in Campbell Associates. The purchase price was $300,000 in cash and a $750,000 note. In July 1997, ART purchased an additional 9% general partner interest in Campbell Associates for $868,000 in cash. In March 1998, Consolidated Equity Properties, Inc., a wholly -owned subsidiary of ART, acquired a 30% limited partner interest in Campbell Associates for $500,000 in cash. In June 1998, ART purchased the remaining 5% general partner interest in Campbell Associates for $1.1 million in cash. Also in June 1998, Campbell Centre Joint Venture sold the office building for $32.2 million in cash. Campbell Associates, as a partner, received net cash of $13.2 million from the sales proceeds and escrowed an additional $190,000 for pending parking lot issues. Campbell Associates recognized a gain of $8.2 million on the sale.

     Highway 380/Preston Partners, Ltd. In June 1996, a newly formed limited partnership, of which ART is 1% general partner, purchased 580 acres of unimproved land in Collin County, Texas for $5.7 million in cash. ART contributed $100,000 in cash to the partnership with the remaining $5.6 million being contributed by the limited partner. The partnership agreement designates ART as the managing general partner. At January 1, 1998, 251.9 acres remained to be sold. In January 1998, the partnership sold a 155.4 acre tract for $2.9 million. The partnership received $600,000 in cash and provided financing of an additional $2.2 million. Of the net sales proceeds, $300,000 was distributed to the limited partner and $300,000 was distributed to ART as general partner in accordance with the partnership agreement. The seller financing bore interest at 12% per annum, required monthly payments of interest only and matured in July 1998. The seller financing was collected at maturity, with the net proceeds being distributed $1.1 million to the limited partner and $1.1 million to the ART as general partner. The partnership recognized a gain of $1.2 million on the sale. In September 1998, the partnership sold the remaining 96.5 acres for $1.3 million in cash. Of the net proceeds, $587,000 was distributed to the limited partner and $587,000 was distributed to ART as general partner. The partnership recognized a gain of $128,000 on the sale.

     Elm Fork Branch Partners, Ltd. In September 1997, a newly formed limited partnership of which ART is a 1% general partner and 21.5% limited partner, purchased a 422.4 acre parcel of unimproved land in Denton County, Texas, for $16.0 million in cash. ART contributed $3.6 million in cash to the partnership with the remaining $12.4 million being contributed by the other limited partners. The partnership agreement designates ART as the managing general partner. In September 1997, the partnership obtained mortgage financing of $6.5 million secured by the 422.4 acres of land. The mortgage bears interest at 10% per annum, requires quarterly payments of interest only and matures in September 2001. The net financing proceeds were distributed to the partners, ART receiving a return of $2.9 million of its initial investment. The partnership agreement also provides that the limited partners receive a 12% preferred cumulative return on their investment before any sharing of partnership profits occurs. One of the limited partners in the partnership was, at the time, also a limited partner in a partnership that owned 15.8% of the outstanding shares of ART Common Stock.




                  [Remainder of Page Intentionally Left Blank]

                         SELECTED FINANCIAL DATA OF ART




                                                                     For the Years Ended December 31,
                                    ------------------------------------------------------------------------------------------------
                                        1998              1997                 1996                 1995               1994
                                    ------------      ------------         ------------         ------------       ------------
                                                              (dollars in thousands, except per share)
EARNINGS DATA
Revenue .........................   $     87,086      $     57,031         $     41,522         $     22,952       $     23,070
Expense .........................        165,111            90,252               52,601               28,314             26,490
                                    ------------      ------------         ------------         ------------       ------------
(Loss) from operations ..........        (78,025)          (33,221)             (11,079)              (5,362)            (3,420)
Equity in income (loss)
      of investees ..............         37,966            10,497                1,485                 (851)               292
Gain on sale of real estate .....         17,254            20,296                3,659                2,594                379
                                    ------------      ------------         ------------         ------------       ------------
(Loss) before extraordinary
      gain ......................        (22,805)           (2,428)              (5,935)              (3,619)            (2,749)
Extraordinary gain ..............             --                --                  381                  783                323
                                    ------------      ------------         ------------         ------------       ------------
Net (loss) ......................        (22,805)           (2,428)              (5,554)              (2,836)            (2,426)
Preferred Dividend
      Requirement ...............         (1,177)             (206)                (113)                  --                 --
                                    ------------      ------------         ------------         ------------       ------------
(Loss) applicable to
      Common Shares .............   $    (23,982)     $     (2,634)        $     (5,667)        $     (2,836)      $     (2,426)
                                    ============      ============         ============         ============       ============
PER SHARE DATA
(Loss) before extraordinary
         gain ...................   $      (2.24)     $       (.22)        $       (.46)        $       (.31)      $       (.23)
Extraordinary Gain ..............             --                --                  .03                  .07                .03
                                    ------------      ------------         ------------         ------------       ------------
Net (loss) ......................   $      (2.24)     $       (.22)        $       (.43)        $       (.24)      $       (.20)
                                    ============      ============         ============         ============       ============
Dividends per Common Share ......   $        .20      $        .20         $        .15         $         --       $         --
Weighted average Common
      Shares outstanding ........     10,695,388        11,710,013           12,765,082           11,716,656         12,208,876
                                    ============      ============         ============         ============       ============



                                                                              December 31,
                                                ------------------------------------------------------------------------
                                                  1998            1997            1996            1995            1994
                                                  ----            ----            ----            ----            ----
                                                                 (dollars in thousands, except per share)
BALANCE SHEET DATA
Notes and interest
     receivable, net ...................        $ 52,053        $ 25,526        $ 48,485        $ 49,741        $ 45,664
Real estate, net .......................         734,907         302,453         119,035          59,424          47,526
Total assets ...........................         918,605         433,799         239,783         162,033         137,362
Notes and interest
     payable ...........................         768,272         261,986         127,863          61,163          45,695
Margin borrowings ......................          35,773          53,376          40,044          34,017          26,391
Stockholders'
     equity ............................          38,272          63,453          47,786          53,058          55,894
Book value per
     Common Share ......................        $    .44        $   3.53        $   3.74        $   4.53        $   4.77



-----------------------


Shares and per share data have been adjusted for the 2 for 1 forward Common Stock splits effected January 2, 1996 and February 17, 1997.

                                                   For the Three Months Ended
                                                             March 31,
                                                     1999                 1998
                                                ------------         ------------
EARNINGS DATA                                (dollars in thousands, except per share)
Revenues ...............................        $     47,508         $     18,249
Expenses ...............................              73,426               29,744
                                                ------------         ------------
(Loss) from operations .................             (25,918)             (11,495)
Equity in income (loss)
   of investees ........................                (725)               2,387
Gain on sale of real estate ............              17,516                   --
Net (loss) .............................              (9,127)              (9,108)
Preferred dividend
   requirement .........................                (566)                 (51)
                                                ------------         ------------
Net (loss) applicable to
   Common Shares .......................        $     (9,693)        $     (9,159)
                                                ============         ============
EARNINGS PER SHARE
   DATA
Net (loss) .............................        $       (.90)        $       (.86)
                                                ============         ============
Dividends per Common
   Share ...............................        $        .05         $        .05
Weighted average Common
   Shares outstanding ..................          10,742,325           10,711,921
                                                ============         ============




                                                  March 31, 1999
                                                  --------------
BALANCE SHEET DATA                       (dollars in thousands, except per share)
Notes and interest receivable,
   net..................................          $     54,399
Real estate, net........................               766,158
Total Assets............................               947,712
Notes and interest payable..............               806,504
Margin borrowings.......................                35,422
Stockholders' equity....................                28,042
Book value per Common Share.............          $      (0.52)

        ART MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                        AND RESULTS OF OPERATIONS OF ART

INTRODUCTION

     ART was organized in 1961 to provide investors with a professionally managed, diversified portfolio of equity real estate and mortgage loan investments selected to provided opportunities for capital appreciation as well as current income.

LIQUIDITY AND CAPITAL RESOURCES

     General. Cash and cash equivalents at March 31, 1999 totaled $3.2 million, compared with $11.5 million at December 31, 1998. Although ART anticipates that during the remainder of 1999 it will generate excess cash flow from property operations, as discussed below, such excess cash is not sufficient to discharge all of ART's debt obligations as they mature. ART will therefore continue to rely on externally generated funds, including borrowings against its investments in various real estate entities, mortgage notes receivable, refinancing of properties and, to the extent necessary, borrowings from its advisor to meet its debt service obligations, pay taxes, interest and other non-property related expenses.

     At December 31, 1998, notes payable totaling $168.0 million had either scheduled maturities or required principal reduction payments during 1999. During the first quarter of 1999, ART either extended, refinanced, paid down, paid off or received commitments from lenders to extend or refinance $36.8 million of the debt scheduled to mature in 1999.

     Net cash used in operating activities increased to $13.4 million in the three months ended March 31, 1999, from $1.5 million in the three months ended March 31, 1998. Fluctuations in the components of cash flow from operations are discussed in the following paragraphs.

     Net cash from pizza operations (sales less cost of sales) in the three months ended March 31, 1999, was $1.6 million compared to a use of $200,000 in the three months ended March 31, 1998. The increase was due to the effects of a more aggressive marketing and advertising strategy offset in part by record high cheese prices in January 1999.

     Net cash from property operations (rents collected less payments for expenses applicable to rental income) increased to $3.6 million in the three months ended March 31, 1999 from $1.2 million in 1998. The increase is primarily attributable to the 16 land parcels and 36 apartments purchased by ART in 1998, and the consolidation of the Partnership effective December 31, 1998.

     ART expects an increase in cash flow from property operations during the remainder of 1999. Such increase is expected to be derived from a full year of operations of the 36 apartments that were acquired during 1998 and the consolidation of the Partnership effective December 31, 1998. ART is also expecting substantial land sales and selected property sales to generate additional cash.

     Interest collected increased to $772,000 in the three months ended March 31, 1999, from $203,000 in 1998. The increase was attributable to loans funded in 1998.

     Interest paid increased to $17.7 million in the three months ended March 31, 1999, from $6.4 million in 1998. The increase was primarily due to debt incurred or assumed relating to 16 land parcels acquired by ART in 1998, the purchase of 36 apartments by ART in 1998 and the consolidation of the Partnership effective December 31, 1998.

     Advisory fees paid increased to $1.1 million in the three months ended March 31, 1999, from $760,000 in 1998. The increase was due to an increase in ART's gross assets, the basis for such fee.

     General and administrative expenses paid increased to $4.1 million in the three months ended March 31, 1999, from $2.3 million in 1998. The increase was primarily attributable to the consolidation of the Partnership effective December 31, 1998.

     Distributions from equity investees' decreased to $306,000 in the three months ended March 31, 1999 from $7.0 million in 1998. Included in 1998 distributions, were special distributions totaling $6.1 million from TCI and the Partnership that had been accrued at December 31, 1997.

     Other cash from operating activities increased to $3.2 million in the three months ended March 31, 1999, from a use of $1.2 million in 1998. The increase was due to a decrease in property prepaids, other miscellaneous property receivables and property escrows.

     In January 1999, the Partnership sold the 199 unit Olde Town Apartments in Middleton, Ohio for $4.6 million, receiving net cash of $4.4 million after the payment of various closing costs.

     In February 1999, ART purchased Frisco Bridges land, a 336.8 acre parcel of unimproved land in Frisco, Texas, for $46.8 million. ART paid $7.8 million in cash and obtained mortgage financing totaling $39.0 million.

     Also in February 1999, ART sold a 4.6 acre tract of its Plano Parkway land parcel, for $1.2 million. Simultaneously with the sale, the mortgage debt secured by such land parcel was refinanced in the amount of $7.1 million. The net cash from the sale and refinancing along with an additional $921,000 were used to payoff the $8.9 million mortgage secured by the land parcel.

     Further in February 1999, the Partnership sold the 225 unit Santa Fe Apartments in Kansas City, Missouri, for $4.6 million, receiving net cash of $4.3 million after the payment of various closing costs.

     In February 1999, the Partnership sold the 480 unit Mesa Ridge Apartments in Mesa, Arizona, for $19.5 million, receiving net cash of $793,000 after the payment of various closing costs and remitting $17.8 million to the lender to hold in escrow pending substitution collateral. Such funds will be released when substitute collateral is approved. If substitute collateral is not provided by August 1999, $13.0 million of the escrow will be applied against the mortgage's principal balance, approximately $800,000 will be retained by the lender as a prepayment penalty and the remaining $4.0 million will be returned to the Partnership.

     In March 1999, ART sold two tracts totaling 9.9 acres of its Mason/Goodrich land parcel for $956,000 in cash, receiving net cash of $33,000 after paying down by $860,000 the mortgage secured by such land parcel and the payment of various closing costs.

     Also in March 1999, ART sold a 13.7 acre tract of its McKinney II land parcel and a 20.0 acre tract of its McKinney IV land parcel, for $7.7 million in cash, receiving no net cash after paying down by $5.5 million the mortgage secured by such land parcels, the funding or required escrows and the payment of various closings costs.

     In April 1999, the Partnership sold the 166 unit Horizon East Apartments in Dallas, Texas, for $4.0 million, receiving net cash of $1.2 million after paying off $2.6 million in mortgage debt and the payment of various closing costs.

     Also in April 1999, the Partnership sold the 120 unit Lantern Ridge Apartments in Richmond, Virginia, for $3.4 million, receiving net cash of $880,000 after the payment of various closing costs. The buyer assumed the $2.4 million mortgage secured by the property.

     Notes Receivable. ART received $10.9 million in principal payments in the three months ended March 31, 1999.

     In February 1999, the Partnership funded a $5.0 million unsecured loan to Davister Corp., which at March 31, 1999, owned approximately 15.8% of the outstanding shares of ART's Common Stock. The loan is guaranteed by BCM.

     In 1998, the Partnership funded a $6.0 million loan to Centura Holdings, LLC, a subsidiary of Centura Tower, Ltd. The loan is secured by 6.4109 acres of land in Dallas, Texas. In February 1999, the Partnership funded an additional $37,500.

     Also in 1998, the Partnership funded a $3.7 million loan to JNC. The loan was secured by a contract to purchase 387 acres of land in Collin County, Texas, the guaranty of the borrower and the personal guarantees of its partners. In January 1999, ART purchased the contract from JNC and acquired the land. In connection with purchase, GCLP funded an additional $6.0 million of its $95.0 million loan commitment to ART. A portion of the funds were used to pay off the $3.7 million loan, including accrued but unpaid interest, a $1.3 million paydown of the JNC line of credit and a $820,000 paydown of the JNC Frisco Panther Partners, Ltd. loan.

     In 1997 and 1998, the Partnership funded a $3.8 million loan to Stratford & Graham Developers, LLC. The loan is secured by 1,485 acres of unimproved land in Riverside County, California. In the first quarter of 1999, the Partnership funded an additional $119,000, increasing the loan balance to $3.9 million. In April 1999, the Partnership funded an additional $66,000, increasing the loan balance to $4.0 million.

     Also in 1998 and the first quarter of 1999, the Partnership funded $3.3 million of a $5.0 million loan commitment to JNC. The loan is secured by a second lien on 1,791 acres of land in Denton County, Texas, and a second lien on 220 acres of land in Tarrant County, Texas. In January 1999, the Partnership received a $1.3 million paydown on the loan.

     During 1998 and the first quarter of 1999, the Partnership funded a total of $11.9 million of a $23.8 million loan commitment to Centura Tower, Ltd. The loan is secured by a mortgage on 2.244 acres of land and a building under construction in Dallas, Texas. In April 1999, the Partnership funded an additional $2.2 million.

     In 1997, 1998 and 1999, the Partnership funded a $1.6 million loan commitment to Bordeaux. The loan is secured by (1) a 100% interest in Bordeaux, which owns a shopping center in Oklahoma City, Oklahoma; (2) 100% of the stock of Bordeaux Investments One, Inc., which owns approximately 6.5 acres of undeveloped land in Oklahoma City, Oklahoma; and (3) the personal guarantees of the Bordeaux partners.

     In April 1999, ART funded the remaining $1.7 million on a $2.0 million loan commitment to Lordstown, L.P. The loan is secured by a second lien on land in Ohio and Florida and by 100% of the general and limited partner interest in Partners Capital, Ltd. and a 50% profits interest in subsequent land sales.

     Also in April 1999, ART funded $2.4 million to 261, L.P. The loan is secured by 100% of the general and limited partner interest in Partners Capital, Ltd. and a 75% profits interest in subsequent land sales.

     Notes Payable. In February 1999, the Partnership obtained mortgage financing secured by the unencumbered 56 Expressway Office Building in Oklahoma City, Oklahoma, in the amount of $1.7 million. The Partnership received net cash of $1.7 million after the payment of various closing costs.

     Also in February 1999, the Partnership obtained mortgage financing secured by the unencumbered Melrose Business Park in Oklahoma City, Oklahoma, in the amount of $900,000. The Partnership received net cash of $870,000 after the payment of various closing costs.

     In March 1999, ART obtained a second mortgage on its Frisco Bridges land in the amount of $2.0 million.

     In April 1999, ART refinanced the matured mortgage debt secured by its Yorktown land in the amount of $4.8 million, receiving net cash of $580,000 after paying off $4.0 million in mortgage debt and the payment of various closing costs.

     At March 31, 1999, the mortgage debt secured by ART's McKinney I, II, III, IV, V and Dowdy land in the amount of $15.2 million matured. ART and the lender had reached an agreement to extend the mortgage's maturity to January 2000 in exchange for, among other things, ART's payment of an extension fee and a loan paydown. On March 31, 1999, ART requested a loan payoff letter from the lender intending to refinance the maturing debt. Such letter contained a demand for fees and other consideration that management believes the lender is not entitled to receive under the loan documents. The lender began foreclosure proceedings. On April 30, 1999, the Court granted a temporary restraining order to prevent foreclosure. On May 12, 1999, a hearing was held on ART's request for a temporary injunction. As of June 7, 1999, the Court had not ruled on the request. On May 28, 1999, the Court did extend the temporary restraining order. ART continues to negotiate with the lender.

     Equity Investments. During the fourth quarter of 1988, ART began purchasing shares of the Affiliated REITs which have the same advisor as ART. It is anticipated that additional equity securities of NRLP and the Affiliated REITs will be acquired in the future through open-market and negotiated transactions to the extent that ART's liquidity permits.

     Equity securities of the Affiliated REITs and NRLP held by ART may be deemed to be "restricted securities" under Rule 144 of the Securities Act of 1933 ("Securities Act"). Accordingly, ART may be unable to sell such equity securities other than in a registered public offering or pursuant to an exemption under the Securities Act for a one-year period after they are acquired. Such restrictions may reduce ART's ability to realize the full fair market value of such investments if it attempted to dispose of such securities in a short period of time.

     ART's cash flow from the Affiliated REIT investments is dependent on the ability of each of the entities to make distributions. ART received distributions totaling $306,000 in the first quarter of 1999 from the Affiliated REITs.

     ART has margin arrangements with various brokerage firms which provide for borrowing up to 50% of the market value of ART's marketable equity securities. The borrowings under such margin arrangements are secured by equity securities of the Affiliated REITs, NRLP and ART's trading portfolio and bear interest rates ranging from 7.0% to 11.0%. Margin borrowing totaled $35.4 million at March 31, 1999.

     ART expects that it will be necessary for it to sell $111.2 million, $48.0 million and $17.0 million of its land holdings during each of the next three years to satisfy the debt on such land as it matures. If ART is unable to sell at least the minimum amount of land to satisfy the debt obligations on such land as it matures, or, if it was not able to extend such debt, ART would either sell other of its assets to pay such debt or return the property to the lender.

     ART's management reviews the carrying values of ART's properties and mortgage notes receivable at least annually and whenever events or a change in circumstances indicate that impairment may exist. Impairment is considered to exist if, in the case of a property, the future cash flow from the property (undiscounted and without interest) is less than the carrying amount of the property. For notes receivable impairment is considered to exist if it is probable that all amounts due under the terms of the note will not be collected. In those instances where impairment is found to exist, a provision for loss is recorded by a charge against earnings. The mortgage note receivable review includes an evaluation of the collateral property securing each note. The property review generally includes selective property inspections and discussions with the manager of the property and visits to selected properties in the surrounding area and a review of the following: (1) the property's current rents compared to market rents; (2) the property's expenses; (3) the property's maintenance requirements; and, (4) the property's cash flow.

COMMITMENTS AND CONTINGENCIES

     In 1996, ART was admitted to the Valley Ranch, L.P. partnership, as general partner and Class B Limited Partner. The existing general and limited partners converted their general and limited partner interests into 8,000,000 Class A units. The units are exchangeable into shares of ART's Series E Cumulative Convertible Preferred Stock at the rate of 100 Class A units for each share of Series E Preferred Stock. In February 1999, the Class A unitholders notified ART that it intended to convert 100,000 Class A units into 1,000 shares of Series E Preferred Stock. In March 1999, ART purchased the 100,000 Class A units for $100,000. ART has subsequently reached agreement with the Class A unitholder to acquire the remaining 7,900,000 Class A units for $1.00 per unit. In April 1999, 900,000 units were purchased and 1 million units will be purchased in July and October 1999 and January 2000 and 2 million units in May 2001 and May 2002.

RESULTS OF OPERATIONS

     Fiscal Quarter Ended March 31, 1999, Compared to the Fiscal Quarter Ended March 31, 1998. For the three months ended March 31, 1999, ART reported a net loss of $9.1 million, comparable to the net loss of $9.1 million for the three months ended March 31, 1998. The primary factors contributing to ART's net loss are discussed in the following paragraphs.

     Pizza parlor sales and cost of sales were $7.1 million and $6.2 million, respectively, in the three months ended March 31, 1999 compared to $6.8 million and $5.8 million in 1998. The increased sales were primarily attributable to the effects of a more aggressive marketing and advertising strategy, offset by an increase in cost of sales attributable to record high cheese prices in January 1999. Cheese prices returned to more historic levels in February 1999.

     Rents increased to $40.2 million in the three months ended March 31, 1999 from $11.6 million in 1998. Rents from commercial properties increased to $7.3 million for the three months ended March 31, 1999 from $4.9 million in 1998, rent from hotels of $6.7 million in the three months ended March 31, 1999 approximated the $6.3 million in 1998 and rent from apartments increased to $26.0 million in the three months ended March 31, 1999 compared to $204,000 in 1998. The increase in commercial property rents was primarily attributable to the consolidation of the Partnership effective December 31, 1998 and the increase in apartment rent was due to the 36 apartments acquired by ART in 1998 and the consolidation of the Partnership effective December 31 1998. Rental income is expected to increase significantly in 1999 as a result of the consolidation of the Partnership's operations subsequent to December 31, 1998.

     Property operations expense increased to $27.9 million in the three months ended March 31, 1999 from $9.7 million in 1998. Property operations expense for commercial properties increased to $3.8 million in the three months ended March 31, 1999 from $2.7 million in 1998. For hotels expenses of $5.5 million in the three months ended March 31, 1999 approximated the $5.4 million in 1998. For land expenses increased to $2.7 million in the three months ended March 31, 1999 from $1.5 million in 1998. For apartments expense was $15.8 million in the three months ended March 31, 1999 and $120,000 in 1998. The increase in commercial property operations expense was primarily due to the consolidation of the Partnership effective December 31, 1998. The increase for land was primarily due to the 16 land parcels acquired in 1998. Property operations expense for apartments was due to the 36 apartments acquired by ART in 1998 and the consolidation of the Partnership effective December 31, 1998. Property operations expense is expected to increase significantly in the remainder of 1999 as a result of the consolidation of the Partnership's operations subsequent to December 31, 1998.

     Interest income from mortgage notes receivable increased to $1.9 million in the three months ended March 31, 1999 from $138,000 in 1998. The increase of $1.1 million is attributable to loans funded by the Partnership in 1998. Interest income is expected to increase significantly in the remainder of 1999 as a result of the consolidation of the Partnership's operations subsequent to December 31, 1998.

     Other income increased to a loss of $1.7 million in the three months ended March 31, 1999 from a loss of $209,000 in 1998. ART recognized an unrealized decrease in market value of its trading portfolio securities of $1.8 million in the three months ended March 31, 1999 compared to $400,000 in 1998.

     Interest expense increased to $21.1 million in the three months ended March 31, 1999 from $9.5 million in 1998. Of the increase $7.1 million was attributable to the consolidation of the Partnership, effective December 31, 1998, $3.2 million was due to 16 parcels of land acquired in 1998 and $413,000 was due to the 36 apartments ART acquired in 1998. In the remainder of 1999, interest expense is expected to continue to rise due to a full year of operations from the 36 apartments acquired by ART in 1998 and the consolidation of the Partnership, effective December 31, 1998.

     Depreciation expense increased to $4.5 million in the three months ended March 31, 1999 from $1.2 million in 1998. The increase was attributable to the consolidation of the Partnership effective December 31, 1998 and ART's acquisition of 36 apartments in 1998.

     Advisory fees increased to $1.1 million in the three months ended March 31, 1999 from $760,000 in 1998. The increase was attributable to the increase in ART's gross assets, the basis for such fee. Such fee is expected to increase as ART's gross assets increase.

     General and administrative expenses increased to $4.1 million in the three months ended March 31, 1999 from $2.3 million in 1998. The increase was primarily attributable to the consolidation of the Partnership effective December 31, 1998.

     Minority interest increased to $8.4 million in the three months ended March 31, 1999 from $488,000 in 1998. Of the increase, $8.0 million was attributable to the consolidation of the Partnership effective December 31, 1998.

     Equity in income of investees decreased to a loss of $725,000 in the three months ended March 31, 1999 from income of $2.4 million in 1998. The decrease in equity income was attributable to the consolidation of the Partnership effective December 31, 1998 and the lack of gains from the sale of real estate in the Affiliated REITs.

     In the three months ended March 31, 1999, ART recognized $17.5 million in gains on sale of real estate. In the first quarter of 1999, ART recognized a $472,000 gain on the sale of a 4.6 acre tract of its Plano Parkway land, a $432,000 gain on the sale of a 9.9 acre tract of its Mason/Goodrich land, a $3.1 million gain on the sale of two tracts of its McKinney II and McKinney IV land totaling 33.7 acres and a $979,000 gain on the sale of a $13.0 acre tract of its Rasor land. GCLP recognized a $2.2 million gain on the sale of the Olde Towne Apartments, a $706,000 gain on the sale of the Santa Fe Apartments and a $9.6 million gain on the sale of the Mesa Ridge Apartments.

     1998 Compared to 1997. ART reported a net loss of $22.8 million in 1998 as compared to a net loss of $2.4 million in 1997. The primary factors contributing to ART's net loss are discussed in the following paragraphs.

     Sales and cost of sales were $28.9 million and $24.8 million in 1998 and $25.0 million and $20.0 million, respectively, in 1997. These items of revenue and cost relate to PWSI. PWSI experienced lower profit margins in 1998 due to higher labor and pizza ingredient costs, primarily cheese. Cheese prices have declined since January 1, 1999.

     Rents increased to $63.5 million in 1998 from $29.1 million in 1997. Rent from commercial properties increased to $16.5 million in 1998 from $13.9 million in 1997, rent from hotels increased to $32.2 million in 1998 from $14.9 million in 1997 and rent from apartments was $14.2 million in 1998. The increase in rent from hotels was primarily attributable to a full year of operations of the five hotels acquired in 1997, the increase in rent from commercial properties was primarily attributable to a full year of operations of the two shopping centers acquired in 1997 and apartment rent was due to the 36 apartments acquired in 1998. ART owned no apartments in 1997. Rental income is expected to increase significantly in 1999 as a result of the consolidation of the Partnership's operations subsequent to December 31, 1998.

     Property operations expense increased to $49.2 million in 1998 from $24.2 million in 1997. Property operations expense for commercial properties of $9.7 million in 1998 approximated the $10.0 million in 1997, for hotels such expense increased to $24.4 million in 1998 from $11.2 million in 1997, for land it increased to $6.3 million in 1998 from $3.0 million in 1997 and for apartments was $8.8 million in 1998. The increase in hotel property operations expense was primarily due to a full year of operations of the five hotels acquired in 1997, the increase for land was primarily due to the 16 land parcels acquired in 1998. Property operations expense for apartments was due to the 36 apartments acquired in 1998. ART owned no apartments in 1997. Property operations expense is expected to increase significantly in 1999 as a result of the consolidation of the Partnership's operation subsequent to December 31, 1998.

     Interest income decreased to $188,000 in 1998 from $2.8 million in 1997. The decrease was attributable to the sale of two notes receivable and the foreclosure of the collateral securing a third note receivable in 1997 and the foreclosure of the collateral securing a wraparound mortgage note receivable in 1998. Interest income is expected to increase significantly in 1999 as a result of the consolidation of the Partnership's operations subsequent to December 31, 1998.

     Other income decreased to a loss of $5.5 million in 1998 from income of $168,000 in 1997. This decrease was due to recognizing an unrealized loss on marketable equity securities of $6.1 million in 1998, compared to an unrealized loss of $850,000 in 1997. Also contributing to the decrease was a decrease in dividend income and net gains on sales of marketable equity securities of $15,000 and $260,000, respectively.

     Interest expense increased to $51.6 million in 1998 from $30.2 million in 1997. Of this increase, $7.5 million was due to a full year of interest on the debt secured by the five hotels, two shopping centers and 24 parcels of land acquired in 1997 and an additional $10.4 million was due to debt secured by 36 apartment complexes and 16 parcels of land acquired in 1998. Interest on margin debt also increased by $1.5 million and deferred borrowing costs by $3.5 million. Interest is expected to increase significantly in 1999 as a result of the consolidation of the Partnership's operations subsequent to December 31, 1998.

     Advisory and mortgage servicing fees increased to $3.8 million in 1998 from $2.7 million in 1997. The increase was attributable to the increase in ART's gross assets, the basis for such fee. Such fee will continue to increase as ART's gross assets increase.

     General and administrative expenses increased to $8.5 million in 1998 from $7.8 million in 1997. The increase was primarily attributable to the general and administrative expenses of a development subsidiary established in 1998. General and administrative expenses are expected to increase significantly in 1999 as a result of the consolidation of the Partnership's operations subsequent to December 31, 1998.

     Depreciation and amortization increased to $7.0 million in 1998 from $3.5 million in 1997. The increase was due to a full year of depreciation on the five hotels and two shopping centers acquired in 1997 and 36 apartment complexes acquired in 1998. Depreciation and amortization is expected to increase significantly in 1999 as a result of the consolidation of the Partnership's results subsequent to December 31, 1998.

     In the third and fourth quarters of 1998, provisions for loss of $3.0 million and $916,000, respectively, were recorded to write down the Valley Ranch land to its estimated realizable value less estimated costs of sale. Such write downs were necessitated by an increase in the acreage designated as flood plain. ART recorded no such provision in 1997.

     In December 1998, upon the election of NMC, a wholly-owned subsidiary of ART, as general partner of the Partnership, NMC assumed liability for certain legal settlement payments. Such obligation is included in litigation expense in the accompanying Consolidated Statement of Operations.

     Minority interest increased to $3.2 million in 1998 from $1.4 million in 1997. Minority interest is the preferred return paid on limited partner units of certain controlled limited partnerships. Minority interest in 1997 was attributable to the preferred returns paid on a limited partner units of Ocean Beach Partners, L.P., Valley Ranch, L.P., Grapevine American, L.P., Edina Park Plaza Associates, L.P. and Hawthorne Lakes Associations, L.P. In 1998 preferred returns paid on limited partner units for ART Florida Portfolio III and ART Palm, L.L.C. also were included.

     Equity in income of investees increased to $38.0 million in 1998 from $10.5 million in 1997. The increase in equity income was attributable to an increase totaling $55.2 million in gains on sale of real estate in IORI, the Partnership and TCI, offset in part by a decrease of $1.2 million in CMET. ART's equity share of such gains was $33.3 million. This net increase was offset by decreased operating income totaling $7.5 million in IORI, the Partnership and CMET offset in part by an increase in operating income of $3.1 million in TCI. ART's equity share of equity investees' net operating losses was $6.9 million. Equity in income of investees is expected to decrease significantly in 1999 as a result of the consolidation of the Partnership's operations subsequent to December 31, 1998.

     Gains on sale of real estate decreased to $17.3 million in 1998 from $20.3 million in 1997. In 1998, ART recognized gains of $663,000 on the sale of three tracts totaling 78.5 acres of its Valley Ranch land in Irving, Texas; $1.9 million on its Lewisville land in Lewisville, Texas; $714,000 on a 21.3 acre tract of its Parkfield land in Denver, Colorado; $848,000 on a 21.6 acre tract of its Chase Oaks land in Plano, Texas; $789,000 on a 150.0 acre tract of its Rasor land in Plano, Texas; $3.9 million on its Palm Desert land in Palm Desert, California; $869,000 on a 2.5 acre tract of its Las Colinas I land in Las Colinas, Texas; $898,000 on its Kamperman land in Collin County, Texas; $3.4 million on its final 10.5 acre tract of BP Las Colinas land in Las Colinas, Texas; $409,000 on a 1.1 acre tract of its Santa Clarita land in Santa Clarita, California; $2.6 million on a 20.8 acre tract of its Mason Goodrich land in Houston, Texas, and ART recognized a $179,000 previously deferred gain on a sale of its Valley Ranch land in 1997. In 1997, ART recognized gains of $5.9 million on the sale of a 49.7 acre tract of BP Las Colinas land in Las Colinas, Texas; $3.5 million on the sale of tracts totaling 116.8 acres of Valley Ranch land in Irving, Texas; $2.7 million on the sale of a 12.5 acre tract of Las Colinas I land in Las Colinas, Texas; $3.6 million on the sale of Pin Oak land in Houston, Texas; $216,000 on the sale of a 99.7 acre tract of Kamperman land in Collin County, Texas; $371,000 on the sale of a 32.0 acre tract of Parkfield land in Denver, Colorado; $211,000 on the sale of a 86.5 acre tract of Rasor land in Plano, Texas; $106,000 on the sale of Park Plaza Shopping Center in Manitowoc, Wisconsin; $480,000 on the sale of the Mopac Building in St. Louis, Missouri; and $172,000 on the sale of a mortgage note receivable. ART also recognized a previously deferred gain of $3.0 million on the sale of Porticos Apartments.

     1997 Compared to 1996. ART reported a net loss of $2.4 million in 1997 as compared to a net loss of $5.6 million in 1996. The primary factors contributing to ART's net loss are discussed in the following paragraphs.

     Sales and cost of sales were $25.0 million and $20.0 million in 1997 and $14.4 million and $11.0 million in 1998. ART had no sales or cost of sales prior to April 1996. These items of revenue and cost relate to PWSI. In April 1996, a wholly-owned subsidiary of ART acquired 80% of the outstanding common stock of PWSI.

     Rents increased from $20.7 million in 1996 to $29.1 million in 1997. Rent from hotels increased from $6.1 million in 1996 to $14.9 million in 1997 and rent from commercial properties increased from $12.4 million in 1996 to $13.8 million 1997. The increase in rent from hotels as due to the acquisition of four hotels in October 1997 and the obtaining of a fifth hotel through foreclosure in September 1997. The increase in rent from commercial properties was due to the acquisition of a shopping center in September 1997.

     Property operations expense increased from $15.9 million in 1996 to $24.2 million in 1997. Property operations expense for hotels increased from $4.8 million in 1996 to $11.2 million in 1997, for commercial properties it decreased from $10.4 million in 1996 to $10.0 million in 1997 and for land such expense increased from $735,000 in 1996 to $3.0 million in 1997. The increase in hotel property operations expense was due to the acquisition of the four hotels in October 1997 and the obtaining of a fifth hotel through foreclosure in September 1997, the decrease for commercial properties was due to control of property operations expenses, primarily at ART's merchandise mart and the increase for land was due to 24 land parcels acquired in 1997.

     Interest income decreased from $4.8 million in 1996 to $2.8 million in 1997. This decrease is primarily attributable to the sale of two notes receivable and the collection of a third note receivable in 1997.

     Other income decreased from $1.7 million in 1996 to $168,000 in 1997. This decrease is due in part to recognizing a unrealized gain on marketable equity securities of $486,000 in 1996 compared to an unrealized loss of $850,000 in 1997. This decrease was also attributable in part to a decrease in dividend income and net gains on sales of marketable equity securities of $67,000 and $56,000, respectively.

     Interest expense increased from $16.5 million in 1996 to $30.2 million in 1997. Of this increase, $10.8 million is due to the debt secured by the Best Western Oceanside Hotel acquired in 1996 and the Williamsburg Hospitality House, Piccadilly Hotels, Pin Oak land, Scout land, Katy land, McKinney land, Lacy Longhorn land, Santa Clarita land, Chase Oaks land, Pioneer Crossing land, Pantex land, Keller land, Perkins land, Rasor land, Dowdy land, Palm Desert land and LBJ land acquired in 1997, $2.0 million is due to additional borrowings and a full years interest on the loan secured by NRLP units and $1.1 million is due to refinancing the debt secured by the Kansas City Holiday Inn and Denver Merchandise Mart.

     Advisory and mortgage servicing fees increased from $1.5 million in 1996 to $2.7 million in 1997. The increase was attributable to the increase in ART's gross assets, the basis for such fee.

     General and administrative expenses, increased from $3.9 million in 1996 to $7.8 million in 1997. The increase was attributable to a $1.1 million increase in legal fees and travel expenses in 1997 relating to potential acquisitions, financings and refinancings, a $1.1 million increases in advisor cost reimbursements and $1.3 million attributable to a full year of general and administrative expenses of PWSI.

     Depreciation and amortization increased from $2.4 million in 1996 to $3.5 million in 1997 due to the acquisition of six properties in 1997.

     Minority interest in 1997 is the preferred return paid on limited partner units of Ocean Beach Partners, L.P., Valley Ranch, L.P., Grapevine American, L.P., Edina Park Plaza Associates, L.P. and Hawthorne Lakes Associates, L.P.

     Equity in income of investees improved from $1.5 million in 1996 to $10.5 million in 1997. The increase in equity income is primarily attributable to an increase of $32.1 million in gains on sale of real estate in IORI, NRLP and TCI offset by a decrease of $1.9 million in CMET. ART's equity share of such gains was $13.5 million. The increase is also attributable to an improvement in income from property operations for the Affiliated REITs and NRLP, from increased rental rates and operating expense control.

     Gains on the sale of real estate increased from $3.7 million in 1996 to $20.3 million in 1997. In 1996, ART recognized a $2.0 million gain on the sale of a 32.3 acre tract of BP Las Colinas land in Las Colinas, Texas, and a $1.1 million gain on the sale of a 4.6 acre tract of Las Colinas I land also in Las Colinas, Texas. In 1997, the Company recognized gains of $5.9 million on the sale of a 49.7 acre tract of BP Las Colinas land in Las Colinas, Texas; $3.5 million on the sale of tracts totaling 116.8 acres of Valley Ranch land in Irving, Texas; $2.7 million on the sale of a 12.5 acre tract of Las Colinas I land in Las Colinas, Texas; $3.6 million on the sale of Pin Oak land in Houston, Texas; $216,000 on the sale of a 99.7 acre tract of Kamperman land in Collin County, Texas; $371,000 on the sale of a 32.0 acre tract of Parkfield land in Denver, Colorado; $211,000 on the sale of a 86.5 acre tract of Rasor land in Plano, Texas; $106,000 on the sale of Park Plaza Shopping Center in Manitowoc, Wisconsin; $480,000 on the sale of the Mopac Building in St. Louis, Missouri; and $172,000 on the sale of a mortgage note receivable. ART also recognized a previously deferred gain of $3.0 million on the sale of Porticos Apartments.

     ART reported $381,000 in extraordinary gains in 1996 compared to no extraordinary gains in 1997. The 1996 extraordinary gains were ART's share of equity investees' extraordinary gains from the early payoff of debt and gain from an insurance settlement.

ENVIRONMENTAL MATTERS

     Under various federal, state and local environmental laws, ordinances and regulations, ART may be potentially liable for removal or remediation costs, as well as certain other potential costs relating to hazardous or toxic substances (including governmental fines and injuries to persons and property) where property-level managers have arranged for the removal, disposal or treatment of hazardous or toxic substances. In addition, certain environmental laws impose liability for release of asbestos-containing materials into the air, and third parties may seek recovery from ART for personal injury associated with such materials.

     ART's management is not aware of any environmental liability relating to the above matters that would have a material adverse effect on ART's business, assets or results of operations.

INFLATION

     The effects of inflation on ART's operations are not quantifiable. Revenues from apartment operations fluctuate proportionately with inflationary increases and decreases in housing costs. Fluctuations in the rate of inflation also affect the sale values of properties and the ultimate gains to be realized from property sales. To the extent that inflation affects interest rates, earnings from short-term investments and the cost of new financings as well as the cost of variable interest rate debt will be affected.

YEAR 2000

     BCM, an affiliate of and the advisor to ART, has informed ART's management that its computer hardware operating system and computer software have been certified as year 2000 compliant.

     Carmel, Ltd., an affiliate of BCM that performs property management services for ART's properties, has informed ART's management that effective January 1, 1999, it began using year 2000 compliant computer hardware and property management software for ART's commercial properties. With regard to ART's apartment complexes, Carmel, Ltd. has informed ART management that its subcontractors are also using year 2000 compliant computer hardware and property management software.

     ART has not incurred, nor does it expect to incur, any costs related to its computer hardware and accounting and property management software being modified, upgraded or replaced in order to make it year 2000 compliant. Such costs have been or will be borne by either BCM, Carmel, Ltd. or the property management subcontractors of Carmel, Ltd.

     ART's management has completed its evaluation of ART's computer controlled building systems, such as security, elevators, heating and cooling, etc. to determine what systems are not year 2000 compliant. ART's management believes that necessary modifications to such systems are insignificant and do not require significant expenditures to make the affected system year 2000 compliant, as enhanced operating systems are readily available.

     ART has or will have in place the year 2000 compliant systems that will allow it to operate. The risks ART faces are that certain of its vendors will not be able to supply goods or services and that financial institutions and taxing authorities will not be able to accurately apply payments made to them. ART's management believes that other vendors are readily available and that financial institutions and taxing authorities will, if necessary, apply monies received manually. The likelihood of the above having a significant impact on ART's operations is negligible.

                     DESCRIPTION OF THE CAPITAL STOCK OF ART

GENERAL

     ART is authorized by its Articles of Incorporation, as amended, to issue up to 100,000,000 ART Common Shares and 20,000,000 shares of a special class of stock, $2.00 par value per share (the "Special Stock"), which may be designated by the ART Board from time to time. The ART Preferred Shares are a series of the Special Stock.

ART PREFERRED SHARES

     On August 13, 1997, the ART Board designated and authorized the issuance of a total of 7,500,000 ART Preferred Shares with a par value of $2.00 per share and a preference on liquidation of $10.00 per share plus payment of accrued and unpaid dividends. On October 23, 1998, the ART Board authorized the issuance of an additional 7,500,000 ART Preferred Shares, thereby increasing the total number of authorized and issued ART Preferred Shares to 15,000,000. The ART Preferred Shares are non-voting except (i) as provided by law, (ii) with respect to an amendment to ART's articles of incorporation or bylaws that would materially alter or change the existing terms of the ART Preferred Shares, and
(iii) at any time or times when all or any portion of the dividends on the ART Preferred Shares for any six quarterly dividends, whether or not consecutive, shall be in arrears and unpaid. In the latter event, the number of directors constituting the board of directors of ART shall be increased by two and the holders of ART Preferred Shares, voting separately as a class, shall be entitled to elect two directors to fill such newly created directorships with each holder being entitled to one vote in such election for each share of ART Preferred Shares held. ART is not obligated to maintain a sinking fund with respect to the ART Preferred Shares.

     The ART Preferred Shares are convertible, at the option of the holder, into ART Common Shares at any time and from time to time, in whole or in part, after the earliest to occur of (i) August 15, 2003; (ii) the first business day, if any, occurring after a Quarterly Dividend Payment Date, on which an amount equal to or in excess of 5% of the $10.00 liquidation value (i.e., $.50 per ART Preferred Share) is accrued and unpaid, or (iii) when ART becomes obligated to mail a statement, signed by an officer of ART, to the holders of record of each of the ART Preferred Shares because of a proposal by ART at any time before all of the ART Preferred Shares have been redeemed by or converted into ART Common Shares, to merge or consolidate with or into any other corporation (unless ART is the surviving entity and holders of ART Common Shares continue to hold such ART Common Shares without modification and without receipt of any additional consideration), or to sell, lease, or convey all or substantially all its property or business, or to liquidate, dissolve or wind up. The ART Preferred Shares are convertible into the Conversion Price which is that number of shares of ART Common Shares obtained by multiplying the number of shares being converted by $10.00, then adding all accrued and unpaid dividends, then dividing such sums by (in most instances) 90% of the simple average of the daily closing price of the ART Common Shares for the 20 business days ending on the last business day of the calendar week immediately preceding the date of conversion on the principal stock exchange on which such ART Common Shares are then listed. Notwithstanding the foregoing, ART, at its option, may elect to redeem any ART Preferred Shares sought to be so converted by paying the holder of such ART Preferred Shares cash in an amount equal to the Conversion Price.

     The ART Preferred Shares bear a cumulative compounded dividend per share equal to 10% per annum of the Adjusted Liquidation Value, payable on each Quarterly Dividend Payment Date, and commencing accrual on the date of issuance to and including the date on which the redemption price of such shares is paid, whether or not such dividends have been declared and whether or not there are profits, surplus or other funds of ART legally available for the payment of such dividends. Dividends on the ART Preferred Shares are in preference to and with priority over dividends upon the ART Common Shares. Except as provided in the following sentence, the ART Preferred Shares rank on a parity as to dividends and upon liquidation, dissolution or winding up with all other Special Stock issued by ART. ART will not issue any shares of Special Stock of any series which are superior to the ART Preferred Shares as to dividends or rights upon liquidation, dissolution or winding up of ART as long as any ART Preferred Shares are issued and outstanding, without the prior written consent of the holders of at least 662/3 %of such shares of the ART Preferred Shares then outstanding voting separately as a class. As of March 31, 1999, the outstanding Special Stock of ART consisted of 3,350,000 ART Preferred Shares (1,998,797 ART Preferred Shares have been reserved for issuance as future consideration in various business transactions of ART), and 1,000 shares of its Series G Cumulative Convertible Preferred Stock (as described below).

     In addition to ART's redemption right in connection with conversions of ART Preferred Shares as described above, ART may redeem any or all of the ART Preferred Shares at any time and from time to time, at its option, for cash upon no less than 20 days nor more than 30 days prior notice thereof. The redemption price of the ART Preferred Shares shall be an amount per share equal to (i) 104% of the Adjusted Liquidation Value during the period from August 16, 1998 through August 15, 1999; and (ii)103% of the Adjusted Liquidation Value at any time on or after August 16, 1999. Each ART Preferred Share will be convertible, at the option of the holder, into fully paid and nonassessable ART Common Shares.

     The ART Preferred Shares constitute a new issue of securities with no established trading market. While the listing of the ART Preferred Shares on the NYSE is a condition precedent to EQK's obligation to consummate the Merger, there can be no assurance that an active market for the ART Preferred Shares will develop or be sustained in the future on the NYSE if the listing is approved. Moreover, to the extent that EQK Shares are tendered and accepted in the Merger, the liquidity and trading market for the EQK Shares could be adversely affected. See "Risk Factors -- ART Preferred Shares -- Application for the Listing and Trading of ART Preferred Shares and Possible Subsequent Delisting."

ART COMMON SHARES

     All of the ART Common Shares are entitled to share equally in dividends from funds legally available therefor, when declared by the ART Board, and upon liquidation or dissolution of ART, whether voluntary or involuntary (subject to any prior rights of holders of the Special Stock), and to share equally in the assets of ART available for distributions to shareholders. Each holder of ART Common Shares is entitled to one vote for each share held on all matters submitted to the shareholders. There is no cumulative voting, redemption right, sinking fund provision or right of conversion with respect to the ART Common Shares. The holders of ART Common Shares do not have any preemptive rights to acquire additional ART Common Shares when issued. All outstanding ART Common Shares are fully paid and nonassessable. As of March 31, 1999, 10,561,586 ART Common Shares were outstanding.

SPECIAL STOCK

     The following is a description of certain general terms and provisions of the Special Stock, including the Series D Preferred Stock, the Series E Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock, as defined below.

     Article 5 of the Articles of Incorporation of ART, as amended, authorizes the issuance of up to 20,000,000 shares of Special Stock in one or more series with such preferences, limitations and rights as the ART Board determines. In particular, the ART Board may fix and determine, among other things, the dividend payable with respect to such shares of Special Stock (including whether and in what manner such dividend shall be accumulated); whether such shares shall be redeemable, and if so, the prices, terms and conditions of such redemption; the amount payable on such shares in the event of voluntary or involuntary liquidation; the nature of any purchase, retirement or sinking fund provisions; the nature of any conversion rights with respect to such shares; and the extent of the voting rights, if any, of such shares. Certain provisions of the Special Stock may, under certain circumstances, adversely affect the rights or interests of holders of ART Common Shares. For example, the ART Board could, without shareholder approval, issue a series of Special Stock with voting and conversion rights which could adversely affect the voting power of the common shareholders. In addition, the Special Stock may be issued under certain circumstances as a defensive device to thwart an attempted hostile takeover of ART.

     Through the date of this Prospectus/Proxy Statement, ART has amended its Articles of Incorporation to designate eight series of the Special Stock as described below. Each outstanding series of Special Stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of Special Stock.

     Series A Preferred Stock; Terminated Rights Plan. On April 11, 1990, the ART Board designated 500,000 shares of the Series A Cumulative Participating Preferred Stock (the "Series A Preferred Stock"), adopted a preferred share purchase rights plan and approved the distribution to shareholders of a dividend of one preferred share purchase right on each outstanding ART Common Share. On February 27, 1997, ART filed articles of amendment to its articles of incorporation reducing the number of authorized shares of Series A Preferred Stock to zero and eliminating such designation.

     Series B Preferred Stock. On April 3, 1996, the ART Board designated 4,000 shares of Series B 10% Cumulative Convertible Preferred Stock (the "Series B Preferred Stock") with a par value of $2.00 per share and a preference on liquidation of $100 per share plus payment of accrued and unpaid dividends. On May 27, 1998, ART filed articles of amendment to its articles of incorporation reducing the number of authorized shares of Series B Preferred Stock to zero and eliminating such designation.

     Series C Preferred Stock. On May 23, 1996, the ART Board designated 16,681 shares of Series C 10% Cumulative Convertible Preferred Stock (the "Series C Preferred Stock") with a par value of $2.00 per share and a preference on liquidation of $100 per share plus all accrued and unpaid dividends.

     ART redeemed all of the outstanding shares of Series C Preferred Stock at their liquidation value of $100 per share plus all accrued and unpaid dividends on November 24, 1998. On January 11, 1999, ART filed articles of amendment to its articles of incorporation reducing the number of authorized shares of Series C Preferred Stock to zero and eliminating such designation.

     Series D Preferred Stock. The ART Board designated 91,000 shares of Series D 9.50% Cumulative Preferred Stock (the "Series D Preferred Stock") on August 2, 1996, with a par value of $2.00 per share and a preference on liquidation of $20.00 per share plus payment of accrued and unpaid dividends. The Series D Preferred Stock is non-voting except as required by law and is not convertible. ART is not required to maintain a sinking fund for such stock.

     Each Share of Series D Preferred Stock has a cumulative dividend per share of 9.50% per annum of the $20.00 liquidation preference, payable quarterly in equal installments of $0.475. Dividends on the Series D Preferred Stock are in preference to and with priority over dividends upon the ART Common Shares. The Series D Preferred Stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of Special Stock.

     ART may from time to time after June 1, 2001 redeem any or all of the Series D Preferred Stock upon payment of the liquidation value of $20.00 per share plus all accrued and unpaid dividends. There is no restriction on the repurchase or redemption of the Series D Preferred Stock by ART while there is any arrearage in payment of dividends except that at the time of such repurchase or redemption ART must pay all accrued and unpaid dividends on the shares being redeemed. As of March 31, 1999, there were no shares of Series D Preferred Stock issued or outstanding.

     The Series D Preferred Stock is reserved for issuance upon the conversion Class A units held by the limited partners of Ocean Beach Partners L.P.

     Series E Preferred Stock. On December 3, 1996, the ART Board designated 80,000 shares of Series E 10% Cumulative Convertible Preferred Stock (the "Series E Preferred Stock") with a par value of $2.00 per share and a preference on liquidation of $100 per share plus payment of all accrued and unpaid dividends. The Series E Preferred Stock is non-voting except as required by law. ART is not required to maintain a sinking fund for such stock.

     Each share of Series E Preferred Stock is convertible into that number of ART Common Shares obtained by multiplying the number of shares being converted by $100, then adding all accrued and unpaid dividends on such shares, then dividing such sum by (in most instances) 80% of the ART Common Share's then-recent average trading price for the 20 business days ending on the last business day of the calendar week immediately preceding the date of conversion on the principal stock exchange on which such ART Common Shares are then listed or admitted to trading as determined by ART. The schedule pursuant to which shares of Series E Preferred Stock may be so converted is as follows: up to 30,000 shares of the Series E Preferred Stock may be converted beginning as of November 4, 1998 and thereafter; up to an additional 10,000 shares of the Series E Preferred Stock may be converted beginning as of November 4, 1999; and up to an additional 40,000 shares of the Series E Preferred Stock may be converted beginning as of November 4, 2001.

     The Series E Preferred Stock bears a cumulative dividend per share equal to $10.00 per annum, payable quarterly in equal installments of $2.50 for the period from date of issuance to November 4, 1999, and $11.00 per annum ($2.75 per quarter) thereafter. Dividends on the Series E Preferred Stock are in preference to and with priority over dividends upon the ART Common Shares. The Series E Preferred Stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of Special Stock.

     ART may redeem any or all of the shares of Series E Preferred Stock from time to time upon payment of $100.00 per share plus all accrued and unpaid dividends. There is no restriction on the repurchase or redemption of the Series E Preferred Stock by ART while there is any arrearage in payment of dividends except that at the time of such repurchase or redemption ART must pay all accrued and unpaid dividends on the shares being redeemed. As of March 31, 1999, there were no shares of Series E Preferred Stock issued or outstanding.

     The Series E Preferred Stock is reserved for issuance upon the conversion of Class A units held by the limited partners in the Valley Ranch Limited Partnership.

     In February 1999, the Class A unitholder notified ART that it intended to convert 100,000 Class A units into 1,000 shares of Series E Preferred Stock. In March 1999, ART purchased the 100,000 Class A units for $100,000. ART has subsequently reached agreement with the Class A unitholder to acquire the remaining 7,900,000 Class A units for $1.00 per unit. In April 1999, 900,000 units were purchased and 1 million units will be purchased in July and October 1999 and January 2000 and 2 million units in May 2001 and May 2002.

     Series G Preferred Stock. On September 18, 1997, the ART Board designated 11,000 shares of Series G Cumulative Convertible Preferred Stock (the "Series G Preferred Stock") with a par value of $2.00 per share and a preference on liquidation of $100 per share plus all accrued and unpaid dividends. On May 27, 1998, ART filed articles of amendment to its articles of incorporation increasing the number of authorized shares of Series G Preferred Stock from 11,000 to 12,000. The Series G Preferred Stock is non-voting except as required by the Georgia Business Code. The Georgia Business Code grants the holders of the outstanding shares of a class the authority to vote as a separate voting group on a proposed amendment if that amendment would effect a detrimental reclassification of the existing shares, create a new class with preferences over the existing shares, or cancel or otherwise affect the rights to distributions and dividends. ART is not required to maintain a sinking fund for such stock.

     Each share of Series G Preferred Stock is convertible, but only after October 6, 2000, into that number of ART Common Shares obtained by multiplying the number of shares of Series G Preferred Stock being converted by $100 and then dividing such sum by (in most instances) 90% of the simple average of the daily closing price of the ART Common Shares for the 20 trading days ending on the last trading day of the calendar week immediately preceding the conversion on the market where the ART Common Shares are then regularly traded. The right of conversion shall terminate upon receipt of the notice of redemption from ART and on the earlier of (i) the commencement of any liquidation, dissolution or winding up of ART or (ii) the adoption of any resolution authorizing the commencement thereof. ART may elect to redeem the shares of Series G Preferred Stock sought to be converted instead of issuing shares of ART Common Stock.

     The Series G Preferred Stock bears a cumulative dividend per share equal to $10.00 per annum, payable in arrears in quarterly equal installments of $2.50, and commencing accrual on the date of issuance to and including the date on which the redemption price of such shares is paid. Dividends on the Series G Preferred Stock are in preference to and with priority over dividends upon the ART Common Shares. The Series G Preferred Stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of Special Stock.

     ART may redeem any or all of the shares of the Series G Preferred Stock at any time and from time to time, at its option, for cash upon no less than twenty
(20) days nor more than thirty (30) days prior notice thereof. The redemption price of the shares of the Series G Preferred Stock shall be an amount per share equal to the $100 liquidation value plus all accrued and unpaid dividends on such shares through the redemption date. The right of ART to redeem shares of Series G Preferred Stock remains effective notwithstanding prior receipt by ART of notice by any holder of Series G Preferred Stock of such holder's intent to convert shares of Series G Preferred Stock. As of March 31, 1999 there were 1,000 issued and outstanding shares of Series G Preferred Stock.

     11,000 shares of Series G Preferred Stock have been reserved for issuance upon the conversion of Class A units held by the limited partners in Grapevine American, Ltd.

     Series H Preferred Stock. On June 26, 1998, the ART Board designated 231,750 shares of Series H Cumulative Convertible Preferred Stock (the "Series H Preferred Stock") with a par value of $2.00 per share and a preference on liquidation of $10 per share plus all accrued and unpaid dividends. The Series H Preferred Stock is non-voting except as required by the Georgia Business Code. The Georgia Business Code grants the holders of the outstanding shares of a class the authority to vote as a separate voting group on a proposed amendment if that amendment would effect a detrimental reclassification of the existing shares, create a new class with preferences over the existing shares, or cancel or otherwise affect the rights to distributions and dividends. ART is not required to maintain a sinking fund for such stock.

     Each share of Series H Preferred Stock is convertible at the option of the holders thereof in the following amounts at any time on or after the respective dates (i) 25,000 shares on or after December 31, 2000, (ii) 25,000 shares on or after June 30, 2002, (iii) 25,000 shares on or after June 30, 2003, (iv) 25,000 shares on or after December 31, 2005, and (v) all remaining outstanding shares on or after December 31, 2006 into that number of ART Common Shares obtained by multiplying the number of shares of Series H Preferred Stock being converted by $10 and then dividing such sum by (in most instances) 90% of the simple average of the daily closing price of the ART Common Shares for the 20 trading days ending on the last trading day of the calendar week immediately preceding the conversion on the market where the ART Common Shares are then regularly traded. The right of conversion shall terminate upon receipt of the notice of redemption from ART and on the earlier of (i) the commencement of any liquidation, dissolution or winding up of ART or (ii) the adoption of any resolution authorizing the commencement thereof. ART may elect to redeem the shares of Series H Preferred Stock sought to be converted instead of issuing shares of ART Common Stock.

     The Series H Preferred Stock bears a cumulative quarterly dividend per share in an amount equal to (i) 7% per annum during the period from issuance to June 30, 1999, (ii) 8% per annum during the period from July 1, 1999 to June 30, 2000, (iii) 9% per annum during the period from July 1, 2000 to June 30, 2001, and (iv) 10% per annum from July 1, 2001 and thereafter, in each case calculated on the basis of the adjusted liquidation value of the Series H Preferred

Stock, payable in arrears in cash on each Quarterly Dividend Payment Date, and commencing accrual on the date of issuance to and including the date on which the redemption price of such shares is paid. Dividends on the Series H Preferred Stock are in preference to and with priority over dividends upon the ART Common Shares. The Series H Preferred Stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of Special Stock.

     ART may redeem all or a portion of the shares of the Series H Preferred Stock issued and outstanding at any time after January 1, 1999 and from time to time, at its option, for cash upon no less than twenty (20) days nor more than thirty (30) days prior notice thereof. The redemption price of the shares of the Series H Preferred Stock shall be an amount per share equal to the sum of (i)
(a) 105% of liquidation value during the period from issuance through December 31, 1999; (b) 104% of liquidation value during the period from January 1, 2000 through December 31, 2000; (c) 103% of liquidation value during the period from January 1, 2001 through December 31, 2001; (d) 102% of liquidation value during the period from January 1, 2002 through December 31, 2002; (e) 101% of liquidation value during the period from January 1, 2003 through December 31, 2003; and (f) 100% of liquidation value from January 1, 2004 and thereafter, and
(ii) all accrued and unpaid dividends on such shares through the redemption date. The right of ART to redeem shares of Series H Preferred Stock remains effective notwithstanding prior receipt by ART of notice by any holder of Series H Preferred Stock of such holder's intent to convert shares of Series H Preferred Stock. As of March 31, 1999 there were no issued or outstanding shares of Series H Preferred Stock.

     The Series H Preferred Stock is reserved for issuance upon the conversion of Class A units held by the limited partners in ART Palm, Ltd.


     The description of the foregoing provisions of each series of the Special Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the definitive Articles of Amendment of the Articles of Incorporation relating to such series of Special Stock.



                               DESCRIPTION OF EQK

     EQK (sometimes referred to herein as the "Trust") was formed pursuant to the Declaration of Trust. LLPM, (successor in interest to EQK Partners), currently acts as the Advisor to EQK. LLPM is a wholly owned subsidiary of LLREI which is owned by Lend Lease Corporation, an Australian public property and financial services company. Upon consummation of the Merger, BCM, an affiliate of and advisor to ART, will assume the role of New Advisor to EQK. See "The New Advisory Agreement Proposal" herein.

     EQK has transacted its affairs so as to qualify as, and has elected to be treated as, a REIT under applicable provisions of the Code. Under the Code, a REIT that meets applicable requirements is not subject to Federal income tax on that portion of its taxable income that is distributed to its shareholders. EQK is currently a closed-end trust (i.e., it may not issue any additional EQK Shares without the approval of holders of three-quarters of the outstanding EQK Shares), and, except in limited circumstances, it may not make any additional real estate investments and is required to distribute to its shareholders the net proceeds from each sale and financing of any investment. Consequently, EQK is currently a self-liquidating trust. However, upon consummation of the Merger, subject to the Requisite Shareholder Approval, the Declaration of Trust will be amended to extend the term of EQK through December 31, 2018. See "The Declaration Amendment Proposal" herein.

     The principal executive offices of EQK and of the Advisor are located at 3424 Peachtree Road NE, Suite 800, Atlanta, Georgia, 30326, and their telephone number is (404) 848-8600.

                               THE BUSINESS OF EQK

GENERAL

     EQK was formed for the purpose of acquiring for a finite holding period a specified portfolio of substantially unleveraged, institutional quality real estate in order to maximize current distributions of cash flow from operations, to realize long-term capital appreciation for distribution and to protect its shareholders' capital. None of EQK's policies may be amended without the approval of holders of three-quarters of the outstanding EQK Shares. See "The Declaration Amendment Proposal" herein.

     EQK consummated the public offering of its EQK Shares on March 12, 1985. Certain of the net proceeds to EQK from such offering were expended to acquire certain properties on March 13, 1985 (which were comprised of the Center as described below, as well as two properties subsequently sold: Castleton Park ("Castleton"), an office park in Indianapolis, Indiana, which was sold in transactions in 1991 and 1995, and Peachtree Dunwoody Pavilion ("Peachtree"), an office complex in Atlanta, Georgia, which was sold in transactions in 1992 and
1993).

     The Declaration of Trust provides for EQK's existence and a maximum holding period for its real estate investments of 14 years. The Declaration of Trust further provides that this 14 year term may be extended by up to two years upon the recommendation of the Trustees and the affirmative vote of a majority of the EQK Shareholders. Recognizing that the disposition of the Center would not be completed prior to the initial termination date of EQK's term (March 5, 1999), the EQK Board recommended a two year extension of EQK's life (through March 5, 2001). This recommendation was approved by the EQK Shareholders at the Special Meeting held on February 23, 1999. In March 1999, EQK announced that it had entered into a non-binding Letter of Intent to sell the Center to the Prospective Purchaser for $51 million. The closing of the sale is subject to a number of conditions, including the satisfactory completion of due diligence, the Prospective Purchaser's obtaining financing and the execution of a definitive purchase and sale agreement. There is no assurance that a sale will be completed at the current price or at all. If the sale is completed at that price, a distribution to shareholders of approximately $0.37 per share is expected to be made. The distribution could be made in two or more disbursements, and the actual distribution could be a materially different amount. The amount could be decreased by, among other factors, a decrease in the sale price of the Center or an increase in transaction costs or other liabilities beyond those currently estimated. The amount could be increased by, among other factors, a favorable settlement of transaction costs and other liabilities payable by EQK. In the event the Merger is completed as described above, the EQK Merger Consideration will be in addition to the actual distribution resulting from the Center's disposition. The Letter of Intent provided for an exclusivity period, which expired May 15, 1999, during which time EQK could not solicit, negotiate, or execute other offers for the sale of the Center. There is substantial doubt that EQK will be able to close any transaction with the Prospective Purchaser based upon certain terms that the Prospective Purchaser has proposed. As a result, EQK has commenced additional marketing activities relating to the sale of the Center. Recognizing that the disposition of the Center would not be completed prior to the June 15, 1999 expiration dates of its forbearance and loan extension agreements, EQK's management has requested further extensions of such agreements through December 15, 1999. EQK has completed an extension of the forbearance agreement on its Mortgage Note through December 15, 1999, and has received a commitment from its Term Loan Lender to extend the maturity date of its Term Loan through December 15, 1999. For a description of the Center and certain proposed amendments to the Declaration of Trust, see "Description of the Center" and "The Declaration Amendment Proposal" herein.

MORTGAGE DEBT

     Since December 15, 1992, EQK has had in place a "Mortgage Note" with the Prudential Insurance Company of America ("Mortgage Note Lender"), which had an initial balance of $75,689,000 and an original maturity date of December 15, 1995. The interest rates on the Mortgage Note averaged 9.79% over its initial three-year term. However, the Mortgage Note required monthly payments of interest only at the rate of 8.54% per annum.

     The additional interest charges were accrued and added to principal over this initial term of the Mortgage Note. Absent any prepayments of debt arising from property dispositions, the amount of principal due on the original maturity date of December 15, 1995 would have been $78,928,000. In December 1995, EQK used net proceeds from the sale of Castleton to retire a portion of the Mortgage Note. The remaining principal balance of the Mortgage Note as of December 15, 1995 was $44,125,000.

     In connection with the December 15, 1992 debt financings, EQK issued 1,675,000 previously repurchased EQK Shares to its Advisor for consideration of $6,700,000 or $4.00 per Share. EQK may, at its discretion, reissue an additional 423,343 EQK Shares previously repurchased. Any issuance of EQK Shares in excess of the EQK Shares previously repurchased would require shareholder approval.

     Under the terms of the Mortgage Note, the Mortgage Note Lender received warrants to purchase 367,868 EQK Shares of EQK for $.0001 per EQK Share. On March 19, 1998, the Mortgage Note Lender exercised its warrants for 367,868 EQK Shares at $.0001 per EQK Share. Such EQK Shares were issued to the Mortgage Loan Lender on May 7, 1998 which brought the total number of issued and outstanding EQK Shares to 9,632,212.

     EQK also has had a "Term Loan" with PNC Bank N.A. ("Term Loan Lender") in place since December 15, 1992 bearing interest at 8.33% per annum and requiring payments at the same annual rate of 8.54% as was required under the Mortgage Note. The Term Loan is collateralized by a subordinate lien on the Center. The payments made in excess of the interest rate were applied to the principal balance of the Term Loan such that the original principal balance of $2,859,000 would have been reduced over its three year term to $2,839,000, absent any prepayments arising from property dispositions. In December 1995, EQK used proceeds from the sale of Castleton to retire a portion of the Term Loan. The remaining principal balance of the Term Loan as of December 15, 1995 was $1,587,000.

     EQK's Mortgage Note Lender and Term Loan Lender have agreed to extend the maturity date of these loans twice; first, for a period of one year through December 15, 1996 and second, for a period of 18 months through June 15, 1998. The Mortgage Note remains collateralized by a first mortgage lien on the Center, an assignment of leases and rents, and certain cash balances. The Term Loan remains collateralized by a subordinate lien on the Center.

     Following the June 15, 1998 scheduled maturity date, the Mortgage Note Lender granted three six-month forbearance arrangements (most recently through December 15, 1999) wherein it agreed not to exercise remedies for non-payment of the outstanding principal balance. The Term Loan Lender also has granted two six-month extensions of its maturity dates and has committed to granting a third six-month extension through December 15, 1999, so as to coincide with such forbearance periods. The forbearance and extension arrangements are conditioned upon, among other things, EQK continuing to make timely debt service payments in monthly amounts equal to those amounts stipulated in the December 1996 debt extension agreements.

     EQK's expiration date of its forbearance and extension arrangements is June 15, 1999. As previously announced, on March 5, 1999, EQK entered into a Letter of Intent to sell the Center to the Prospective Purchaser for $51 million. The closing of the sale is subject to a number of conditions, including the satisfactory completion of due diligence, the Prospective Purchaser's obtaining financing and the execution of a definitive purchase and sale agreement. The Letter of Intent provided for an exclusivity period, which expired May 15, 1999, during which time EQK could not solicit, negotiate, or execute other offers for the sale of the Center. There is substantial doubt that EQK will be able to close any transaction with the Prospective Purchaser based upon certain terms that the Prospective Purchaser has proposed. As a result, EQK has commenced additional marketing activities relating to the sale of the Center. Recognizing that the disposition of the Center would not be completed prior to the June 15, 1999 expiration dates of its forbearance and loan extension agreements, EQK's management has requested further extensions of such agreements through December 15, 1999. EQK has completed an extension of the forbearance agreement on its Mortgage Note through December 15, 1999, and has received a commitment from its Term Loan Lender to extend the maturity date of its Term Loan through December 15, 1999.

     The Mortgage Note was amended effective December 16, 1996 to provide for monthly payments of interest only accruing at the rate of 8.88% per annum ($324,000 per month). This interest rate reflects an increase from the 8.54% interest rate in effect during the initial extension period (December 16, 1995 to December 15, 1996).

     The Term Loan reflects the same pay rate of 8.88%, effective December 16, 1996, that is applicable to the Mortgage Note, but accrues interest at a rate that re-sets periodically. For the extension period ending December 15, 1999, the accrual rate will be computed at 3 1/2% above the Euro-Rate (as defined). The accrual rate in effect as of June 23, 1999 was 8.87%. The difference between the accrual rate and the pay rate is reflected in the principal balance of the Term Loan as of March 31, 1999.

     In consideration for the extension of the maturity date of the Mortgage Note through June 15, 1998, EQK paid an up-front application fee of $165,000 and agreed to pay a back-end fee of $272,900, plus interest thereon at the contract rate of 8.88% at maturity. On June 15, 1998, EQK paid the back-end fee plus interest in the aggregate amount of $309,200 to the Mortgage Note Lender. In consideration for the extension of the maturity date of the Term Loan, EQK paid an extension fee of $23,800 in 1997 and paid additional loan fees of $88,100 to the Term Loan Lender on June 15, 1998.

     EQK paid an administrative fee of $25,000 to the Mortgage Note Lender for each extension of its forbearance agreements through June 15, 1999 and December 15, 1999. In consideration for the extensions of the maturity date of the Term Loan through June 15, 1999 and December 15, 1999, EQK agreed to pay extension fees of $8,000 and $15,700, respectively.

     In connection with the December 15, 1992 debt financings, EQK issued 1,675,000 previously repurchased EQK Shares to the Advisor for consideration of $6,700,000, or $4.00 per share. EQK may, at its discretion, reissue the remaining 791,211 EQK Shares previously repurchased. Any issuance of EQK Shares in excess of the EQK Shares previously repurchased would require shareholder approval.

     Subject to certain restrictions, EQK is permitted to make additional real estate investments involving the expansion of its existing properties. EQK has no intentions of acquiring additional real estate interests, except for the acquisition of the Oak Tree Village upon the terms and conditions described in "The Proposed Merger and Related Matters--Sale of the Center and Acquisition of Oak Tree Village," EQK will make certain capital expenditures required to maintain or enhance the value of the Center, including tenant allowances associated with leasing activity.

     EQK may make secured or unsecured borrowings to make distributions to its shareholders and for normal working capital needs, including tenant alterations and/or allowances and the repair and maintenance of properties in which it has invested. The Declaration of Trust currently prohibits EQK's aggregate borrowings from exceeding 75% of its total asset value, as defined therein. See "The Declaration Amendment Proposal."

     EQK will not engage in any business not related to its real estate investments and, as described below, the Declaration of Trust currently imposes certain prohibitions and investment restrictions on various investment practices or activities of EQK. See "The Declaration Amendment Proposal."

SUMMARY OF THE EXISTING DECLARATION OF TRUST

     The following is a brief summary of provisions of the Declaration of Trust not described elsewhere in this Prospectus/Proxy Statement. EQK's Declaration of Trust provides that each person who becomes an EQK Shareholder shall as a result thereof be deemed to have agreed to and be bound by the provisions of the Declaration of Trust. Reference is made to the Declaration of Trust.

     Trustees. The Declaration of Trust provides that the number of Trustees may be fixed from time to time by the Trustees or by the holders of EQK Shares, with a minimum of five and a maximum of 12 Trustees, a majority of whom must be unaffiliated with EQK or LLPM (each, an "Unaffiliated Trustee"). There are currently seven Trustees, including four Unaffiliated Trustees. Trustees continue in office until the next annual meeting of shareholders and until their successors are duly elected and qualified. Vacancies may be filled by a majority of the remaining Trustees, except that a vacancy among the Unaffiliated Trustees shall be filled by a majority of the remaining Unaffiliated Trustees, or by the holders of EQK Shares. Any Trustee may be removed with cause by all the remaining Trustees, or with or without cause by holders of a majority of the outstanding EQK Shares.

     The Declaration of Trust provides that no Trustee or officer of EQK, shall be liable to any party (including EQK and its holders of EQK Shares), except for liability arising from his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties. The Declaration of Trust also provides for indemnification of the Trustees and officers against expense or liability in any action arising out of such person's activities on behalf of EQK, except with respect to conduct of the types described above. Therefore, EQK Shareholders may be entitled to more limited rights of action than those to which they otherwise would have been entitled absent the limitation on the Trustees' and officers' liability set forth in the Declaration of Trust.

     Shareholder Liability. The Declaration of Trust provides that the EQK Shareholders shall not be subject to any liability for the acts or obligations of EQK and that, as far as practicable, each written agreement of EQK is to contain a provision to that effect. With respect to all types of claims in such jurisdictions and with respect to tort claims, contract claims whereas the shareholder liability is not disavowed as described above, claims for taxes and certain statutory liabilities in other jurisdictions, an EQK Shareholder may be held personally liable to the extent that claims are not satisfied by EQK. However, the Declaration of Trust provides that, upon payment of any such liability, the EQK Shareholder will be entitled to reimbursement from EQK's general assets. The Trustees intend to continue to maintain appropriate insurance and to conduct the operations of EQK, with the advice of counsel, in such a way as to avoid, as far as practicable, the ultimate liability of the EQK Shareholders.

     Redemption and Prohibition of Transfer of Shares. For EQK to continue to qualify as a REIT under the Code in any taxable year, not more than 50% of its outstanding EQK Shares may be owned by five or fewer individuals at any time during the last half of the taxable year, and the EQK Shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In order to meet these requirements, the Trustees have power to redeem or prohibit the transfer of a sufficient number of EQK Shares selected in a manner deemed appropriate to maintain or bring the ownership of the EQK Shares into conformity with such requirements. The price to be paid in the event of the redemption of the EQK Shares will be the last reported sale price of the EQK Shares on the last business day prior to the redemption date on the NYSE.

     Duration and Termination of EQK. If the Merger-Related Proposals do not receive the Requisite Shareholder Approval, the duration of EQK will terminate in March 2001. The Declaration of Trust also permits the holders of a majority of the outstanding EQK Shares to terminate EQK at any time. Termination by the Trustees may be effected without any action or consent of the shareholders, except that any plan for the termination of EQK which contemplates the distribution to shareholders of securities or other property in kind, other than the right to receive cash, also requires the affirmative vote of the holders of three-quarters of the outstanding EQK Shares. See "The Declaration Amendment Proposal."

     Transactions with Affiliates. Affiliates of the Advisor may perform leasing, property management, or other similar services for EQK, provided that any such transactions are approved by a majority of the Unaffiliated Trustees who determine that the compensation is not in excess of any compensation paid to such affiliates by nonaffiliates for comparable services in the same geographic area and that the compensation paid is not greater than that generally charged by competent nonaffiliates for comparable services in the same geographic area. No properties will be sold to affiliates of the Advisor unless the transaction is approved by a majority of the Unaffiliated Trustees and of the holders of a majority of the outstanding EQK Shares. In addition, no such sale is permitted unless the sale price is equal to or greater than the independently appraised value of the property being sold.

     Amendment of Declaration of Trust; Merger. The Declaration of Trust may be amended, or EQK may be merged into a successor entity, by the majority vote of the Trustees (including a majority vote of the Unaffiliated Trustees in the case of a merger) and by vote of the holders of a majority of the outstanding EQK Shares, except that the holders of three-quarters of the outstanding EQK Shares must approve any amendment that would alter any of EQK's investment or operational policies. In addition, two-thirds of the Trustees may, without the approval or consent of the shareholders, adopt any amendment which they in good faith determine to be necessary to permit EQK to continue to qualify as a REIT under the Code, or to comply with other Federal laws or regulations or to comply with state securities laws or the requirements of administrative agencies thereunder. The Trustees may also, without the vote or consent of the shareholders, change the name of EQK to a name that does not include any name similar to that of LLPM or any affiliate thereof.

     Prohibited Activities and Investments. EQK may not currently engage in any business not related to its real estate investments and, in that regard, the Declaration of Trust currently imposes certain prohibitions and investment restrictions on various investment practices or activities of EQK, including a prohibition against investing in any mortgage, other than purchase money mortgages designed to facilitate the sale of EQK's real estate investments, provided that the term of any such purchase money mortgage does not exceed the remaining term of EQK as described above under "--Duration and Termination of EQK."

PROPERTY MANAGEMENT AGREEMENT

     EQK entered into a property management agreement with ERE Yarmouth Retail, Inc. (the "Property Manager", formerly Compass), for the on-site management of the Center. ERE Yarmouth Retail, Inc. is a wholly-owned subsidiary of LLREI. On September 30, 1998, LLREI sold the Property Manager to LaSalle Partners, Incorporated. An affiliate of LaSalle Partners, Incorporated currently manages the Center pursuant to the terms of the original management agreement. Management fees paid to the Property Manager are generally based upon a percentage of rents and certain other charges. EQK believes that such fees are comparable to those charged by unaffiliated third-party management companies providing comparable services. The Property Manager earned management fees of $228,000 during the nine months ended September 30, 1998. For the years ended December 31, 1997 and 1996, management fees paid to the Property Manager were $307,000 and $297,000, respectively.

     In connection with the redevelopment of the Center's outparcel building, the Property Manager received a $150,000 development fee in 1995.



                  [Remainder of Page Intentionally Left Blank]

                         SELECTED FINANCIAL DATA OF EQK

     The selected historical financial data of EQK set forth below has been derived from the financial statements of EQK as they appeared in EQK's Forms 10-K filed with the Commission for each of the five fiscal years in the period ended December 31, 1998. (Amounts in thousands, except per share data.)



                                                           As of and for the YEARS ENDED DECEMBER 31,
                                                           ------------------------------------------
                                             1998             1997             1996             1995             1994
                                             ----             ----             ----             ----             ----
Revenues from rental
   operations (a) .................        $  6,191         $  6,158         $  6,174         $ 15,761         $ 16,512

Write down of
   investments in real
   estate (b) .....................              --               --               --           (3,200)              --

Income (loss) before gain
   on sales of real estate and
   extraordinary loss (c) .........             150           (1,961)          (1,488)          (6,575)          (3,459)

Gain on sales of
   real estate (d) ................              --               --               --              229               --

Net income (loss) .................        $    150         $ (1,961)        $ (1,488)        $ (6,346)        $ (3,459)

Per share data (e):
   Income (loss) per share:
      Income (loss) before
gain ..............................        $   0.02         $  (0.21)        $  (0.16)        $  (0.71)        $  (0.37)
      on sales of real estate

     Net income (loss) ............        $   0.02         $  (0.21)        $  (0.16)        $  (0.68)        $  (0.37)

Total assets ......................          45,102           45,067           46,830           48,209           90,258

Long-term obligations:
   Mortgage notes payable,
   net of imputed interest
   and discount ...................          45,374           45,379           45,379           45,712           80,032

Shareholders' equity
   (deficit) ......................          (4,832)          (4,982)          (3,021)          (1,533)           4,813



(a) the decline in revenues from operations for 1996 is mainly attributable to the sale of Castleton Park, which accounted for revenues of $9,554,000 for the year ended December 31, 1995.

(b) A write-down was recorded in 1995 related to EQK's investment in Castleton Park to adjust the net investment to EQK's estimate of net realizable value. As discussed in Note 2 to the financial statements, EQK reviews its investments for impairment on a quarterly basis, and records write-downs or reserves when appropriate.

(c) The 1998 results reflect the cessation of depreciation and amortization of the Center's assets as a result of EQK's real estate being classified as "held for sale" as of April 1, 1998.

(d) In 1995, EQK sold its remaining interest in Castleton and recognized a gain on the sale of $229,000.

(e) Calculation is based on 9,264,344 weighted average shares outstanding during all periods presented, except for the twelve months ended December 31, 1998 during which there were 9,502,222 weighted average shares outstanding.
     EQK had 9,632,212 shares outstanding as of December 31, 1998.



                  [Remainder of Page Intentionally Left Blank]

                               For the Three Months For the Three Months
                                      Ended              Ended
                                  March 31, 1999     March 31, 1998
                                  -------------      --------------
                                    (unaudited)         (unaudited)
EARNINGS DATA ...............  (dollars in thousands, except per share)
Revenues from rental
     operations .............        $  1,612         $  1,553
Net income (loss) ...........        $    347         $   (335)
Total assets ................          45,503           44,701

Long-term obligations:
     Mortgage notes payable,
     net of imputed interest
     and discount ...........          45,370           45,378
Shareholders' equity
     (deficit) ..............          (4,485)          (5,317)
Per share data (a)
     Income (loss) per share:
       Net income (loss) ....        $   0.04         $  (0.04)
       Dividends declared ...               0                0
                                     --------         --------



(a) Calculation is based on 9,632,212 and 9,264,344 weighted average shares outstanding for March 31, 1999 and March 31, 1998, respectively.

                   EQK MANAGEMENT'S DISCUSSION AND ANALYSIS OF
              FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF EQK


FINANCIAL CONDITION

CAPITAL RESOURCES

Background

         EQK was formed pursuant to an Amended and Restated Declaration of Trust dated February 27, 1985, as amended March 5, 1986, to acquire certain income-producing real estate investments. On March 13, 1985, EQK acquired Harrisburg East Mall (the "Center"), a regional shopping mall located in Harrisburg, Pennsylvania; Castleton, an office park located in Indianapolis, Indiana; and Peachtree, an office park located in Atlanta, Georgia.

         EQK's has completed the disposition of two of its three real estate investments. The office buildings comprising Peachtree were sold in three separate transactions during 1992 and 1993. Two of the office buildings at Castleton were sold in 1991 while the remaining 44 office buildings at Castleton were sold in December 1995.

         As discussed more completely below under "Harrisburg East Mall Disposition Plan" and "Mortgage Debt Extensions", EQK's management intends to dispose of its remaining real estate investment, the Center, as soon as commercially practicable. Recognizing that the disposition of the Center would not be completed prior to the June 15, 1999 expiration dates of its forbearance and loan extension agreements, EQK's management has requested further extensions of such agreements through December 15, 1999. EQK has completed an extension of the forbearance agreement on its Mortgage Note through December 15, 1999, and has received a commitment from its Term Loan Lender to extend the maturity date of its Term Loan through December 15, 1999.

         The Declaration of Trust provides for EQK's existence and a maximum holding period for its real estate investments of 14 years. The Declaration of Trust further provides that this 14 year term may be extended by up to two years upon the recommendation of EQK and the affirmative vote of a majority of its shareholders. Recognizing that the disposition of the Center would not be completed prior to the initial maturity date of EQK's term (March 5, 1999), the Board of Trustees recommended a two year extension of EQK's life (through March 5, 2001). This recommendation was approved by the shareholders at a Special Meeting of the EQK Shareholders held on February 23, 1999.

Proposed Merger with ART

         Effective December 23, 1997, EQK entered into an Agreement and Plan of Merger (the "Original Merger Agreement"), pursuant to which an affiliate of ART is to merge with and into EQK (the "Merger"), with EQK being the surviving entity. The Merger contemplates, among other things, an extension of the life of EQK through December 31, 2018.

         The Original Merger Agreement was amended on August 25, 1998, as further amended on April 22, 1999 and June 4, 1999 (as so amended, the "Merger Agreement") to provide for, among other matters, the right of EQK to sell the Center and distribute proceeds of such sale to EQK shareholders prior to completing the Merger and a corresponding reduction in the Merger consideration to be paid to EQK Shareholders.

         The Merger consideration will be comprised entirely of ART Preferred Shares with a par value of $2.00 per share and a liquidation value of $10.00 per share. The Merger will be effected by (i) ART's acquisition of up to 4,376,056 shares currently held by four EQK shareholders (the "Selling Shareholders") and
(ii) ART's receipt of 673,976 newly issued EQK Shares, the combined effect of which will give ART up to an approximate 49% interest in EQK. The number of existing EQK Shares acquired by ART and the number of EQK Shares issued to ART may be adjusted if, due to certain circumstances, less than all of the Selling Shareholders complete their transaction with ART. The Selling Shareholders will receive for each EQK Share sold 0.030 of an ART Preferred Share with a corresponding liquidation value of $0.30 per EQK Share sold. The remaining EQK Shareholders will be entitled to retain their EQK

Shares at the time of the Merger, but will be compensated for the dilution in their percentage ownership interest through the receipt of 0.014 of an ART Preferred Share with a corresponding liquidation value of $0.14 per EQK Share held. In addition, ART currently intends (but is not legally obligated) to acquire the remaining EQK Shares from such other EQK Shareholders at some time after the third anniversary of the consummation of the Merger for not less than
0.0486 of an ART Preferred Share with a liquidation value of $0.486 for each EQK Share tendered.

         According to the terms of the Merger Agreement, upon completion of the sale of the Center and receipt of the Requisite Shareholder Approval, the Merger would be completed. Immediately prior to the closing of the Merger, ART will convey one of its properties to EQK. The total consideration paid by EQK to ART for this property will be a $1,250,000 non-recourse five-year promissory note. EQK will also assume approximately $1,500,000 of existing debt.

         ART has agreed to permit EQK to continue to solicit, or respond to, offers from third parties for EQK. In the event EQK accepts an offer from a party other than ART and elects not to proceed with the Merger, EQK generally will be obligated to pay ART a break-up fee of $200,000 plus its share of transaction expenses (collectively, the "Break-Up Consideration").

         The Merger Agreement is currently terminable by either ART or EQK if the Merger has not been accomplished by October 29, 1999. The Merger Agreement also may be terminated by EQK if: (i) EQK secures a more favorable offer from another party subject to the payment of the Break-Up Consideration; or (ii) the Merger Agreement in any way impairs or delays the sale of the Center, or is likely to result in a material reduction in proceeds.

         Proceeds from the sale of the Center and, if applicable, the completion of the Merger, will be distributed to the EQK Shareholders in one or more payments once EQK's liabilities have been settled (including retirements of its Mortgage Note and Term Loan) and related transaction costs have been paid.

         The Merger is contingent upon, among other things, ART's Registration Statement relating to the ART Preferred Shares to be issued pursuant to the Merger Agreement being declared effective by the Securities Exchange Commission, and the affirmative vote of the holders of 75% of the outstanding Shares.

         EQK, its Trustees, and its Advisor have been named as defendants in a purported class action complaint filed in Massachusetts State court, which seeks to enjoin the Merger. The complaint also seeks other relief including unspecified damages. EQK's management is pursuing its legal defenses and believes that the disposition of this matter will not have a material adverse effect on the financial position of EQK.

Harrisburg East Mall Disposition Plan

         EQK's management commenced marketing and sales activities relating to the Center during the second quarter of 1998, which included the retention of an outside broker. Since the commencement of sales activities, changing conditions in the capital markets have had an adverse effect on the market for real estate, and especially on the market for regional shopping malls. This unfavorable environment has been characterized by a reduction in available sources of financing for real estate transactions and by reduced purchasing interest on the part of many traditional buyers, including many of the public real estate investment trusts.

         As previously announced, on March 5, 1999, EQK entered into a Letter of Intent to sell the Center to the Prospective Purchaser for $51 million. The closing of the sale is subject to a number of conditions, including the satisfactory completion of due diligence, the Prospective Purchaser's obtaining financing and the execution of a definitive purchase and sale agreement. The Letter of Intent provided for an exclusivity period, which expired May 15, 1999, during which time EQK could not solicit, negotiate, or execute other offers for the sale of the Center. There is substantial doubt that EQK will be able to close any transaction with the Prospective Purchaser based upon certain terms that the Prospective Purchaser has proposed. As a result, EQK has commenced additional marketing activities relating to the sale of the Center. Recognizing that the disposition of the Center would not be completed prior to the June 15, 1999 expiration dates of its forbearance and loan extension agreements, EQK's management has requested further extensions of such agreements through December 15, 1999. EQK has completed an extension of the forbearance agreement on its Mortgage Note through December 15, 1999, and has received a commitment from its Term Loan Lender to extend the maturity date of its Term Loan through December 15, 1999.

         EQK understands that two of its former officers are affiliated with a company that has entered into a relationship with the Prospective Purchaser in connection with this transaction.

Mortgage Debt Extensions

         EQK's debt structure is comprised of a Mortgage Note and a Term Loan with outstanding principal balances of $43,794,000 and $1,585,000, respectively at December 31, 1998. As described below, the Mortgage Note Lender has granted EQK relief through December 15, 1999 from the debt instrument's initial maturity date of December 15, 1995 through a series of extensions and forbearance arrangements. The Term Loan Lender has committed to extend the initial maturity date of December 15, 1995 for the Term Loan through December 15, 1999.

         The Mortgage Note and Term Loan facilities originated on December 15, 1992, and provided for an initial maturity date of December 15, 1995. EQK's Mortgage Note Lender and Term Loan Lender have agreed to extend the maturity date of these loans twice; first, for a period of one year through December 15, 1996, and second, for a period of 18 months through June 15, 1998. The Mortgage Note remains collateralized by a first mortgage lien on the Center, an assignment of leases and rents, and certain cash balances. The Term Loan is collateralized by a subordinate lien on the Center.

         Following the June 15, 1998 scheduled maturity date, the Mortgage Note Lender granted three six-month forbearance arrangements (most recently through December 15, 1999) wherein it agreed not to exercise remedies for non-payment of the outstanding principal balance. The Term Loan Lender also has granted two six-month extensions of its maturity dates and has committed to granting a third six-month extension through December 15, 1999, so as to coincide with such forbearance periods. The forbearance and extension arrangements are conditioned upon, among other things, EQK continuing to make timely debt service payments in monthly amounts equal to those amounts stipulated in the December 1996 debt extension agreements.

         The potential inability of EQK to refinance this debt or to generate sufficient proceeds from the sale of the Center to repay the debt raises substantially doubt about EQK's ability to continue as a going concern. The financial statements included in this Registration Statement do not include any adjustments that might result from the outcome of this uncertainty.

         The Mortgage Note was amended effective December 16, 1996 to provide for monthly payments of interest only accruing at the rate of 8.88% per annum ($324,000 per month). This interest rate reflects an increase from the 8.54% interest rate in effect during the initial extension period (December 16, 1995 to December 15, 1996).

         The Term Loan reflects the same pay rate of 8.88%, effective December 16, 1996, that is applicable to the Mortgage Note, but accrues interest at a rate that re-sets periodically. For the extension period ending December 15, 1999, the accrual rate will be computed at 3 1/2% above the Euro-Rate (as defined). The accrual rate in effect as of June 23, 1999 was 8.87%. The difference between the accrual rate and the pay rate is reflected in the principal balance of the Term Loan as of March 31, 1999.

         In consideration for the extension of the maturity date of the Mortgage Note through June 15, 1998, EQK paid an up-front application fee of $165,000 and agreed to pay a back-end fee of $272,900, plus interest thereon at the contract rate of 8.88% at maturity. On June 15, 1998, EQK paid the back-end fee plus interest in the aggregate amount of $309,200 to the Mortgage Note Lender. In consideration for the extension of the maturity date of the Term Loan, EQK paid an extension fee of $23,800 in 1997 and paid additional loan fees of $88,100 to the Term Loan Lender on June 15, 1998.

         EQK paid an administrative fee of $25,000 to the Mortgage Note Lender for each extension of its forbearance agreements through June 15, 1999 and December 15, 1999. In consideration for the extensions of the maturity date of the Term Loan through June 15, 1999 and December 15, 1999, EQK agreed to pay extension fees of $8,000 and $15,700, respectively.

         One of the conditions of the Mortgage Note was the establishment of a capital reserve account, which is maintained by a third-party escrow agent and from which expenditures must be approved by the Mortgage Note Lender. The cash balance of EQK's capital reserve account at December 31, 1998 was $1,425,000. EQK believes the current cash balance in this account, coupled with additional cash flows projected to be generated from operations, will be sufficient to fund the Center's capital expenditure requirements discussed below.

LIQUIDITY

General

         The Mortgage Note Lender has granted EQK relief through December 15, 1999, from the debt instrument's initial maturity date of December 15, 1995. The Term Loan Lender has committed to extend the initial maturity date of December 15, 1995 for the Term Loan through December 15, 1999.

         Cash flows provided by operating activities decreased $383,000 for the three months ended March 31, 1999 as compared to the three months ended March 31, 1998. This decrease is attributable to the timing of payment of real estate taxes and certain other operating expenses. These current year cash outflows are offset by the March 1999 Mortgage Note interest payment which was deferred until April 1999, as well as the receipt of several tenants' prepayment of real estate tax reimbursements during the first quarter of 1999. In addition, the cash flows for the first quarter of 1998 includes the receipt of certain reimbursements from ART in accordance with the Merger Agreement.

         During 1998, EQK generated cash flows from operating activities of $1,597,000, an increase of $1,365,000 from the prior year's operating cash flows of $232,000. This increase is attributable to the timely receipt of real estate tax ($385,000) and utility income ($288,000) recoveries for 1998. In addition, EQK received certain reimbursements from ART in accordance with the Revised Merger Agreement ($367,000) and lease termination fees from a tenant ($200,000) in 1998.

         During 1997, EQK generated cash flows from operating activities of $232,000, a decrease of $1,150,000 from the prior year's operating cash flow of $1,382,000. Operating cash flow comparisons were impacted by two 1996 non-recurring events which essentially offset one another, the refund of previously paid real estate taxes at Peachtree Dunwoody Pavilion ($268,000) and the repayment of a $300,000 loan to the Advisor in 1996. The decrease in operating cash flows from 1996 was primarily attributable to a decrease in the Center's cash flows from operations due to the receipt of lease cancellation income ($451,000) in 1996. Also contributing to the decrease is an increase in accounts receivable from certain anchor tenants of $390,000 due to the timing of collection of the 1997-1998 tax reimbursements. Additionally, interest payments in 1997 increased by $136,000 from 1996. The increase in interest is a result of an increase in the Mortgage Note interest rate to 8.88% from 8.54% effective with the December 15, 1996 Mortgage Note extension agreement.

         Cash flows used in investing activities during the three months ended March 31, 1999, $30,000, were for tenant allowances at the Center. EQK anticipates capital expenditures of approximately $1,660,000 for the remainder of 1999, which include budgeted tenant allowances of $1,307,000. Certain of these expenditures are discretionary in nature and may be deferred into future periods.

         Cash flows used in investing activities during 1998 were $652,000. The 1998 results reflect the payment of build out costs for certain tenants ($435,000), costs associated with roof replacement ($148,000) and parking lot resurfacing ($69,000).

         Cash flows used in investing activities during 1997 were $546,000. The 1997 results reflect the costs associated with a parking lot repavement project and the payment of build out allowances to tenants at the Center. Cash flows used in investing activities during 1996 ($195,000) were primarily for the payment of tenant allowances.

         For the three months ended March 31, 1999, cash flows used in financing activities were limited to principal payments on EQK's Term Loan. The Mortgage Note requires monthly payments of interest only.

         Cash flows used in financing activities during 1998 amounted to $407,000, which represented payments made for loan fees to the Mortgage Note Lender ($298,000) and the Term Loan Lender ($104,000), and principal payments on the Term Loan ($5,000). Cash flows used in financing activities during 1997 ($24,000) were for payments of loan fees to the Term Loan Lender. Payments made on the Mortgage Note for 1998 and 1997 were limited to interest payments, pursuant to the mortgage debt extension effective December 15, 1996.

         Cash flows used in financing activities during 1996 ($498,000) were comprised of scheduled principal payments on EQK's debt ($333,000) and payments of loan fees ($165,000) to the Term Loan Lender.

         EQK will make certain capital expenditures to maintain or enhance the value of the Center, including tenant allowances associated with leasing activity. EQK anticipates making capital expenditures in 1999 of $1,690,000, which include budgeted tenant allowances of $1,337,000. Certain of these expenditures are discretionary in nature and, therefore, may be deferred into future periods.

         EQK's liquidity requirements for the remainder of 1999 also will include principal and interest payments of approximately $1,337,000 through June 15, 1999, pursuant to the existing loan and forbearance agreements. The forbearance and extension agreements specify that the remaining loan balances of $45,370,000 be paid in full by June 15, 1999. Recognizing that the disposition of the Center would not be completed prior to the June 15, 1999 expiration dates of its forbearance and loan extension agreements, EQK's management has requested further extensions of such agreements through December 15, 1999. EQK has completed an extension of the forbearance agreement on its Mortgage Note through December 15, 1999, and has received a commitment from its Term Loan Lender to extend the maturity date of its Term Loan through December 15, 1999.

         EQK's cash management agreement stipulates that all rental payments from tenants are to be made directly to a third party escrow agent that also funds monthly operating expenses in accordance with a budget approved by the Mortgage Note Lender. EQK believes that its cash flow for 1999 will be sufficient to fund its various operating requirements, including budgeted capital expenditures and monthly principal and interest payments, although its discretion with respect to cash flow management will be limited by the terms of the cash management agreement. EQK's management believes that EQK's current cash reserves, coupled with additional cash flow projected to be generated from operations, will permit EQK to meet its operating, capital and monthly debt service requirements.

         EQK intends to sell the Center and, therefore, has classified its real estate as held for sale at April 1, 1998. Accordingly, the investment in real estate, including deferred leasing costs, is recorded at the lower of cost or estimated fair market value, less estimated costs to sell.

         Depreciation is not recorded of real estate assets held for sale. Therefore, EQK discontinued recording depreciation and amortization of real estate assets on April 1, 1998.

         EQK has not written up the cost basis of its investment in the Center to its substantially higher fair value. Therefore, EQK does not believe that its deficit shareholders' equity of $4,485,000 at March 31, 1999 is indicative of its current liquidity or the net distribution that its shareholders would receive upon liquidation.

YEAR 2000 READINESS DISCLOSURE

         The inability of computers, software and other equipment to recognize and properly process data fields containing a two-digit year is commonly referred to as the Year 2000 compliance issue ("Y2K"). As the year 2000 approaches, such systems may be unable to accurately process certain date-based information.

         Y2K exposures of EQK and the Center are currently being assessed. Potential critical exposures include reliance on third party vendors and building systems that are not Y2K compliant. EQK has begun to communicate with its third party service vendors such as Lend Lease and LaSalle Partners Incorporated in an effort to assess their Y2K compliance status and the adequacy of their Y2K efforts.

         The Center has been assessed in an effort to identify Y2K issues. Remediation efforts are expected to be complete by July 31, 1999. The remediation strategy has been developed based on the assessment findings.

         EQK and the Center have incurred costs to date relating to Y2K of approximately $15,700. The total assessment cost is expected to be approximately $16,000 and the total cost for quality assurance for third party engineers and consultants is expected to be approximately $3,400. Estimated remediation costs of $30,500 are expected to be incurred to remediate and test non-compliant building systems.

         The failure to adequately address the Year 2000 issue may result in the closure of the Center. In order to reduce the potential impact on the operations of EQK and the Center, EQK contingency plans are expected to be developed by July 31, 1999, and the building contingency plan is expected to be developed by June 30, 1999. A contingency plan may involve but not be limited to the engagement of additional security services, the disconnection of systems that interface (that does not significantly impact the Center's operations) and the identification and engagement of alternative service vendors.

RESULTS OF OPERATIONS

         For the three months ended March 31, 1999, EQK reported net income of $347,000 ($.04 per share) compared to a net loss of $335,000 ($.04 per share) for the three months ended March 31, 1998. The increase in net income is primarily attributable to the cessation of recording depreciation and amortization on the Center's assets as a result of EQK's real estate being classified as "held for sale" as of April 1, 1998. No depreciation and amortization expense was recorded for the first quarter of 1999 whereas $547,000 of depreciation and amortization expense was recorded for the first quarter of 1998.

         For the year ended December 31, 1998, EQK reported net income of $150,000 ($.02 per share) compared to net losses of $1,961,000 ($.21 per share) and $1,488,000 ($.16 per share) for the years ended December 31, 1997 and 1996, respectively.

         EQK revenues from rental operations for the three months ended March 31, 1999 and 1998 were $1,612,000 and $1,553,000, respectively. This represents an increase of $59,000 over the prior year period. This increase is attributable to the Trust recognizing income from a bankruptcy settlement ($29,000) and income received from the Pennsylvania Department of Transportation for its purchase of a 0.8 acre remote land parcel owned by EQK ($30,000) in the current period.

         EQK's revenues for 1998 were $6,191,000, which represents a $33,000 increase from the 1997 amount of $6,158,000. Percentage rents increased by $150,000 as a result of increased sales by percentage-rent-paying tenants at the Center for 1998. In addition, in 1998 EQK recognized a non-recurring lease cancellation fee of approximately $200,000. These increases in income are substantially offset by a decrease in income in 1998 due to a non-recurring adjustment made in 1997 to record the recovery of income from one of the Center's anchor stores. This offset also includes other decreases in income, none of which are individually significant.

         EQK's revenues for 1997 were $6,158,000, which represented a $16,000 decrease from the 1996 amount of $6,174,000. Rental revenues in 1997 increased by approximately $379,000 over 1996. A portion of this increase, $103,000, was a result of increased rent payments from certain tenants whose payment obligations had been reduced in prior years pursuant to the exercise of co-tenancy provisions in their lease agreements and short-term rent relief agreements associated with anchor store vacancies. With the opening of Lord & Taylor on March 10, 1997, such provisions and agreements expired and these tenants reverted to paying fixed minimum rent. The remaining increase in rental revenues from 1996 ($276,000) is attributable to a non-cash adjustment to straight-line rents made in 1996. The increases in 1997 rental revenues, however, were offset by the non-recurrence of lease termination fees and other miscellaneous income recorded in 1996.

         Operating expenses net of tenant reimbursements were $133,000 and $158,000 for the three month periods ended March 31, 1999 and 1998, respectively. This variance is comprised of several operating expense variances, none of which are considered significant.

         Operating expenses (net of reimbursements from tenants) for 1998 were $769,000, which represents a decrease of $314,000 from the 1997 amount of $1,083,000. This decrease is primarily due to an increase in common area maintenance expense recoveries ($130,000) due to a higher reimbursement ratio for 1998. The higher reimbursement ratio is attributable to a higher average occupancy ratio at the Center as compared to the prior year. This variance is also due to a decrease in bad debt expense over the prior year due to several tenant bankruptcies that occurred in 1997. Also contributing to this variance is the sum of other operating expense variances, none of which is individually significant.

         Operating expenses (net of reimbursements from tenants) for 1997 were $1,083,000, which represented an increase of $196,000 from the 1996 amount of $887,000. This increase is primarily due to a decrease in common area maintenance expense recoveries of $84,000 due to lower average occupancy levels in 1997. Also, bad debt expenses increased by $82,900 from 1996 due to tenant bankruptcies.

         Depreciation and amortization expense for 1998 ($588,000) was significantly lower than the expense for 1997 ($2,181,000) due to the cessation of depreciation and amortization expense relating to the real estate investment and deferred leasing costs effective April 1, 1998.

         Other income of $268,000 was recorded in 1996 relating to refunds of previously paid real estate taxes for Peachtree Dunwoody Pavilion and Castleton. No such similar events occurred during 1998 and 1997.

         Interest expense decreased $81,000 from the prior year primarily due to recording the amortization of extension fees associated with the 1996 debt extension during the three month period ended March 31, 1998 ($88,000). The majority of the 1996 debt extension costs were fully amortized by June 30, 1998. Partially offsetting this variance was the amortization of extension fees in the first quarter of 1999 related to the extension of the maturity date of the Mortgage Loan and Term Loan through June 15, 1999 ($16,000).

         Interest expense for 1998, 1997 and 1996 was $4,219,000, $4,397,000 and
$4,075,000, respectively. Interest expense decreased in 1998 compared to 1997 due to lower amortization of deferred financing costs in 1998 since the majority of these costs were fully amortized by June 1998. A full year of amortization was recognized during 1997. The increase in interest expense in 1997 as compared to 1996 is due to an increase in the Mortgage Note interest rate to 8.88% from 8.54% effective with the December 15, 1996 Mortgage Note extension agreement.

         Other expenses net of interest income consists of portfolio management fees, other costs related to the operation of EQK, and interest income earned on cash balances. Other expenses net of interest income were $113,000 and $83,000 for the three month periods ended March 31, 1999 and 1998, respectively. The increase in these expenses over the prior year is primarily due to the costs incurred by EQK for the administration of the Special Meeting of Shareholders held on February 23, 1999.

         Other expenses in 1998 were not materially different from 1997. Other expenses decreased $298,000 in 1997 from 1996 amounts. This decrease is primarily attributable to the recognition of imputed interest on deferred advisory fees in 1996 of $302,000.


                          DESCRIPTION OF THE EQK SHARES

         EQK is currently authorized to issue 10,055,555 EQK Shares, and the EQK Board may not currently issue any additional EQK Shares unless such issuance is approved by the holders of three-quarters of the outstanding EQK Shares. Upon consummation of the Merger, the Declaration of Trust will be amended to remove all limitations on the number of EQK Shares that EQK shall have the authority to issue. See "The Declaration Amendment Proposal." The EQK Shareholders are entitled to receive and to participate ratably in dividends, when and as declared by the EQK Board out of any funds legally available for such purpose, and, in the event of termination of EQK or upon the distribution of its net assets, to receive and to participate ratably in payments and distributions. All EQK Shares have equal voting rights. The EQK Shares do not have any preference, appraisal, conversion, exchange or preemptive rights. Outstanding EQK Shares are freely transferable, except that in certain limited circumstances the EQK Board may refuse to transfer EQK Shares or may compel redemption of EQK Shares. See "The Business of EQK -- Summary of the Existing Declaration of Trust -- Redemption and Prohibition of Transfer of Shares." The outstanding EQK Shares have been legally issued and are fully paid and nonassessable, except to the extent of any personal liability of the EQK Shareholders as described herein under "The Business of EQK -- Summary of the Existing Declaration of Trust -- Shareholder Liability." At any meeting of the holders of EQK Shares, each EQK Shareholder is entitled to one vote for each EQK Share owned without cumulative voting with respect to the election of Trustees and with respect to all other matters as to which the vote of the EQK Shareholders may from time to time be required or permitted under the Declaration of Trust. The EQK Shareholders may vote by proxy provided that proxies are placed on file with EQK before the time of voting.

         According to EQK's Annual Report on Form 10-K for the year ended December 31, 1998, there were 9,632,212 outstanding EQK Shares. It is a condition of the Merger that 9,632,212 EQK Shares are outstanding immediately prior to the consummation of the Merger. In addition, according to EQK's Quarterly Report on Form 10-Q for the three months ended March 31, 1999, there were 204 holders of record of EQK Shares, as of May 4, 1999. Although EQK does not know the exact number of beneficial holders of its shares, EQK estimates that the number exceeds 1,500.

         EQK has appointed Chase Mellon Shareholder Services as its registrar and transfer agent.

         On April 23, 1998, the New York Stock Exchange announced that trading in the common stock of EQK Realty Investors I would be suspended prior to the opening of the NYSE on May 4, 1998, as it had fallen below the NYSE's continued listing criteria. The EQK Shares are currently traded in the over-the-counter market.


                  [Remainder of Page Intentionally Left Blank]

                COMPARISON OF EQK SHARES TO ART PREFERRED SHARES

         The following is a brief summary comparison of certain of the principal terms of the EQK Shares and the ART Preferred Shares.




                                   EQK Shares                   ART Preferred Shares
                                   ----------                   --------------------
Interest/Dividend Rate   No stated rate. Each EQK Share      10% per annum, payable
                         is entitled to receive quarterly    quarterly, on a cumulative,
                         distributions of cash flow          compounded basis, and commencing
                         generated from operations in        accrual on the date of issuance.
                         excess of operating expenses,
                         capital expenditures, debt
                         service, working capital and
                         reasonable reserves. No
                         dividends have been paid in
                         respect of the EQK Shares since
                         1994.

Optional Redemption      Not applicable, except that the     ART may redeem any or all of the
                         EQK Board has the power to          ART Preferred Shares at any time
                         redeem or prohibit the transfer     and from time to time, at its
                         of a sufficient number of EQK       option, for cash upon no less
                         Shares selected in a manner         than 20 days nor more than 30
                         deemed appropriate to maintain      days prior notice thereof. The
                         or bring the ownership of the       redemption price of the ART
                         EQK Shares into conformity with     Preferred Shares shall be an
                         the real estate investment trust    amount per share equal to (i)
                         requirements of the Code.           104% of the Adjusted Liquidation
                                                             Value during the period from
                                                             August 16, 1998 through August
                                                             15, 1999; and (ii) 103% of the
                                                             Adjusted Liquidation Value at
                                                             any time on or after August 16,
                                                             1999.


Ranking                  The EQK Shares are the only         Shall rank on a parity as to
                         class of shares currently           dividends and upon liquidation,
                         authorized by the Declaration of    dissolution or winding up with
                         Trust. However, upon completion     all other shares of Special
                         of the Merger, the Declaration      Stock issued by ART and shall be
                         of Trust may be amended to          senior to ART Common Shares. ART
                         provide for the issuance of         shall not issue any shares of
                         Additional EQK Shares or other      Special Stock of any series
                         types of securities, certain of     which are superior to the ART
                         which may have preferences          Preferred Shares as to dividends
                         senior to the EQK Shares.           or rights upon liquidation,
                                                             dissolution or winding up of ART
                                                             as long as any shares of the ART
                                                             Preferred Shares are issued and
                                                             outstanding, without the prior
                                                             written consent of the holders
                                                             of 662/3% of such ART Preferred


                                                             Shares then outstanding and
                                                             voting separately as a class.

Voting Rights            One vote per EQK Share.             Non-voting except (i) as
                                                             provided by law, (ii) with
                                                             respect to an amendment to ART's
                                                             articles of incorporation or
                                                             bylaws that would materially
                                                             alter or change the existing
                                                             terms of the ART Preferred
                                                             Shares, and (iii) at any time or
                                                             times when all or any portion of
                                                             the dividends on the ART
                                                             Preferred Shares for any six
                                                             quarterly dividends, whether or
                                                             not consecutive, shall be in
                                                             arrears and unpaid.


New York Stock Exchange  On May 4, 1998 the EQK Shares       Application will be made to list
Listing                  were delisted from the NYSE.        the ART Preferred Shares on the
                                                             NYSE.

Dividends Received       Distributions on the EQK Shares     Dividends on the ART Preferred
  Deductions             are not eligible for the            Shares are eligible for the
                         dividends received deduction for    dividends received deduction for
                         corporate holders.                  corporate holders. The dividends
                                                             received deduction is not
                                                             applicable to individual,
                                                             non-corporate holders.

Conversion               Not Applicable.                     Convertible into ART Common
                                                             Shares at the option of the
                                                             holder after the earliest to
                                                             occur of (i) August 15, 2003;
                                                             (ii) the first business day, if
                                                             any, occurring after a Quarterly
                                                             Dividend Payment Date on which
                                                             dividends equal to or in excess
                                                             of 5% of the Liquidation Value
                                                             is accrued and unpaid, or (iii)
                                                             ART becomes obligated to mail a
                                                             statement to the holders of
                                                             record of each of the ART
                                                             Preferred Shares because of a
                                                             proposal by ART to merge or
                                                             consolidate with or into any
                                                             other corporation (unless ART is
                                                             the surviving entity), or to
                                                             sell, lease, or convey all or
                                                             substantially all its property
                                                             or business, or to liquidate,
                                                             dissolve or wind up. Each ART
                                                             Preferred Share is convertible
                                                             (in most instances) into that
                                                             number of ART Common Shares
                                                             obtained by dividing (i) the sum
                                                             of the Adjusted Liquidation
                                                             Value of such ART Preferred

                                                             Share plus all accrued and
                                                             unpaid dividends on such ART
                                                             Preferred Share to the date of
                                                             conversion by (ii) the
                                                             Conversion Price. The Conversion
                                                             Price will be the amount
                                                             (rounded upward to the nearest
                                                             cent) equal to 90% of the simple
                                                             average of the daily closing
                                                             price of the ART Common Shares
                                                             for the twenty business days
                                                             ending on the last business day
                                                             of the calendar week immediately
                                                             preceding the date of conversion
                                                             on the principal stock exchange
                                                             on which such ART Common Shares
                                                             are then listed. ART may elect
                                                             to redeem ART Preferred Shares
                                                             that are submitted for
                                                             conversion as described herein.



                     DESCRIPTION OF THE HARRISBURG EAST MALL

GENERAL

         The Center is a two-level enclosed regional mall shopping center located approximately three miles from the central business district of Harrisburg, Pennsylvania, the state capital. It contains approximately 836,000 gross leasable square feet anchored by three major department stores: J.C. Penney, Hecht's, and Lord & Taylor. The Center is located on a site of approximately 64 acres with paved surface parking for approximately 4,933 automobiles (5.9 spaces per 1,000 gross leasable square feet).

         The total building area of the Center is allocated as shown in the table below.



                                Approximate
                                 Number of         Gross
                              Store Spaces at  Leasable Area    % of Total     Occupancy at
                                Dec.31, 1998      (Sq. Ft.)   Building Area    Dec. 31, 1998
                              ---------------  -------------  -------------    -------------
Gross Leasable area
     Anchor stores                       3        498,948          50.8%           100.0%
     Mall stores                       106        284,499          29.0             83.4
     Free-standing building              3         52,345           5.3             87.8
                                   -------        -------         -----            -----
Total Gross leasable area              112        835,792          85.1             93.6%
                                   =======        -------         -----            =====
Common area                                       146,371          14.9
                                                  -------         -----
Total building area                               982,163         100.0%
                                                  =======         =====



LOCATION AND TRADE AREA OVERVIEW

     The Center is located in Dauphin County, Pennsylvania, near the intersection of Paxton Street (U.S. Route 322) and Interstate 83. The Center is adjacent to Pennsylvania Route 441, approximately five miles from the Pennsylvania Turnpike and three miles from the central business district of Harrisburg. Access to the site from Interstate 83, the major north-south traffic corridor serving Harrisburg, is provided by the Paxton Street interchange. Access from the

Pennsylvania Turnpike, the major east-west traffic corridor serving Harrisburg, is provided by the Interstate 283 interchange.

     The primary trade area for the Center encompasses the populated section of Dauphin County, Pennsylvania, and along with small adjacent portions of Cumberland and Perry Counties, Pennsylvania, comprises the Harrisburg Metropolitan Statistical Area (the "Harrisburg M.S.A."). In total, the Harrisburg M.S.A. encompasses 1,991 square miles.

     Harrisburg, the capital of the Commonwealth of Pennsylvania, is situated in south-central Pennsylvania on the banks of the Susquehanna River, between Philadelphia and Pittsburgh. The Harrisburg M.S.A. is ranked 85th in regard to size among metropolitan areas in the United States. The Harrisburg M.S.A. is an area which has experienced moderate economic and demographic growth in the recent past. Historically a center for agriculture and manufacturing, the area's economy has become increasingly more diversified with strong job growth experienced in services-related employment. In addition, as the state capital, the area is a center for government and government related employment. Similar to many areas nationally, demographic growth in the Harrisburg M.S.A. is projected to occur at a more moderate rate relative to past levels. However, the Harrisburg M.S.A. remains economically vital.

ANCHOR TENANTS

     The Center has three department stores, J.C. Penney and two divisions of May Department Stores Co. ("May Company"), Hecht's and Lord & Taylor. Hecht's replaced Hess' in October 1995. Lord & Taylor opened on March 10, 1997, replacing John Wanamaker, which had closed in October 1995 following Woodward & Lothrop's (the owner of John Wanamaker) sale of certain department stores in its retail chain to May Company pursuant to an August 1995 bankruptcy court auction.

     The following chart presents tenants that occupy more than 10% of the Center's square footage, along with certain provisions contained in their leases:



                                                                 Lease
                   Leased Area             Rent               Expiration              Renewal
Tenant              (Sq. Ft.)            Per Annum               Date               Options (1)
------              ---------            ---------               ----               -----------
Hecht's              187,280             $200,000              1/31/2007         3-10 yr. options
J.C. Penney          153,770             $300,000              3/31/2001          6-5 yr. options
Lord & Taylor        157,898             $150,000             10/31/2005         3-10 yr. options



(1) Hecht's and Lord & Taylor have operating covenants that require them to continue to remain open and operate through December 2004 and October 2005, respectively. J.C. Penney's operating covenant has expired.

MALL AND OTHER TENANTS

         At December 31, 1998, the Center had 82 in-line mall and outparcel tenants (excluding anchor store tenants) occupying approximately 284,000 square feet of gross leasable area, representing an occupancy rate of approximately 84%. Other than the anchor store spaces, which are occupied by J.C. Penney, Hecht's and Lord & Taylor, only Toys 'R' Us, which occupies approximately 45,950 square feet of space as the anchor tenant in the Center's outparcel building, occupies more than five percent of the gross leasable area of the Center. Other than The Limited Inc., which operates seven stores at the Center and which contributed 14.2% of the Center's 1998 rental revenues, no other tenants, or group of affiliated tenants, contribute more than 10% to the Center's total rental revenues.

LEASE EXPIRATIONS

         The lease expiration schedule for mall and outparcel stores as of December 31, 1998 is shown below:



                                                                       % of
                                       Gross           1998       Aggregate 1998
                       Number of      Leased          Minimum         Minimum
                       Leases         Area             Annual         Annual
       Year          Expiring (a)   (Sq. Ft.)           Rent           Rent
       ----          -----------    ---------        ---------    --------------
Month to Month             6           11,046          200,130         3.9%
       1999                4            5,637          148,558         2.9%
       2000               10           32,761          535,452        10.4%
       2001               11           25,507          522,058        10.1%
       2002                6           15,452          223,406         4.3%
       2003               14           31,143          684,433        13.3%
       2004                5            8,794          225,516         4.4%
       2005                7           59,271          637,112        12.4%
       2006                6           24,874          457,584         8.9%
       2007                4            7,361          135,008         2.6%
2008 and thereafter        9           61,506          650,611        12.6%
                     -------        ---------        ---------        ----
TOTAL                     82          283,352        4,419,868        85.9%
                     =======        =========        =========        ====



(a) Assumes no renewal options will be exercised in order to present the earliest point of termination of the leases.

CAPITAL REQUIREMENTS

         EQK will make certain capital expenditures to maintain or enhance the value of The Center, including tenant allowances associated with leasing activity. EQK anticipates making capital expenditures in 1999 of $1,690,000, which include budgeted tenant allowances of $1,337,000. Certain of these expenditures are discretionary in nature and therefore may be deferred into future periods.

         One of the conditions of the Mortgage Note was the establishment of a capital reserve account, which is maintained by a third-party escrow agent and from which expenditures must be approved by the Mortgage Note Lender. The balance of this account at December 31, 1998 was $1,425,000. EQK believes the current cash balance in this account, coupled with additional cash flows projected to be generated from operations, will be sufficient to fund the Center's capital expenditures requirements.

OCCUPANCY DATA AND AVERAGE EFFECTIVE ANNUAL RENT

         Information regarding occupancy rates and average effective annual rent for the property, including anchor and outparcel tenants, is set forth below:





                                            1998              1997             1996               1995                  1994
                                       -------------     -------------     -------------     ---------------       ---------------
Occupancy Rate (a) ................             93.6%             92.8%             93.7%               73.6%                 94.3%
                                       =============     =============     =============     ===============       ===============

Total Annual Minimum Rent (b) .....    $   5,146,957     $   5,005,603     $   4,902,122     $     5,110,162       $     5,973,828

Total Percentage Rent .............          272,421           122,298           179,474             269,558               294,591
                                       -------------     -------------     -------------     ---------------       ---------------

Total Annual Effective Rent .......    $   5,419,378     $   5,127,901     $   5,081,596     $     5,379,720       $     6,268,419
                                       =============     =============     =============     ===============       ===============

Average Annual Rent
Per Square Foot: (c)

Mall Anchor Tenants ...............    $        1.30     $        1.29     $        1.37     $          1.32(d)    $          1.67
Outparcel Stores ..................             8.12              7.38              7.44                6.91                  5.69
Mall Tenants ......................            18.44             18.18             17.08               16.46                 16.55
All Tenants .......................    $        6.91     $        6.58     $        6.26     $          6.44(d)    $          7.49
-----------------------



(a) Occupancy rate at December 31, 1995 reflects vacancy of the former John Wanamaker anchor space. Excluding the effect of the vacancy, the occupancy rate on a pro forma basis at December 31, 1995 was 95.8%. On May 13, 1996, EQK and May Company executed a lease agreement that provided for the opening of a Lord & Taylor department store. The December 31, 1996 occupancy rate includes the occupancy of Lord & Taylor, which opened for business on March 10, 1997.

(b) Total minimum annual rent represents actual tenant rental income for each calendar year, and does not include non-cash adjustments for stipulated rent increases in accordance with Generally Accepted Accounting Principles.

(c) Anchor and outparcel rent per square foot data is based on actual leased square footage during each calendar year presented. Mall tenant rent per square foot data is based on leased square footage at December 31 of each year presented.

(d) The decrease in mall anchor tenant rent per square foot in 1995 and rent per square foot for all tenants is due to the closure of the Hess department store with Hecht's in November 1994 prior to the re-opening of Hecht's in October 1995. Hecht's now occupies 187,280 square feet (which includes expansion space in the adjacent basement area) and pays rent of $1.07 per square foot, whereas Hess formerly occupied 139,656 square feet at $2.18 per square foot.

COMPETITION

         The following table provides selected information with respect to the Mall's primary competitors. Each property is located within eight miles of the Property.





                                                                  Gross Leasable
     Shopping Center                Type of Center                Area (Sq. Ft.)           Anchor Stores
     ---------------                --------------                --------------           -------------
Colonial Park Mall                 Enclosed one level                 775,000         Sears, The Bon Ton, Boscov's
                                   regional mall

Capital City Mall                  Enclosed one level                 722,000         Sears, Hecht's, JC Penney
                                   regional mall

Camp Hill Shopping Center          Enclosed one level mall            506,000         Boscov's, Montgomery Ward,
                                   Giant Grocery Store

Union Square                       Power Center                       309,000         Dunham Sports, Office Max,
                                                                                      Gabriel Bros., Weis, Chuck E.
                                                                                      Cheese's

Colonial Commons                   Power Center                       433,000         Giant Grocery Store, Service
                                                                                      Merchandise, Montgomery
                                                                                      Ward, AMC Theater, RX
                                                                                      Place

Point Shopping Center              Power Center                       277,000         U.S. Factory Outlet,
                                   Burlington Coat Factory,
                                   Lone Star Steakhouse



         The boundaries of the trade area for the Center are influenced by the existence of natural boundaries, competing developments, and demographic characteristics. The Susquehanna River splits the Center's market in two, creating the East and West shores. The Center is located in Dauphin County in the East shore area. Its primary trade area consists of all of Dauphin County, while the secondary trade area includes sections of Lebanon and Lancaster counties on the East shore and sections of Perry and Cumberland counties on the West shore.

         Primary competition for the Center consists of three regional centers located in the Harrisburg trade area: Colonial Park Mall, Capital City Mall, and Camp Hill Shopping Center.

         Colonial Park Mall, which opened in 1960, is located approximately five miles north of the Center in the primary trade area. It contains 775,000 square feet of gross leasable area, 90 mall stores, and is anchored by Bon-Ton, Sears, and Boscov's. This center was renovated and expanded with a food court and some specialty shops during 1990. In addition, new skylights and some exterior redesign have enhanced Colonial Park's appeal. Colonial Park continues to be the Center's primary competitor due to the strength of Boscov's and its in-line tenant mix, which is comparable to that found at the Center. The occupancy percentage for this mall is 98%.

         Capital City Mall, located ten miles to the west of the Center's secondary trade area, contains approximately 722,000 square feet of gross leasable area and 94 mall stores. This center opened in 1974 and is anchored by Hecht's, JC Penney, and Sears. The center was first renovated in 1986 and a second renovation, completed in May 1998, included new flooring, plantings, seating, skylights, and a food court area. This center is currently 90% occupied.

         Camp Hill Shopping Center, a former community center was originally constructed in 1958 and completely enclosed and renovated in 1986. This center is located approximately ten miles west of the Center in the secondary trade area, and contains approximately 506,000 square feet of gross leasable area and 90 mall stores. The center is anchored by Boscov's and Montgomery Ward. The occupancy is currently at 85%.

DEBT

         As previously discussed, the Mortgage Note and Term Loan facilities provided for an original maturity of December 15, 1995. EQK's Mortgage Note Lender and Term Loan Lender have agreed to extend the maturity date of these loans twice; first, for a period of one year through December 15, 1996 and second, for a period of 18 months through June 15, 1998. Following the June 15, 1998 scheduled maturity date, the Mortgage Note Lender granted three six-month forbearance arrangements (most recently, through December 15, 1999). The Term Loan Lender also has granted two six-month extensions of its maturity dates and has committed to granting a third six-month extension through December 15, 1999, so as to coincide with the forbearance periods. The following table sets forth certain information regarding the outstanding debt. Both the Mortgage Loan and the Term Loan may be prepaid in full without penalty.




                                              Principal
                                               Balance                                              Principal
                                                as of                                                Balance
                                            December 31,      Annual Debt                              at
                                                1998            Service            Maturity         Maturity
        Loan              Annual Rate          (000's)          (000's)              Date            (000's)
        ----              -----------       ------------      -----------         ---------         --------
Mortgage.............      8.88%(1)            $43,794          $3,888             12/15/99          $43,794
Term.................      8.88%(2)              1,580             132             12/15/99            1,580



(1) The Mortgage Note requires monthly interest only payments of $324,000, at 8.88%

(2) The Term Loan provides for the accrual interest rate to be re-set periodically, and will be computed at 3 1/2% above the Euro-Rate (as defined). The accrual rate in effect as of June 23, 1999 was 8.87%. The principal balance of the Term Loan is adjusted for the differential between the accrual rate and the pay rate of 8.88%.

PHYSICAL DESCRIPTION OF BUILDINGS

         The enclosed shopping mall and the anchor stores are two-level buildings of steel frame and masonry construction with reinforced concrete foundations and four-ply built-up roofs. The free-standing building is a one-level building of similar construction, containing convenience-type shops. The exterior of the mall consists of stone and brick walls and the anchor stores are of complimentary finishes. The mall's two levels are connected by two escalators and two stairways. All mall tenants and the anchor stores have their own air handling units which are supplied with chilled and hot water from a central plant. The free-standing building is served by roof-top cooling units which are predominantly of the packaged, self-contained type with gas heating sections.

PHYSICAL IMPROVEMENTS

         Since acquiring the Center in 1985, EQK has undertaken several physical improvement programs. In 1987, EQK converted approximately 51,400 square feet of space in the basement of the former Hess's department store space into mall tenant space, at which time it was leased to Toys 'R' Us. During 1988, a new food court with approximately 13,000 square feet of gross leasable area was added. In 1991, EQK completed the conversion of 47,960 square feet of space previously occupied by JC Penney into approximately 31,500 square feet of new leasable area leased at substantially higher rates.

         In conjunction with the JC Penney conversion, the remaining area of the JC Penney store was remodeled. In addition, the terms of the amended JC Penney lease required EQK to renovate the common areas and the exterior facade of the Center. This renovation was completed in 1993 for a cost of approximately $4,000,000. The project included a complete refurbishment of the property's interior common area, with new floors, finishes, and lighting throughout.

         Upon the expansion of Hecht's into the basement space previously occupied by Toys 'R' Us in 1995 (approximately 51,400 square feet), EQK renovated the Center's outparcel building (approximately 52,000 square feet) to accommodate the relocation of Toys 'R' Us for a cost of approximately $3,440,000. In addition to the expansion of the anchor tenant space, Hecht's performed an interior renovation of its new department store space.

         Lord & Taylor opened in March 1997 in the former John Wanamaker anchor space. May Company (Lord & Taylor's parent company) completed a major renovation of this anchor store location. EQK's management believes that May Company has spent approximately $10,000,000 on renovations and improvements.

APPRAISAL OF THE CENTER

         EQK has received an appraisal from an unaffiliated third-party appraiser (the "Independent Appraiser") with respect to the market value of the Center. Based upon the analysis set forth in such appraisal, the Independent Appraiser estimates that the market value of the leasehold interest (subject to occupancy leases) of the Center, on a free and clear basis as of December 31, 1997, was $62,300,000. In arriving at its appraised value for the Center, the Independent Appraiser considered relevant economic and market factors, including population, employment and other demographic factors and the impact of competition from other shopping centers in the Harrisburg M.S.A.

REAL ESTATE TAXES

         Real estate taxes are levied against the Center for county and township, and school tax purposes. County and township taxes are payable March 31 and school taxes are payable on August 31. Harrisburg paid $1,046,000 in real estate taxes in 1998. The millage rate for 1998 was 28.39. Through an appeal with Dauphin County, the assessed value of the Center was lowered in 1998. The decrease in tax expense associated with the lower assessed value will be reflected in the 1999 real estate tax invoices. Real estate taxes are substantially reimbursed by the tenants through real estate tax recovery billings.

DEPRECIATION

         As of December 31, 1998, EQK depreciated its assets for Federal income tax purposes, under the ACRS and the MACRS as follows:





Buildings:

Gross Federal Income Tax Basis                   $50,527,000
Accumulated Depreciation                         $17,028,000
Depreciation Method                              Straight Line
Depreciable Life                                 40 Years

Land Improvements:

Gross Federal Income Tax Basis                   $ 3,020,000
Accumulated Depreciation                         $   318,000
Depreciation Method                              Straight Line
Depreciable Life                                 40 Years


Personal Property:

Gross Federal Income Tax Basis                   $     185,000
Accumulated Depreciation                         $     128,000
Depreciation Method                              Straight Line*
Depreciable Life                                 10 Years*



         *Except for automobiles which are depreciated over a range of 3 to 7 years using the double declining balance method.

ADDITIONAL INFORMATION

         For additional information concerning the Center, see EQK's 1998 Form 10-K, filed with the Commission on March 31, 1999, which is incorporated by reference herein.

   SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF ART AND EQK

         The following unaudited pro forma combined financial information of ART and EQK presents the historical consolidated balance sheets and statements of operations of ART and EQK after giving effect to the Merger. The unaudited pro forma combined balance sheet data at March 31, 1999 gives effect to the Merger as if it had occurred on March 31, 1999. The unaudited pro forma combined statements of operations for the fiscal quarter ended March 31, 1999, and the fiscal year ended December 31, 1998 gives effect to the Merger as if it had occurred on January 1, 1998. These statements have been prepared on the basis of accounting for the Merger as a purchase of an investment in an equity method investee and are based on the assumptions set forth in the notes thereto.

         The following unaudited pro forma combined financial information has been prepared from, and should be read in conjunction with, the consolidated financial statements and related notes thereto of ART as set forth herein and the consolidated financial statements and related notes thereto of EQK included elsewhere in this Prospectus/Proxy Statement. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Merger been consummated on the date as of which, or at the beginning of the periods for which, the Merger is being given effect, nor is it necessarily indicative of future operating results or financial position. See "Incorporation of Certain Documents by Reference."

                  [Remainder of Page Intentionally Left Blank]

                          AMERICAN REALTY TRUST, INC.
             UNAUDITED PRO FORMA COMBINED BALANCE SHEET - CONTINUED
                                 MARCH 31, 1999





                                                                    Proforma                  Proforma
                                                      Historical   Adjustments                Combined
                                                      ----------   -----------                --------
                      Assets                             (dollars in thousands, except per share)
                      ------
Notes and interest receivable, net of allowances
      for estimated losses .......................    $  54,399    $   1,506          (4)     $  55,905
Real estate held for sale ........................      333,873         --                      333,873
Real estate held for investment, net of
      accumulated depreciation ...................      432,285       (1,506)         (4)       430,779
Pizza parlor equipment, net of accumulated
      depreciation ...............................        6,848         --                        6,848
Marketable equity securities at market
      value ......................................          979         --                          979
Cash and cash equivalents ........................        3,191       (  (91)         (3))        2,600
                                                                      (  500)         (5))
Investments in equity investees ..................       33,822       (1,312          (1))       36,717
                                                                      (   92          (2))
                                                                      (   91          (3))
                                                                      (  500          (5))
Intangibles, net of accumulated
      amortization ...............................       14,654         --                       14,654
Other assets .....................................       67,661         --                       67,661
                                                      ---------    ---------                  ---------
Total Assets .....................................    $ 947,712    $   2,304                  $ 950,016
                                                      =========    =========                  =========

                          AMERICAN REALTY TRUST, INC.
             UNAUDITED PRO FORMA COMBINED BALANCE SHEET - CONTINUED
                                 MARCH 31, 1999



                                                               Proforma                         Proforma
                                                 Historical   Adjustments                       Combined
                                                 ----------   ------------                      ---------
                      Assets                             (dollars in thousands, except per share)
                      ------
Liabilities
Notes and interest payable ..................    $  806,504    $     --                        $  806,504
Margin borrowings ...........................        35,422          --                            35,422
Accounts payable and other liabilities ......        32,089          --                            32,089
                                                 ----------     ----------                      ---------
                                                    874,015          --                           874,015
Minority interest ...........................        45,655          --                            45,655

Stockholders' Equity
Preferred Stock, $2.00 par value,
      authorized 20,000,000 shares, issued
      and outstanding
          3,580,493 shares Series F .........         6,100        (  (263          (1))            6,561
          (liquidation preference $35,805) ..                      (   198          (2))
          1,000 shares Series G .............             2           --                                2
          (liquidation preference $100)
Common Stock, $.01 par value, authorized
      100,000,000 shares, issued 13,496,677
      shares ................................           135           --                              135

Paid-in capital .............................        83,945        ((1,049          (1))           85,788
                                                                   (   794          (2))
Accumulated (deficit) .......................       (62,112)          --                          (62,112)
Treasury stock at cost, 2,737,216 shares ....           (28)          --                              (28)
                                                 ----------     ----------                      ---------
Total Stockholders' Equity ..................        28,042          2,304                         30,346
                                                 ----------     ----------                      ---------
Total Liabilities and Stockholders' Equity ..    $  947,712     $    2,304                     $  950,016
                                                 ==========     ==========                     ==========

                          AMERICAN REALTY TRUST, INC.
              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 MARCH 31, 1999

NOTE 1. Purchase of an aggregate of 1,685,556 EQK Shares from LLPM, 916,900 EQK Shares from Summit, 919,400 EQK Shares from Sutter and 854,200 EQK Shares from Halperin at $0.30 per EQK Share, paid in ART Preferred Shares valued for this purpose at the liquidation value of $10.00 per ART Preferred Share. As consideration for their EQK Shares LLPM will receive 50,566 ART Preferred Shares, Summit 27,507 ART Preferred Shares, Sutter 27,582 ART Preferred Shares and Halperin 25,626 Preferred Shares.

NOTE 2. Purchase of 673,976 newly issued EQK Shares for consideration of $1.47 per share in ART Preferred Shares, a total of 99,212 ART Preferred Shares, valued for this purpose at the liquidation value of $10.00 per ART Preferred Share. Such ART Preferred Shares are to be distributed to the EQK Shareholders, other than ART, at the rate of $0.14 per EQK Share owned, consisting of 0.014 of a share of ART Preferred Stock.

NOTE 3. Cash payment of $0.10 per EQK Share held by remaining 5% holder in consideration for its execution of Standstill Agreement.

NOTE 4. Sale of Oak Tree Village to EQK for a $2,748,000 wraparound mortgage note receivable. Deferred gain on sale of 1,242,000 offset against note receivable.

NOTE 5. Payment of remaining closing costs related to stock purchase/merger transaction.

                          AMERICAN REALTY TRUST, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999




                                                                   Proforma                          Proforma
                                                 Historical       Adjustments                        Combined
                                                 ------------     ------------                      ------------
                                                           (dollars in thousands, except per share)
Income
      Sales .................................    $      7,124     $       --                        $      7,124
      Rents .................................          40,242             (102)              (1)          40,140
      Interest ..............................           1,852               82               (2)           1,934
      Other .................................          (1,710)            --                             (1,710)
                                                 ------------     ------------                      ------------
                                                       47,508              (20)                           47,488

Expenses
      Cost of sales .........................           6,174             --                               6,174
      Property operations ...................          27,878              (52)              (1)          27,826
      Interest ..............................          21,114             --                              21,114
      Advisory fee ..........................           1,101             --                               1,101
      General and administrative ............           4,053             --                               4,053
      Depreciation and amortization .........           4,480               (9)              (1)           4,471
      Litigation settlement .................             184             --                                 184
      Minority interest .....................           8,442             --                               8,442
                                                 ------------     ------------                      ------------
                                                       73,426              (61)                           73,365
                                                 ------------     ------------                      ------------

(Loss) from operations ......................         (25,918)              41                           (25,877)

Equity in (loss) of investees ...............            (725)            ((70)            (3)}             (866)
                                                                          ((71)            (4)}

Gain on sale of real estate .................          17,516             --                              17,516
                                                 ------------     ------------                      ------------

Net (loss) ..................................          (9,127)            (100)                           (9,227)

Preferred dividend requirement ..............            (566)             (51)            (5)              (617)
                                                 ------------     ------------                      ------------

Net (loss) applicable to Common Shares ......    $     (9,693)    $       (151)                     $     (9,844)
                                                 ============     ============                      ============

Earnings per share

Net (loss) ..................................    $      (0.90)                                      $      (0.92)
                                                 ============                                       ============

Weighted average Common Shares used in
      computing earnings per share ..........      10,742,325                                         10,742,325
                                                 ============                                       ============

                          AMERICAN REALTY TRUST, INC.
         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999

NOTE 1. Elimination of rents, operating expenses and depreciation of Oak Tree Village sold to EQK for a $2,748,000 wraparound mortgage note receivable.

NOTE 2. Interest income on wraparound mortgage note receivable secured by Oak Tree Village.

NOTE 3. Equity in pro forma net loss of EQK for the three months ended March 31, 1999 (pro forma net loss of $(143,000) times ART's ownership percentage of 49%).

NOTE 4. Amortization of cost in excess of net book value of EQK Shares acquired (pro forma net book value at March 31, 1999 of zero plus purchase price assigned to EQK investment of $2,838,000 equals $2,838,000 or ART's excess of cost over proforma net book value of EQK Shares) amortized over 10 years.

NOTE 5. Dividend requirement on ART Preferred Shares (204,763 shares times $.25 per share).

                          AMERICAN REALTY TRUST, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998





                                                                    Proforma                          Proforma
                                                  Historical       Adjustments                        Combined
                                                 ------------     ------------                      ------------
                                                                     (dollars in thousands, except per share)
Income
      Sales .................................    $     28,883     $       --                        $     28,883
      Rents .................................          63,491             (467)              (1)          63,024
      Interest ..............................             188              334               (2)             522
      Other .................................          (5,476)            --                              (5,476)
                                                 ------------     ------------                      ------------
                                                       87,086             (133)                           86,953

Expenses
      Cost of sales .........................          24,839             --                              24,839
      Property operations ...................          49,193             (132)              (1)          49,061
      Interest ..............................          51,624             --                              51,624
      Advisory and servicing fees ...........           3,845             --                               3,845
      General and administrative ............           8,521             --                               8,521
      Depreciation and amortization .........           6,990              (37)              (1)           6,953
      Litigation settlement .................          13,026             --                              13,026
      Provision for loss on real estate .....           3,916             --                               3,916
      Minority interest .....................           3,157             --                               3,157
                                                 ------------     ------------                      ------------
                                                      165,111             (169)                          164,942
                                                 ------------     ------------                      ------------

(Loss) from operations ......................         (78,025)              36                           (77,989)

Equity in income of investees ...............          37,966            ((218)              (3)}         37,458
                                                                         ((290)              (4))

Gain on sale of real estate .................          17,254             --                              17,254
                                                 ------------     ------------                      ------------

Net (loss) ..................................         (22,805)            (472)                          (23,277)

Preferred dividend requirement ..............          (1,177)            (230)              (5)          (1,407)
                                                 ------------     ------------                      ------------

Net (loss) applicable to Common Shares ......    $    (23,982)    $       (702)                     $    (24,684)
                                                 ============     ============                      ============


Earnings per share

Net (loss) ..................................    $      (2.24)                                      $      (2.31)
                                                 ============                                       ============

Weighted average Common shares used in
      computing earnings per share ..........      10,695,388                                         10,695,388
                                                 ============                                       ============

                          AMERICAN REALTY TRUST, INC.
         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998

NOTE 1. Elimination of rents, operating expenses and depreciation of Oak Tree Village sold to EQK for a $2,780,000 wraparound mortgage note receivable.

NOTE 2. Interest income on $2,780,000 wraparound mortgage note receivable which bears interest at 12% per annum and is secured by Oak Tree Village.

NOTE 3. Equity in net loss of EQK for the year needed December 31, 1998 (pro forma net loss of $(444,000) times ART's ownership percentage of 49%).

NOTE 4. Amortization of cost in excess of net book value of EQK Shares acquired (pro forma net book value at December 31, 1998 of zero plus purchase price assigned to EQK investment of $2,895,000 equals $2,895,000 or ART's excess of cost over net book value of EQK Shares) amortized over 10 years.

NOTE 5. Dividend requirement on ART Preferred Shares (230,493 shares times $1.00 per share).

                             EQK REALTY INVESTORS 1
                       UNAUDITED PRO FORMA BALANCE SHEET
                                 MARCH 31, 1999
                       (IN THOUSANDS, EXCEPT SHARE DATA)




                                                                                     PRO FORMA ADJUSTMENTS
                                                                            ----------------------------------------
                                                                            DISPOSITION                  PURCHASE OF
                                                                                 OF                       OAK TREE
ASSETS                                                        HISTORICAL    THE CENTER (a)  SUBTOTAL     VILLAGE (b)  PRO FORMA
                                                              ----------    ---------       ---------    ---------    ---------
Investment in real estate                                     $    --       $    --         $    --      $   2,748    $   2,748
Real estate held for sale                                        39,390       (39,390)           --           --           --
Cash and cash equivalents:
         Cash Management Agreement                                3,587        (3,587)           --           --           --
         Other                                                      417          (356)             61         --             61
Accounts receivable and other assets
         (net of allowance of $74 in the historical
         presentation)                                            2,109        (2,109)           --           --           --
                                                              ---------     ---------       ---------    ---------    ---------
                                                              -----------------------------------------------------------------
TOTAL ASSETS                                                  $  45,503     $ (45,442)      $      61    $   2,748    $   2,809
                                                              =========     =========       =========    =========    =========
                                                              =================================================================
LIABILITIES AND DEFICIT IN SHAREHOLDERS'
EQUITY
Liabilities:
         Mortgage note payable                                $  43,794     $ (43,794)      $    --      $   2,748    $   2,748
         Term loan payable to bank                                1,576        (1,576)           --           --           --
         Accounts payable and other liabilities (including
                  amounts due affiliates of $3,120 in the
                  historical presentation)                        4,618        (4,557)             61         --             61
                                                              ---------     ---------       ---------    ---------    ---------
                                                              -----------------------------------------------------------------
                                                                 49,988       (49,927)             61        2,748        2,809
Deficit in Shareholders' Equity:
         Shares of beneficial interest, without par value:      135,875      (135,875)           --          --(e)         --
                  10,055,555 shares authorized 9,632,212
                  shares issued and outstanding in the
                  historical presentation and an unlimited
                  number of shares authorized,
                  10,306,188 shares issued and
                  outstanding in the pro forma
                  presentation
         Accumulated deficit                                   (140,360)      140,360            --           --           --
                                                              ---------     ---------       ---------    ---------    ---------
                                                              -----------------------------------------------------------------
                                                                 (4,485)        4,485            --           --           --
                                                              ---------     ---------       ---------    ---------    ---------
                                                              -----------------------------------------------------------------
TOTAL LIABILITIES AND DEFICIT IN
SHAREHOLDERS' EQUITY                                          $  45,503     $ (45,442)      $      61    $   2,748    $   2,809
                                                              =========     =========       =========    =========    =========
                                                              =================================================================

                             EQK REALTY INVESTORS 1
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




----------------------------------------------------------------------------------------------------------------------------------
                                                                                    PRO FORMA ADJUSTMENTS
                                                                      --------------------------------------------
                                                                      DISPOSITION                      PURCHASE OF
                                                                        OF THE                          OAK TREE
                                                        HISTORICAL     CENTER(c)       SUBTOTAL        VILLAGE(d)      PRO FORMA
-----------------------------------------------------------------------------------------------------------------------------------
Revenues from rental operations                       $      1,612    $   (1,612)    $       --       $       76     $         76
Operating expenses, net of tenant reimbursements
         (including property management fees
         earned by an affiliate of $0 in the
         historical presentation and $5 in the pro             133          (133)            --               26               26
         forma presentation)
Depreciation and amortization                                    0             0             --               23               23
-----------------------------------------------------------------------------------------------------------------------------------
Income from rental operations                                1,479        (1,479)            --               27               27
Interest expense                                             1,019        (1,019)            --               76               76
Other expenses, net of interest income (including
         portfolio management fees earned by an
         affiliate of $51 in the historical
         presentation and $5 in the pro forma                  113           (24)              89              5               94
         presentation)
-----------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                     $        347    $     (436)    $        (89)    $      (54)    $       (143)
=================================================================================================================================
Weighted average shares outstanding                      9,632,212          --          9,632,212        673,976       10,306,188
Net income (loss) per share                                                          $       0.04     $    (0.01)    $      (0.01)
=================================================================================================================================

                             EQK REALTY INVESTORS 1
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




----------------------------------------------------------------------------------------------------------------------------------
                                                                                    PRO FORMA ADJUSTMENTS
                                                                      --------------------------------------------
                                                                      DISPOSITION                      PURCHASE OF
                                                                        OF THE                          OAK TREE
                                                        HISTORICAL     CENTER(c)       SUBTOTAL        VILLAGE(d)      PRO FORMA
-----------------------------------------------------------------------------------------------------------------------------------
Revenues from rental operations                       $      6,191    $   (6,191)    $       --       $      346     $        346
Operating expenses, net of tenant reimbursements
         (including property management fees
         earned by an affiliate of $228 in the
         historical presentation and $24 in the pro            769          (769)            --               13               13
         forma presentation)
Depreciation and amortization                                  588          (588)            --               92               92
----------------------------------------------------------------------------------------------------------------------------------
Income from rental operations                                4,834        (4,834)            --              241              241
Interest expense                                             4,219        (4,219)            --              310              310
Other expenses, net of interest income (including
         portfolio management fees earned by an
         affiliate of $232 in the historical
         presentation and $21 in the pro forma                 465          (111)             354             21              375
         presentation)
----------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                     $        150    $     (504)    $       (354)    $      (90)    $       (444)
=================================================================================================================================
Weighted average shares outstanding                      9,505,222          --          9,505,222        673,976       10,179,198
Net income (loss) per share                                                          $       0.02     $    (0.04)    $      (0.04)
=================================================================================================================================

                             EQK REALTY INVESTORS I
               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

         The Unaudited Pro Forma Statement of Operations for the year ended December 31, 1998 is derived from the historical Statement of Operations included herein and in the Annual Report on Form 10-K for the year ended December 31, 1998. The Unaudited Pro Forma Balance Sheet as of March 31, 1999 and the Unaudited Pro Forma Statement of Operations for the three months ended March 31, 1999 are derived from the historical statements included herein and in the Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

         The pro forma financial information should be read in conjunction with the Trust's historical Financial Statements and Notes thereto contained herein and in the Annual Report on Form 10-K for the year ended December 31, 1998 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 1999. The pro forma financial information does not purport to be indicative of the results of operations or the financial position which would have actually resulted if the sale transaction had been consummated on the date indicated. In addition, the pro forma financial information does not purport to be indicative of the results of operations or financial position which may be obtained in the future.

         The Unaudited Pro Forma Adjustments are comprised of the following:

(a) The March 31, 1999 Unaudited Balance Sheet Pro Forma Adjustments reflecting the disposition of the Center have assumed a sale price enabling EQK to recover the carrying value of its remaining assets and settle all of its liabilities. Such a sale price is not necessarily indicative of a sale price that could be achieved through negotiation between parties in a sale transaction. The Merger is conditioned upon, among other things, EQK's sale of the Center and distributions of the remaining net proceeds to the EQK shareholders. It is Management's intent to sell the Center and distribute any remaining net proceeds.

(b) The March 31, 1999 Unaudited Balance Sheet Proforma Adjustments reflecting EQK's acquisition of Oak Tree Village from ART reflect total consideration for the acquisition of The Oak Tree Village of $2,748,000 and the assumption of existing debt of $1,498,000 and a non-recourse promissory note by EQK payable to ART in the amount of $1,250,000.

(c) The Unaudited Proforma Statements of Operations adjustments reflecting the disposition of The Center for the year ended December 31, 1998 and the three months ended March 31, 1999, consist of: (i) the elimination of the results of operations of The Center; (ii) the elimination of interest expense on the debt of EQK which will be repaid with the proceeds from the sale of The Center; and (iii) an adjustment to management fees resulting from the disposal of The Center.

(d) The Unaudited Proforma Statements of Operations adjustments reflecting the acquisition of Oak Tree Village of the year ended December 31, 1998 and the three months ended March 31, 1999, consist of: (i) the addition of the historical results of operations of Oak Tree Village;
         (ii) the elimination of historical depreciation and amortization of Oak Tree Village; (iii) the addition of depreciation and amortization of the purchase price of Oak Tree Village using the historical depreciation and amortization policies of EQK; and (iv) the addition of interest expense related to debt assumed as part of the acquisition of Oak Tree Village.

(e) In conjunction with the Merger, EQK will issue 673,976 EQK shares to ART. ART will issue to the Public EQK Shareholders, for each EQK Share currently owned, $0.14 per EQK Share in the form of 0.01400 of an ART Preferred Share with a Liquidation Value of $10.000 per share.

(f) Under the terms of the Advisory Agreement between EQK Realty Investors I and Basic Capital Management, the Advisor will receive an asset management fee of 0.75% per year of the gross asset value of the Trust.

                              PLAN OF DISTRIBUTION

         The Dealer Manager, an affiliate of ART and BCM, will distribute the EQK Merger Consideration to EQK Shareholders residing in the states of Florida, Kansas, Missouri, New Jersey, North Carolina, North Dakota and Vermont on ART's behalf. The Merger Agent will distribute the EQK Merger Consideration to all other EQK Shareholders on ART's behalf.

         The Dealer Manager and the Merger Agent will be entitled to indemnifications by ART against certain civil liabilities, including liabilities under the Securities Act, or to contribution by ART to payments they may be required to make in respect thereof. The Dealer Manager is an affiliate of ART and may engage in transactions with, or perform services for ART in the ordinary course of business.

                                 LEGAL MATTERS

         The validity of the shares of ART Preferred Shares offered hereby has been passed upon for ART by Holt Ney Zatcoff & Wasserman, LLP, Atlanta, Georgia. Certain matters in connection with the Merger will be passed upon for EQK by its special Massachusetts counsel, Palmer & Dodge, Boston,
Massachusetts. The federal income tax consequences of the Merger have been passed upon by Andrews & Kurth L.L.P., Dallas, Texas.

                                    EXPERTS

         The financial statements and schedules of ART included and incorporated by reference in this Prospectus/Proxy Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the period set forth in their reports appearing elsewhere herein and in the Registration Statement, and such reports are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

         The financial statements as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 and the related financial statement schedule as of December 31, 1998 of EQK included and incorporated by reference in this Prospectus/Proxy Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is included and incorporated by reference herein (which report expresses an unqualified opinion and includes an explanatory paragraph describing an uncertainty related to the substantial doubt about EQK's ability to continue as a going concern), and have been so included and incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         The references to the Brown Appraisal in this Prospectus/Proxy Statement have been included in this Prospectus/Proxy Statement in reliance upon the authority of Brown & Associates as expert independent appraisers with respect to the Oak Tree Village.

         The references to the Blosser Survey in this Prospectus/Proxy Statement have been included in this Prospectus/Proxy Statement in reliance upon the authority of the Blosser Appraisal Company as an expert independent appraiser for the Lubbock, Texas MSA.

                                   APPENDIX A

                            GLOSSARY OF SELECT TERMS




              TERM                                                         DEFINED AS (PART OF PROXY STATEMENT/PROSPECTUS)
              ----                                                         -----------------------------------------------
5% Holder ....................................................             Each EQK Shareholder holding 5% or more of the
                                                                           issued and outstanding EQK Shares, excluding LLPM,
                                                                           Summit, Sutter and Halperin (Summary)

ACMs .........................................................             Asbestos-containing materials (Risk Factors)

ADA ..........................................................             Americans with Disabilities Act of 1980 (Risk
                                                                           Factors)

Advisor ......................................................             LLPM, in its capacity as advisor to EQK (Summary)

Adjusted Liquidation Value ...................................             The Liquidation Value plus the amount of any
                                                                           accrued and unpaid dividends (Summary)

Advisory Agreement ...........................................             Agreement between LLPM and EQK, with LLPM as EQK's
                                                                           Advisor (Summary)

Affiliated REITs .............................................             CMET, IORI and TCI (The Business of ART)

Amended Declaration of Trust .................................             ART Realty Investors I Second Amended and Restated
                                                                           Declaration of Trust (Summary)

ART Board ....................................................             Board of Directors of American Realty Trust, Inc.
                                                                           (Prospectus Cover Pages)

ART Common Shares ............................................             Shares of ART Common Stock (Prospectus Cover
                                                                           Pages)

ART Designated Trustees ......................................             Persons designated by ART to become the New EQK
                                                                           Board (The Board Election Proposal)

ART Form 10-K ................................................             ART's Annual Report on Form 10-K for the year
                                                                           ended December 31, 1997 (Summary)

ART Merger Consideration .....................................             673,976 EQK Shares ART will be entitled to receive
                                                                           as consideration for the Merger (Prospectus Cover
                                                                           Pages)

ART Newco ....................................................             ART Newco, LLC, a Massachusetts limited liability
                                                                           company (Prospectus Cover Pages)

ART Preferred Shares .........................................             ART's Series F Cumulative Convertible Preferred
                                                                           Stock with a par value of $2.00 per share and a
                                                                           stated Liquidation Value of $10.00 per share
                                                                           (Prospectus Cover Pages)

ART Realty Investors I .......................................             The Trust (Summary)

ART ..........................................................             American Realty Trust, Inc., a Georgia corporation
                                                                           (Prospectus Cover Pages)

Avacelle .....................................................             Avacelle, Inc. (The Board Election Proposal)

BCM ..........................................................             Basic Capital Management, Inc., a Nevada
                                                                           corporation and an affiliate of ART (Summary)


BCM Affiliates ...............................................             The affiliates of BCM (Summary)

Block Purchase ...............................................             ART's purchase of an aggregate of
                                                                           4,376,056 EQK Shares from LLPM, Summit, Sutter and
                                                                           Halperin, pursuant to separate stock purchase
                                                                           agreements (Prospectus Cover Pages)

Block Purchase Consideration .................................             Consideration of 0.030 ART
                                                                           Preferred Shares paid by ART to LLPM, Summit,
                                                                           Sutter or Halperin for each EQK Share they
                                                                           respectively own (Prospectus Cover Pages)

Blosser ......................................................             Blosser Appraisal (The Proposed Merger and Related
                                                                           Matters)

Blosser Survey ...............................................             Survey of the Lubbock, Texas commercial real
                                                                           estate market performed by Blosser (The Proposed
                                                                           Merger and Related Matters)

Board Election Proposal ......................................             Proposal to elect specific members to the EQK
                                                                           Board at the EQK Annual Meeting. The Board
                                                                           Election Proposal will require the affirmative
                                                                           vote of EQK Shareholders representing a majority
                                                                           of the total votes authorized to be cast by EQK
                                                                           Shares then outstanding which are present at the
                                                                           EQK Annual Meeting in person or by proxy and
                                                                           entitled to vote thereon (Summary)

Bordeaux .....................................................             Bordeaux Investments Two, L.L.C. (The Business of
                                                                           ART)

Brown Appraisal ..............................................             Oak Tree Village appraisal by Brown & Associates
                                                                           (The Proposed Merger and Related Matters)

Brown & Associates ...........................................             Unaffiliated third-party appraiser
                                                                           hired to appraise the market value of Oak Tree
                                                                           Village (The Proposed Merger and Related Matters)

Break-Up Consideration .......................................             $200,000 plus ART's share of
                                                                           transaction expenses, paid by EQK to ART under
                                                                           certain conditions if EQK elects not to proceed
                                                                           with the Merger (Management's Discussion and
                                                                           Analysis of Financial Condition and Results of
                                                                           Operations of EQK)

Campbell Associates ..........................................             Campbell Center Associates, Ltd. (The Business of
                                                                           ART)

Carmel, Ltd. .................................................             Carmel Realty Services, Ltd., an affiliate of BCM
                                                                           (Description of ART)

Carmel Realty ................................................             Carmel Realty, Inc., owned by First Equity
                                                                           (Description of ART)

Cash Distribution Agreement ..................................             July 15, 1998 agreement
                                                                           between NRLP, SAMLP and the NRLP Oversight
                                                                           Committee (The Business of ART)

Castleton ....................................................             Castleton Park (The Business of EQK)

Center .......................................................             Harrisburg East Mall, EQK's only current real
                                                                           estate investment (Summary)

CMET .........................................................             Continental Mortgage and Equity Trust, an
                                                                           affiliate of ART (Incorporation of Certain
                                                                           Information by Reference)

Code .........................................................             Internal Revenue Code of 1986 (Summary)

Commission ...................................................             Securities and Exchange Commission (Prospectus
                                                                           Cover Pages)

Compass ......................................................             Compass Retail, Inc., a subsidiary of LLREI (n/k/a
                                                                           ERE Yarmouth Retail, Inc.) (Summary)

Conversion Price .............................................             The number of shares of ART Common Shares obtained
                                                                           by multiplying the number of ART Preferred Shares
                                                                           being converted by $10.00, then adding all accrued
                                                                           and unpaid dividends, then dividing such sum by
                                                                           (in most instances) 90% of the simple average of
                                                                           the daily closing price of the ART Common Shares
                                                                           for the 20 business days ending on the last
                                                                           business day of the calendar week immediately
                                                                           preceding the date of conversion on the principal
                                                                           stock exchange on which such ART Common Shares are
                                                                           then listed. (Summary)

Declaration Amendment Proposal ...............................             Proposal to amend and restate the Declaration of
                                                                           Trust (Summary)

Dealer Manager ...............................................             Interfirst Capital Corporation, a California
                                                                           corporation and an affiliate of ART and BCM
                                                                           (Summary)

Declaration of Trust .........................................             EQK's Amended and Restated Declaration of Trust,
                                                                           dated February 27, 1985, as amended on March 5,
                                                                           1986 (Summary)

Director Plan ................................................             ART's Director Stock Option Plan, approved in
                                                                           January 1999 (Executive Compensation of ART)

duPont .......................................................             E.I. duPont de Nemours Co. Inc. Trust Fund
                                                                           (Summary)

Effective Time ...............................................             The time at which the Merger is filed on a
                                                                           Certificate of Merger with the Secretary of State
                                                                           of the Commonwealth of Massachusetts (Summary)

EQK Annual Meeting ...........................................             Annual Meeting of the EQK Shareholders to be held
                                                                           on August 3, 1999 (Prospectus Cover Pages)

EQK Board ....................................................             EQK's Board of Trustees (Prospectus Cover Page)

EQK Form 10-K ................................................             EQK's Annual Report on Form 10-K for the year
                                                                           ended December 31, 1997 (Summary)

EQK Merger Consideration .....................................             Consideration for the Merger, payable to each EQK
                                                                           Shareholder consisting of 0.014 of an ART Preferred
                                                                           Share with a Liquidation Value for such portion of a
                                                                           share of $0.14 (Prospectus Cover Pages)

EQK Record Date ..............................................             June 4, 1999 (Prospectus Cover Pages)

EQK Shareholders .............................................             Holders of EQK Shares (Prospectus Cover Pages)

EQK Shares ...................................................             Shares of beneficial interest of EQK, par value of
                                                                           $0.01 per share (Prospectus Cover Pages)

EQK ..........................................................             EQK Realty Investors I, a Massachusetts business
                                                                           trust (Prospectus Cover Pages)

Equitable ....................................................             The Equitable Life Assurance Society of the United
                                                                           States, former owner of Compass and LLPM (Summary)

Exchange Act .................................................             Securities Exchange Act of 1934, as amended
                                                                           (Available Information)


Expense Sharing Agreement ....................................             Agreement whereby each of ART and EQK will share
                                                                           the costs and expenses associated with the Merger
                                                                           (The Proposed Merger and Related Matters)

Financial Advisor ............................................             The independent financial advisor engaged by the
                                                                           EQK Board (Summary)

First Amendment to Merger Agreement ..........................             Agreement to extend the potential termination date
                                                                           of the Merger Agreement (Summary)

First Equity .................................................             First Equity Properties, Inc. (The Board Election
                                                                           Proposal)

GCLP .........................................................             Garden Capital, L.P., a Delaware limited
                                                                           partnership in which NOLP owns a 99.3% limited
                                                                           partner interest (The Business of ART)

Greenspring ..................................................             Greenspring Fund, Incorporated (Summary)

Halperin .....................................................             Maurice A. Halperin (Prospectus Cover Pages)

Halperin Purchase ............................................             Halperin's purchase of  854,200 EQK

                                                                           Shares during the period from December 26, 1997
                                                                           through January 20, 1998 (Summary)

Harrisburg M.S.A. ............................................             Harrisburg Metropolitan Statistical Area
                                                                           (Description of the Harrisburg East Mall)

IGI Properties ...............................................             Twenty-nine apartment complexes in Florida
                                                                           and Georgia, purchased by ART in April 1998 (The
                                                                           Business of ART)

Independent Appraiser ........................................             Unaffiliated third-party appraiser hired
                                                                           by EQK to appraise the market value of the Center
                                                                           (Description of the Harrisburg East Mall)

Independent Trustee ..........................................             Trustee unaffiliated with ART or its Affiliates
                                                                           (The Board Election Proposal)

IORI .........................................................             Income Opportunity Realty Investors, Inc., an
                                                                           affiliate of ART (Incorporation of Certain
                                                                           Information by Reference)

ITAA .........................................................             Information Technology Association of
                                                                           America (ART Management's Discussion and Analysis
                                                                           of Financial Condition and Results of Operations
                                                                           of ART)

JNC ..........................................................             JNC Enterprises, Inc. (The Business of ART)

Lender .......................................................             Midland Loan Services (The Proposed Merger and
                                                                           Related Matters)


Letter of Intent .............................................             Non-binding agreement entered into by EQK and the
                                                                           Prospective Purchaser (Summary)

Liquidation Value ............................................             $10.00 per ART Preferred Share (Prospectus Cover
                                                                           Pages)

LLPM .........................................................             Lend Lease Portfolio Management, Inc., EQK's
                                                                           Advisor (Prospectus Cover Pages)

LLREI ........................................................             Lend Lease Real Estate Investments, Inc. (Summary)

MACRS ........................................................             Modified Accelerated Cost Recovery System (The
                                                                           Business of ART)

May Company ..................................................             May Department Stores Co. (Description of the
                                                                           Harrisburg East Mall)

Merger .......................................................             The merger of ART Newco with and into EQK, with
                                                                           EQK being the surviving entity (Prospectus Cover
                                                                           Pages)

Merger Agent .................................................             American Stock Transfer and Trust Company (The
                                                                           Proposed Merger and Related Matters)

Merger Agreement .............................................             Amended and Restated Agreement and Plan of Merger,
                                                                           dated as of August 25, 1998 among ART, ART Newco,
                                                                           BCM, EQK and LLPM (Prospectus Cover Pages)

Merger Consideration .........................................             The ART Merger Consideration and the EQK Merger
                                                                           Consideration (Prospectus Cover Pages)

Merger Proposal ..............................................             Proposal for the Merger to be voted on at the EQK
                                                                           Annual Meeting, requiring Requisite Shareholder
                                                                           Approval (Summary)

Merger-Related Proposals .....................................             The Merger Proposal, the Declaration Amendment
                                                                           Proposal and the New Advisory Agreement Proposal,
                                                                           all of which are subject to Requisite Shareholder
                                                                           Approval (Summary)

Merger .......................................................             The merger of ART Newco with and into EQK, with
                                                                           EQK being the surviving entity (Prospectus Cover
                                                                           Pages)

Moorman Settlement Agreement .................................             An agreement settling a class action lawsuit as to
                                                                           Gene E. Phillips, William S. Friedman, SAMLP, NRLP
                                                                           and NOLP (The Business of ART)

Mortgage Note ................................................             EQK's mortgage note with Prudential (The Business
                                                                           of EQK)

Mortgage Note Lender .........................................             Prudential Insurance Company of America (The
                                                                           Business of EQK)

MSA ..........................................................             Metropolitan statistical area (The Proposed Merger
                                                                           and Related Matters)

Nanook Limited Partner .......................................             A limited partner in Nanook Partners, L.P., a
                                                                           limited partnership that owns approximately 15.6%
                                                                           of the outstanding shares of ART's Common Stock
                                                                           (The Business of ART).

Negative Determination .......................................             Determination by the EQK Board that it can no
                                                                           longer recommend the approval of the
                                                                           Merger-Related Proposals to the EQK Shareholders
                                                                           (Summary)

New EQK Board ................................................             The three member board of trustees of EQK
                                                                           consisting of the ART Designated Trustees (The
                                                                           Board Election Proposal)

New Advisor ..................................................             BCM, under the New Advisory Agreement (Summary)

New Advisory Agreement .......................................             Agreement which replaces the Advisory Agreement
                                                                           and makes BCM EQK's New Advisor (Summary)

NIRT .........................................................             National Income Realty Trust (The Board Election
                                                                           Proposal)

New Advisory Agreement Proposal ..............................             Proposal to terminate the Advisory Agreement and
                                                                           institute the New Advisory Agreement with BCM as
                                                                           the New Advisor to EQK (Summary)

NMC ..........................................................             NRLP Management Corp., a wholly-owned subsidiary
                                                                           of ART (The Board Election Proposal)

NOLP .........................................................             National Operating, L.P. (The Board Election
                                                                           Proposal)

NOLs .........................................................             Net operating losses (Summary)

Note ........................................................              A non-recourse promissory note by EQK payable
                                                                           to ART with respect to Oak Tree Village in the
                                                                           amount of $1,250,000 that shall bear interest at a
                                                                           rate of 12% per annum and shall be payable
                                                                           quarterly in installments of interest only over a
                                                                           term of five years with a final principal payment
                                                                           being due on December 15, 2003 (The Proposed
                                                                           Merger and Related Matters)

NRLP Oversight Committee .....................................             Oversight committee for NRLP created by the
                                                                           Moorman Settlement Agreement (The Business of ART)

NRLP .........................................................             National Realty, L.P., an affiliate of ART
                                                                           (Incorporation of Certain Information by
                                                                           Reference)

NYSE .........................................................             New York Stock Exchange (Prospectus Cover Pages)

NYSE Rules ...................................................             NYSE's published guidelines (Summary)

Oak Tree Village .............................................             Oak Tree Village Shopping Center, located in
                                                                           Lubbock, Texas (Summary)

Original Merger Agreement ....................................             Agreement and Plan of Merger by and among ART, ART
                                                                           Newco, BCM, EQK, Equity Realty Portfolio
                                                                           Management, Inc. and Compass dated December 23,
                                                                           1997 (Summary)

OTC Bulletin Board ...........................................             Over-the-Counter Bulletin Board (Summary)

Ownership Limit ..............................................             Specific provisions in the Declaration Amendment
                                                                           Proposal restricting the ownership of more than
                                                                           4.9% of the outstanding EQK Shares by any single
                                                                           EQK Shareholder, other than ART (Summary)

Partnership ..................................................             NRLP and NOLP, operating as a unit. (The Business
                                                                           of ART)

Peachtree ....................................................             Peachtree Dunwoody Pavilion (The Business of EQK)

Plan .........................................................             1997 ART Stock Option Plan (Description of ART)

Property Manager .............................................             LaSalle Partners Management, Inc. (successor to
                                                                           ERE Yarmouth Retail, Inc.) (The Business of EQK)

Proposals ....................................................             The Merger Proposal, the Declaration Amendment
                                                                           Proposal, the New Advisory Agreement Proposal and
                                                                           the Board Election Proposal (Summary)

Prospective Purchaser ........................................             Private real estate group which entered into the
                                                                           Letter of Intent with EQK (Summary)

Proxy Solicitor ..............................................             Shareholder Communications Corporation (The EQK
                                                                           Annual Meeting)

Prudential                                                                 Prudential Insurance Company of America (Summary)

Prudential Insurance Company of America (Summary) ............             Prudential's warrants to purchase 367,868 EQK
                                                                           Shares (Summary)

Public EQK Shareholders ......................................             The EQK Shareholders other than ART and its
                                                                           affiliates, LLPM, Summit, Sutter and Halperin
                                                                           (Prospectus Cover Pages)

PWSI .........................................................             Pizza World Supreme, Inc., a wholly-owned
                                                                           subsidiary of ART (Summary)

Quarterly Dividend Payment Rate ..............................             A cumulative, compounded dividend per ART
                                                                           Preferred Share equal to 10% per annum of the
                                                                           Adjusted Liquidation Value, payable quarterly on
                                                                           the 15th day of the month following the end of
                                                                           each calendar quarter (Summary)

Redeemable General Partner Interest ..........................             SAMLP's general partner interest in NOLP and NRLP
                                                                           (The Business of ART)

Reform Act ...................................................             Private Securities Litigation Reform Act of 1995
                                                                           (Prospectus Cover Pages)

Registration Statement .......................................             ART's Registration Statement on Form S-4,
                                                                           Registration Statement No. 333-43777 (Prospectus
                                                                           Cover Pages)

REIT .........................................................             Real Estate Investment Trust (Summary)

Requisite Shareholder Approval ...............................             Affirmative vote of EQK Shareholders representing
                                                                           three-quarters of the total votes authorized to be
                                                                           cast by EQK Shares then outstanding (Summary)

RTC ..........................................................             Resolution Trust Corporation (Risk Factors)

SAMI .........................................................             Syntek Asset Management, Inc. (The Board Election
                                                                           Proposal)

SAMLP ........................................................             Syntek Asset Management, L.P. (Description of ART)

San Jacinto ..................................................             San Jacinto Savings Association (Risk Factors)

Second Amendment to Stock Purchase Agreement .................             Agreement to amend Summit and Sutter's respective
                                                                           Stock Purchase Agreements (Summary)

Securities Act ...............................................             Securities Act of 1933, as amended (Prospectus
                                                                           Cover Pages)

Selling Shareholders .........................................             LLLP, Summit, Sutter and Halprin (Management's
                                                                           Discussion and Analysis of Financial Conditions
                                                                           and Results of Operations of EQK)

Series A Preferred Stock .....................................             ART's Series A Cumulative Participating Preferred
                                                                           Stock (Description of the Capital Stock of ART)

Series D Preferred Stock .....................................             ART's Series D Cumulative Preferred Stock
                                                                           (Description of the Capital Stock of ART)

Series E Preferred Stock .....................................             ART's Series E Cumulative Convertible Preferred
                                                                           Stock (Description of the Capital Stock of ART)

Series G Preferred Stock .....................................             ART's Series G Cumulative Convertible Preferred
                                                                           Stock (Description of the Capital Stock of ART)

Series H Preferred Stock .....................................             ART's Series H Cumulative Convertible Preferred
                                                                           Stock (Description of the Capital Stock of ART)

Southmark ....................................................             Southmark Corporation (Risk Factors)

Special Stock ................................................             20,000,000 Shares of a special class of ART stock,
                                                                           $2.00 per value per share (Description of the
                                                                           Capital Stock of ART)

Special Meeting ..............................................             February 23, 1999 Meeting of the EQK Shareholders
                                                                           (Summary)

Standstill Agreement .........................................             Agreement with each 5% Holder (other than LLPM and
                                                                           Greenspring) whereby ART would pay $0.10 per
                                                                           existing EQK Share held by the two remaining 5%
                                                                           Holders (paid on a maximum of 2,156,600 shares or
                                                                           a maximum of $215,660 in cash) as compensation for
                                                                           such holder's agreement not to sell any of its EQK
                                                                           Shares or acquire any additional EQK Shares for a
                                                                           period of 42 months after the consummation of the
                                                                           Merger.

Stock Purchase Agreement .....................................             Agreements forming the Block Purchase (Prospectus
                                                                           Cover Page)

Summit .......................................................             Summit Venture, L.P. (Prospectus Cover Pages)

Summit/Sutter Purchases ......................................             Summit and Sutter's purchase of an aggregate of
                                                                           1,252,500 EQK Shares (Summary)

Sutter .......................................................             Sutter Opportunity Fund, LLC (Prospectus Cover)

Tax Counsel ..................................................             Andrews & Kurth L.L.P.

Term Loan ....................................................             EQK loan in place from December 15, 1992 with PNC
                                                                           as the lender (The Business of EQK)

Term Loan Lender .............................................             PNC Bank Corp. (The Business of EQK)

TIN ..........................................................             Tax Identification Number (The Proposed Merger and
                                                                           Related Matters)

Trust ........................................................             ART Realty Investors I, the surviving entity of
                                                                           the Merger (Prospectus Cover Pages)

Trustee ......................................................             A member of the EQK Board of Trustee (Summary)

Unaffiliated Trustee .........................................             Trustees unaffiliated with EQK or LLPM under the
                                                                           Declaration of Trust (Description of EQK)

VPT ..........................................................             Vinland Property Trust (Board Election Proposal)

Y2K ..........................................................             Year 2000 compliance issue (Management's
                                                                           Discussion and Analysis of Financial Condition and
                                                                           Results of Operations of EQK)

                          INDEX TO FINANCIAL STATEMENTS



                                                                                                               Page
                                                                                                               ----
FINANCIAL STATEMENTS OF AMERICAN REALTY TRUST, INC.:

Report of Independent Certified Public Accountants..............................................................F-3

Consolidated Balance Sheets -
   December 31, 1998 and 1997...................................................................................F-4

Consolidated Statements of Operations -
   Years Ended December  31, 1998, 1997 and 1996................................................................F-5

Consolidated Statements of Stockholders' Equity -
   Years Ended December 31, 1998, 1997 and 1996.................................................................F-6

Consolidated Statements of Cash Flows -
   Years Ended December 31, 1998, 1997 and 1996.................................................................F-8

Notes to Consolidated Financial Statements.....................................................................F-11


Interim Financial Statements (Unaudited):

Consolidated Balance Sheets -
   March 31, 1999 and December 31, 1998........................................................................F-42

Consolidated Statements of Operations -
   Three Months Ended March 31, 1999 and 1998..................................................................F-44

Consolidated Statements of Stockholders' Equity -
   Three Months Ended March 31, 1999...........................................................................F-45

Consolidated Statements of Cash Flows -
   Three Months Ended March 31, 1999 and 1998..................................................................F-46

Notes to Consolidated Interim Financial Statements.............................................................F-48


FINANCIAL STATEMENTS OF EQK REALTY INVESTORS I:

Report of Independent Certified Public Accountants.............................................................F-58

Balance Sheets at December 31, 1998 and 1997...................................................................F-59

Statements of Operations -
   Years Ended December 31, 1998, 1997 and 1996................................................................F-60

Statements of Shareholders' Deficit -
   Years Ended December 31, 1998, 1997 and 1996................................................................F-61

Statements of Cash Flows -
   Years Ended December 31, 1998, 1997 and 1996................................................................F-62

Notes to Financial Statements, including
   Supplementary Data..........................................................................................F-63

Financial Statement Schedule...................................................................................F-71


Interim Financial Statements (Unaudited)

Balance Sheets at March 31, 1999 and
   December 31, 1998...........................................................................................F-72

Statements of Operations -
   for three months ended
   March 31, 1999 and March 31, 1998...........................................................................F-73

Statements of Cash Flow-
   for three months ended March 31, 1999
   and March 31, 1998..........................................................................................F-74

Notes to Financial Statements..................................................................................F-75



All other schedules are omitted because they are not required, are not applicable or the information required is included in the Financial Statements or the notes thereto.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors of
American Realty Trust, Inc.


   We have audited the accompanying consolidated balance sheets of American Realty Trust, Inc. and Subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and schedules. We believe our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Realty Trust, Inc. and Subsidiaries as of December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.



                                                          BDO Seidman, LLP


Dallas, Texas
March 30, 1999

                           AMERICAN REALTY TRUST, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                                       December 31,
                                                                                                 ------------------------
                                                                                                   1998            1997
                                                                                                 ---------      ---------
                                                                                                   (dollars in thousands,
                                                                                                     except per share)
                   Assets
Notes and interest receivable
   Performing (including $594 in 1998 and $1,307 in 1997 from affiliate) ...................     $  47,823      $   9,300
   Nonperforming, nonaccruing ..............................................................         6,807         18,624
                                                                                                 ---------      ---------
                                                                                                    54,630         27,924

Less - allowance for estimated losses ......................................................        (2,577)        (2,398)
                                                                                                 ---------      ---------
                                                                                                    52,053         25,526

Real estate held for sale ..................................................................       282,301        178,938
Real estate held for investment net of accumulated depreciation ($208,396 in 1998
   and $5,380 in 1997 ) ....................................................................       452,606        123,515
Pizza parlor equipment, net of accumulated depreciation ($1,464 in 1998
   and $905 in 1997) .......................................................................         6,859          6,693
Marketable equity securities, at market value ..............................................         2,899          6,205
Cash and cash equivalents ..................................................................        11,523          5,347
Investments in equity investees ............................................................        34,433         45,851
Intangibles, net of accumulated amortization ($1,298 in 1998 and
   $704 in 1997) ...........................................................................        14,776         15,230
Other assets ...............................................................................        61,155         26,494
                                                                                                 ---------      ---------
                                                                                                 $ 918,605      $ 433,799
                                                                                                 =========      =========

       Liabilities and Stockholders' Equity
Liabilities
Notes and interest payable ($12,600 in 1998 and $11,400 in 1997
   to affiliates) ..........................................................................     $ 768,272      $ 261,986
Margin borrowings ..........................................................................        35,773         53,376
Accounts payable and other liabilities (including $8,900 in 1998 and $22,900
   in 1997 to affiliate) ...................................................................        38,321         34,442
                                                                                                 ---------      ---------
                                                                                                   842,366        349,804

Minority interest ..........................................................................        37,967         20,542
Commitments and contingencies
Stockholders' equity
Preferred Stock, $2.00 par value, authorized  20,000,000 shares, issued and outstanding
   Series B, 4,000 shares in 1997 ..........................................................            --              8
   Series C, 16,681 shares in 1997 .........................................................            --             33
   Series F, 3,350,000 shares in 1998 and 2,000,000 in 1997
        (liquidation preference $33,500) ...................................................         6,100          4,000
   Series G, 1,000 shares in 1998 (liquidation preference $100) ............................             2             --
Common Stock, $.01 par value, authorized 100,000,000 shares; issued 13,298,802
   shares in 1998 and 13,479,348 in 1997 ...................................................           133            135
Paid-in capital ............................................................................        84,943         83,945
Accumulated (deficit) ......................................................................       (25,638)       (51,880)
Treasury stock at cost, 2,737,216 shares in 1998 and 2,767,427 shares in 1997 ..............           (28)           (28)
                                                                                                 ---------      ---------
                                                                                                    38,272         63,453
                                                                                                 ---------      ---------
                                                                                                 $ 918,605      $ 433,799
                                                                                                 =========      =========

The accompanying notes are an integral part of these Consolidated Financial Statements.

                                            AMERICAN REALTY TRUST, INC.
                                       CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                           Years Ended December 31,
                                                                                 --------------------------------------------
                                                                                     1998            1997           1996
                                                                                 ------------    ------------    ------------
                                                                                    (dollars in thousands, except per share)
Income
  Sales...................................................................       $     28,883    $     24,953    $     14,386
  Rents...................................................................             63,491          29,075          20,658
  Interest (including $39 in 1998, $230 in 1997, and $539 in  1996 from
     affiliates)..........................................................                188           2,835           4,751
  Other...................................................................             (5,476)            168           1,727
                                                                                 ------------    ------------    ------------
                                                                                       87,086          57,031          41,522

Expenses
  Cost of sales...........................................................             24,839          19,964          11,036
  Property operations ($1,752 in 1998, $865 in 1997 and $892 in 1996
     to affiliates).......................................................             49,193          24,195          15,874
  Interest ($1,082 in 1998, $433 in 1997 and $418 in 1996
     to affiliates).......................................................             51,624          30,231          16,489
  Advisory and servicing fees to affiliate................................              3,845           2,657           1,539
  General and administrative ($1,832 in 1998, $1,809 in 1997 and $691
     in 1996 to affiliate)................................................              8,521           7,779           3,930
  Depreciation and amortization...........................................              6,990           3,542           2,367
  Litigation Settlement...................................................             13,026              --              --
  Provision for loss on real estate.......................................              3,916              --              --
  Minority interest.......................................................              3,157           1,884           1,366
                                                                                 ------------    ------------    ------------
                                                                                      165,111          90,252          52,601
                                                                                 ------------    ------------    ------------

(Loss) from operations....................................................            (78,025)        (33,221)        (11,079)
Equity in income of investees.............................................             37,966          10,497           1,485
Gain on sale of real estate...............................................             17,254          20,296           3,659
                                                                                 ------------    ------------    ------------

(Loss) before income taxes................................................            (22,805)         (2,428)         (5,935)
Income tax expense........................................................                 --              --              --
                                                                                 ------------    ------------    ------------
(Loss) before extraordinary gain..........................................            (22,805)         (2,428)         (5,935)
Extraordinary gain........................................................                 --              --             381
                                                                                 ------------    ------------    ------------

Net (loss)................................................................            (22,805)         (2,428)         (5,554)
Preferred dividend requirement............................................             (1,177)           (206)           (113)
                                                                                 ------------    ------------    ------------

Net (loss) applicable to Common shares....................................       $    (23,982)   $     (2,634)   $     (5,667)
                                                                                 ============    ============    ============

Earnings per share
(Loss) before extraordinary gain..........................................       $      (2.24)   $       (.22)   $       (.46)
Extraordinary gain........................................................                 --              --             .03
                                                                                 ------------    ------------    ------------

Net (loss) applicable to Common shares....................................       $      (2.24)   $       (.22)   $       (.43)
                                                                                 ============    ============    ============


Weighted average Common shares used in computing earnings per share.......       $ 10,695,388    $ 11,710,013    $ 12,765,082
                                                                                 ============    ============    ============

The accompanying notes are an integral part of these Consolidated Financial Statements.

                          AMERICAN REALTY TRUST, INC.

                          AMERICAN REALTY TRUST, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                            Series B     Series C    Series F     Series G
                            Preferred    Preferred   Preferred    Preferred     Common      Treasury        Paid-in
                              Stock        Stock       Stock        Stock        Stock       Stock          Capital
                            ----------   ----------  ----------   ----------   ---------   ----------      ---------
Balance, January 1, 1996..  $       --   $       --  $       --   $       --   $     117   $       --      $  66,661
Common Stock issued.......          --           --          --           --          18           --            (18)
Series B Preferred Stock
     issued...............           8           --          --           --          --           --            392
Series C Preferred Stock
     issued...............          --           30          --           --          --           --          1,469
Common Stock cash
     dividend ($.15 per
     share)...............          --           --          --           --          --           --             --
Redemption of share
     purchase rights ($.01
     per right)...........          --           --          --           --          --           --             --
Series B Preferred Stock
     cash dividend ($6.46
     per share)...........          --           --          --           --          --           --             --
Series C Preferred Stock
     stock dividend ($5.74
     per share)...........          --            2          --           --          --           --             85
Treasury stock, at
     cost.................          --           --          --           --          --           (6)             6
Net (loss)................          --           --          --           --          --           --             --
                            ----------   ----------  ----------   ----------   ---------   ----------      ---------

Balance, December 31,
     1996.................           8           32          --           --         135           (6)        68,595
Series F Preferred Stock
     issued...............          --           --       4,000           --          --           --         16,000
Common Stock cash
     dividend
     ($.20 per share).....          --           --          --           --          --           --             --
Series B Preferred Stock
     cash dividend ($10.00
     per share)...........          --           --          --           --          --           --             --
Series C Preferred Stock,
     stock and cash
     dividend ($10.00
     per share)...........          --            1          --           --          --           --             81
Sale of Common Stock......          --           --          --           --          --           --            245
Treasury stock, at
     cost.................          --           --          --           --          --          (22)            22
Net (loss)................          --           --          --           --          --           --             --
                            ----------   ----------  ----------   ----------   ---------   ----------      ---------



                                 Accumulat    Stockholders'
                                    ed           Equity
                                 (Deficit)
                                 ---------    -------------
Balance, January 1, 1996..       $ (13,720)   $      53,058
Common Stock issued.......              --               --
Series B Preferred Stock
     issued...............              --              400
Series C Preferred Stock
     issued...............              --            1,469
Common Stock cash
     dividend ($.15 per
     share)...............          (1,491)          (1,491)
Redemption of share
     purchase rights ($.01
     per right)...........            (101)            (101)
Series B Preferred Stock
     cash dividend ($6.46
     per share)...........             (25)             (25)
Series C Preferred Stock
     stock dividend ($5.74
     per share)...........             (87)              --
Treasury stock, at
     cost.................              --               --
Net (loss)................          (5,554)          (5,554)
                                 ---------    -------------

Balance, December 31,
     1996.................         (20,978)          47,786
Series F Preferred Stock
     issued...............              --           20,000
Common Stock cash
     dividend
     ($.20 per share).....          (2,026)          (2,026)
Series B Preferred Stock
     cash dividend ($10.00
     per share)...........             (40)             (40)
Series C Preferred Stock,
     stock and cash
     dividend ($10.00
     per share)...........            (166)             (84)
Sale of Common Stock......              --              245
Treasury stock, at
     cost.................              --               --
Net (loss)................          (2,428)          (2,428)
                                 ---------    -------------

                          AMERICAN REALTY TRUST, INC.

                              Series B     Series C    Series F   Series G
                              Preferred    Preferred   Preferred  Preferred     Common       Treasury
                               Stock        Stock        Stock      Stock        Stock        Stock
                              ---------    ---------   ---------  ----------    --------     --------
Balance, December 31,
     1997.................           8           33       4,000           --         135          (28)
Repurchase of Common
     Stock issued.........          --           --          --           --          (2)          --
Series G Preferred Stock
     issued...............          --           --          --            2          --           --
Series F Preferred Stock
     issued...............          --           --       2,100           --          --           --
Common Stock cash
     dividend
     ($.20 per share).....          --           --          --           --          --           --
Series B Preferred Stock
     cash dividend ($2.50
     per share)...........          --           --          --           --          --           --
Series C Preferred Stock
     cash dividend ($7.50
     per share)...........          --           --          --           --          --           --
Series F Preferred Stock
     cash dividend ($.625
     per share)...........          --           --          --           --          --           --
Series G Preferred Stock
     cash dividend ($7.50
     per share)...........          --           --          --           --          --           --
Sale of Common Stock
     under dividend
     reinvestment plan....          --           --          --           --          --           --
Conversion of Series B
     Preferred Stock to
     Common Stock.........          (8)          --          --           --          --           --
Series C Preferred Stock
     redeemed.............          --          (33)         --           --          --           --
Net (loss)................          --           --          --           --          --           --
                              --------     --------     -------   ----------    --------     --------
Balance, December 31,
     1998.................    $     --     $     --     $ 6,100   $        2    $    133     $    (28)
                              ========     ========     =======   ==========    ========     ========



                                             Accumulat
                                 Paid-in        ed         Stockholders'
                                 Capital     (Deficit)        Equity
                                 -------     ---------     -------------
Balance, December 31,
     1997.................        84,943       (25,638)        63,453
Repurchase of Common
     Stock issued.........          (267)           --           (269)
Series G Preferred Stock
     issued...............            98            --            100
Series F Preferred Stock
     issued...............           529            --          2,629
Common Stock cash
     dividend
     ($.20 per share).....            --        (2,261)        (2,261)
Series B Preferred Stock
     cash dividend ($2.50
     per share)...........            --           (54)           (54)
Series C Preferred Stock
     cash dividend ($7.50
     per share)...........            --          (148)          (148)
Series F Preferred Stock
     cash dividend ($.625
     per share)...........            --          (966)          (966)
Series G Preferred Stock
     cash dividend ($7.50
     per share)...........            --            (8)            (8)
Sale of Common Stock
     under dividend
     reinvestment plan....           224            --            224
Conversion of Series B
     Preferred Stock to
     Common Stock.........            53            --             45
Series C Preferred Stock
     redeemed.............        (1,635)           --         (1,668)
Net (loss)................            --       (22,805)       (22,805)
                                 -------      --------       --------
Balance, December 31,
     1998.................       $83,945      $(51,880)      $ 38,272
                                 =======      ========       ========



The accompanying notes are an integral part of these Consolidated Financial Statements.

                          AMERICAN REALTY TRUST, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                     For The Years Ended December 31,
                                                                              --------------------------------------------
                                                                                 1998             1997             1996
                                                                              ----------       ----------       ----------
                                                                                          (dollars in thousands)
Cash Flows From Operating Activities
       Pizza parlor sales collected ........................................  $   28,173       $   24,953       $   14,386
       Rents collected .....................................................      64,029           28,199           19,013
       Interest collected ($262 in 1997 and $385 in 1996
          from affiliates) .................................................         188            2,592            4,331
       Distributions from equity investees' operating activities ...........      10,274            5,689            9,054
       Interest paid .......................................................     (34,139)         (19,092)          (9,640)
       Payments for property operations ($1,752 in 1998, $865 in 1997
          and $892 in 1996 to affiliate) ...................................     (42,551)         (22,821)         (15,034)
       Payments for pizza parlor operations ................................     (25,765)         (19,964)         (11,036)
       Advisory fee paid to affiliate ......................................      (3,845)          (2,657)          (1,539)
       Distributions to minority interest holders ..........................      (3,157)          (2,088)          (1,366)
       Purchase of marketable equity securities ............................      (7,670)         (15,147)         (22,613)
       Proceeds from sale of marketable equity securities ..................       5,502           10,588           23,557
       General and administrative expenses paid ($1,832 in 1998, $1,809
          in 1997 and $691 in 1996 to affiliate) ...........................      (8,489)          (7,764)          (4,313)
       Other ...............................................................      (5,538)            (537)            (642)
                                                                              ----------       ----------       ----------

       Net cash provided by (used in) operating activities .................     (22,988)         (18,049)           4,158

Cash Flows From Investing Activities
       Collections on notes receivable ($3,503 in 1997 and $1,166
          in 1996 from affiliates) .........................................       3,121            4,489            1,495
       Proceeds from sale of notes receivable ..............................         599           16,985               --
       Notes receivable funded .............................................        (594)          (8,716)            (250)
       Proceeds from sale of real estate ...................................      51,602           38,169            7,718
       Contributions from minority interest holders ........................          --            9,799            2,571
       Distributions from equity investees activities ......................      14,429               --               --
       Acquisitions of real estate .........................................    (106,884)        (123,074)         (41,636)
       Real estate improvements ............................................      (4,070)         (10,993)          (2,862)
       Pizza parlor equipment purchased ....................................        (166)          (2,695)          (2,942)
       Earnest money deposits ..............................................        (577)          (6,221)             577
       Investment in real estate investees .................................      (6,116)          (1,331)         (15,471)
                                                                              ----------       ----------       ----------

          Net cash (used in) investing activities ..........................     (48,656)         (83,588)         (50,800)

Cash Flows From Financing Activities
       Proceeds from notes payable .........................................     237,895          161,103           86,490
       Margin borrowings (payments), net ...................................     (21,908)           8,914            2,981
       Proceeds from issuance of Preferred Stock ...........................          --               --              400
       Payments on notes payable ...........................................    (120,394)         (81,639)         (30,003)
       Deferred borrowing costs ............................................     (10,156)          (5,174)          (5,028)
       Net advances (payments) to/from affiliates ..........................      (2,913)          23,274           (4,979)
       Redemption of Preferred Stock .......................................      (1,668)              --               --
       Sale of Common Stock under dividend reinvestment plan ...............         224               --               --
       Dividends ...........................................................      (3,260)          (2,150)          (1,617)
                                                                              ----------       ----------       ----------

       Net cash provided by financing activities ...........................      77,820          104,328           48,244
                                                                              ----------       ----------       ----------

The accompanying notes are an integral part of these Consolidated Financial Statements.

                          AMERICAN REALTY TRUST, INC.
               CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued

                                                                                   For The Years Ended December 31,
                                                                            ------------------------------------------
                                                                               1998            1997            1996
                                                                            ----------      ----------      ----------
                                                                                             (dollars in thousands)

Net increase in cash and cash equivalents ................................  $    6,176      $    2,691      $    1,602
Cash and cash equivalents, beginning of year .............................       5,347           2,656           1,054
                                                                            ----------      ----------      ----------

Cash and cash equivalents, end of year ...................................  $   11,523      $    5,347      $    2,656
                                                                            ==========      ==========      ==========


Reconciliation of net (loss) to net cash provided by (used in)
       operating activities
Net (loss) ...............................................................  $  (22,805)     $   (2,428)     $   (5,554)
Adjustments to reconcile net (loss) to net cash provided by (used in)
       operating activities
          Extraordinary gain .............................................          --              --            (381)
          Gain on sale of real estate ....................................     (17,254)        (20,296)         (3,659)
          Depreciation and amortization ..................................       6,990           3,542           2,367
          Amortization of deferred borrowing costs .......................       8,916           4,042           2,692
          Provision for loss .............................................       3,916              --              --
          Litigation settlement ..........................................      13,076              --              --
          Equity in (income) losses of investees .........................     (37,966)        (10,497)         (1,485)
          Distributions from equity investees' operating activities ......      10,274           5,689           9,054
          Increase (decrease) in marketable equity securities ............      (3,306)         (4,559)            944
          (Increase) decrease in accrued interest receivable .............      (2,269)             66            (117)
          (Increase) decrease in other assets ............................      20,201             634          (4,103)
          Increase in accrued interest payable ...........................       2,537           1,019           1,417
          Increase in accounts payable and other liabilities .............      (5,716)          4,978           2,908
          Other ..........................................................         418            (239)             75
                                                                            ----------      ----------      ----------

             Net cash provided by (used in) operating activities .........  $  (22,988)     $  (18,049)     $    4,158
                                                                            ==========      ==========      ==========






The accompanying notes are an integral part of these Consolidated Financial Statements.

                          AMERICAN REALTY TRUST, INC.
               CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued

                                                                                      For The Years Ended December 31,
                                                                               -------------------------------------------
                                                                                  1998            1997             1996
                                                                               ----------      ----------      -----------
                                                                                            (dollars in thousands)
Schedule of noncash investing and financing activities
       Notes payable from acquisition of  real estate .......................  $   45,632       $   44,151      $    9,099
       Stock dividends on Series C Preferred Stock ..........................          --               82              31
       Issuance of Series G Preferred Stock .................................         100               --              --
       Series F Preferred Stock issued for real estate ......................       2,100           20,000              --
       Dividend obligation on conversion of Series F Preferred Stock ........         134               --              --
       Current value of property obtained through foreclosure of note
          receivable ........................................................      20,985           20,226              --
       Note receivable cancelled on acquisition of property .................       1,300            2,737              --
       Issurance of partnership units .......................................      24,474               --              --
       Note payable assumed on property obtained through foreclosure ........          --           11,867              --
       Carrying value of real estate exchanged ..............................          --            7,882              --
       Notes payable from acquisition of minority interest in subsidiary ....          --            5,000              --
       Conversion of Series B Preferred Stock into
          Common Stock ......................................................          45               --              --

Consolidation of National Realty, L P
       Carrying value of notes receivable ...................................      52,168               --              --
       Carrying value of real estate ........................................     228,042               --              --
       Carrying value of investment in equity investee eliminated ...........      41,182               --              --
       Carrying value of other assets .......................................      32,571               --              --
       Carrying value of minority interest ..................................      15,600               --              --
       Carrying value of the Company Common
          Stock eliminated ..................................................         269               --              --
       Carrying value of notes and interest payable .........................     295,743               --              --
       Carrying value of accounts payable and other liabilities .............         751               --              --

Acquisition of IGI properties
       Carrying value of real estate ........................................      51,820               --              --
       Issuance of partnership units ........................................       6,568               --              --
       Carrying value of other assets .......................................      (1,122)              --              --
       Carrying value of notes payable and other liabilities ................      43,713               --              --
       Investment in partnerships ...........................................       1,980               --              --

Acquisition of Pizza World Supreme, Inc
       Carrying value of intangible .........................................          --               --           9,768
       Carrying value of pizza parlor equipment .............................          --               --              --
       Carrying value of note receivable retired ............................          --               --          10,286
       Carrying value of accounts payable and other liabilities .............          --               --           2,834



The accompanying notes are an integral part of these Consolidated Financial Statements.

                           AMERICAN REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The accompanying Consolidated Financial Statements of American Realty Trust, Inc. and consolidated entities (the "Company") have been prepared in conformity with generally accepted accounting principles, the most significant of which are described in NOTE 1. "SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES." These, along with the remainder of the Notes to Consolidated Financial Statements, are an integral part of the Consolidated Financial Statements. The data presented in the Notes to Consolidated Financial Statements are as of December 31 of each year and for the year then ended, unless otherwise indicated. Dollar amounts in tables are in thousands, except per share amounts.

     Certain balances for 1996 and 1997 have been reclassified to conform to the 1998 presentation. Shares and per share data have been restated for a 2 for 1 forward Common Stock split effected February 17, 1997.

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and company business. American Realty Trust, Inc. ("ART"), a Georgia corporation, is successor to a District of Columbia business trust, that primarily invests in real estate and real estate-related entities and purchases and originates mortgage loans.

     Basis of consolidation. The Consolidated Financial Statements include the accounts of ART, and all controlled subsidiaries and partnerships other than National Realty, L.P. ("NRLP") prior to December 31, 1998. The Company used the equity method to account for its investment in NRLP prior to December 31, 1998. See NOTE 2. "SYNTEK ASSET MANAGEMENT, L.P." All significant intercompany transactions and balances have been eliminated.

     Accounting estimates. In the preparation of the Company's Consolidated Financial Statements in conformity with generally accepted accounting principles it was necessary for management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expense for the year then ended. Actual results could differ from these estimates.

     Interest recognition on notes receivable. It is the Company's policy to cease recognizing interest income on notes receivable that have been delinquent for 60 days or more. In addition, accrued but unpaid interest income is only recognized to the extent that the net realizable value of the underlying collateral exceeds the carrying value of the receivable.

     Allowance for estimated losses. Valuation allowances are provided for estimated losses on notes receivable considered to be impaired. Impairment is considered to exist when it is probable that all amounts due under the terms of the note will not be collected. Valuation allowances are provided for estimated losses on notes receivable to the extent that the Company's investment in the note exceeds management's estimate of fair value of the collateral securing such note.

     Real estate held for investment and depreciation. Real estate held for investment is carried at cost. Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") requires that a property be considered impaired, if the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the property. If impairment exists, an impairment loss is recognized by a charge against earnings, equal to the amount by which the carrying amount of the property exceeds the fair value of the property. If impairment of a property is recognized, the carrying amount of the property is reduced by the amount of the impairment, and a new cost for the property is established. Such new cost is depreciated over the property's remaining useful life. Depreciation is provided by the straight- line method over estimated useful lives, which range from 10 to 40 years.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

     Real estate held for sale. Foreclosed real estate is initially recorded at new cost, defined as the lower of original cost or fair value minus estimated costs of sale. SFAS No. 121 also requires that properties held for sale be reported at the lower of carrying amount or fair value less costs of sale. If a reduction in a held for sale property's carrying amount to fair value less costs of sale is required, a provision for loss shall be recognized by a charge against earnings. Subsequent revisions, either upward or downward, to a held for sale property's estimated fair value less costs of sale is recorded as an adjustment to the property's carrying amount, but not in excess of the property's carrying amount when originally classified as held for sale. A corresponding charge against or credit to earnings is recognized. Properties held for sale are not depreciated.

     Investments in equity investees. Because the Company may be considered to have the ability to exercise significant influence over the operating and investment policies of certain of its investees, they are accounted for by the equity method. Under the equity method, the Company's initial investment, recorded at cost, is increased by its proportionate share of the investee's operating income and any additional investment and decreased by the Company's proportionate share of the investee's operating losses and distributions received.

     Present value premiums/discounts. The Company provides for present value premiums and discounts on notes receivable or payable that have interest rates that differ substantially from prevailing market rates and amortizes such premiums and discounts by the interest method over the lives of the related notes. The factors considered in determining a market rate for notes receivable include the borrower's credit standing, nature of the collateral and payment terms of the note.

     Revenue recognition on the sale of real estate. Sales of real estate are recognized when and to the extent permitted by Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate" ("SFAS No. 66"). Until the requirements of SFAS No. 66 for full profit recognition have been met, transactions are accounted for using either the deposit, the installment, the cost recovery, the financing or other method, whichever is appropriate.

     Operating segments. Management has determined that the Company's reportable operating segments are those that are based on the Company's method of internal reporting, which disaggregates its operations by type of real estate.

     Fair value of financial instruments. The Company used the following assumptions in estimating the fair value of its notes receivable, marketable equity securities and notes payable. For performing notes receivable, the fair value was estimated by discounting future cash flows using current interest rates for similar loans. For nonperforming notes receivable the estimated fair value of the Company's interest in the collateral property was used. For marketable equity securities fair value was based on the year end closing market price of each security. For notes payable the fair value was estimated using current rates for mortgages with similar terms and maturities.

     Cash equivalents. For purposes of the Consolidated Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     Loss per share. Loss per share is presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Loss per share is computed based upon the weighted average number of shares of Common Stock outstanding during each year, adjusted for a two for one forward Common Stock split effected February 17, 1997.

NOTE 2.  SYNTEK ASSET MANAGEMENT, L.P.

     The Company owns a 96% limited partner interest in Syntek Asset Management, L.P. ("SAMLP"). Until December 18, 1998, SAMLP was the general partner of National Realty, L.P. ("NRLP") and National Operating, L.P. ("NOLP"), the operating partnership of NRLP, (collectively the "Partnership"). Gene E. Phillips, a Director and Chairman of the

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Board of the Company until November 16, 1992, is also a general partner of SAMLP. As of December 31, 1998, the Company owned approximately 55.0% of the outstanding limited partner units of NRLP.

     NRLP, SAMLP and Mr. Phillips were among the defendants in a class action lawsuit arising from the formation of NRLP. An agreement settling such lawsuit (the "Settlement Agreement") for the above named defendants became effective on July 5, 1990. The Settlement Agreement provided for, among other things, the appointment of an NRLP oversight committee and the establishment of specified annually increasing targets for five years relating to the price of NRLP's units of limited partner interest.

     The Settlement Agreement provided for the resignation and replacement of SAMLP as general partner if the unit price targets were not met for two consecutive anniversary dates. NRLP did not meet the unit price targets for the first and second anniversary dates. On July 8, 1992, SAMLP notified the NRLP oversight committee of the failure of NRLP to meet the unit price targets for two successive years and that it expected to resign as general partner of NRLP and NOLP.

     The Settlement Agreement provided that the withdrawal of SAMLP as general partner would require NRLP to purchase SAMLP's general partner interest (the "Redeemable General Partner Interest") at its then fair value, and to pay certain fees and other compensation as provided in the NRLP partnership agreement. Syntek Asset Management, Inc. ("SAMI"), the managing general partner of SAMLP, calculated the fair value of such Redeemable General Partner Interest to be $49.6 million at December 31, 1997, before reduction for the principal balance ($4.2 million at December 31, 1997) and accrued interest ($7.2 million at December 31, 1997) on the note receivable from SAMLP for its original capital contribution to the partnership.

     On July 15, 1998, NRLP, SAMLP and the NRLP oversight committee executed an Agreement for Cash Distribution and Election of Successor General Partner (the "Cash Distribution Agreement") which provides for the nomination of an entity affiliated with SAMLP to be the successor general partner of NRLP, for the distribution of $11.4 million to the plaintiff class members and for the resolution of all related matters under the Settlement Agreement. The Cash Distribution Agreement was submitted to the Court on July 23, 1998. On August 4, 1998, the Court entered an order granting preliminary approval of the Cash Distribution Agreement. On September 9, 1998, a notice was mailed to the plaintiff class members describing the Cash Distribution Agreement. On October 16, 1998, a hearing was held to consider any objections to the Cash Distribution Agreement. On October 23, 1998, the Court entered an order granting final approval of the Cash Distribution Agreement. The Court also entered orders requiring NRLP to pay $404,000 in attorney's fees to Joseph B. Moorman's legal counsel, $30,000 to Joseph B. Moorman and $404,000 in attorney's fees to Robert
A. McNeil's legal counsel.

     Pursuant to the order, $11.4 million was deposited by NRLP into an escrow account and then transferred to the control of an independent settlement administrator. The distribution of the cash shall be made to the plaintiff class members pro rata based upon the number of units originally issued to each plaintiff class member upon the formation of NRLP in 1987. The distribution of cash is under the control of the independent settlement administrator. On March 10, 1999, the Court entered an order providing for the initial distribution of the cash not later than March 31, 1999.

     The proposal to elect NRLP Management Corp. ("NMC"), a wholly-owned subsidiary of the Company, as the successor general partner was submitted to the unitholders of NRLP for a vote at a special meeting of unitholders held on December 18, 1998. All units of NRLP owned by the Company and affiliates of SAMLP (approximately 61.5% of the outstanding units of NRLP as of the November 27, 1998 record date) were voted pro rata with the vote of the other limited partners. NMC was elected by a majority of the NRLP unitholders. The Settlement Agreement remained in effect until December 18, 1998, when SAMLP resigned as general partner and NMC was elected successor general partner and took office.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

     Under the Cash Distribution Agreement, SAMLP waived its right under the Settlement Agreement to receive any payment from NRLP for its Redeemable General Partner Interest and fees it was entitled to receive upon the election of a successor general partner. As of December 31, 1997, the Redeemable General Partner Interest was calculated to be

$49.6 million. In addition, pursuant to the Cash Distribution Agreement, the NRLP partnership agreement was amended to provide that, upon voluntary resignation of the general partner, the resigning general partner shall not be entitled to the repurchase of its general partner interest under Paragraph 17.9 of the NRLP partnership agreement.

     Under the Cash Distribution Agreement, NMC assumed liability for SAMLP's note for its original capital contribution to NRLP. In addition, NMC assumed liability for the note which requires the repayment of the $11.4 million paid by NRLP under the Cash Distribution Agreement, plus the $808,000 in court ordered attorney's fees and $30,000 paid to Joseph B. Moorman. This note requires repayment over a ten-year period, bears interest at a variable rate, currently 7.0% per annum, and is guaranteed by the Company, the parent of NMC. The liability assumed under the Cash Distribution Agreement was expensed as a "litigation settlement" in the accompanying Consolidated Statement of Operations.

     As of December 31, 1998, the Company discontinued accounting for its investment in the Partnership under the equity method upon the election of NMC as general partner of the Partnership and the settlement of the class action lawsuit. The Company began consolidation of the Partnership's accounts at that date and its operations subsequent to that date. The consolidation of the accounts of the Company with those of the Partnership (after intercompany eliminations) resulted in an increase in the Partnership's net real estate of $60.6 million. This amount was allocated to the individual real estate assets based on their relative individual fair market value.

     The Partnership's operating results for 1998 were as follows:


Revenues..................................................      $113,834

Property operating expenses...............................        75,699
Interest .................................................        26,722
Depreciation..............................................         9,691
General and administrative expenses.......................         6,820
                                                                --------
                                                                 118,932
                                                                --------

(Loss) from operations....................................        (5,098)
Gain on sales of real estate..............................        52,589
                                                                --------

Net income................................................      $ 47,491
                                                                ========

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 3.  NOTES AND INTEREST RECEIVABLE


                                                        1998                          1997
                                                 -------------------          --------------------
                                                Estimated                     Estimated
                                                  Fair         Book             Fair       Book
                                                  Value        Value            Value      Value
                                                --------     ---------        ---------  ---------
Notes Receivable
  Performing (including $594 in 1998 and
     $1,307 in 1997 from affiliates).......     $ 44,488     $  45,310        $   9,217  $   9,340
Nonperforming..............................        9,200         9,200           26,344     23,212
                                                --------     ---------        ---------  ---------

                                                $ 53,688        54,510        $  35,561     32,552
                                                ========                      =========

Interest receivable........................                      2,648                         380
Unamortized premiums/(discounts)...........                        (72)                       (124)
Deferred gains.............................                     (2,456)                     (4,884)
                                                             ---------                   ---------

                                                             $  54,630                   $  27,924
                                                             =========                   =========


     The Company recognizes interest income on nonperforming notes receivable on a cash basis. For the years 1998, 1997 and 1996 unrecognized interest income on such nonperforming notes receivable totaled $716,000, $2.2 million and $1.6 million, respectively.

     Notes receivable at December 31, 1998, mature from 1999 to 2009 with interest rates ranging from 7.2% to 18.0% per annum and a weighted average rate of 11.9% per annum. Notes receivable are generally collateralized by real estate or interests in real estate and personal guarantees of the borrower. A majority of the notes receivable provide for interest to be paid at maturity. Scheduled principal maturities of $37.0 million are due in 1999 of which $3.2 million is due on nonperforming notes receivable.

     In December 1997, the Company sold its Pin Oak land, a 567.6 acre parcel of unimproved land in Houston, Texas, for $11.4 million, receiving net cash of $3.5 million and providing $6.9 million in short-term purchase money financing. The purchase money financing was collected in full in January 1998, the Company receiving net cash of $1.5 million after paying off $5.2 million in underlying mortgage debt and the payment of various closing costs.

     In December 1997, the Company sold a 25.1 acre tract of its Valley Ranch land parcel, for $3.3 million, receiving net cash of $2.2 million and providing $891,000 of short-term purchase money financing. The Company received a $624,000 paydown on the purchase money financing in January 1998 with the remaining $267,000 being received in February 1998.

     In June 1992, the Company sold the Continental Hotel and Casino in Las Vegas, Nevada for, among other consideration, a $22.0 million wraparound mortgage note. The Company recorded a deferred gain of $4.6 million on the sale resulting from a disputed third lien mortgage being subordinated to the Company's wraparound mortgage note. In March 1997, the wraparound note was modified and extended in exchange for the borrower's commitment to invest

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

$2.0 million in improvements to the hotel and casino within four months of March 1997, and an additional $2.0 million prior to December 1997. The borrower stopped making the payments required by the note in April 1997, and did not make the required improvements. In December 1997, the borrower filed for bankruptcy protection. In February 1998, a hearing was held to allow foreclosure of the hotel and casino. At the hearing, the bankruptcy court allowed the borrower 90 days to submit a reorganization plan and beginning March 2, 1998 required the borrower to make monthly payments of $175,000. The Company received only the first such payment. The wraparound mortgage note had a principal balance of $22.7 million at March 31, 1998. In April 1998, the bankruptcy court allowed the foreclosure of the hotel and casino. No loss was incurred on foreclosure as the fair market value of the property exceeded the carrying value of the mortgage note. The property is included in real estate held for investment in the accompanying Consolidated Balance Sheet.

     As of December 31, 1998, the Company sold to Basic Capital Management, Inc. ("BCM"), the Company's advisor, three matured mortgage notes at their carrying value of $628,000. No gain or loss was recognized on the sale. See NOTE 11. "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

     The borrower on a $1.7 million mortgage note receivable secured by land in Osceola, Florida failed to pay the note on its November 1, 1993 maturity. The Company instituted foreclosure proceedings and was awarded summary judgment in January 1994. In April 1995, the borrower filed for bankruptcy protection. In August 1996, the bankruptcy court's stay was lifted allowing foreclosure to proceed. In February 1997, the Company sold its mortgage note receivable for $1.8 million in cash. A gain of $171,000 was recognized on the sale.

     In September 1997, the Company sold its $16.3 million wraparound mortgage note receivable secured by the Las Vegas Plaza Shopping Center in Las Vegas, Nevada, for $15.0 million. The Company received net cash of $5.5 million after paying off $9.2 million in underlying debt. No loss was incurred on the sale in excess of the reserve previously established.

     In September 1997, the Company foreclosed on its $8.9 million junior mortgage note receivable secured by the Williamsburg Hospitality House in Williamsburg, Virginia. The Company obtained the property through foreclosure subject to the first mortgage of $12.0 million. No loss was incurred on foreclosure as the fair value of the property exceeded the carrying value of the Company's mortgage note receivable and assumed mortgage debt. The property is included in real estate held for investment in the accompanying Consolidated Balance Sheet.

NOTE 4. ALLOWANCE FOR ESTIMATED LOSSES

     Activity in the allowance for estimated losses on notes and interest receivable was as follows:



                                     1998         1997         1996
                                    -------      -------      -------
Balance January 1, ............     $ 2,398      $ 3,926      $ 7,254
     Partnership allowance ....       1,910           --           --
     Amounts charged off ......          --       (1,528)          --
     Writedown of property ....      (1,731)          --       (3,328)
                                    -------      -------      -------

Balance December 31, ..........     $ 2,577      $ 2,398      $ 3,926
                                    =======      =======      =======

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE 5.  REAL ESTATE

     In January 1998, in separate transactions, the Company purchased (1) El Dorado Parkway land, a 8.5 acre parcel of unimproved land in Collin County, Texas, for $952,000, consisting of $307,000 in cash, assumption of the existing mortgage of $164,000 which bears interest at 10% per annum, requires semi-annual payments of principal and interest of $18,000 and matures in May 2005 and seller financing of the remaining $481,000 of the purchase price which bears interest at 8% per annum, requires semi-annual payments of principal and interest of $67,000 and matures in January 2000; (2) Valley Ranch IV land, a 12.3 acre parcel of unimproved land in Irving, Texas, for $2.0 million, consisting of $500,000 in cash and seller financing of the remaining $1.5 million of the purchase price which bears interest at 10% per annum, requires quarterly payments of interest only and matures in December 2000; and, (3) JHL Connell land, a 7.7 acre parcel of unimproved land in Carrollton, Texas, for $1.3 million in cash.

     In February 1998, in separate transactions, the Company purchased (1) Scoggins land, a 314.5 acre parcel of unimproved land in Tarrant County, Texas, for $3.0 million, consisting of $1.5 million in cash and mortgage financing of $1.5 million which bore interest at 14% per annum, required quarterly payments of interest only and matured in February 1999; and, (2) Bonneau land, a 8.4 acre parcel of unimproved land in Dallas County, Texas, for $1.0 million in mortgage financing which bore interest at 18.5% per annum with principal and interest due at maturity in February 1999. The Scoggins land was refinanced in May 1998 and the Bonneau land was refinanced in March 1999.

     In November 1994, the Company and an affiliate of BCM, sold five apartments with a total of 880 units to a newly formed limited partnership in exchange for $3.2 million in cash, a 27% limited partner interest and two mortgage notes receivable, secured by one of the properties. The Company had the option to reacquire the properties at any time after September 1997 for their original sales prices. Accordingly, a deferred gain of $5.6 million was offset against the Company's investment in the partnership. In February 1998, three of the properties, one of which secured the two notes receivable, were reacquired, for $7.7 million. The Company paid $4.0 million in cash and assumed the existing mortgages of $3.7 million. Simultaneously, the Company refinanced the three properties for a total of $7.8 million, receiving net cash of $3.9 million after paying off $3.7 million in mortgage debt and the payment of various costs. The new mortgage bears interest at 9.5% per annum, require monthly principal and interest payments totaling $66,000 and mature in February 2008. In June 1998, the remaining two properties were reacquired for $8.6 million. The Company paid $2.1 million in cash and assumed the existing mortgages totaling $6.5 million. The mortgages bear interest at 8.73% per annum, require monthly principal and interest payments totaling $49,000 and mature in January 2019.

     In March 1998, the Company purchased Desert Wells land, a 420 acre parcel of unimproved land in Palm Desert, California, for $12.0 million. The Company paid $400,000 in cash, obtained mortgage financing of $10.0 million and obtained seller financing of the remaining $1.6 million of the purchase price. The mortgage bore interest at the prime rate plus 4.5%, currently 12.25% per annum, required monthly payments of interest only and matured in March 1999. The lender has agreed to an extension of its matured mortgage to March 2000. All other terms would remain unchanged. The seller financing bore interest at 10% per annum, required monthly payments of interest only and matured in July 1998. The debt was paid in full at maturity.

     In April 1998, the Company purchased Yorktown land, a 325.8 acre parcel of unimproved land in Harris County, Texas, for $7.4 million. The Company paid $3.0 million in cash and obtained seller financing of the remaining $4.4 million of the purchase price. The seller financing bore interest at 8.5% per annum, required monthly interest only payments and matured in February 1999. The Company has received a written commitment from a lender to refinance the matured mortgage in the approximate amount of $5.0 million. The new mortgage is scheduled to close on or about April 15, 1999.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

     Also in April 1998, the Company sold a 77.7 acre tract of its Lewisville land parcel for $6.8 million, receiving net cash of $153,000 after paying off first and second lien mortgages totaling $5.9 million and the payment of various closing costs. A gain of $1.9 million was recognized on the sale.

     In May 1998, but effective April 1, 1998, the Company purchased, in a single transaction, twenty-nine apartments with a total of 2,441 units (collectively the "IGI properties") in Florida and Georgia for $56.1 million. The properties were acquired through three newly-formed controlled limited partnerships. The partnerships paid a total of $6.1 million in cash, assumed $43.4 million in mortgage debt and issued a total of $6.6 million in Class A limited partner units in the acquiring partnerships, which have the Company as the Class B Limited Partner and a wholly-owned subsidiary of the Company as the Managing General Partner. The Class A limited partners were entitled to a preferred return of $.08 per unit in 1998 and are entitled to an annual preferred return of $.09 per unit in 1999 and $.10 per unit in 2000 and thereafter. The Class A units are exchangeable after April 1, 1999 into shares of Series F Preferred Stock on the basis of ten Class A units for each preferred share. The assumed mortgages bear interest at rates ranging from 7.86% and 11.22% per annum, require monthly principal and interest payments totaling $384,000 and mature between June 1, 2000 and September 2017. See NOTE 13. "PREFERRED STOCK."

     Also in May 1998, the Company purchased the FRWM Cummings land, a 6.4 acre parcel of unimproved land in Farmers Branch, Texas, for $1.2 million in cash.

     Further in May 1998, in separate transactions, the Company sold (1) a 21.3 acre tract of the Parkfield land parcel, for $1.3 million, receiving no net cash after paying down by $1.1 million the mortgage secured by such land parcel and the payment of various costs and, (2) a 15.4 acre tract of the Valley Ranch land parcel, for $1.2 million, receiving no net cash after paying down by $1.1 million the mortgage secured by such land parcel and the payment of various closing costs. A gain of $670,000 was recognized on the Parkfield sale and a gain of $663,000 was recognized on the Valley Ranch sale.

     In June 1998, in separate transactions, the Company sold (1) a 21.6 acre tract of the Chase Oaks land parcel, for $3.3 million, receiving net cash of $418,000 after paying down by $2.0 million the mortgage secured by such land parcel and the payment of various closing costs; (2) a 150.0 acre tract of the Rasor land parcel, for $6.8 million, receiving net cash of $1.4 million after paying down by $5.3 million the mortgage secured by such land parcel and the payment of various closing costs; and, (3) the entire 315.2 acre Palm Desert land parcel, for $17.2 million, receiving net cash of $8.6 million after paying off $7.2 million in mortgage debt and the payment of various closing costs. A gain of $848,000 was recognized on the Chase Oaks sale, a gain of $789,000 was recognized on the Rasor sale and a gain of $3.9 million was recognized on the Palm Desert sale.

     In July 1998, in separate transactions, the Company purchased (1) the Thompson II land, a 3.5 acre parcel of unimproved land in Dallas County, Texas, for $471,000 in cash; and (2) the Walker land, a 132.6 acre parcel of unimproved land in Dallas County, Texas, for $12.6 million in cash.

     Also in July 1998, the Company purchased the Katrina land, a 454.8 acre parcel of undeveloped land in Palm Desert, California, for $38.2 million. The purchase was made by a newly formed controlled partnership of which a wholly-owned subsidiary of the Company is the general partner and Class B limited partner. The partnership issued $23.2 million Class A limited partnership units and obtained mortgage financing of $15.0 million. The mortgage bears interest at 15.5% per annum, requires monthly payments of interest only and matures in July 1999. The Class A limited partners were entitled to an annual preferred return of $.07 per unit in 1998, and are entitled to an annual preferred return of $.08 per unit in 1999, $.09 per unit in 2000 and $.10 per unit in 2001 and thereafter. The Class A units may be converted into a total of 231,750 shares of Series H Cumulative Convertible Preferred Stock after July 13, 1999, on the basis of 100 Class A units for each preferred share. See NOTE 13. "PREFERRED STOCK."

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


     In July 1998, the Company sold a 2.5 acre tract of its Las Colinas I land parcel, for $1.6 million, receiving net cash of $605,000 after paying down by $750,000 the Las Colinas I term loan secured by such land parcel and the payment of various closing costs. A gain of $869,000 was recognized on the sale.

     In September 1998, a newly formed controlled limited partnership, in which the Company has a combined 95% general and limited partner interest, purchased Messick land, a 72.0 acre parcel of unimproved land in Palm Springs, California, for $3.5 million, paying $1.0 million in cash and obtaining seller financing of the remaining $2.5 million of the purchase price. The seller financing bears interest at 8.5% per annum, requires quarterly payments of interest only, principal payments of $300,000 in July 1999 and July 2000, and matures in August 2001.

     Also in September 1998, in separate transactions, the Company sold (1) a
60.0 acre tract of the Parkfield land parcel, for $1.5 million, receiving no net cash after paying down by $1.4 million the mortgage secured by such land parcel and the payment of various closing costs; (2) the remaining 10.5 acres of the BP Las Colinas land parcel for $4.7 million, receiving net cash of $1.8 million after paying off the $2.7 million mortgage secured by such land parcel and the payment of various closing costs; (3) the entire 30.0 acre Kamperman land parcel for $2.4 million, receiving net cash of $584,000 after paying down by $1.6 million the Las Colinas I term loan secured by such parcel and the payment of various closing costs; and (4) a 1.1 acre tract of the Santa Clarita land parcel for $543,000, receiving net cash of $146,000 after paying down by $350,000 the Las Colinas I term loan secured by such land parcel and the payment of various closing costs. A gain of $44,000 was recognized on the Parkfield sale, a gain of $3.4 million was recognized on the BP Las Colinas sale, a gain of $969,000 was recognized on the Kamperman sale and a gain of $409,000 was recognized on the Santa Clarita sale.

     Further in September 1998, in separate transactions, the Company purchased
(1) the HSM land, a 6.2 acre parcel of unimproved land in Farmers Branch, Texas, for $2.2 million in cash; (2) the Vista Ridge land, a 160.0 acre parcel of unimproved land in Lewisville, Texas, for $15.6 million, consisting of $3.1 million in cash and mortgage financing of $12.5 million which bears interest at 15.5% per annum, requires monthly interest only payments at a rate of 12.5% per annum, with the deferred interest and principal due at maturity in July 1999; and (3) the Marine Creek land, a 54.2 acre parcel of unimproved land in Fort Worth, Texas, for $2.2 million in cash.

     In October 1998, in separate transactions, the Company purchased (1) Vista Business Park land, a 41.8 acre parcel of unimproved land in Travis County, Texas, for $3.0 million, consisting of $730,000 in cash and mortgage financing of $2.3 million which bears interest at 8.9% per annum, requires monthly payments of interest only and matures in September 2000; (2) Mendoza land, a .35 acre parcel of unimproved land in Dallas, Texas, for $180,000, consisting of $27,000 in cash and seller financing of the remaining $153,000 of the purchase price which bears interest at 10% per annum, requires quarterly payments of interest only and matures in October 2001; (3) Croslin land, a .8 acre parcel of unimproved land in Dallas, Texas, for $306,000, consisting of $46,000 in cash and seller financing of the remaining $260,000 of the purchase price which bears interest at 10% per annum, requires quarterly payments of interest only and matures in October 2001; and (4) Stone Meadows land, a 13.5 acre parcel of unimproved land in Houston, Texas, for $1.6 million, consisting of $491,000 in cash and seller financing of the remaining $1.1 million of the purchase price, which bears interest at 10% per annum, requires quarterly principal and interest payments of $100,000 and matures in October 1999.

     In November 1998, the Company purchased Mason/Goodrich land, a 265.5 acre parcel of unimproved land in Houston, Texas, for $10.9 million, consisting of $3.7 million in cash and mortgage financing of $7.2 million. The mortgage bore interest at 8.9% per annum, required monthly interest only payments and matured in February 1999. The lender has agreed to extend its matured mortgage to September 1999, for a $500,000 principal paydown. All other terms would remain unchanged.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

     In November 1998, the Company purchased two apartments with a total of 423 units in Indianapolis, Indiana for $7.2 million. The properties were acquired through a newly-formed controlled partnership. The partnership paid a total of $14,000 in cash, assumed $5.9 million in mortgage debt and issued $1.3 million in Class A limited partner units in the acquiring partnership, in which the Company is the Class B limited partner and a wholly-owned subsidiary of the Company is the Managing General Partner. The Class A limited partners are entitled to a preferred return of $.07 per annum per unit. The Class A units are exchangeable after November 18, 1999, into shares of Series F Cumulative Convertible Preferred Stock on the basis of ten units for each preferred share. The assumed mortgages bear interest at 9.95% per annum and 10.75% per annum, one requires monthly payments of interest and principal of $25,000 and matures October 2012 and the other requires monthly interest only payments and matures in June 1999.

     In December 1998, in separate transactions, the Company purchased (1) Plano Parkway land, a 81.2 acre parcel of unimproved land in Plano, Texas, for $11.0 million, consisting of $2.2 million in cash and seller financing of the remaining $8.9 million of the purchase price, which bore interest at 10% per annum and required the payment of principal and interest at maturity in January 1999; and, (2) Van Cattle land, a 126.6 acre parcel of unimproved land in McKinney, Texas, for $2.0 million, consisting of $500,000 in cash and seller financing of the remaining $1.5 million of the purchase price, which bears interest at 10% per annum, requires interest only payments and matures in December 2000.

     Also in December 1998, the Company sold two tracts totaling 63.1 acres of the Valley Ranch land parcel for a total of $4.2 million, receiving net cash of $135,000 after paying down by $3.0 million the mortgage secured by such land parcel and the payment of various closing costs. No gain or loss was recognized on the sales.

     At December 31, 1997, the Company had under construction One Hickory Center, a 102,615 sq. ft office building in Farmers Branch, Texas. Construction was completed in December 1998, at cost of $7.8 million.

     In the third and fourth quarters of 1998, provisions for loss of $3.0 million and $916,000, respectively, were recorded to write down the Valley Ranch land to its estimated realizable value less estimated costs of sale. Such write down was necessitated by an increase in the acreage designated as flood plain.

     In September 1997, the Company purchased the Collection, a 267,812 sq. ft. retail and commercial center in Denver, Colorado, for $19.5 million. The Company paid $791,000 in cash, assumed existing mortgages totaling $14.7 million and issued 400,000 shares of Series F Cumulative Convertible Preferred Stock. See
NOTE 13. "PREFERRED STOCK." A first mortgage in the amount of $14.2 million bears interest at 8.64% per annum, requires monthly principal and interest payments of $116,000 and matures in May 2017. A second lien mortgage in the amount of $580,000 bears interest at 7% per annum until April 2001, 7.5% per annum from May 2001 to April 2006, and 8% per annum from May 2006 to May 2010, requires monthly principal and interest payments of $3,000 and matures in May 2010.

     In October 1997, the Company contributed its Pioneer Crossing land in Austin, Texas, to a limited partnership in exchange for $3.4 million in cash, a 1% managing general partner interest in the partnership, all of the Class B limited partner units in the partnership and the partnership's assumption of the $16.1 million mortgage debt secured by the property. The existing general and limited partners converted their general and limited partner interests into Class A limited partner units in the partnership. The Class A limited partner units have an agreed value of $1.00 per unit and are entitled to a fixed preferred return of 10% per annum, paid quarterly. The Class A units may be converted into a total of 360,000 shares of Series F Cumulative Convertible Preferred Stock at any time prior to the sixth anniversary of the closing, on the basis of one share of Series F Preferred Stock for each ten Class A units. See NOTE 13. "PREFERRED STOCK."

     Also in October 1997, the Company contributed its Denver Merchandise Mart in Denver, Colorado, to a limited partnership in exchange for $6.0 million in cash, a 1% managing general partner interest in the partnership, all of the

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Class B limited partner units in the partnership and the partnership's assumption of the $23.0 million in mortgage debt secured by the property. The existing general and limited partners converted their general and limited partner interests into Class A limited partner units in the partnership. The Class A units have an agreed value of $1.00 per unit and are entitled to a fixed preferred return of 10% per annum, paid quarterly. The Class A units may be converted into a total of 529,000 shares of Series F Cumulative Convertible Preferred Stock at any time prior to the sixth anniversary of the closing, on the basis of one share of Series F Preferred Stock for each ten Class A units. See NOTE 13. "PREFERRED STOCK."

     Further in October 1997, the Company purchased the Piccadilly Inns, four hotels in Fresno, California, with a total of 697 rooms, for $33.0 million. The Company issued 1.6 million shares of its Series F Cumulative Convertible Preferred Stock for $16.0 million of the purchase price and obtained mortgage financing of $19.8 million. See NOTE 13. "PREFERRED STOCK." The Company received net financing proceeds of $2.2 million after the payment of various closing costs. The mortgage bears interest at 8.40% per annum, requires monthly principal and interest payments of $158,000 and matures in November 2012.

     In October 1997, a newly formed controlled partnership, of which the Company is the general partner and Class B limited partner, purchased Vineyards land, a 15.8 acre parcel of unimproved land in Tarrant County, Texas, for $4.5 million. The partnership paid $800,000 in cash, assumed the existing mortgage of $2.5 million and issued the seller $1.1 million of Class A limited partner units in the partnership as additional consideration. The Class A units have an agreed value of $1.00 per unit and are entitled to a fixed preferred return of 10% per annum, paid quarterly. The Class A units may be exchanged for either shares of the Company's Series G Preferred Stock on or after the second anniversary of the closing at the rate of one share of Series G Preferred Stock for each 100 Class A units exchanged, or on or after the third anniversary of the closing, the Class A units may be exchanged for shares of the Company's Common Stock. The assumed mortgage bore interest at 12.95% per annum required quarterly payments of interest only and matured in June 1998. See NOTE 13. "PREFERRED STOCK."

     Also in October 1997, the Company sold a 11.6 acre tract of its Valley Ranch land parcel for $1.2 million. The net cash proceeds of $990,000, after the payment of various closing costs, were deposited in a certificate of deposit for the benefit of the lender, in accordance with the term loan secured by such land parcel. The certificate of deposit was released to the lender in December 1997, in conjunction with the payoff of the loan. A gain of $629,000 was recognized on the sale.

     In November 1997, the Company sold two tracts of its Valley Ranch land, totaling 8 acres, for $577,000. The net cash proceeds of $451,000, after the payment of various closing costs, were deposited in a certificate of deposit for the benefit of the lender, in accordance with the term loan secured by such land parcel. The certificate of deposit was released to the lender in December 1997 in conjunction with the payoff of the loan. A gain of $216,000 was recognized on the sale.

     Also in December 1997, the Company exchanged a 43.0 acre tract of its Valley Ranch land parcel for Preston Square, a 35,508 sq. ft. shopping center in Dallas, Texas. In accordance with the provisions of the term loan securing the Valley Ranch land parcel, the Company paid $2.8 million to the lender in exchange for the lender's release of its collateral interest in such land. Simultaneously, the Company obtained new mortgage financing of $2.5 million secured by the shopping center. The mortgage bears interest at 8.2% per annum, requires monthly payments of interest only and matures in December 1999. The Company recognized no gain or loss on the exchange.

     Also in 1997, the Company purchased 25 parcels of unimproved land; Scout, 546 acres in Tarrant County, Texas; Katy Road, 130.6 acres in Harris County, Texas; McKinney Corners I, 30.4 acres in Collin County, Texas; McKinney Corners II, 173.9 acres in Collin County, Texas; McKinney Corners III, 15.5 acres in Collin County, Texas; Lacy Longhorn, 17.1 acres in Farmers Branch, Texas; Chase Oaks, 60.5 acres in Plano, Texas; Pioneer Crossing, 1,448 acres

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

in Austin, Texas; Kamperman, 129.6 acres in Collin County, Texas; Keller, 811.8 acres in Tarrant County, Texas; McKinney Corners IV, 31.3 acres in Collin County, Texas; Pantex, 182.5 acres in Collin County, Texas; Dowdy/McKinney V,
174.7 acres in Collin County, Texas; Perkins, 645.4 acres in Collin County, Texas; LBJ, 10.4 acres in Dallas County, Texas; Palm Desert, 315.2 acres in Palm Desert, California; Thompson, 4 acres in Dallas County, Texas; Santa Clarita,
20.6 acres in Santa Clarita, California; Tomlin, 9.2 acres in Dallas County, Texas; Rasor, 378.2 acres in Plano, Texas; Dalho, 3.4 acres in Farmers Branch, Texas; Hollywood Casino, 51.7 acres in Farmers Branch, Texas; Valley Ranch III,
12.5 acres in Irving, Texas; and, Stagliano, 3.2 acres in Farmers Branch, Texas. The Company paid a total of $44.4 million in cash and either obtained mortgage financing or assumed existing mortgage debt for the remaining $77.2 million of the purchase prices. In conjunction with the Rasor purchase, the Company transferred its Perkins land to the seller as part of the purchase price.

     In September 1997, the Company sold the Mopac Building, a 400,000 sq. ft. office building, in St. Louis, Missouri, for $1.0 million, receiving net cash of $1.0 million after the payment of various closing costs. In accordance with the provisions of the Las Colinas I term loan, the Company applied $350,000 of the net cash received to paydown the term loan in exchange for the lender's release of its collateral interest in the property. A gain of $481,000 was recognized on the sale.

     In December 1997, the Company sold Park Plaza, a 105,507 sq. ft. shopping center in Manitowoc, Wisconsin, for $4.9 million, receiving net cash of $1.6 million, after paying off $3.1 million in mortgage debt and the payment of various closing costs. A gain of $105,000 was recognized on the sale.

     Also in 1997, the Company sold all or portions of six land parcels; 12.6 acres of Las Colinas I in Irving, Texas; 40.2 acres of BP Las Colinas in Las Colinas, Texas; 73.8 acres of Valley Ranch in Irving, Texas; 86.5 acres of Rasor in Plano, Texas; 32.0 acres of Parkfield in Denver, Colorado; and 567.6 acres of Pin Oak in Houston, Texas. The Company received $14.2 million in net cash after paying off $15.7 million in mortgage debt and the payment of various closing costs. Gains totaling $16.5 million were recognized on the sales.

     In 1991, the Company purchased all of the capital stock of a corporation which owned 198 developed residential lots in Fort Worth, Texas. Through December 31, 1998, 197 of the residential lots had been sold.

NOTE 6.  INVESTMENTS IN EQUITY INVESTEES

     The Company's investment in equity investees at December 31, 1998, included
(1) equity securities of three publicly traded real estate investment trusts, Continental Mortgage and Equity Trust ("CMET"), Income Opportunity Realty Investors, Inc. ("IORI") and Transcontinental Realty Investors, Inc. ("TCI") (collectively the "REITs"); and (2) interests in real estate joint venture partnerships. BCM, the Company's advisor, serves as advisor to the REITs, and performs certain administrative and management functions for NRLP and NOLP on behalf of NMC. See NOTE 2. "SYNTEK ASSET MANAGEMENT, L.P."

     The Company accounts for its investment in the REITs, the joint venture partnerships and accounted for its investment in NRLP and NOLP prior to December 31, 1998, using the equity method as more fully described in NOTE 1. "SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Investments in equity investees." As of December 31, 1998, the accounts of NRLP and NOLP are consolidated with those of the Company. See NOTE 2. "SYNTEK ASSET MANAGEMENT, L.P."

     Substantially all of the Company's equity securities of the REITs and NRLP are pledged as collateral for borrowings. See NOTE 10. "MARGIN BORROWINGS."

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


     The Company's investment in equity investees accounted for using the equity method, at December 31, 1998 was as follows:


                                 Percentage           Carrying            Equivalent
                               of the Company's        Value of             Investee            Market Value
                                 Ownership at       Investment at         Book Value at       of Investment at
Investee                      December 31, 1998   December 31, 1998    December 31, 1998     December 31, 1998
--------                      -----------------   -----------------    -----------------     -----------------
CMET....................             40.9%             $ 15,550               $35,727              $25,052
IORI....................             30.0                 3,132                 7,068                3,034
TCI.....................             31.0                10,291                28,251               15,398

                                                         28,973                                    $43,484
                                                                                                   =======
Other...................                                  5,460
                                                       --------

                                                       $ 34,433
                                                       ========

     The Company's investment in equity investees accounted for using the equity method, at December 31, 1997 was as follows:



                              Percentage           Carrying            Equivalent
                           of the Company's        Value of             Investee            Market Value
                             Ownership at        Investment at        Book Value at       of Investment at
Investee                   December 31, 1997   December 31, 1997    December 31, 1997     December 31, 1997
--------                   -----------------   -----------------    -----------------     -----------------
NRLP.....................        54.4%                $11,479            $        *             $ 83,018
CMET.....................        40.6                  14,939                35,745               25,733
IORI.....................        29.7                   3,511                 7,439                5,176
TCI......................        30.6                   8,378                26,652               20,664
                                                      -------                                   --------
                                                       38,307                                   $134,591
                                                                                                ========

General partner interest
in NRLP and NOLP.........                               6,230
Other....................                               1,314
                                                      -------
                                                      $45,851
                                                      =======

----------------
* At December 31, 1997, NRLP reported a deficit partners' capital. The Company's share of NRLP's revaluation equity, however, was $198.9 million. Revaluation equity is defined as the difference between the estimated current value of the partnership's real estate, adjusted to reflect the partnership's estimate of disposition costs, and the amount of the mortgage notes payable and accrued interest encumbering such property as reported in NRLP's Annual Report on Form 10-K for the year ended December 31, 1997.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

     The Company's management continues to believe that the market value of each of the REITs and NRLP undervalues their assets and the Company has, therefore, continued to increase its ownership in these entities in 1998, as its liquidity has permitted.

     In April 1996, the Company purchased a 28% general partner interest in Campbell Center Associates, Ltd. ("Campbell Associates"), which in turn had a 56.25% interest in Campbell Centre Joint Venture, which owned a 413,175 sq. ft. office building in Dallas, Texas, for $550,000 in cash and a $500,000 note. In January 1997, the Company exercised its option to purchase an additional 28% general partner interest in Campbell Associates, for $300,000 in cash and a $750,000 note. In July 1997, the Company purchased an additional 9% general partner interest in Campbell Associates, for $868,000 in cash. In March 1998, Consolidated Equity Properties, Inc., a wholly-owned subsidiary of the Company, acquired a 30% limited partner interest in Campbell Associates for $500,000 in cash. In June 1998, the Company purchased the remaining 5% general partner interest in Campbell Associates for $1.1 million in cash. In June 1998, Campbell Centre Joint Venture sold the office building for $32.2 million in cash. Campbell Associates, as a partner, received net cash of $13.2 million from the sales proceeds and escrowed an additional $190,000 for pending parking lot issues. Campbell Associates recognized a gain of $8.2 million on the sale.

     In June 1996, a newly formed limited partnership, of which the Company is a 1% general partner, purchased 580 acres of unimproved land in Collin County, Texas, for $5.7 million in cash. The Company contributed $100,000 in cash to the partnership with the remaining $5.6 million being contributed by the limited partner. The partnership agreement provided that the limited partner receive a 12% preferred cumulative return on his investment before any sharing of partnership profits occurs. In April 1997, the partnership sold a 35.0 acre tract for $1.3 million. Net cash of $1.2 million was distributed to the limited partner. The partnership recognized a gain of $884,000 on the sale. In July 1997, the partnership sold a 24.6 acre tract for $800,000. Net cash of $545,000 was distributed to the limited partner. The partnership recognized a gain of $497,000 on the sale. In September 1997, the partnership sold a 77.2 acre tract for $1.5 million. No net cash was received. The partnership recognized a gain of $704,000 on the sale. In October 1997, the partnership sold a 96.5 acre tract for $1.7 million. Net cash of $1.1 million was distributed to the limited partner in accordance with the partnership agreement. The partnership recognized a gain of $691,000 on the sale. In December 1997, the partnership sold a 94.4 acre tract for $2.5 million. Of the net cash $1.8 million was distributed to the limited partner and $572,000 was distributed to the Company as general partner in accordance with the partnership agreement. The partnership recognized a gain of $1.4 million on the sale. In January 1998, the partnership sold a 155.4 acre tract for $2.9 million, receiving $721,000 in cash and providing financing of an additional $2.2 million. Of the net cash, $300,000 was distributed to the limited partner and $300,000 was distributed to the Company as general partner. The seller financing was collected at maturity, in July 1998, with the net cash distributed $1.1 million to the limited partner and $1.1 million to the Company as general partner. The partnership recognized a gain of $1.2 million on the sale. In September 1998, the partnership sold the remaining 96.59 acres for $1.3 million. Of the net cash $587,000 was distributed to the limited partner and $587,000 was distributed to the Company as general partner. The partnership recognized a gain of $128,000 on the sale.

     In September 1997, a newly formed limited partnership, of which the Company is a 1% general partner and 21.5% limited partner, purchased a 422.4 acre parcel of unimproved land in Denton County, Texas, for $16.0 million in cash. The Company contributed $3.6 million in cash to the partnership with the remaining $12.4 million being contributed by the other limited partners. In September 1997, the partnership obtained financing of $6.5 million secured by the land. The mortgage bears interest at 10% per annum, requires quarterly payments of interest only and matures in September 2001. The net financing proceeds were distributed to the partners, the Company receiving a return of $2.9 million of its initial investment. The partnership agreement also provides that the limited partners receive a 12% preferred cumulative return on their investment before any sharing of partnership profits occurs. One of the limited partners in the partnership was, at the time, a limited partner in a partnership that owned approximately 15.8% of the Company's

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

outstanding shares of Common Stock. See NOTE 11. "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

     In January 1992, the Company entered into a partnership agreement with an entity affiliated with, at the time, a limited partner in a partnership that owned approximately 15.8% of the Company's outstanding shares of Common Stock, that acquired 287 developed residential lots adjacent to the Company's other residential lots in Fort Worth, Texas. The partnership agreement also provides each of the partners with a guaranteed 10% return on their respective investments. Through December 31, 1997, 214 of the residential lots had been sold. During 1998, an additional 52 lots were sold with 21 lots remaining to be sold at December 31, 1998. During 1997 and 1998, each partner received $21,000 and $418,000 in return of capital distributions and $12,000 and $493,000 in profit distributions.

     Set forth below are summary financial data for equity investees owned over 50%:

                                                                      1997
                                                                    ---------
Property and notes receivable, net...........................       $ 236,367
Other assets.................................................          43,213
Notes payable................................................        (339,102)
Other liabilities............................................         (17,311)
                                                                    ---------

Equity.......................................................       $ (76,833)
                                                                    =========


     The above table includes the accounts of NRLP in 1997. In 1998, NRLP's accounts are included in the accompanying Consolidated Balance Sheet. See NOTE
2. "SYNTEK ASSET MANAGEMENT, L.P."



                                                            1998               1997               1996
                                                          --------           --------           --------
Revenues.........................................         $113,834           $117,461           $109,501
Depreciation.....................................           (9,691)           (10,214)           (10,783)
Interest.........................................          (26,722)           (34,481)           (34,601)
Operating expenses...............................          (82,519)           (74,195)           (65,789)
                                                          --------           --------           --------

Income (loss) before gains on sale of real
 estate and extraordinary gains..................           (5,098)            (1,429)            (1,672)
Gains on sale of real estate.....................           52,589              8,356                 61
                                                          --------           --------           --------

Net income.......................................         $ 47,491           $  6,927           $ (1,611)
                                                          ========           ========           ========


     The difference between the carrying value of the Company's investment and the equivalent investee book value is being amortized over the life of the properties held by each investee.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


     The Company's equity share of:


                                                              1998               1997               1996
                                                              ----               ----               ----

Income (loss) before gains on sale of real estate         $ (2,794)           $   654             $ (249)
Gains on sale of real estate.....................           34,055              3,022                 --
                                                          --------            -------             ------
Net income.......................................         $ 31,261            $ 3,676             $ (249)
                                                          ========            =======             ======


     Set forth below are summary financial data for equity investees owned less than 50%:

                                                           1998               1997
                                                         ---------          ---------
Property and notes receivable, net...............        $ 734,857          $ 631,825
Other assets.....................................           69,829             80,789
Notes payable....................................         (577,167)          (483,064)
Other liabilities................................          (25,474)           (28,326)
                                                         ---------          ---------

Equity...........................................        $ 202,045          $ 201,224
                                                         =========          =========



                                                      1998           1997           1996
                                                    ---------      ---------      ---------
Revenues ......................................     $ 150,163      $ 129,531      $ 101,246
Depreciation ..................................       (20,954)       (17,429)       (14,408)
Provision for losses ..........................           506         (1,337)           844
Interest ......................................       (49,915)       (38,537)       (30,401)
Operating expenses ............................       (91,868)       (85,387)       (69,698)
                                                    ---------      ---------      ---------

(Loss) before gains on sale of real estate
 and extraordinary gains ......................       (12,068)       (13,159)       (12,417)
Gains on sale of real estate ..................        18,642         34,297         11,701
Extraordinary gains ...........................            --             --          1,068
                                                    ---------      ---------      ---------

Net income (loss) .............................     $   6,574      $  21,138      $     352
                                                    =========      =========      =========

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


     The Company's equity share of:

                                                          1998          1997          1996
                                                        --------      --------      --------
(Loss) before gains on sale of real estate and
 extraordinary gains ..............................     $   (686)     $ (3,703)     $ (3,292)
Gains on sale of real estate ......................        7,391            --         4,645
Extraordinary gains ...............................           --        10,524           381
                                                        --------      --------      --------

Net income (loss) .................................     $  6,705      $  6,821      $  1,734
                                                        ========      ========      ========


     The Company's cash flow from the REITs and NRLP is dependent on the ability of each of the entities to make distributions. CMET and IORI have been making quarterly distributions since the first quarter of 1993, NRLP since the fourth quarter of 1993 and TCI since the fourth quarter of 1995. In 1998, the Company received distributions totaling $3.0 million from the REITs and $7.2 million from NRLP, including distributions accrued at December 31, 1997, but not received until 1998. In 1997, the Company received total distributions from the REITs of $1.4 million and $1.4 million from NRLP and accrued an additional $6.7 million in NRLP and TCI distributions that were not received until January 1998.

     The Company's investments in the REITs and NRLP were initially acquired in 1989. In 1998, the Company purchased an additional $1.1 million of equity securities of the REITs and NRLP.

NOTE 7.  MARKETABLE EQUITY SECURITIES--TRADING PORTFOLIO

     In 1994, the Company began purchasing equity securities of entities other than those of the REITs and NRLP to diversify and increase the liquidity of its margin accounts. In 1998, the Company purchased $15.1 million and sold $5.2 million of such securities. These equity securities are considered a trading portfolio and are carried at market value. At December 31, 1998, the Company recognized an unrealized decline in the market value of the equity securities in its trading portfolio of 6.1 million. In 1998, the Company realized a net loss of $112,000 from the sale of trading portfolio securities and received 79,000 in dividends. At December 31, 1997, the Company recognized an unrealized decline in the market value of the equity securities in its trading portfolio of $850,000. In 1997, the Company realized a net gain of $154,000 from the sale of trading portfolio securities and received $107,000 in dividends. In 1996, the Company realized a net gain of $29,000 from the sale of trading portfolio securities and received $163,000 in dividends. At December 31, 1996, the Company recognized an unrealized decline in the market value of the equity securities in its trading portfolio of $486,000. Unrealized and realized gains and losses in the trading portfolio are included in other income in the accompanying Consolidated Statements of Operations.

NOTE 8.  ACQUISITION OF PIZZA WORLD SUPREME, INC.

     In April 1996, a wholly-owned subsidiary of the Company purchased, for $10.7 million in cash, 80% of the common stock of Pizza World Supreme, Inc. "PWSI", which in turn had acquired 26 operating pizza parlors in various communities in California's San Joaquin Valley. Concurrent with the purchase, the Company granted to an individual an option to purchase 36.25% of the Company's subsidiary at any time for the Company's net investment in such subsidiary. In May 1997, the Company acquired the remaining 20% of PWSI for $5.0 million, the sellers providing purchase money financing in the form of two $2.5 million term loans. The term loans bear interest at 8% per annum, require quarterly payments of interest only and mature in May 2007.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE 9.  NOTES AND INTEREST PAYABLE

     Notes and interest payable consisted of the following:


                                                        1998                         1997
                                                        ----                         ----

                                              Estimated                       Estimated
                                                Fair           Book             Fair          Book
                                                Value         Value             Value         Value


Notes payable
 Mortgage loans.................             $723,567        $736,320         $ 84,050      $ 96,654
 Borrowings from financial
  institutions..................               17,546          17,074          170,491       153,369
 Notes payable to affiliates....                5,519           5,049            7,342         4,570
                                             --------        --------         --------      --------

                                             $746,632        $758,443         $261,883      $254,593
                                             ========                         ========

Interest payable ($5,440 in 1998
  and $4,836 in 1997 to
  affiliates)...................                                9,829                          7,393
                                                             --------                       --------

                                                             $768,272                       $261,986
                                                             ========                       ========



     Scheduled principal payments on notes payable are due as follows:



1999............................             $167,955
2000............................               77,920
2001............................               41,855
2002............................               34,090
2003............................              151,097
Thereafter......................              285,526
                                             --------

                                             $758,443
                                             ========



     Stated interest rates on notes payable ranged from 6.2% to 18.5% per annum at December 31, 1998, and mature in varying installments between 1999 and 2017. At December 31, 1998, notes payable were collateralized by mortgage notes receivable with a net carrying value of $22.7 million and by deeds of trust on real estate with a net carrying value of $636.3 million. Excluded from interest expense in the accompanying Consolidated Statement of Operations is capitalized interest of $67,000 in 1997.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


     In February 1998, the Company financed its unencumbered Kamperman land in the amount of $1.6 million, receiving net cash of $1.5 million after the payment of various closing costs. The mortgage bears interest at 9.0% per annum, requires monthly payments of interest only and matures in February 2000.

     Also in February 1998, the Company refinanced its Vineyards land in the amount of $3.4 million, receiving net cash of $2.3 million, after paying off $540,000 in mortgage debt and the payment of various closing costs. The new mortgage bears interest at 9% per annum, requires monthly payments of interest only and matures in February 2000.

     Further in February 1998, the Company financed its unencumbered Valley Ranch land in the amount of $4.3 million, receiving net cash of $4.1 million after the payment of various closing costs. The mortgage bears interest at 9.0% per annum, requires monthly payments of interest only and matures in February 2000.

     In March 1998, the Company financed its unencumbered Stagliano and Dalho land in the amount of $800,000, receiving net cash of $790,000 after the payment of various closing costs. The mortgage bore interest at 18.5% per annum, with principal and interest due at maturity in February 1999. The JHL Connell land was pledged as additional collateral for this loan. In March 1999, the Company refinanced the mortgage debt secured by these properties along with the mortgage debt secured by its Bonneau land parcel under the Las Colinas I term loan in the amount of $703,000. The Company paid an additional $1.5 million in cash to pay off the $2.1 million in mortgage debt and accrued but unpaid interest.

     Also in March 1998, the Company refinanced the mortgage debt secured by its McKinney Corners I, II, III, IV and V and Dowdy land in the amount of $20.7 million, receiving net cash of $5.9 million after paying off $2.5 million in mortgage debt, the paydown of $10.2 million on the Las Colinas I term loan and the payment of various closing costs. The mortgage bore interest at 12.0% per annum, required monthly payments of interest only and matured in March 1999. The lender has agreed to extend its mature mortgage to January 2000, for a 2% fee and a paydown of any net refinancing proceeds received by the Company from refinancing the Williamsburg Hospitality House. All other terms would remain unchanged.

     In April 1998, the Company obtained a second lien mortgage of $2.0 million secured by its BP Las Colinas land from the limited partner, at the time, in a partnership that owned approximately 15.8% of the outstanding shares of the Company's Common Stock. The second lien mortgage bore interest at 12% per annum with principal and interest paid at maturity in October 1998. See NOTE 11. "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

     Also in April 1998, the Company refinanced the mortgage debt secured by its Parkfield land in the amount of $7.3 million, receiving net cash of $1.2 million after paying off $5.0 million in mortgage debt and the payment of various closing costs. The new mortgage bears interest at 9.5% per annum, requires monthly payments of interest only and matures in April 2000.

     In May 1998, the Company refinanced the mortgage debt secured by its Scout and Scoggins land in the amount of $10.4 million under the Las Colinas I term loan, receiving net cash of $6.6 million after paying off mortgage debt of $1.4 million on the Scout land and $1.5 million on the Scoggins land, a pay down of $250,000 on the Keller land mortgage, and the payment of various closing costs. The Company also pledged 250,000 shares of its Common Stock and BCM, the Company's advisor, pledged 177,000 shares of the Company's Common Stock as additional collateral on the term loan.

     In July, the Company financed its unencumbered Walker land in the amount of $13.3 million, receiving net cash of $12.8 million after the payment of various closing costs. The mortgage bears interest at 15.5% per annum, requires

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


monthly payments of interest only and matures in July 1999. The mortgage is also secured by the FRWM Cummings land.

     In August 1998, the Company financed its unencumbered Keller land in the amount of $5.0 million under the Las Colinas I term loan, receiving net cash of $4.9 million after the payment of various closing costs.

     In September 1998, the Company obtained second lien financing of $5.0 million secured by its Katy Road land from the limited partner, at the time, in a partnership that owned approximately 15.8% of the outstanding shares of the Company's Common Stock. The second lien mortgage bears interest at 12.5% per annum, compounded monthly, with principal and interest due at maturity in April 1999. See NOTE 11. "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

     In October 1998, the Company financed its unencumbered Rasor land in the amount of $15.0 million, receiving net cash of $13.5 million after the payment of various closing costs. Portions of the Company's Las Colinas and Valwood land parcels are included as additional collateral. The Company used the proceeds from this loan along with an additional $1.8 million to payoff the $15.8 million in mortgage debt secured by its Las Colinas I and Valwood land parcels. The new mortgage bears interest at 14% per annum, required a principal reduction payment of $3.0 million in November 1998, requires monthly interest only payments and matures in September 1999.

     Also in October 1998, the Company financed its unencumbered Marine Creek and HSM land in the amount of $2.8 million under the Las Colinas I term loan, receiving net cash of $2.7 million after the payment of various closing costs.

     In December 1998, the Company financed its unencumbered Valwood land in the amount of $12.0 million, receiving net cash of $4.7 million after paying down by $5.5 million the Rasor land mortgage and the payment of various closing costs. The mortgage bears interest at 13% per annum, requires monthly interest only payments and matures in December 2000.

     Notes payable to affiliates at December 31, 1997 included a $4.2 million note due to NRLP as payment for the general partner interest in NRLP. The note bears interest at 10% per annum compounded semi-annually and matures in September 2007. See NOTE 2. "SYNTEK ASSET MANAGEMENT, L.P."

     In 1997, the Company financed six unencumbered properties and refinanced an additional four properties in the total amount of $80.5 million, receiving net cash of $32.7 million after paying off $42.7 million in debt. The mortgages bore interest at rates ranging from 9.0% to 18.5% per annum and matured from February 1999 to December 2000.

NOTE 10.  MARGIN BORROWINGS

     The Company has margin arrangements with various brokerage firms which provide for borrowings of up to 50% of the market value of marketable equity securities. The borrowings under such margin arrangements are secured by equity securities of the REITs, NRLP and the Company's trading portfolio of marketable equity securities and bear interest rates ranging from 7.0% to 11.0% per annum. Margin borrowings were $35.8 million at December 31, 1998, and $53.4 million at December 31, 1997, 43.9% and 39.7%, respectively, of the market values of such equity securities at such dates.

     In August 1996, the Company consolidated its existing NRLP margin debt held by various brokerage firms into a single loan of $20.3 million. In July 1997, the lender advanced an additional $3.7 million, increasing the loan balance to $24.0 million. The loan was secured by the Company's NRLP units with a market value of at least 50% of the principal balance of the loan. The Company paid down the loan by $14.0 million in September 1998 and an additional

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


$5.0 million in October 1998. At December 31, 1998, the loan had a principal balance of $5.0 million. In February 1999, the loan was paid off.

NOTE 11.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In November 1998, the Company obtained a $95.0 million line of credit from Garden Capital, L.P. ("GCLP"), which is a partnership controlled by NOLP. The Company received fundings of $18.9 million in November 1998, $31.1 million in December 1998, and an additional $26.7 million in the first quarter of 1999. The line of credit is secured by second liens on the Company's Waters Edge III, Edgewater Gardens, Chateau Bayou, and Sunset Apartments, its Rosedale Towers Office Building, Katy Road land and the stock of its wholly-owned subsidiaries, NMC, the general partner of Partnership, and ART Holdings, Inc., which owns 3,349,535 NRLP units of limited partner interest. The loan bears interest at 12% per annum, requires monthly interest only payments and matures in November 2003. The Company accounted for its investment in the Partnership under the equity method until December 1998 when NMC was elected general partner of the Partnership. As of December 31, 1998, the accounts of the Partnership are consolidated with those of the Company. The line of credit is eliminated in consolidation. See NOTE 2 "SYNTEK ASSET MANAGEMENT, L.P."

     In August 1996, the Company obtained a $2.0 million loan from a financial institution secured by a pledge of equity securities of the REITs owned by the Company and Common Stock of the Company owned by BCM, with a market value at the time of $4.0 million. The Company received net cash of $2.0 million after the payment of various closing costs. The loan was paid in full from the proceeds of a new $4.0 million loan from another financial institution secured by a pledge of equity securities of the REITs owned by the Company and Common Stock of the Company owned by BCM with a market value at the time of $10.4 million. The Company received net cash of $2.0 million after paying off the $2.0 million loan. In January 1998, the lender made an additional $2.0 million loan. This loan is also secured by a pledge of Common Stock of the Company owned by BCM with a market value at the time of $4.7 million. The Company received net cash of $2.0 million. The loans mature in February 2000.

     In September 1996, the Company obtained a $2.0 million loan from a financial institution secured by a pledge of equity securities of the REITs owned by the Company and Common Stock of the Company owned by BCM with a market value, at the time, of $9.1 million. The Company received net cash of $2.0 million after the payment of various closing costs. In October 1998, the lender advanced an additional $1.0 million, increasing the loan balance to $3.0 million. The loan matures in January 2000.

     In May, June and July 1997, the Company obtained a total of $8.0 million in mortgage loans from entities and trusts affiliated with the limited partner, at the time, in a partnership that owned approximately 15.8% of the Company's outstanding shares of Common Stock. See NOTE 9. "NOTES AND INTEREST PAYABLE." In January 1998, one of the loans in the amount of $2.0 million was paid off and in April 1998, a second loan in the amount of $3.0 million was also paid off. In April 1998, the Company obtained an additional $2.0 million loan from such entities. In July 1998, the third loan of $3.0 million loan was paid off. In September 1998, the Company obtained a $5.0 million loan from such entities. In October 1998, the April $2.0 million loan was paid off. In December 1998, the Company obtained a $2.0 million loan from such entities. At December 31, 1998, loans with a principal balance of $7.0 million were outstanding,

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


they bear interest at 12.5% per annum compounded monthly and mature in April 1999 and May 1999. See NOTE 9. "NOTES AND INTEREST PAYABLE."

     As of December 31, 1998, the Company sold to BCM three matured mortgage notes, at their carrying value of $628,000. No gain or loss was recognized on the sale. See NOTE 3. "NOTES AND INTEREST RECEIVABLE."

NOTE 12.  DIVIDENDS

     In June 1996, the Board of Directors resumed the payment of quarterly dividends on the Company's Common Stock. Common dividends totaling $2.3 million or $.20 per share were declared in 1998, $2.0 million or $.20 per share in 1997 and $1.5 million or $.15 per share in 1996. The Company reported to the Internal Revenue Service that 100% of the dividends paid in 1998 and 1996 represented a return of capital and 100% of the dividends paid in 1997 represented ordinary income.

NOTE 13.  PREFERRED STOCK

     The Company's Series B 10% Cumulative Convertible Preferred Stock consisted of a maximum of 4,000 shares with a par value of $2.00 per share and a liquidation preference of $100.00 per share. Dividends were payable at the rate of $10.00 per year or $2.50 per quarter to stockholders of record on the 15th day of each March, June, September and December when and as declared by the Board of Directors. The Series B Preferred Stock was convertible between May 8, 1998 and June 8, 1998, into Common Stock of the Company at 90% of the average daily closing price of the Company's Common Stock on the prior 30 trading days. In May 1998, the 4,000 shares of Series B Preferred Stock outstanding were converted into 30,211 shares of the Company's Common Stock.

     The Company's Series C 10% Cumulative Convertible Preferred Stock consisted of a maximum of 16,681 shares with a par value of $2.00 per share and a liquidation preference of $100.00 per share. Dividends were payable at the rate of $10.00 per year or $2.50 per quarter to stockholders of record on the 15th day of each March, June, September and December when and as declared by the Board of Directors. The Series C Preferred Stock was convertible between November 25, 1998 and February 23, 1999, into Common Stock of the Company at 90% of the average daily closing price of the Company's Common Stock on the prior 30 trading days. In November 1998, the 16,681 outstanding shares of Series C Preferred Stock were redeemed at their liquidation preference of $100.00 per share plus accrued and unpaid dividends.

     The Company's Series D 9.5% Cumulative Preferred Stock consists of a maximum of 91,000 shares with a par value of $2.00 per share and a liquidation preference of $20.00 per share. Dividends are payable at the rate of $1.90 per year or $.475 per quarter to stockholders of record on the 15th day of each March, June, September and December when and as declared by the Board of Directors. The Series D Preferred Stock is reserved for the conversion of the Class A limited partner units of Ocean Beach Partners, L.P. The Class A units may be exchanged for Series D Preferred Stock at the rate of 20 Class A units for each share of Series D Preferred Stock. No more than one-third of the Class A units may be exchanged prior to May 31, 2001. Between June 1, 2001 and May 31, 2006 all unexchanged Class A units are exchangeable. At December 31, 1998, none of the Series D Preferred Stock was issued.

     The Company's Series E 10% Cumulative Convertible Preferred Stock consists of a maximum of 80,000 shares with a par value of $2.00 per share and a liquidation preference of $100.00 per share. Dividends are payable at the rate of $10.00 per year or $2.50 per quarter to stockholders of record on the 15th day of each March, June, September and December when and as declared by the Board of Directors, for periods prior to November 4, 1999 and $11.00 per year or $2.75 per quarter thereafter. The Series E Preferred Stock is reserved for the conversion of the Class A limited partner units of Valley Ranch, L.P. The Class A units may be exchanged for Series E Preferred Stock at the rate of 100 Class A units for each share of Series E Preferred Stock. The Series E Preferred Stock is convertible into Common Stock of

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


the Company at 80% of the average daily closing price of the Company's Common Stock on the prior 20 trading days. Only 37.50% of the Series E Preferred Stock may be converted prior to November 3, 1999. Between November 4, 1999 and November 3, 2001 an additional 12.50% of the Series E Preferred Stock may be converted, and the remainder may be converted on or after November 4, 2001. At December 31, 1998, none of the Series E Preferred Stock was issued.

     The Company's Series F 10% Cumulative Convertible Preferred Stock consists of a maximum of 15,000,000 shares with a par value of $2.00 per share and a liquidation preference of $10.00 per share. Dividends are payable at the rate of $1.00 per year or $.25 per quarter to stockholders of record on the 15th day of eachMarch, June, September and December when and as declared by the Board of Directors. The Series F Preferred Stock may be converted, after August 15, 2003, into Common Stock of the Company at 90% of the average daily closing price of the Company's Common Stock for the prior 20 trading days. At December 31, 1998, 3,350,000 shares of Series F Preferred Stock were issued and outstanding and 1,948,797 shares were reserved for issuance as future consideration in various business transactions.

     The Company's Series G 10% Cumulative Convertible Preferred Stock consists of a maximum of 11,000 shares with a par value of $2.00 per share, and a liquidation preference of $100.00 per share. Dividends are payable at the rate of $10.00 per year or $2.50 per quarter to stockholders of record on the 15th day of each March, June, September and December when and as declared by the Board of Directors. 10,000 shares of the Series G Preferred Stock are reserved for the conversion of the Class A limited partner units of Grapevine American, L.P. The Class A units may be exchanged for Series G Preferred Stock at the rate of 100 Class A units for each share of Series G Preferred Stock, on or after October 6, 1999. The Series G Preferred Stock may be converted, after October 6, 2000, into Common Stock of the Company at 90% of the average daily closing price of the Company's Common Stock for the 20 prior trading days. At December 31, 1998, 1,000 shares of the Series G Preferred Stock was issued.

     The Company's Series H 10% Cumulative Convertible Preferred Stock consists of a maximum of 231,750 shares with a par value of $2.00 per share, and a liquidation preference of $10.00 per share. Dividends are payable quarterly at the rate of $.70 per year until June 30, 1999, $.80 from July 1, 1999 through June 30, 2000, $.90 per year from July 1, 2000 through June 30, 2001 and $.10 per year from July 1, 2001 and thereafter. The Series H Preferred Stock is reserved for the conversion of the Class A limited partner units of ART Palm, L.L.C. The Class A units may be exchanged for Series H Preferred Stock at the rate of 100 Class A units for each share of Series H Preferred Stock at any time after July 13, 1999. The Series H Preferred Stock may be converted into 25,000 shares of the Company's Common Stock after December 31, 2000, 25,000 shares on or after June 30, 20002, 25,000 shares on or after June 30, 2003, 25,000 shares on or after December 31, 2005 and all remaining outstanding shares on or after December 31, 2006 at 90% of the average daily closing price of the Company's Common Stock for the 20 prior trading days. At December 31, 1998, none of the Series H Preferred Stock was issued.

NOTE 14. STOCK OPTIONS

     In January 1998, the Company's shareholders approved the 1997 Stock Plan ("Option Plan"). Under the Option Plan, options have been granted to certain Company officers and key employees of BCM and its affiliates. The Option Plan provides for options to purchase up to 300,000 shares of the Company's Common Stock. All grants are determined by the Option Committee of the Board of Directors. Options granted pursuant to the Option Plan are exercisable beginning one year after the date of grant and expire the earlier of three months after termination of employment or ten years from the date of grant.

                          AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


     The following table summarizes stock option activity:


                                                     Options
                            Exercise      ------------------------------
                              Price       Outstanding        Exercisable
                           ----------     -----------        -----------


January 1, 1998 .........  $       --              --                 --
Options granted .........       15.00         293,750                 --
Options forfeited .......       15.00         (17,000)                --
                           ----------      ----------         ----------

December 31, 1998 .......  $    15.00         276,750                 --
                           ==========      ==========         ==========


     In January 1999, the Company's stockholders approved the Director's Stock Option Plan ("Director's Plan") which provides for options to purchase up to 40,000 shares of the Company's Common Stock. Options granted pursuant to the Director's Plan are immediately exercisable and expire on the earlier of the first anniversary of the date on which a Director ceases to be a Director or ten years from the date of grant. Each Independent Director was granted an option to purchase 1,000 shares at an exercise price of $16.25 per share on January 11, 1999, the date stockholders approved the plan. Each Independent Director will be awarded an option to purchase an additional 1,000 shares on January 1 of each year.

     The Company applies Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees," and related Interpretations in accounting for its Option Plans. All share options issued by the Company have exercise prices equal to the market price of the shares at the dates of grant. Accordingly, no compensation cost has been recognized for its option plans. Had compensation cost for the Company's option plans been determined based on the fair value at the grant dates consistent with the method of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation,", the Company's net loss and loss per share would have been increased to the pro forma amounts indicated below.


                                                                       1998
                                                           ---------------------------

                                                           As Reported       Pro Forma
                                                           -----------       ---------


Net (loss) applicable to common shares                       $(23,982)        $(24,374)
Net (loss) applicable to common shares, per share               (2.24)           (2.38)

                          AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


     The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:


                                                                 1998
                                                                 ----


Dividend yield........................................          1.25%
Expected volatility...................................            30%
Risk-free interest rate...............................          5.35%
Expected lives (in years).............................             7
Forfeitures...........................................            10%


     The weighted average fair value per share of options granted in 1998 was $5.67.

NOTE 15. ADVISORY AGREEMENT

     Although the Board of Directors is directly responsible for managing the affairs of the Company and for setting the policies which guide it, the day-to-day operations of the Company are performed by BCM, a contractual advisor under the supervision of the Board of Directors. The duties of the advisor include, among other things, locating, investigating, evaluating and recommending real estate and mortgage loan investment and sales opportunities as well as financing and refinancing sources. BCM as advisor also serves as a consultant in connection with the Company's business plan and investment policy decisions made by the Board of Directors.

     BCM has been providing advisory services to the Company since February 6, 1989. BCM is a company owned by a trust for the benefit of the children of Gene
E. Phillips. Mr. Phillips served as Chairman of the Board and as a Director of the Company until November 16, 1992. Mr. Phillips also served as a director of BCM until December 22, 1989, and as Chief Executive Officer of BCM until September 1, 1992. Mr. Phillips serves as a representative of the trust for the benefit of his children that owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to BCM's performance of advisory services to the Company. Karl L. Blaha, President and a Director of the Company serves as Executive Vice President--Commercial Asset Management of BCM.

     The Advisory Agreement provides that BCM shall receive base compensation at the rate of 0.125% per month (1.5% on an annualized basis) of the Company's Average Invested Assets. On October 23, 1991, based on the recommendation of BCM, the Board of Directors approved a reduction in BCM's base advisory fee by 50% effective October 1, 1991. This reduction remains in effect until the Company's earnings for the four preceding quarters equals or exceeds $.50 per share.

     In addition to base compensation, the Advisory Agreement provides that BCM, or an affiliate of BCM, receive an acquisition fee for locating, leasing or purchasing real estate for the Company; a disposition fee for the sale of each equity investment in real estate; a loan arrangement fee; an incentive fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity, and 10% of the excess of net capital gains over net capital losses, if any; and a mortgage placement fee, on mortgage loans originated or purchased.

     The Advisory Agreement further provides that BCM shall bear the cost of certain expenses of its employees not directly identifiable to the Company's assets, liabilities, operations, business or financial affairs; and miscellaneous administrative expenses relating to the performance of its duties under the Advisory Agreement.

                          AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

     If and to the extent that the Company shall request BCM, or any director, officer, partner or employee of BCM, to render services to the Company other than those required to be rendered by BCM under the Advisory Agreement, such additional services, if performed, will be compensated separately on terms agreed upon between such party and the Company from time to time. The Company has requested that BCM perform loan administration functions, and the Company and BCM have entered into a separate agreement, as described below.

     The Advisory Agreement automatically renews from year to year unless terminated in accordance with its terms. Management believes that the terms of the Advisory Agreement are at least as fair as could be obtained from unaffiliated third parties. Since October 4, 1989, BCM has acted as loan administration/servicing agent for the Company, under an agreement terminable by either party upon thirty days' notice, under which BCM services the Company's mortgage notes and receives as compensation a monthly fee of .125% of the month-end outstanding principal balances of the mortgage notes serviced.

NOTE 16. PROPERTY MANAGEMENT

     Since February 1, 1990, affiliates of BCM have provided property management services to the Company. Currently, Carmel Realty Services, Ltd. ("Carmel, Ltd.") provides property management services for a fee of 5% or less of the monthly gross rents collected on the properties under its management. Carmel, Ltd. subcontracts with other entities for property-level management services to the Company at various rates. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are (1) First Equity Properties, Inc. ("First Equity"), which is 50% owned by a subsidiary of BCM, (2) Gene E. Phillips and (3) a trust for the benefit of the children of Mr. Phillips. Carmel, Ltd. subcontracts the property-level management of 15 of the Company's commercial properties (office buildings, shopping centers and a merchandise mart) and its hotels to Carmel Realty, Inc. ("Carmel Realty"), which is a company owned by First Equity. Carmel Realty is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Carmel, Ltd.

NOTE 17. ADVISORY FEES, PROPERTY MANAGEMENT FEES, ETC.

     Fees and cost reimbursements to BCM and its affiliates were as follows:


                                                              1998             1997             1996
                                                           ----------       ----------       ----------


Fees
 Advisory and mortgage servicing ........................  $    3,845       $    2,657       $    1,539
 Loan arrangement .......................................         804              592              806
 Brokerage commissions ..................................       7,450            7,586            1,889
 Property and construction management and leasing
  commissions* ..........................................       1,752              865              892
                                                           ----------       ----------       ----------

                                                           $   13,851       $   11,700       $    5,126
                                                           ==========       ==========       ==========

Cost reimbursements .....................................  $    1,832       $    1,809       $      691
                                                           ==========       ==========       ==========


-----------------
* Net of property management fees paid to subcontractors, other than Carmel Realty.

                          AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE 18. OPERATING SEGMENTS

     Significant differences among the accounting policies of the segments as compared to the Company's consolidated financial statements principally involve the calculation and allocation of administrative expenses. Management evaluates the performance of its operating segments and allocates resources to them based on net operating income and cash flow. The Company based reconciliation of expenses that are not reflected in the segments is $8.2 million of administrative expenses. There are no intersegment revenues and expenses and the Company conducts all of its business within the United States.

     The table below presents information about the reported operating income of the Company for 1998 and 1997. Asset information by operating segment is also presented below.

                       Commercial
                       Properties    Apartments     Hotels       Land          PWSI      Receivables    Other         Total
                       ----------    ----------     ------       ----          ----      -----------    -----         -----

1998
Operating revenue ..... $  16,539    $  14,230    $  32,221    $     501     $  28,883    $      --    $      --    $  92,374
Operating expenses ....     9,727        8,755       24,361        6,349        24,840           --           --       74,032
Interest income .......        --           --           --           --            --          188           --          188
                        ---------    ---------    ---------    ---------     ---------    ---------    ---------    ---------

Net operating income
 (loss) ...............     6,812        5,475        7,860       (5,848)        4,043          188           --       18,530
Depreciation and
 amortization .........     1,574        1,412        2,320           --         1,273           --          411        6,990
Interest on debt ......     3,803        4,396        7,560       29,058           579           --        6,228       51,624
Capital expenditures ..       110           --        1,383        2,577           166           --           --        4,236
Segment assets ........    87,581      286,317       78,455      282,300        24,449       52,053          253      811,408


                                        Land
                                        ----
Property sales:
Sales price...........               $51,602
Cost of sales.........                34,348
                                     -------
Gain on sale..........               $17,254
                                     =======


                          Commercial
                          Properties     Hotels      Land         PWSI     Receivables    Other       Total
                          ----------     ------      ----         ----     -----------    -----       -----
1997

Operating revenue .....    $  13,842   $  14,944   $     289    $  24,953   $      --   $      --   $  54,028
Operating expenses ....       10,006      11,232       2,957       19,964          --          --      44,159
Interest income .......           --          --          --           --       2,835          --       2,835
                           ---------   ---------   ---------    ---------   ---------   ---------   ---------

Net operating income
 (loss) ...............        3,836       3,712      (2,668)       4,989       2,835          --      12,704
Depreciation and
 amortization .........        1,266         973          --          677          --         626       3,542
Interest on debt ......        3,252       2,698      20,573          935          --       2,773      30,231
Capital expenditures ..        8,855       1,568         570        2,695          --          --      13,688
Segment assets ........       50,185      73,072    178,9381       18,271      25,526         258     346,250

                          AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


                         Commercial
                         Properties          Land
                         ----------       ----------

Property sales:
Sales price ........     $   10,986       $   52,970
Cost of sales ......         10,400           36,427
                         ----------       ----------

Gain on sale .......     $      586       $   16,543
                         ==========       ==========


NOTE 19.  INCOME TAXES

     Financial statement loss varies from federal tax return loss, principally due to the accounting for income and losses of investees, gains and losses from asset sales, depreciation on owned properties, amortization of discounts on notes receivable and the difference in the allowance for estimated losses. At December 31, 1998, the Company had tax net operating loss carryforwards of $29.0 million expiring through 2018.

     At December 31, 1998, the Company had a deferred tax benefit of $8.0 million due to tax deductions available to it in future years. However, due to, among other factors, the Company's inconsistent earnings history, the Company was unable to conclude that the future realization of such deferred tax benefit, which requires the generation of taxable income, was more likely than not. Accordingly, a valuation allowance for the entire amount of the deferred tax benefit has been recorded.

NOTE 20.  EXTRAORDINARY GAIN

     In 1996, the Company recognized an extraordinary gain of $381,000 representing its equity share of equity investees' extraordinary gains from the early payoff of debt and from an insurance settlement.

NOTE 21.  RENTS UNDER OPERATING LEASES

     The Company's operations include the leasing of commercial properties (office buildings, shopping centers and a merchandise mart). The leases thereon expire at various dates through 2013. The following is a schedule of minimum future rents under non-cancelable operating leases as of December 31, 1998:



1999............................................................      $11,248
2000............................................................        9,390
2001............................................................        7,273
2002............................................................        6,518
2003............................................................        5,833
Thereafter......................................................       16,294
                                                                      -------

                                                                      $56,556


     PWSI conducts its operations from leased facilities which includes an office, warehouse, and 57 pizza parlor locations for which a lease was signed and the pizza parlor was either open at December 31, 1998 or scheduled to open

                          AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

thereafter. The leases expire over the next 14 years. PWSI also leases vehicles under operating leases. The following is a schedule of minimum future rent commitments under operating leases as of December 31, 1998:


1999............................................................    $   2,318
2000............................................................        2,271
2001............................................................        2,130
2002............................................................        2,039
2003............................................................        1,922
Thereafter......................................................        9,187
                                                                    ---------

                                                                    $  19,867
                                                                    =========


     Total facilities and automobile rent expense relating to these leases was $2.7 million in 1998 and $1.3 million in 1997.


NOTE 22.  QUARTERLY RESULTS OF OPERATIONS

     The following is a tabulation of the Company's quarterly results of operations for the years 1998 and 1997 (unaudited):


                                                          Three Months Ended
                                                          ------------------

                                      March 31,       June 30,      September 30,   December 31,
                                      ---------       --------      -------------   ------------


1998
Revenue ............................  $ 18,249        $ 22,690        $ 23,291        $ 22,856
Expense ............................    29,744          35,830          38,676          60,861
                                      --------        --------        --------        --------

(Loss) from operations .............   (11,495)        (13,140)        (15,385)        (38,005)
Equity in income of investees ......     2,387           8,943           6,099          10,537
Gains on sale of real estate .......        --           8,974           5,718           2,562
                                      --------        --------        --------        --------

Net income (loss) ..................    (9,108)         14,777          (3,568)        (24,906)
Preferred dividend
 requirement .......................       (51)            (84)           (502)           (540)
                                      --------        --------        --------        --------

Net income (loss) applicable to
 Common shares .....................  $ (9,159)       $ 14,693        $ (4,070)       $(25,446)
                                      ========        ========        ========        ========

Earnings per share
Net income (loss) ..................  $   (.86)       $   1.38        $   (.38)       $  (2.38)
                                      ========        ========        ========        ========

                          AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED



                                                          Three Months Ended
                                                          ------------------

                                      March 31,       June 30,      September 30,   December 31,
                                      ---------       --------      -------------   ------------


1997
Revenue ............................  $ 12,126        $ 12,100        $ 15,039        $ 17,766
Expense ............................    16,288          18,364          24,296          31,304
                                      --------        --------        --------        --------

(Loss) from operations .............    (4,162)         (6,264)         (9,257)        (13,538)
Equity in income of investees ......       146           4,941            (145)          5,555
Gains on sale of real estate .......     4,287           3,863           3,205           8,941
                                      --------        --------        --------        --------

Net income (loss) ..................       271           2,540          (6,197)            958
Preferred dividend
  requirement ......................       (50)            (49)            (49)            (58)
                                      --------        --------        --------        --------

Net income (loss) applicable to
  Common shares ....................  $    221        $  2,491        $ (6,246)       $    900
                                      ========        ========        ========        ========

Earnings per share
Net income (loss) ..................  $    .02        $    .21        $   (.52)       $    .07
                                      ========        ========        ========        ========


NOTE 23.  COMMITMENTS AND CONTINGENCIES

     Liquidity. Although the Company anticipated that it would generate excess cash from operations in 1998, such excess cash did not materialize and, therefore, was not sufficient to discharge all of the Company's debt obligations as they became due. The Company relied on additional borrowings and, to a lesser extent, land sales to meet its cash requirements. In 1999, the Company expects that it will generate excess cash from operations, due to increased rental rates and occupancy at its properties, however, such excess will not be sufficient to discharge all of the Company's debt obligations as they mature. The Company will also rely on aggressive land sales, selected property sales and, to the extent necessary, additional borrowings to meet its cash requirements.

     Litigation. The Company is involved in various lawsuits arising in the ordinary course of business. In the opinion of the Company's management the outcome of these lawsuits will not have a material impact on the Company's financial condition, results of operations or liquidity.

NOTE 24.  SUBSEQUENT EVENTS

     In January 1999, the Partnership sold the 199 unit Olde Towne Apartments in Middleton, Ohio, for $4.6 million, receiving net cash of $4.4 million after the payment of various closing costs. A gain will be recognized on the sale.

     In February 1999, the Company purchased Frisco Bridges land, a 336.8 parcel of unimproved land in Collin County, Texas, for $46.8 million. The Company paid $7.8 million in cash and obtained mortgage financing totaling $39.0 million. Seller financing in the amount of $22.0 million, secured by
191.5 acres of the parcel, bears interest at 14% per annum, requires monthly interest only payment, and matures in January 2000. A mortgage in the amount of $15.0 million, secured by 125.0 acres of the parcel, bears interest at the prime rate plus 4.5%, currently 12.25% per annum, requires three quarterly principal reduction payments of $3.0 million on each of May 1, August 1 and November 1, 1999 in addition to monthly interest payments and matures in February 2000. Another mortgage in the amount of $2.0 million, secured by 13.5 acres of the parcel, bears interest at 14% per annum, requires monthly interest only payments and matures in January 2000. The Company's Double O land in Las Colinas, Texas and its Desert Wells land in Palm Desert, California are pledged as additional collateral for these loans. The Company drew down $6.0 million under its line of credit with the CCLP, for a portion of the cash requirement.

     Also in February 1999, the Company sold a 4.6 acre tract of its Plano Parkway land parcel, for $1.2 million. Simultaneously with the sale, the mortgage debt secured by such land parcel was refinanced in the amount of $7.1 million. The new mortgage bears interest at the prime rate plus 4.5%, currently 12.25% per annum, requires monthly interest only payments and matures in January 2000. The net cash from the sale and refinancing along with an additional $921,000 were used to payoff the $8.9 million mortgage secured by the land parcel.

     Further in February 1999, the Partnership sold the 225 unit Santa Fe Apartments in Kansas City, Missouri, for $4.6 million, receiving net cash of $4.3 million after the payment of various closing costs. A gain will be recognized on the sale.

     In February 1999, the Partnership sold the 480 unit Mesa Ridge Apartments in Mesa, Arizona, for $19.5 million, receiving net cash of $793,000 after the payment of various closing costs and remitting $17.8 million to the lender to hold in escrow pending a substitution of collateral. Such funds will be released when substitute collateral is approved. If substitute collateral is not provided by August 1999, $13.0 million of the escrow will be applied against the mortgage's principal balance, approximately $885,000 will be retained by the lender as a prepayment penalty and the remaining $3.9 million will be returned to the Partnership. A gain will be recognized on the sale.

     Also in February 1999, GCLP funded a $5.0 million unsecured loan to Davister Corp., which at December 31, 1998, owned approximately 15.8% of the outstanding shares of the Company's Common Stock. The loan bears interest at 12.0% per annum and matures in February 2000. All principal and interest are due at maturity. The loan is guaranteed by BCM.

     In March 1999, the Company sold two tracts totaling 9.9 acres of its Mason/Goodrich land parcel, for $956,000, receiving net cash of $33,000 after paying down by $860,000 the mortgage secured by such land parcel and the payment of various closing costs. A gain will be recognized on the sale.

     Also in March 1999, the Company sold a 13.7 acre tract of its McKinney Corners II and IV land parcels, for $7.7 million, receiving no net cash after paying down by $5.5 million the mortgage debt secured by such land parcels, the funding of required escrows and the payment of various closing costs. A gain will be recognized on the sale.

                          AMERICAN REALTY TRUST, INC.
                          CONSOLIDATED BALANCE SHEETS

                                                              March 31,         December 31,
                                                                1999                 1998
                                                             ----------          ----------
                                                                 (dollars in thousands)
                     Assets

Notes and interest receivable
   Performing ($650 in 1999 and $594 in 1998 from
   affiliates) ..........................................    $   53,245          $   47,823
   Nonperforming ........................................         3,731               6,807
                                                             ----------          ----------
                                                                 56,976              54,630

Less - allowance for estimated losses ...................        (2,577)             (2,577)
                                                             ----------          ----------
                                                                 54,399              52,053

Real estate held for sale ...............................       333,873             282,301


Real estate held for investment, net of accumulated
   depreciation ($205,723 in 1999 and $208,396 in
   1998) ................................................       432,285             452,606

Pizza parlor equipment, net of accumulated
   depreciation ($1,869 in 1999 and
   $1,464 in 1998) ......................................         6,848               6,859

Marketable equity securities, at market value ...........           979               2,899
Cash and cash equivalents ...............................         3,191              11,523
Investments in equity investees .........................        33,822              34,433
Intangibles, net of accumulated amortization,
   ($1,420 in 1999 and $1,298 in 1998) ..................        14,654              14,776
Other assets ............................................        67,661              61,155
                                                             ----------          ----------

                                                             $  947,712          $  918,605
                                                             ==========          ==========




The accompanying notes are an integral part of these Consolidated Financial Statements.

                          AMERICAN REALTY TRUST, INC.
                    CONSOLIDATED BALANCE SHEETS - Continued



                                                               March 31,         December 31,
                                                                 1999                1998
                                                              ----------          ----------
                                                                 (dollars in thousands,
                                                                    except per share)

      Liabilities and Stockholders' Equity

Liabilities
Notes and interest payable ($12,900 in 1999 and
   $12,600 in 1998 to affiliates) .........................   $  806,504          $  768,272
Margin borrowings .........................................       35,422              35,773
Accounts payable and other liabilities ($9,070
   in 1999 and $8,900 in 1998 to affiliate) ...............       32,089              38,321
                                                              ----------          ----------

                                                                 874,015             842,366


Minority interest .........................................       45,655              37,967


Commitments and contingencies


Stockholders' equity
Preferred Stock, $2.00 par value, authorized
   20,000,000 shares, issued and outstanding
       Series F, 3,350,000 shares in 1999 and
         1998 (liquidation preference $33,500) ............        6,100               6,100
       Series G, 1,000 in 1999 and 1998 (liquidation
         preference $100) .................................            2                   2
Common stock, $.01 par value; authorized
   100,000,000 shares, issued 13,496,677 shares in
   1999 and 13,479,348 shares in 1998 .....................          135                 133
Paid-in capital ...........................................       83,945              83,945
Accumulated (deficit) .....................................      (62,112)            (51,880)
Treasury stock at cost, 2,737,216 shares in 1999
   and 1998 ...............................................          (28)                (28)
                                                              ----------          ----------

                                                                  28,042              38,272
                                                              ----------          ----------

                                                              $  947,712          $  918,605
                                                              ==========          ==========






The accompanying notes are an integral part of these Consolidated Financial Statements.

                          AMERICAN REALTY TRUST, INC.
               CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)





                                                          For the Three Months
                                                             Ended March 31,
                                                     ------------------------------
                                                         1999              1998
                                                     ------------      ------------
                                                         (dollars in thousands,
                                                           except per share)

Income
   Sales .......................................     $      7,124      $      6,753
   Rents .......................................           40,242            11,567
   Interest ....................................            1,852               138
   Other .......................................           (1,710)             (209)
                                                     ------------      ------------
                                                           47,508            18,249
Expenses
   Cost of sales ...............................            6,174             5,780
   Property operations .........................           27,878             9,663
   Interest ....................................           21,114             9,536
   Advisory fee to affiliate ...................            1,101               760
   General and administrative ..................            4,053             2,285
   Depreciation ................................            4,480             1,232
   Litigation settlement .......................              184                --
   Minority interest ...........................            8,442               488
                                                     ------------      ------------
                                                           73,426            29,744
                                                     ------------      ------------

(Loss) from operations .........................          (25,918)          (11,495)
Equity in income (loss) of investees ...........             (725)            2,387
Gain on sale of real estate ....................           17,516                --
                                                     ------------      ------------

Net (loss) .....................................           (9,127)           (9,108)

Preferred dividend requirement .................             (566)              (51)
                                                     ------------      ------------

Net (loss) applicable to Common shares .........     $     (9,693)     $     (9,159)
                                                     ============      ============


Earnings per share
   Net (loss) ..................................     $       (.90)     $       (.86)
                                                     ============      ============


Weighted average Common shares used in computing
   earnings per share ..........................       10,742,325        10,711,921
                                                     ============      ============







The accompanying notes are an integral part of these Consolidated Financial Statements.

                          AMERICAN REALTY TRUST, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
             For the Three Months Ended March 31, 1999 (Unaudited)







                                       Series F     Series G
                                       Preferred    Preferred     Common       Treasury     Paid-in    Accumulated   Stockholders'
                                        Stock        Stock         Stock        Stock       Capital     (Deficit)       Equity
                                       --------     --------     --------     --------      --------     --------      --------
                                                                  (dollars in thousands, except per share)

Balance, January 1, 1999 ...........   $  6,100     $      2     $    133     $    (28)     $ 83,945     $(51,880)     $ 38,272


Dividends
   Common Stock ($.05 per share) ...         --           --           --           --            --         (535)         (535)
   Series F Preferred Stock ($.25
      per share) ...................         --           --           --           --            --         (563)         (563)
   Series G Preferred Stock ($2.50
      per share) ...................         --           --           --           --            --           (3)           (3)


Sale of Common Stock under
   dividend reinvestment plan ......         --           --            2           --            --           (4)           (2)


Net (loss) .........................         --           --           --           --            --       (9,127)       (9,127)
                                       --------     --------     --------     --------      --------     --------      --------



Balance, March 31, 1999 ............   $  6,100     $      2     $    135     $    (28)     $ 83,945     $(62,112)     $ 28,042
                                       ========     ========     ========     ========      ========     ========      ========






The accompanying notes are an integral part of these Consolidated Financial Statements.

                          AMERICAN REALTY TRUST, INC.
               CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)


                                                                For the Three Months
                                                                   Ended March 31,
                                                           -----------------------------
                                                              1999                1998
                                                           ----------         ----------
                                                               (dollars in thousands)
Cash Flows From Operating Activities
   Pizza parlor sales collected .......................    $    7,824         $    6,614
   Rents collected ....................................        39,370             11,500
   Interest collected .................................           772                203
   Distributions received from equity investees'
      operating cash flow .............................           306              7,010
   Payments for property operations ...................       (35,737)           (10,334)
   Payments from pizza parlor operations ..............        (6,257)            (6,779)
   Interest paid ......................................       (17,723)            (6,383)
   Advisory fee paid to affiliate .....................        (1,101)              (760)
   Purchase of marketable equity securities ...........          (696)            (1,114)
   Proceeds from sale of marketable equity
      securities ......................................           791              2,044
   General and administrative expenses paid ...........        (4,101)            (2,285)
   Other ..............................................         3,198             (1,208)
                                                           ----------         ----------
      Net cash (used in) operating activities .........       (13,355)            (1,492)

Cash Flows From Investing Activities
   Collections on notes receivable ....................        10,915              7,600
   Proceeds from sale of real estate ..................        35,955                 --
   Acquisition of real estate .........................       (28,894)           (26,206)
   Pizza parlor equipment purchased ...................          (207)              (670)
   Notes receivable funded ............................       (12,179)              (432)
   Earnest money/escrow deposits ......................       (11,277)              (474)
   Investment in real estate entities .................           (35)              (177)
   Real estate improvements ...........................        (3,081)            (1,652)
                                                           ----------         ----------
      Net cash (used in) investing activities .........        (8,803)           (22,011)

Cash Flows From Financing Activities
   Proceeds from notes payable ........................        37,440             51,419
   Payments on notes payable ..........................       (21,496)           (25,194)
   Deferred borrowing costs ...........................          (758)            (3,514)
   Net advances (payments) to/from affiliates .........           137             (1,679)
   Common dividends paid ..............................          (535)              (541)
   Preferred dividends paid ...........................          (566)               (52)
   Minority interest ..................................          (754)              (488)
   Margin borrowings (repayments), net ................           357               (821)
                                                           ----------         ----------
      Net cash provided by financing activities .......        13,825             19,130

      Net (decrease) in cash and cash equivalents .....        (8,332)            (4,373)

Cash and cash equivalents, beginning of period ........        11,523              5,347
                                                           ----------         ----------

Cash and cash equivalents, end of period ..............    $    3,191         $      974
                                                           ==========         ==========



The accompanying notes are an integral part of these Consolidated Financial Statements.

                          AMERICAN REALTY TRUST, INC.
         CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) - Continued


                                                                     For the Three Months
                                                                        Ended March 31,
                                                                   1999               1998
                                                                ----------         ----------
                                                                   (dollars in thousands)

Reconciliation of net (loss) to net cash
   (used in) operating activities

   Net (loss) ..............................................    $   (9,127)        $   (9,108)
   Adjustments to reconcile net (loss) to net
       cash (used in) operating activities
       Depreciation and amortization .......................         4,480              1,232
       Gain on sale of real estate .........................       (17,516)                --
       Distributions from equity investees' operating
          cash flow ........................................           306              7,010
       Equity in (income) loss of investees ................           725             (2,387)
       Decrease in marketable equity securities ............         1,825              1,187
       (Increase) decrease in accrued interest
          receivable .......................................        (1,079)               128
       Decrease in other assets ............................        13,563              2,535
       Increase (decrease) in accrued interest payable .....          (477)                51
       (Decrease) in accounts payable and other
          liabilities ......................................        (6,319)            (1,937)
       Other ...............................................           265               (203)
                                                                ----------         ----------

          Net cash (used in) operating activities ..........    $  (13,354)        $   (1,492)
                                                                ==========         ==========



Schedule on noncash investing and financing activities

   Notes payable from acquisition of real estate ...........    $   22,000         $    3,614






The accompanying notes are an integral part of these Consolidated Financial Statements.

                          AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)


NOTE 1.           BASIS OF PRESENTATION

         The accompanying Consolidated Financial Statements of American Realty Trust, Inc. and consolidated entities ("ART") have been prepared in conformity with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Operating results for the three month period ended March 31, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. For further information, refer to the Consolidated Financial Statements and Notes thereto included in ART's Annual Report on Form 10-K for the year ended December 31, 1998 (the "1998 Form 10-K").

         Certain balances for 1998 have been reclassified to conform to the 1999 presentation.

NOTE 2.           SYNTEK ASSET MANAGEMENT, L.P.

         ART owns a 96% limited partner interest in Syntek Asset Management, L.P. ("SAMLP"). Until December 18, 1998, SAMLP was the general partner of National Realty, L.P. ("NRLP") and National Operating, L.P. ("NOLP"), the operating partnership of NRLP (collectively the "Partnership"). Gene E. Phillips, a Director and Chairman of the Board of ART until November 16, 1992, is also a general partner of SAMLP. As of March 31, 1999, ART owned approximately 55.0% of the outstanding limited partner units of the Partnership.

         The Partnership, SAMLP and Gene E. Phillips were among the defendants in a class action lawsuit arising from the formation of the Partnership (the "Moorman Litigation"). An agreement settling such lawsuit (the "Settlement Agreement") for the above named defendants became effective on July 5, 1990. The Settlement Agreement provided for, among other things, the appointment of the Partnership oversight committee for the Partnership and the establishment of specified annually increasing targets for five years relating to the price of the Partnership's units of limited partner interest.

         The Settlement Agreement provided for the resignation and replacement of SAMLP as general partner if the unit price targets were not met for two consecutive anniversary dates. The Partnership did not meet the unit price targets for the first and second anniversary dates.

         On July 15, 1998, the Partnership, SAMLP and the Partnership oversight committee executed an Agreement for Cash Distribution and Election of Successor General Partner (the "Cash Distribution Agreement") which provided for the nomination of an entity affiliated with SAMLP to be the successor general partner of the Partnership, for the distribution of $11.4 million to the plaintiff class members and for the resolution of all related matters under the Settlement Agreement. On October 23, 1998, the Court entered an order granting final approval of the Cash Distribution Agreement. The Court also entered orders requiring the Partnership to pay $404,000 in attorney's fees to Joseph
B. Moorman's legal counsel, $30,000 to Joseph B. Moorman and $404,000 in attorney's fees to Robert A. McNeil's legal counsel.

         Pursuant to the order, $11.4 million was deposited by the Partnership into an escrow account and then transferred to the control of an independent administrator. The distribution of cash is under the control of the independent settlement administrator. On March 24, 1999, the initial distribution of cash was made to the plaintiff class members.

         The proposal to elect NRLP Management Corp. ("NMC"), a wholly-owned subsidiary of ART, as the successor general partner was submitted to the unitholders of the Partnership for a vote at a special meeting of unitholders held on December 18, 1998. NMC was elected by a majority of the Partnership unitholders. The Settlement Agreement remained in effect until December 18, 1998, when SAMLP resigned as general partner and NMC was elected successor general partner and took office.

                          AMERICAN REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            (UNAUDITED) - CONTINUED


         Under the Cash Distribution Agreement, NMC assumed liability for SAMLP's note for its original capital contribution to the Partnership. In addition, NMC assumed liability for the note which requires the repayment of the $11.4 million paid by the Partnership under the Cash Distribution Agreement, plus the $808,000 in court ordered attorney's fees and $30,000 paid to Joseph B. Moorman. This note requires repayment over a ten-year period, bears interest at a variable rate, currently 7.0% per annum, and is guaranteed by ART. The liability assumed under the Cash Distribution Agreement was expensed as a "litigation settlement." An additional $184,000 was expensed as a "litigation settlement" in the first quarter of 1999.

         As of December 31, 1998, ART discontinued accounting for its investment in the Partnership under the equity method upon the election of NMC as general partner of the Partnership and the settlement of the Moorman Litigation. ART began consolidation of the Partnership's accounts at that date and its operations subsequent to that date.

NOTE 3.           NOTES RECEIVABLE

         In January 1999, the Partnership received $350,000 on the collection of a mortgage note receivable.

         During 1998 and the first quarter of 1999, the Partnership funded a total of $11.9 million of a $23.8 million loan commitment to Centura Tower, Ltd. The loan is secured by 2.2 acres of land and an office building under construction in Dallas, Texas. The loan bears interest at 12.0% per annum, requires monthly payments based on net revenues after development of the land and building and matures in January 2003. The borrower has not obtained a construction loan, therefore, the Partnership may be required to fund construction costs in excess of its loan commitment, in order to preserve its collateral interest. Estimated cost to construct the office building is in excess of $60.0 million. Through April 1999, the Partnership funded an additional $2.3 million.

         Beginning in 1997 and through January 1999, the Partnership funded a $1.6 million loan commitment to Bordeaux Investments Two, L.L.C. ("Bordeaux"). The loan is secured by (1) a 100% interest in Bordeaux, which owns a shopping center in Oklahoma City, Oklahoma; (2) 100% of the stock of Bordeaux Investments One, Inc., which owns 6.5 acres of undeveloped land in Oklahoma City, Oklahoma; and (3) the personal guarantees of the Bordeaux partners. The loan bears interest at 14.0% per annum. Until November 1998, the loan required monthly payments of interest only at the rate of 12.0% per annum, with the deferred interest payable at maturity in January 1999. In November 1998, the loan was modified to allow payments based on monthly cash flow of the collateral property and the maturity date was extended to December 1999. In April 1999, the Partnership funded an additional $10,000. The property has had no cash flow, therefore, the Partnership ceased accruing interest in the second quarter of 1999.

         In June 1998, the Partnership funded a $365,000 loan to RB Land & Cattle, L.L.C. The loan is secured by a pledge of a note secured by 7,200 acres of undeveloped land near Crowell, Texas, and the personal guarantee of the borrower. The loan bore interest at 10.0% per annum and matured in December 1998. All principal and interest were due at maturity. The borrower did not make the required payments and the loan was classified as nonperforming. The Partnership has begun foreclosure proceedings. The Partnership expects to incur no loss on foreclosure as the fair value of the collateral property, less estimated costs of sale, exceeds the carrying value of the note.

         In August 1998, the Partnership funded a $6.0 million loan to Centura Holdings, LLC, a subsidiary of Centura Tower, Ltd. The loan is secured by
6.4109 acres of land in Dallas, Texas. The loan bears interest at 15.0% per annum and matures in August 2000. All principal and interest are due at maturity. In February 1999, the Partnership funded an additional $37,500.

         Also in August 1998, the Partnership funded a $3.7 million loan to JNC Enterprises, Inc. ("JNC"). The loan was secured by a contract to purchase 387 acres of land in Collin County, Texas, the guaranty of the borrower and the personal guarantees of its partners. The loan bore interest at 12.0% per annum and matured the earlier of termination of the purchase contract or February 1999. All principal and interest were due at maturity. This loan was cross- collateralized with other JNC loans. In January 1999, ART purchased the contract from JNC and acquired the land. In connection with the purchase, Garden Capital, L.P. ("GCLP") funded an additional $6.0 million of its $95.0 million loan commitment to ART. GCLP is a partnership in which NOLP is the sole limited partner with a 99.3% limited partner interest and a wholly-owned subsidiary of ART is the general partner with .7% general partner interest. A portion of the funds were used to payoff the $3.7 million loan, including accrued but unpaid interest, a $1.3 million paydown of the JNC line of credit and a $820,000 paydown of the JNC Frisco Panther Partners, Ltd. loan, discussed below. See NOTE 7. "NOTES PAYABLE."

         Further in August 1998, the Partnership funded a $635,000 loan to La Quinta Partners, LLC. The loan is secured by interest bearing accounts prior to being used as escrow deposits toward the purchase of a total of 956 acres of land in La Quinta, California. The loan bore interest at 10.0% per annum and matured in November 1998. All principal and interest were due at maturity. In November and December 1998, the Partnership received $250,000 in principal paydowns and in the second quarter of 1999, the remaining $385,000 is expected to be collected.

         In 1997 and 1998, the Partnership funded a $3.8 million loan to Stratford & Graham Developers, L.L.C. The loan is secured by 1,485 acres of unimproved land in Riverside County, California. The loan bears interest at 15.0% per annum and matures in June 1999. All principal and interest are due at maturity. In the first quarter of 1999, the Partnership funded an additional $119,000, increasing the loan balance to $3.9 million. In April 1999, the Partnership funded an additional $66,000, increasing the loan balance to $4.0 million.

         In October 1998, the Partnership funded three loans to JNC or affiliated entities. The first JNC loan of $1.0 million is secured by a second lien on 3.5 acres of land in Dallas, Texas, the guaranty of the borrower and the personal guarantees of its partners. The loan bears interest at 14.0% per annum and matures in October 1999. All principal and interest are due at maturity. The second loan, also $1.0 million, was secured by a second lien on
2.9 acres of land in Dallas, Texas, the guaranty of the borrower and the personal guarantees of its partners. The loan bore interest at 14.0% per annum and matured in October 1999. All principal and interest were due at maturity. This loan was paid in full in March 1999. The third loan, in the amount of $2.1 million was to Frisco Panther Partners, Ltd. The loan is secured by a second lien on 408.2 acres of land in Frisco, Texas, the guaranty of the borrower and the personal guarantees of its partners. The loan bears interest at 14.0% per annum and matures in October 1999. All principal and interest are due at maturity. These loans are cross-collateralized with other JNC loans funded by the Partnership. In January 1999, the Partnership received a paydown of $820,000 on the Frisco Panther Partners, Ltd. loan.

         In March 1998, the Partnership ceased receiving the required payments on a $3.0 million note receivable secured by an office building in Dallas, Texas. In October 1998, the Partnership began foreclosure proceedings. In March 1999, the Partnership received payment in full, including accrued but unpaid interest.

         In December 1998, the Partnership funded $3.3 million of a $5.0 million loan commitment to JNC. The loan is secured by a second lien on 1,791 acres of land in Denton County, Texas, and a second lien of 220 acres of land in Tarrant County, Texas. The loan bears interest at 12.0% per annum and matures in December 1999. All principal and interest are due at maturity. The loan is cross-collateralized with other JNC loans funded by the Partnership. In January 1999, the Partnership received a $1.3 million paydown. In January and February 1999, the Partnership funded an additional $2.0 million.

         At December 1998, the Partnership's one wraparound mortgage note receivable with a principal balance of $5.0 million, was in default. The Partnership has been vigorously pursuing its rights regarding the loan. If the Partnership should be unsuccessful and the underlying lienholder forecloses the collateral property, the Partnership will incur no loss in excess of previously established reserves.

                          AMERICAN REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            (UNAUDITED) - CONTINUED


         Related Party. In February 1999, GCLP funded a $5.0 million unsecured loan to Davister Corp., which at March 31, 1999, owned approximately 15.8% of the outstanding shares of ART's Common Stock. The loan bears interest at 12.0% per annum and matures in February 2000. All principal and interest are due at maturity. The loan is guaranteed by Basic Capital Management, Inc. ("BCM"), ART's advisor.

NOTE 4.           REAL ESTATE

         In January 1999, GCLP sold the 199 unit Olde Town Apartments in Middleton, Ohio, for $4.6 million, receiving net cash of $4.4 million after the payment of various closing costs, including a real estate brokerage commission of $136,000 to Carmel Realty, Inc. ("Carmel Realty"), an affiliate of BCM. A gain of $2.2 million was recognized on the sale.

         In February 1999, ART purchased Frisco Bridges land, a 336.8 acre parcel of unimproved land in Collin County, Texas, for $46.8 million. ART paid $7.8 million in cash and obtained mortgage financing totaling $39.0 million. Seller financing in the amount of $22.0 million, secured by 191.5 acres of the parcel, bears interest at 14% per annum, requires monthly interest only payments, and matures in January 2000. A mortgage in the amount of $15.0 million, secured by 125.0 acres of the parcel, bears interest at the prime rate plus 4.5%, currently 12.25% per annum, requires principal reduction payments of $1.0 million on each of May 1, June 1, and July 1, and $3.0 million on August 1 and November 1, 1999 in addition to monthly interest payments and matures in February 2000. Another mortgage in the amount of $2.0 million, secured by 13.5 acres of the parcel, bears interest at 14% per annum, requires monthly interest only payments and matures in January 2000. ART's Double O land in Las Colinas, Texas and its Desert Wells land in Palm Desert, California are pledged as additional collateral for these loans. ART drew down $6.0 million under its line of credit with the GCLP, for a portion of the cash requirement. See NOTE
7. "NOTES PAYABLE." A real estate brokerage commission of $1.4 million was paid to Carmel Realty.

         Also in February 1999, ART sold a 4.6 acre tract of its Plano Parkway land parcel, for $1.2 million. ART received net cash of $1.1 million after the payment of various closing costs, including a real estate brokerage commission of $36,000 to Carmel Realty. Simultaneously with the sale, the mortgage debt secured by such land parcel was refinanced in the amount of $7.1 million. The new mortgage bears interest at the prime rate plus 4.5%, currently 12.25% per annum, requires monthly interest only payments and matures in January 2000. The net cash from the sale and refinancing along with an additional $921,000 were used to payoff the $8.9 million mortgage secured by the land parcel. A mortgage brokerage and equity refinancing fee of $71,000 was paid to BCM. A gain of $473,000 was recognized on the sale.

         In February 1999, GCLP sold the 225 unit Santa Fe Apartments in Kansas City, Missouri, for $4.6 million, receiving net cash of $4.3 million after the payment of various closing costs, including a real estate brokerage commission of $137,000 to Carmel Realty. A gain of $706,000 was recognized on the sale.

         Also in February 1999, GCLP sold the 480 unit Mesa Ridge Apartments in Mesa, Arizona, for $19.5 million, receiving net cash of $793,000 after the payment of various closing costs, including a real estate brokerage commission of $585,000 to Carmel Realty and remitting $17.8 million to the lender to hold in escrow pending a substitution of collateral. Such funds will be released when substitute collateral is approved. If substitute collateral is not provided by August 1999, $13.0 million of the escrowed monies will be applied against the mortgage's principal balance, approximately $800,000 will be retained by the lender as a prepayment penalty and the remaining $4.0 million will be returned to GCLP. A gain of $9.6 million was recognized on the sale, after consideration of payment of the prepayment penalty.

         In March 1999, ART sold a 13.0 acre tract of its Rasor land parcel, for $1.6 million, receiving no net cash after paying down by $1.5 million the mortgage debt secured by such land parcel and the payment of various closing costs,

                          AMERICAN REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            (UNAUDITED) - CONTINUED


including a real estate brokerage commission of $48,000 to Carmel Realty. A gain of $979,000 was recognized on the sale.

         Also in March 1999, ART sold two tracts totaling 9.9 acres of its Mason/Goodrich land parcel, for $956,000, receiving net cash of $33,000 after paying down by $860,000 the mortgage debt secured by such land parcel and the payment of various closing costs, including a real estate brokerage commission of $29,000 to Carmel Realty. A gain of $432,000 was recognized on the sale.

         Further in March 1999, ART sold, in a single transaction, a 13.7 acre tract of its McKinney II land parcel and a 20.0 acre tract of its McKinney IV land parcel, for $7.7 million, receiving no net cash after paying down by $5.5 million the mortgage secured by such land parcel, the funding of required escrows and the payment of various closing costs, including a real estate brokerage commission of $231,000 to Carmel Realty. A gain of $3.1 million was recognized on the sale.

NOTE 5.           INVESTMENTS IN EQUITY INVESTEES

         Real estate entities. ART's investment in real estate entities at March 31, 1999, included equity securities of three publicly traded Real Estate Investment Trusts (collectively the "REITs"), Continental Mortgage and Equity Trust ("CMET"), Income Opportunity Realty Investors, Inc. ("IORI") and Transcontinental Realty Investors, Inc. ("TCI"), and interests in real estate joint venture partnerships. BCM, ART's advisor, serves as advisor to the REITs.

         ART accounts for its investment in the REITs and the joint venture partnerships using the equity method. Substantially all of the equity securities of the REITs are pledged as collateral for borrowings. See NOTE 8. "MARGIN BORROWINGS."

         ART's investment in real estate entities, accounted for using the equity method, at March 31, 1999 was as follows:

                                                                          Equivalent
              Percentage                    Carrying                       Investee
               of ART's                     Value of                       Book Value             Market Value
             Ownership at                 Investment at                       at                 of Investmentat
Investee     March 31, 1999               March 31, 1999                 March 31, 1999           March 31, 1999
--------   ------------------           ------------------             ------------------        ----------------

CMET                41.1%               $      14,713                  $      34,708             $       24,558
IORI                30.8                        3,049                          7,199                      3,601
TCI                 30.9                        9,825                         28,067                     14,454
                                        -------------                                            --------------
                                               27,587                                            $       42,613
                                                                                                 ==============

Other                                           6,235
                                        $      33,822
                                        =============

         The difference between the carrying value of ART's investment and the equivalent investee book value is being amortized over the life of the properties held by each investee.

         Management continues to believe that the market value of each of the REITs undervalues their assets and ART may, therefore, continue to increase its ownership in these entities in 1999.

                          AMERICAN REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            (UNAUDITED) - CONTINUED



         Set forth below is summarized results of operations of equity investees for the three months ended March 31, 1999:

                  Revenues...........................................      $      39,567
                  Equity in income of partnerships...................                133
                  Property operating expenses........................             24,567
                  Depreciation.......................................              5,603
                  Interest expense...................................             13,072
                                                                           -------------
                  (Loss) before gains on sale of real estate.........             (3,542)

                  Gain on sale of real estate........................              2,020
                                                                           -------------
                  Net (loss).........................................      $      (1,522)
                                                                           =============

         ART's share of equity investees' loss before gains on the sale of real estate was $1.2 million for the three months ended March 31, 1999, and its share of equity investees' gains on sale of real estate was $448,000 for the three months ended March 31, 1999.

         ART's cash flow from the REITs is dependent on the ability of each of them to make distributions. In the first quarter of 1999, distributions totaling $306,000 were received from the REITs.

         In the first quarter of 1999, ART purchased a total of $35,000 of equity securities of the REITs and $196,000 of NRLP units of limited partner interest.

         In January 1992, ART entered into a partnership agreement with an entity affiliated with the owner, at the time, of in excess of 14% of ART's outstanding shares of Common Stock, to acquire 287 developed residential lots adjacent to ART's other residential lots in Fort Worth, Texas. The partnership agreement designates ART as managing general partner. The partnership agreement also provides each of the partners with a guaranteed 10% return on their respective investments. Through December 31, 1998, 266 residential lots had been sold. In the first quarter of 1999, no additional lots were sold.

NOTE 6.           MARKETABLE EQUITY SECURITIES - TRADING PORTFOLIO

         Since 1994, ART has been purchasing equity securities of entities other than those of the REITs and the Partnership to diversify and increase the liquidity of its margin accounts. In the first quarter of 1999, ART purchased $696,000 and sold $791,000 of such securities. These equity securities are considered a trading portfolio and are carried at market value. At March 31, 1999, ART recognized an unrealized decrease in the market value of its trading portfolio securities of $1.8 million. Also in the first quarter of 1999, ART realized a net gain of $33,000 from the sale of trading portfolio securities and received no dividends. Unrealized and realized gains and losses on trading portfolio securities are included in other income in the accompanying Consolidated Statements of Operations.

NOTE 7.           NOTES PAYABLE

         In February 1999, the Partnership obtained mortgage financing secured by the unencumbered Melrose Business Park in Oklahoma City, Oklahoma, in the amount of $900,000, receiving net cash of $870,000 after the payment of various closing costs, including a mortgage brokerage and equity refinancing fee of $9,000 to BCM. The mortgage bears interest at a variable rate, currently 8.5% per annum, requires monthly payments of principal and interest of $8,000 and matures in February 2019.

         Also in February 1999, the Partnership obtained mortgage financing secured by the unencumbered 56 Expressway Office Building in Oklahoma City, Oklahoma, in the amount of $1.7 million, receiving net cash of $1.7 million after the

                          AMERICAN REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            (UNAUDITED) - CONTINUED


payment of various closing costs, including a mortgage brokerage and equity refinancing fee of $17,000 to BCM. The mortgage bears interest at a variable rate, currently 8.5% per annum, requires monthly payments of principal and interest of $15,000 and matures in February 2019.

         In March 1999, ART obtained a second mortgage on its Frisco Bridges land in the amount of $2.0 million. The mortgage bears interest at 12.5% per annum, and requires interest and principal to be paid at maturity in June 1999.

         Also in March 1999, the Las Colinas I term loan lender provided additional financing on ART's Stagliano, Dalho, Bonneau and Valley Ranch III land in the amount of $2.2 million. The proceeds from this financing along with an additional $1.4 million in cash were used to pay off the $3.1 million in mortgage debt secured by such land parcels. A mortgage brokerage and equity refinancing fee of $22,000 was paid to BCM.

         At March 31, 1999, the mortgage debt secured by ART's McKinney I, II, III, IV, V and Dowdy land in the amount of $15.2 million matured. ART and the lender had reached an agreement to extend the mortgage's maturity to January 2000 in exchange for, among other things, ART's payment of an extension fee and a loan paydown. On March 31, 1999, ART requested a loan payoff letter from the lender intending to refinance the maturing debt. Such letter contained a demand for fees and other consideration that management believes the lender is not entitled to receive under the loan documents. The lender began foreclosure proceedings. On April 30, 1999, the Court granted a temporary restraining order to prevent foreclosure. On May 12, 1999, a hearing was held on ART's application for a temporary injunction. The Court has not yet ruled on ART's request. ART continues to negotiate with the lender.

         Related Party. In 1998 and the first quarter of 1999, GCLP funded $76.0 million of a $95.0 million loan commitment to ART. The loan is secured by second liens on (1) an office building in Minnesota, (2) four apartments in Mississippi, and (3) 130.54 acres of land in Texas, (4) by the stock of ART Holdings, Inc., a wholly-owned subsidiary of ART that owns 3,349,535 National Realty units of limited partnership, and (5) by the stock of NMC. The loan bears interest at 12.0% per annum, requires monthly payments of interest only and matures in November 2003. In February 1999, ART made a $999,000 paydown on the loan. In April 1999, GCLP funded an additional $5.7 million. Such loan balance is eliminated in consolidation.

         In December 1998, in connection with the Litigation Settlement, NMC, the general partner of the Partnership, assumed responsibility for repayment to the Partnership of the $12.4 million paid by the Partnership to the Moorman Litigation plaintiff class members and legal counsel; $184,000 of such amount being paid in March 1999. The loan bears interest at 90 day LIBOR (London InterBank Offered Rate) plus 2.0% per annum, currently 7.0% per annum, adjusted every 90 days and requires annual payments of accrued interest plus principal payments of $500,000 in each of the first three years, $750,000 in each of the next three years, $1.0 million in each of the next three years, with payment in full of the remaining balance in the tenth year. The note is guaranteed by ART. The note matures upon the earlier of the liquidation or dissolution of the Partnership, NMC ceasing to be general partner or ten years from March 24, 1999, the date of the first cash distribution to the Moorman Litigation plaintiff class members.

NOTE 8.           MARGIN BORROWINGS

         ART has margin arrangements with various brokerage firms which provide for borrowing of up to 50% of the market value of marketable equity securities. The borrowings under such margin arrangements are secured by equity securities of the REITs, NRLP and ART's trading portfolio and bear interest rates ranging from 7.0% to 11.0%. Margin borrowing totaled $35.4 million at March 31, 1999.

         In August 1996, ART consolidated its existing NRLP margin debt held by various brokerage firms into a single loan of $20.3 million. In July 1997, the lender advanced an additional $3.7 million, increasing the loan balance to $24.0 million. The loan was secured by ART's NRLP units with a market value of at least 50% of the principal balance of the loan.

                          AMERICAN REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            (UNAUDITED) - CONTINUED


ART paid down the loan by $14.0 million in September 1998 and an additional $5.0 million in October 1998. At December 1998, the loan had a principal balance of $5.0 million. In February 1999, the loan was paid off.

NOTE 9.           INCOME TAXES

         Financial statement income varies from taxable income principally due to the accounting for income and losses of investees, gains and losses from asset sales, depreciation on owned properties, amortization of discounts on notes receivable and payable and the difference in the allowance for estimated losses. ART had no taxable income or provision for income taxes in the three months ended March 31, 1999 or 1998.

NOTE 10.          OPERATING SEGMENTS

         Significant differences among the accounting policies of ART's operating segments as compared to ART's consolidated financial statements principally involve the calculation and allocation of administrative expenses. Management evaluates the performance of each of the operating segments and allocates resources to them based on their net operating income and cash flow. ART based reconciliation of expenses that are not reflected in the segments is $4.1 million and $2.3 million of administrative expenses for the three months ended March 31, 1999 and 1998, respectively. There are no intersegment revenues and expenses and the Partnership conducts all of its business within the United States.

         Presented below are ART's reportable segments operating income for the three months ended March 31, and segment assets at March 31.

                   Commercial                                                 Pizza
   1999            Properties   Apartments      Hotels         Land          Parlors     Receivables      Total
   ----            ----------   ----------      ------         ----          -------     -----------      -----
Operating
    revenue ...... $   7,347     $  26,049     $   6,721     $     125      $   7,124     $      --     $  47,366
Operating
    expenses .....     3,815        15,830         5,486         2,747          6,174            --        34,052
Interest
    income .......        --            --            --            --             --         1,852         1,852
Interest
    expense -
    notes
    receivable ...        --            --            --            --             --           881           881
                   ---------     ---------     ---------     ---------      ---------     ---------     ---------
Net operating
    income
    (loss) ....... $   3,532     $  10,219     $   1,235     $  (2,622)     $     950     $     971     $  14,285
                   =========     =========     =========     =========      =========     =========     =========

Depreciation/
  amortization ... $     899     $   2,619     $     638     $      --      $     324     $      --     $   4,480
Interest on
  debt ...........     1,691         7,553         1,819         8,084            230            --        19,377
Capital
  expenditures ...     1,985           371           143            --            394            --         2,893
Segment
  assets .........    93,503       254,403        88,782       329,470         21,502        54,399       842,059

                          AMERICAN REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            (UNAUDITED) - CONTINUED



Property Sales:                      Apartments                     Land                           Total
                                     ----------                   ---------                     ----------
Sales price............              $   28,605                   $  11,464                     $   40,069
Cost of sales..........                  16,112                       6,441                         22,553
                                     ----------                   ---------                     ----------
Gain on sales..........              $   12,493                   $   5,023                     $   17,516
                                     ==========                   =========                     ==========



                   Commercial                                                 Pizza
   1998            Properties    Apartments     Hotels         Land          Parlors     Receivables       Total
   ----            ----------    ----------     ------         ----          -------     -----------       -----
Operating
  revenue .......  $   4,898     $     204     $   6,327     $     138      $   6,753     $      --      $  18,320
Operating
  expenses ......      2,685           123         5,350         1,505          5,780            --         15,443
Interest
  income ........         --            --            --            --             --           138            138
Interest
  expense -
  notes
  receivable ....         --            --            --            --             --           544            544
                   ---------     ---------     ---------     ---------      ---------     ---------      ---------
Net
  operating
  income
  (loss) ........  $   2,213     $      81     $     977     $  (1,367)     $     973     $    (406)     $   2,471
                   =========     =========     =========     =========      =========     =========      =========

Depreciation/
  amortization ..  $     370     $     109     $     516     $       5      $     232     $      --      $   1,232
Interest on
  debt ..........      1,067            47         1,172         5,293             65            --          7,644
Capital
  expenditures ..      5,110            --           173            --            670            --          5,953
Segment
  assets ........     51,375         8,486        72,831       200,910         22,335        16,649        372,586

NOTE 11.          COMMITMENTS AND CONTINGENCIES

         In 1996, ART was admitted to the Valley Ranch, L.P. partnership, as general partner and Class B Limited Partner. The existing general and limited partners converted their general and limited partner interests into 8,000,000 Class A units. The units are exchangeable into shares of ART's Series E Cumulative Convertible Preferred Stock at the rate of 100 Class A units for each share of Series E Preferred Stock. In February 1999, the Class A unitholder notified ART that it intended to convert 100,000 Class A units into 1,000 shares of Series E Preferred Stock. In March 1999, ART purchased the 100,000 of the Class A units for $100,000. ART subsequently reached an agreement with the other Class A unitholders to acquire the remaining 7,900,000 Class A units for $1.00 per unit. In April 1999, 900,000 units were purchased and 1 million units will be purchased in July and October 1999 and January 2000 and 2 million units in May 2001 and May 2002.

         Litigation. ART is involved in various lawsuits arising in the ordinary course of business. In the opinion of ART's management, the outcome of these lawsuits will not have a material impact on ART's financial condition, results of operations or liquidity.

                          AMERICAN REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            (UNAUDITED) - CONTINUED



NOTE 12.          SUBSEQUENT EVENTS

         In April 1999, ART refinanced the matured mortgage debt secured by its Yorktown land in the amount of $4.8 million, receiving net cash of $580,000 after paying off $4.0 million in mortgage debt and the payment of various closing costs, including a mortgage brokerage and equity refinancing fee of $48,000 to BCM. The new mortgage bears interest at the prime rate plus 4.5%, currently 12.25% per annum, requires monthly interest only payments, a principal reduction payment of $368,000 in July 1999 and matures in February 2000.

         Also in April 1999, GCLP sold the 166 unit Horizon East Apartments in Dallas, Texas, for $4.0 million, receiving net cash of $1.2 million after paying off $2.6 million in mortgage debt and the payment of various closing costs, including a real estate brokerage commission of $79,000 to Carmel Realty. A gain will be recognized on the sale.

         Further in April 1999, GCLP sold the 120 unit Lantern Ridge Apartments in Richmond, Virginia, for $3.4 million, receiving net cash of $880,000 after the payment of various closing costs, including a real estate brokerage commission of $103,000 to Carmel Realty. The purchaser assumed the $2.4 million mortgage secured by the property.
A gain will be recognized on the sale.

         In March 1999, ART funded $322,000 of a $2.0 million loan commitment to Lordstown, L.P. The loan is secured by second liens on land in Ohio and Florida and 100% of the general and limited partnership interest in Partners Capital, Ltd. and a 50% profits interest in subsequent land sales. The loan bears interest at 14% per annum and matures in March 2000, with all principal and interest due at maturity. The remaining $1.7 million was funded in April 1999.

         Also in April 1999, ART funded $2.4 million loan to 261, L.P. The loan is secured by 100% of the limited partnership interest in Partners Capital, Ltd. and a 75% profits interest in subsequent land sales. The loan bears interest at 14% per annum and matures in March 2000, with all principal and interest due at maturity.

                          INDEPENDENT AUDITORS' REPORT

Board of Trustees and Shareholders
EQK Realty Investors I:


         We have audited the accompanying balance sheets of EQK Realty Investors I (a Massachusetts business Trust) as of December 31, 1998 and 1997 and related statements of operations, shareholders' deficit, and cash flows for each of the three years in the period ended December 31, 1998. Our audits also included the financial statement schedule listed in the Index at F-1. These financial statements and the financial statement schedule are the responsibility of the Trust's management. Our responsibility is to express an opinion on the financial statements and the financial statement schedule based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

         In our opinion, such financial statements present fairly, in all material respects, the financial position of EQK Realty Investors I as of December 31, 1998 and 1997 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth herein.

         The accompanying financial statements have been prepared assuming the Trust will continue as a going concern. As discussed in Note 3 to the financial statements, the Trust's existing mortgage note and term loan mature on June 15, 1999. The potential inability of the Trust to refinance this debt or to generate sufficient proceeds from property sales to repay the debt raises substantial doubt about the Trust's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 26, 1999

                             EQK REALTY INVESTORS I
                                 BALANCE SHEETS




                                                         December 31,         December 31,
                                                             1998                1997
                                                          ----------          ----------
ASSETS                                              (dollars in thousands, except share data)

Real Estate held for sale .............................   $   39,360          $       --
Investment in real estate, at cost ....................           --              58,466
      Less accumulated depreciation ...................           --              19,170
                                                          ----------          ----------
Investment in real estate, net ........................           --              39,296
Cash and cash equivalents:
      Cash Management Agreement .......................        3,390               2,486
      Other ...........................................          471                 837
Accounts receivable and other assets (net of
      allowance of $67 and $214, respectively) ........        1,881               2,448
                                                          ----------          ----------
TOTAL ASSETS ..........................................   $   45,102          $   45,067
                                                          ==========          ==========


LIABILITIES AND DEFICIT IN SHAREHOLDERS' EQUITY:

Liabilities:
      Mortgage note payable ...........................   $   43,794          $   43,794
      Term loan payable to bank .......................        1,580               1,585
      Accounts payable and other liabilities
         (including amounts due affiliates of
         $3,107 and $3,117, respectively) .............        4,560               4,670
Commitments and Contingencies (Note 7)
Deficit in Shareholders' Equity:

      Shares of beneficial interest, without par
         value: 10,055,555 shares authorized,
         9,632,212 and 9,264,344 shares issued
         and outstanding in 1998 and 1997,
         respectively .................................      135,875             135,875
      Accumulated deficit .............................     (140,707)           (140,857)
                                                          ----------          ----------
                                                              (4,832)             (4,982)
Total Liabilities and Deficit
      in Shareholders' Equity .........................   $   45,102          $   45,067
                                                          ==========          ==========

See accompanying Notes to Financial Statements.

                             EQK REALTY INVESTORS I
                            STATEMENTS OF OPERATIONS



                                                              Years ended December 31,
                                                          1998          1997           1996
                                                       ----------    ----------     ----------
                                                       (in thousands, except per share amounts)

Revenues from rental operations .....................  $    6,191    $    6,158     $    6,174

Operating Expenses, net of tenant reimbursements
      (including property management fees earned
      by an affiliate of $228, $307 and $297,
      respectively) .................................         769         1,083            887

Depreciation and amortization .......................         588         2,181          2,212
Other income ........................................          --            --           (268)
Income from rental operations .......................       4,834         2,894          3,343
Interest expense ....................................       4,219         4,397          4,075

Other expenses, net of interest income
      (including portfolio management fees
      earned by an affiliate of $232, $242
      and $250, respectively) .......................         465           458            756
                                                       ----------    ----------     ----------

Net income (loss) ...................................  $      150    ($   1,961)    ($   1,488)
                                                       ==========    ==========     ==========

Net income (loss) per share .........................  $     0.02    $    (0.21)    $    (0.16)










See accompanying Notes to Financial Statements.

                             EQK REALTY INVESTORS I
                      STATEMENTS OF SHAREHOLDERS' DEFICIT



                                 Number of       Shares of
                               Shares Issued     Beneficial     Accumulated
                              and Outstanding    Interest         Deficit           Total
                                 ---------       ---------       ---------        ---------
                                          (in thousands, except per share data)

Balance, December 31, 1995 ...   9,264,344       $ 135,875       ($137,408)       $  (1,533)

Net Loss .....................          --              --          (1,488)          (1,488)
                                 ---------       ---------       ---------        ---------

Balance, December 31, 1996 ...   9,264,344         135,875        (138,896)          (3,021)
                                                 ---------       ---------        ---------

Net Loss .....................          --              --          (1,961)          (1,961)

Balance, December 31, 1997 ...   9,264,344         135,875        (140,857)          (4,982)

Shares Issued ................     367,868              --              --               --

Net Income ...................          --              --             150              150

Balance, December 31, 1998 ...   9,632,212       $ 135,875       $(140,707)       $  (4,832)
                                 =========       =========       =========        =========





See accompanying Notes to Financial Statements.

                             EQK REALTY INVESTORS I
                            STATEMENTS OF CASH FLOWS


                                                            For The Years Ended December 31,
                                                        ----------------------------------------
                                                           1998           1997           1996
                                                        ----------     ----------     ----------
                                                              (dollars in thousands) 1996
Cash Flows From Operating Activities
   Net income (loss) ...............................    $      150     $   (1,961)    $   (1,488)
Adjustments to reconcile net income (loss) to net
   cash provided by operating activities:
       Depreciation and amortization ...............           588          2,181          2,212
       Amortization of deferred financing costs ....           186            351            179
       Imputed and deferred interest ...............            --             --            302
       Changes in assets and liabilities:
       Increase in accounts
           payable and other liabilities ...........           252            198            140
       (Increase) decrease in accounts receivable
           and other assets ........................           421           (537)            37
                                                        ----------     ----------     ----------
Net cash provided by operating activities ..........         1,597            232          1,382
                                                        ----------     ----------     ----------
Cash Flows from investing activities:
   Additions to real estate investments ............          (652)          (546)          (195)
                                                        ----------     ----------     ----------
Net cash used in investing activities ..............          (652)          (546)          (195)
                                                        ----------     ----------     ----------
Cash flows from financing activities:
   Scheduled repayments of debt ....................            (5)            --           (333)
   Payment of deferred financing costs .............          (402)           (24)          (165)
                                                        ----------     ----------     ----------
Net cash used in financing activities ..............          (407)           (24)          (498)
                                                        ----------     ----------     ----------
Increase (decrease) in cash and cash equivalents ...           538           (338)           689
Cash and cash equivalents
   beginning of year ...............................         3,323          3,661          2,972
                                                        ----------     ----------     ----------
Cash and cash equivalents
   end of year .....................................    $    3,861     $    3,323     $    3,661
                                                        ==========     ==========     ==========
Supplemental disclosure of cash flow information:
   Interest paid ...................................    $    4,058     $    4,022     $    3,886
                                                        ==========     ==========     ==========

See accompanying Notes to Financial Statements.

                             EQK REALTY INVESTORS I
                         NOTES TO FINANCIAL STATEMENTS


NOTE 1: DESCRIPTION OF BUSINESS

         EQK Realty Investors I, a Massachusetts business trust (the "Trust"), was formed pursuant to an Amended and Restated Declaration of Trust dated February 27, 1985, as amended on March 5, 1986, to acquire certain income-producing real estate investments. Commencing with the period beginning April 1, 1985, the Trust qualified for and elected real estate investment trust ("REIT") status under the provisions of the Internal Revenue Code. Lend Lease Portfolio Management, Inc. (formerly ERE Yarmouth Portfolio Management, Inc.) serves as the "Advisor" to the Trust.

         At December 31, 1998, the Trust's remaining real estate investment is Harrisburg East Mall (the "Mall"), a regional shopping center in Harrisburg, Pennsylvania, which is currently held for sale. On December 8, 1995, the Trust sold its remaining interest in Castleton Park ("Castleton"), an office park in Indianapolis, Indiana. The Trust sold office buildings comprising an office complex located in Atlanta, Georgia, formerly known as Peachtree-Dunwoody Pavilion ("Peachtree") during 1992 and 1993. In 1991, the Trust completed the sale of two office buildings at Castleton.

         The Declaration of Trust provides for the Trust's existence and a maximum holding period for its real estate investments of 14 years. The Declaration of Trust further provides that this 14-year term may be extended by up to two years upon the recommendation of the Trustees and the affirmative vote of a majority of its shareholders. Recognizing that the disposition of the Mall would not be completed prior to the initial maturity date of the Trust's term (March 5, 1999), the Board of Trustees recommended a two-year extension of the Trust's life (through March 5, 2001). As discussed in Note 9, this recommendation was approved by the shareholders at a Special Meeting of Shareholders held on February 23, 1999.

         Effective December 23, 1997, the Trust entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which an affiliate of American Realty Trust, Inc. ("ART") is to merge with and into the Trust (the "Merger"), with the Trust being the surviving entity. The Merger contemplates, among other things, a 20-year extension of the life of the Trust.

         The Merger Agreement was amended on August 25, 1998 (the "Revised Merger Agreement") to provide for, among other matters, the right of the Trust to sell the Mall and distribute proceeds of such sale to the Trust's shareholders prior to completing the Merger and a corresponding reduction in the Merger consideration to be paid to the Trust's shareholders. As discussed in
Note 9, the Trust has entered into a non-binding letter of intent to sell the Mall to a private real estate group.

         The Merger consideration will be comprised entirely of ART Series F Cumulative Convertible Preferred Stock with a par value of $2.00 per share and a liquidation value of $10.00 per share. ("ART Preferred Shares"). The merger will be effected by (i) ART's acquisition of 4,376,056 shares currently held by four EQK shareholders (the "Selling Shareholders") and (ii) ART's receipt of 673,976 shares newly issued by the Trust (which, together with Shares currently outstanding, constitutes "EQK Shares"), the combined effect of which will give ART an approximate 49% interest in EQK. The Selling Shareholders will receive for each EQK Share sold 0.030 of an ART Preferred Share with a corresponding liquidation value of $0.30 per EQK Share sold. The remaining shareholders will be entitled to retain their Shares at the time of the Merger, but will be compensated for the dilution in their percentage ownership interest through the receipt of 0.014 of an ART Preferred Share with a corresponding liquidation value of $0.14 per EQK Share held. In addition, ART currently intends (but is not legally obligated) to acquire the remaining EQK Shares from such other shareholders at some time after the third anniversary of the consummation of the Merger for not less than 0.0486 of an ART Preferred Share with a liquidation value of $0.486 for each EQK Share tendered.

         According to the terms of the Revised Merger Agreement, upon completion of the sale of the Mall and receipt of shareholder approval, the Merger would be completed. Immediately prior to the closing of the Merger, ART will convey one of its properties to the Trust. The total consideration paid by the Trust to ART for this property will be a $1,250,000 non-recourse five-year promissory note. The Trust will also assume approximately $1,500,000 of existing debt.

         ART has agreed to permit the Trust to continue to solicit, or respond to, offers from third parties for the Trust. In the event the Trust accepts an offer from a party other than ART and elects not to proceed with the Merger, the Trust

                             EQK REALTY INVESTORS I
                   NOTES TO FINANCIAL STATEMENTS - CONTINUED


generally will be obligated to pay ART a break-up fee of $200,000 plus its share of transaction expenses (collectively, the "Break-Up Consideration").

         Because the Merger was not completed by December 15, 1998, the Revised Merger Agreement is currently terminable by either ART or the Trust. The Revised Merger Agreement also may be terminated by the Trust if (i) the Trust secures a more favorable offer from another party subject to the payment of the Break-Up Consideration; or (ii) the Revised Merger Agreement in any way impairs or delays the sale of the Mall, or is likely to result in a material reduction in proceeds.

         Proceeds from the sale of the Mall and, if applicable, the completion of the Merger, will be distributed to the shareholders of the Trust in one or more payments once the Trust's liabilities have been settled (including retirements of its Mortgage Note and Term Loan) and related transaction costs have been paid.

         The Merger is contingent upon, among other things, ART's registration statement relating to the ART Preferred Shares to be issued pursuant to the Revised Merger Agreement being declared effective by the Securities Exchange Commission, and the affirmative vote of the holders of 75% of the outstanding Shares.

         The Trust, its trustees, and its Advisor have been named as defendants in a purported class action complaint filed in Massachusetts State court, which seeks to enjoin the Merger. The complaint also seeks other relief including unspecified damages. The Management of the Trust is pursuing its legal defenses and believes that the disposition of this matter will not have a material adverse effect on the financial position of the Trust.

         Trading in the Trust's Shares on the New York Stock Exchange ("NYSE") terminated on May 4, 1998, as the Trust did not meet the NYSE's continued listing criteria. The Trust's Shares are currently traded on the OTC Bulletin Board System.

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CAPITALIZATION, DEPRECIATION AND AMORTIZATION

         Property additions are recorded at cost. Costs directly associated with major renovations and improvements, including interest on funds borrowed to finance construction, are capitalized to the point of substantial completion. Costs incurred in connection with the execution of a new lease including leasing commissions, costs associated with the acquisition or buyout of existing leases and legal fees are deferred and amortized over the term of the new lease.

         Depreciation of real estate investments was provided on a straight-line basis over the estimated useful lives of the related assets, ranging generally from 5 to 40 years. Tenant improvements were amortized over their estimated useful lives, which do not exceed the terms of the respective tenant leases. Intangible assets are amortized on a straight-line basis over their estimated useful lives.

         The Trust discontinued recording depreciation and amortization expense on its investment in real estate when the investment was transferred to real estate held for sale on April 1, 1998.

         Additional depreciation recorded in the fourth quarter of 1998 represents the write off a non-recoverable tenant allowance.

         Deferred financing costs are included in accounts receivable and other assets on the Balance Sheets. Deferred financing costs are amortized over the life of the related debt and such amortization is included in interest expense on the Statements of Operations.

                             EQK REALTY INVESTORS I
                   NOTES TO FINANCIAL STATEMENTS - CONTINUED



VALUATION OF REAL ESTATE

         At December 31, 1997 the investment in real estate was recorded at cost less accumulated depreciation. In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," the Trust considers, on a quarterly basis, whether events or changes in circumstances indicate that the carrying amount of its real estate investments may not be recoverable based on estimates of future undiscounted cash flows without interest expense. In the event such projected undiscounted future cash flows are less than the depreciated cost of the property, the investment in real estate is written down to its estimated fair market value.

         The Trust is actively attempting to sell the Mall and, therefore, has classified its investment in real estate on the balance sheet as held for sale beginning April 1, 1998. Accordingly, all real estate assets, including deferred leasing costs, are recorded at the lower of cost or estimated fair market value, less estimated costs to sell. Depreciation is not recorded for real estate assets held for sale. Therefore, the Trust discontinued recording depreciation and amortization of real estate assets on April 1, 1998.

REVENUE RECOGNITION

         Minimum rents are recognized on a straight-line basis over the term of the related leases. Percentage rents are recognized on an accrual basis.

NET INCOME (LOSS) PER SHARE

         The net income (loss) per Share calculation is based on the weighted average number of Shares outstanding during the year, which was 9,505,222 for 1998 and 9,264,344 for both 1997 and 1996.

         Share warrants issued in connection with the Trust's 1992 debt restructuring (see Note 3) are considered common share equivalents. On March 19, 1998, The Prudential Insurance Company of America (Mortgage Note Lender) exercised its warrants for 367,868 Shares of the Trust at $.0001 per Share. Such Shares were issued to the Mortgage Note Lender on May 7, 1998, bringing the total number of issued and outstanding Shares of the Trust to 9,632,212. As such, these Shares were included in the net income per Share calculation for 1998. In 1997 and 1996, the warrants were not included in the net loss per Share calculation since the effect on such calculation would be anti-dilutive.

INCOME TAXES

         The Trust has complied with all applicable provisions established by the Internal Revenue Code for maintaining its REIT status. Accordingly, no income tax provision or benefit has been recognized in the accompanying financial statements.

CASH EQUIVALENTS

         Cash equivalents include short-term investments with an original maturity of three months or less.

FAIR VALUES OF FINANCIAL INSTRUMENTS

         The Trust values its financial instruments as required by Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Values of Financial Instruments". Based on rates currently available to the Trust for comparable financial instruments, the Trust believes the carrying amounts of cash and cash equivalents, the Mortgage Note and the Term Loan approximate fair value.

                             EQK REALTY INVESTORS I
                   NOTES TO FINANCIAL STATEMENTS - CONTINUED


RECLASSIFICATIONS

         Certain prior year amounts have been reclassified to conform to the current year presentation.

MANAGEMENT ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3:  MORTGAGE DEBT AND RESTRUCTURING ACTIVITIES

         Since December 15, 1992, the Trust has had in place a "Mortgage Note" with the Mortgage Note Lender, which had an initial balance of $75,689,000, and an original maturity date of December 15, 1995. The interest rates on the Mortgage Note averaged 9.79% over its initial three year term. However, the Mortgage Note required monthly payments of interest only at the rate of 8.54% per annum.

         The additional interest charges were accrued and added to principal over this initial term of the Mortgage Note. Absent any prepayments of debt arising from property dispositions, the amount of principal due on the original maturity date of December 15, 1995 would have been $78,928,000. In December 1995, the Trust used net proceeds from the sale of Castleton to retire a portion of the Mortgage Note. The remaining principal balance of the Mortgage Note as of December 15, 1995 was $44,125,000.

         In connection with the December 15, 1992 debt financings, the Trust issued 1,675,000 previously repurchased shares of its stock to its Advisor for consideration of $6,700,000, or $4.00 per share. The Trust may, at its discretion, reissue additional 423,343 shares previously repurchased. Any issuance of shares in excess of the shares previously repurchased would require shareholder approval.

         Under the terms of the Mortgage Note, the Mortgage Note Lender received warrants to purchase 367,868 Shares of the Trust at $.0001 per share. On March 19, 1998, the Mortgage Note Lender exercised the warrants. (See Note 2.)

         The Trust also has had a "Term Loan" with PNC Bank N.A. ("Term Loan Lender") in place since December 15, 1992 bearing interest at 8.33% per annum and requiring payments at the same annual rate of 8.54% as was required under the Mortgage Note. The Term Loan is collateralized by a subordinate lien on the Mall. The payments made in excess of the interest rate were applied to the principal balance of the Term Loan such that the original principal balance of $2,859,000 would have been reduced over its three-year term to $2,839,000, absent any prepayments arising from property dispositions. In December 1995, the Trust used proceeds from the sale of Castleton to retire a portion of the Term Loan. The remaining principal balance of the Term Loan as of December 15, 1995 was $1,587,000.

         As part of the 1992 restructuring, the Trust entered into a Cash Management Agreement with the Mortgage Note Lender and assigned all lease and rent receipts to the Mortgage Note Lender as additional collateral. Pursuant to this agreement, a third-party escrow agent has been appointed to receive all rental payments from tenants and to fund monthly operating expenses in accordance with a budget approved by the Mortgage Note Lender. As of December 31, 1998, a balance of $1,965,000, was held by the third-party escrow agent in accordance with the Cash Management Agreement. The agreement also provides for the establishment of a capital reserve account, which is maintained by the escrow agent. Disbursements from this account, which is funded each month with any excess operating cash flow, are limited to capital expenditures approved by the Mortgage Note Lender. As of December 31, 1998 the balance of the capital reserve account was $1,425,000.

                             EQK REALTY INVESTORS I
                   NOTES TO FINANCIAL STATEMENTS - CONTINUED



EXTENSIONS OF DEBT

         The Trust's Mortgage Note Lender and Term Loan Lender have agreed to extend the maturity date of the loans twice; first, for a period of one year through December 15, 1996, and second, for a period of 18 months through June 15, 1998. The Mortgage Note remains collateralized by a first mortgage lien on the Mall, an assignment of leases and rents, and certain cash balances. The Term Loan remains collateralized by a subordinate lien on the Mall.

         Following the June 15, 1998 scheduled maturity date, the Mortgage Note Lender granted two six-month forbearance arrangements (through December 15, 1998 and then through June 15, 1999) wherein it agreed not to exercise remedies for non-payment of the outstanding principal balance. The Term Loan Lender has granted two six-month extensions of its maturity dates so as to coincide with such forbearance periods. The forbearance and extension arrangements are conditioned upon, among other things, the Trust continuing to make timely debt service payments in monthly amounts equal to those amounts stipulated in the December 1996 debt extension agreements.

         The Mortgage Note has been amended effective December 16, 1996 to provide for monthly payments of interest only accruing at the rate of 8.88% per annum ($324,000 per month). This interest rate reflects an increase from the 8.54% interest rate in effect during the initial extension period (December 16, 1995 to December 15, 1996).

         The Term Loan reflects the same pay rate of 8.88%, effective December 16, 1996, that is applicable to the Mortgage Note, but accrues interest at a rate that re-sets periodically. The accrual rate is computed at the Trust's discretion at either 2 5/8% above the Euro-Rate (as defined) or 1 1/8% above the Prime Rate (as defined). The accrual rate in effect as of March 15, 1999 was 7.69%. The difference between the accrual rate and the pay rate is reflected in the principal balance of the Term Loan as of December 31, 1998.

         In consideration for the extension of the maturity date of the Mortgage Note through June 15, 1998, the Trust paid an up-front application fee of $165,000 and agreed to pay a back-end fee of $272,900, plus interest thereon at the contract rate of 8.88% at maturity. On June 15, 1998, the Trust paid the back-end fee plus interest in the aggregate amount of $309,200 to the Mortgage Note Lender. In consideration for the extension of the maturity date of the Term Loan the Trust paid an extension fee of $23,800 in 1997 and paid additional loan fees of $88,100 to the Term Loan Lender on June 15, 1998.

         In consideration for the extension of the forbearance agreement relating to the Mortgage Note through June 15, 1999, the Trust paid an extension fee of $25,000. In consideration for the extension of the maturity date of the Term Loan through June 15, 1999 the Trust agreed to pay an extension fee of $8,000.

         As discussed above, the Trust's expiration date of its forbearance and extension arrangements is June 15, 1999. The potential inability of the Trust to refinance this debt or to generate sufficient proceeds from the sale of the Mall to repay the debt raises substantial doubt about the Trust's ability to continue as a going concern. The Trust has entered into a non-binding letter of intent to sell the Mall for approximately $51 million (see Note 9), although there is no assurance that the sale of the Mall will be completed. The Management of the Trust believes that the proceeds from the sale of the Mall will be sufficient to allow the Trust to repay the Mortgage Note and Term Loan, although there can be no assurance a sale will be completed by June 15, 1999. In the event the sale of the Mall is not completed by June 15, 1999, Management will propose to its lenders that further forebearance and extensions be granted. However, no assurance can be given that the lenders will grant such relief. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4:  LEASING ARRANGEMENTS

         The Trust leases shopping center space generally under non-cancelable operating leases, some of which contain renewal options. The shopping center leases generally provide for minimum rentals, plus percentage rentals based upon the retail stores' sales volume. Percentage rentals amounted to $272,000, $122,000, and $179,000 for the years ended December 31, 1998, 1997, and 1996, respectively. In addition, the tenants pay certain utility charges to the Trust. In most leases, tenants reimburse their proportionate share of real estate taxes and common area expenses. Recoveries of common area and real estate tax expenses amounted to $2,418,000, $2,299,000, and $2,313,000 for the years ended December 31, 1998, 1997, and 1996, respectively.

                             EQK REALTY INVESTORS I
                   NOTES TO FINANCIAL STATEMENTS - CONTINUED



         Future minimum rentals under existing, non-cancelable leases at December 31, 1998 are as follows:

                     YEARS ENDING DECEMBER 31,                              AMOUNT
                     -------------------------                           -----------
         1999.................................................           $ 4,828,000
         2000.................................................             4,590,000
         2001.................................................             3,864,000
         2002.................................................             3,464,000
         2003.................................................             3,039,000
         Thereafter...........................................             9,468,000
                                                                         -----------
                                                                         $29,253,000
                                                                         ===========


         The Limited Inc. operates seven stores at the Mall. Revenues from these tenants represented approximately 14.2% and 13.0% of the Mall's total revenues in 1998 and 1997, respectively. No other individual tenant, or group of affiliated tenants, contributed more than 10% to the Mall's total revenues in any of the three years in the period ended December 31, 1998.

         Prior to 1998, due to the temporary closure of two of the anchor stores operating at the Mall, certain tenants exercised the right, as provided for under co-tenancy provisions set forth in their respective leases, to pay percentage rent in lieu of fixed minimum rents which amounted to $228,000 and $663,000, for the years ended December 31, 1997 and 1996, respectively. The rental payment obligations of substantially all of these tenants reverted back to fixed minimum rent upon the March 10, 1997 opening of a Lord & Taylor department store at the Mall.

NOTE 5:  INVESTMENT IN REAL ESTATE

         The Trust's investment in real estate at December 31, 1997 consisted of the following:

         Land.................................................           $ 4,700,000
         Buildings and improvements...........................            45,356,000
         Deferred leasing costs...............................             5,692,000
         Tenant improvements..................................             2,555,000
         Personal property....................................               163,000
                                                                         -----------
                                                                         $58,466,000
                                                                         ===========

         Additions to real estate investments in 1997 primarily consisted of minor building and tenant improvements to the Mall.

         Deferred leasing costs include a 1990 payment of $5,500,000 made to an anchor tenant at the Mall in exchange for the tenant relinquishing space that was subsequently converted into leasable area for mall shops.

NOTE 6:  ADVISORY AND MANAGEMENT AGREEMENTS

ADVISORY AGREEMENT

         The Advisor is a wholly owned subsidiary of Lend Lease Real Estate Investments, (formerly ERE Yarmouth, Inc.). The Advisor makes recommendations to the Trust concerning investments, administration and day-to-day operations.

         Under the terms of the advisory agreement, as amended in December 1989, the Advisor receives a management fee that is based upon the average daily per share price of the Trust's shares plus the average daily balance of outstanding mortgage indebtedness. Such fee is calculated using a factor of 42.5 basis points (0.425%) and generally

                             EQK REALTY INVESTORS I
                   NOTES TO FINANCIAL STATEMENTS - CONTINUED



has been payable monthly without subordination. However, given the Shares of the Trust are no longer traded on a market with readily available market values, the Trustees have agreed on a stipulated rate of $0.75 per share to be used for purposes of calculating the management fee for the period of May 4, 1998 through December 31, 1998.

         Commencing with the December 1995 extension of debt and continuing with the December 1996 debt extension (See Note 3), the Mortgage Note Lender has requested, and the Advisor has agreed to, a partial deferral of payment of its fee. Whereas the fee continues to be computed as described above, payments to the Advisor are limited to $37,500 per quarter. Accrued but unpaid amounts will be eligible for payment upon the repayment of the Mortgage Note. For the years ended December 31, 1998, 1997 and 1996, portfolio management fees were $232,000, $242,000, and $250,000, respectively. The balance of deferred advisory fees at December 31, 1998 was $299,000.

         As of December 31, 1989, portfolio management fees of $5,440,000 payable to the Advisor were deferred in accordance with subordination provisions contained in the original advisory agreement. Pursuant to the amended advisory agreement, the Advisor forgave one-half, or $2,720,000, of the deferred balance. The remaining deferred fees are to be paid upon the disposition of the Trust's properties. As of December 31, 1998, the liability for deferred management fees was $2,720,000.


         Upon the sale of all or any portion of any real estate investment of the Trust, the Advisor will receive a disposition fee equal to 2% of the gross sale price (including outstanding indebtedness taken subject to or assumed by the buyer and any purchase money indebtedness taken back by the Trust). The disposition fee will be reduced by the amount of any brokerage commissions and legal expenses incurred by the Trust in connection with such sales. The Trust incurred no disposition fees during the years ended December 31, 1998, 1997, and 1996.

         In connection with the December 15, 1996 extension of debt (See Note
3), the Advisor earned a refinancing fee of $50,000, which will be paid upon the retirement of the debt.

PROPERTY MANAGEMENT AGREEMENTS

         The Trust has also entered into an agreement with ERE Yarmouth Retail, Inc. (the "Manager"), formerly Compass Retail, Inc., for the on-site management of the Mall. ERE Yarmouth Retail, Inc. is a wholly owned subsidiary of Lend Lease Real Estate Investments, Inc. On September 30, 1998, Lend Lease Real Estate Investments, Inc. sold the Manager to LaSalle Partners, Incorporated ("LaSalle"), which is not affiliated with the Trust or the Advisor. An affiliate of LaSalle will continue to manage the Mall pursuant to the terms of the original management agreement.

         Management fees paid to the Manager are generally based upon a percentage of rents and certain other charges. The Trust believes that such fees and commissions are comparable to those charged by unaffiliated third-party management companies providing comparable services. The Manager earned management fees of $228,000 during the nine months ended September 30, 1998. For the years ended December 31, 1997 and 1996, management fees paid to the Manager were $307,000, and $297,000, respectively.

SHARE OWNERSHIP

         In connection with a debt restructuring in December 1992, the Trust issued 1,675,000 previously repurchased Shares to its Advisor for $6,700,000, or $4.00 per Share. In total, the Advisor owns 1,685,556 Shares, or 17.5% of the total Shares outstanding.

NOTE 7:  COMMITMENTS AND CONTINGENCIES

         On February 3, 1998, the Trust, its trustees, and its Advisor were named as defendants in a purported class action complaint filed by a shareholder in Massachusetts State court. The complaint seeks to enjoin the Merger and also seeks other relief including unspecified damages. The Trust is vigorously pursuing its legal defenses and believes that the disposition of this matter will not have a material adverse affect on the financial position of the Trust.

                             EQK REALTY INVESTORS I
                   NOTES TO FINANCIAL STATEMENTS - CONTINUED


NOTE 8:  SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

         The following is a summary of selected quarterly financial data for the years ended December 31, 1998 and 1997:


                                                                           QUARTER ENDED
                                                       ---------------------------------------------------

1998                                                   MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
----                                                   ---------   --------   -------------   ------------
                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Revenues from rental operations....................    $1,553       $1,337        $1,619             $1,682
Income from rental operations......................       760          968         1,429              1,677
Net income (loss)(1)...............................      (335)        (145)          282                348
Net income (loss) per share........................      (.04)        (.02)          .03                .05

 --------------------
(1) The 1998 results reflect the cessation of depreciation and amortization of the Mall's assets as a result of the Trust's real estate being classified as "held for sale" as of April 1, 1998.


                                                                           QUARTER ENDED
                                                       ---------------------------------------------------

1997                                                   MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
----                                                   ---------   --------   -------------   ------------
                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Revenues from rental operations....................    $1,413       $1,557        $1,545             $1,643
Income from rental operations......................       628          727           625                563
Net loss ..........................................      (478)        (375)         (565)              (543)
Net loss per share.................................      (.05)        (.04)         (.06)              (.06)


NOTE 9:  SUBSEQUENT EVENTS

         A Special Meeting of Shareholders was held on February 23, 1999, to consider and vote upon a proposal to extend the Trust's existence for a period of two years in accordance with the Trust's Amended and Restated Declaration of Trust. An affirmative vote of the majority of the shareholders was received in favor of extending the Trust's existence for a period of two years beyond March 5, 1999.

         On March 5, 1999, the Trust entered into a non-binding letter of intent to sell the Mall to a private real estate group for approximately $51 million. The sale is expected to close during the second quarter of 1999. Closing is subject to a number of conditions, however, including satisfactory completion of due diligence, the purchaser's obtaining financing and the execution of a definitive purchase and sale agreement. Accordingly, there is no assurance that a sale will be completed at the current price or at all. The letter of intent provides that the Trust may not solicit, negotiate or execute other offers for the sale of the Mall prior to May 15, 1999, unless the prospective purchaser terminates negotiations under the letter of intent prior to that date.

-------------------------------------------------------------------------------
                          FINANCIAL STATEMENT SCHEDULE
                               DECEMBER 31, 1998
                                 (IN THOUSANDS)

-------------------------------------------------------------------------------
           SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION (5)
-------------------------------------------------------------------------------



                                                              Cost Capitalized                 Gross Amount
                                           Initial Cost         Subsequent to                at which Carried
                                                                 Acquisition                at Close of Period(3)
                                        -------------------      ------------   -----------------------------------------------
                                                                  Deferred
                                                                   Leasing                                Deferred
                                                    Bldg. &        Costs &                    Bldg. &     Leasing
    Description        Encumbrance      Land        Improv.      Improvements   Land       Improvements    Costs          Total
================================================================================================================================
Harrisburg East .....    45,374(1)     $ 4,700(2)   $31,287(2)     $23,131     $ 4,700(2)     $48,726     $ 5,692(2)     $59,118
  Mall
Harrisburg, PA
--------------------------------------------------------------------------------------------------------------------------------
                        $45,374        $ 4,700      $31,287        $23,131     $ 4,700        $48,726     $ 5,692        $59,118
================================================================================================================================

                                                                               Life on which
                        Accumulated                                            Depreciation
                       Depreciation                                              in Latest
                             &          Date of                Date            Income Stmt.
    Description        Amortization   Construction           Acquired           is Computed
============================================================================================
Harrisburg East ....    $   19,758           1969(4)             3/13/85              30 yrs
  Mall
Harrisburg, PA
--------------------------------------------------------------------------------------------
                        $   19,758
============================================================================================



(1) Encumbrance is a mortgage note payable constituting first lien on the Mall and a term loan payable to a bank constituting subordinated lien on the property.
(2) Initial cost is net of imputed interest of $5,280 at date of acquisition.
(3) The aggregate tax basis of the Trust's land and building is $54 million as of December 31, 1998.
(4)      Renovation of the Mall was completed in 1993.
(5) As discussed in Note 1, the Trust intends to sell the Mall and as such, its investment in real estate is presented on the balance sheet as held for sale at December 31, 1998. This asset includes deferred leasing costs, and is carried at the lower of cost or fair value less cost to sell. Depreciation and amortization of the Mall's assets ceased beginning April 1, 1998.
(6) Included in deferred leasing costs is a 1990 payment of $5,500,000 made to an anchor tenant at the Mall in exchange for the tenant relinquishing space that was subsequently converted into leasable area for mall shops.


RECONCILIATION OF GROSS CARRYING AMOUNT OF REAL ESTATE:            RECONCILATION OF ACCUMULATED DEPRECIATION
                                                                      AND AMORTIZATION:

Balance, December 31, 1995                       $ 57,725          Balance, December 31, 1995                      $ 14,777

      Improvements and Additions                      195             Depreciation and amortization expense            2,212
                                                 --------                                                          --------

Balance, December 31, 1996                         57,920          Balance, December 31, 1996                        16,989

      Improvements and Additions                      546              Depreciation and amortization expense          2,181
                                                 --------                                                          --------

Balance, December 31, 1997                         58,466          Balance, December 31, 1997                        19,170

      Improvements and Additions                      652              Depreciation and amortization expense            588
                                                 --------                                                          --------

Balance, December 31, 1998                       $ 59,118          Balance, December 31, 1998                      $ 19,758
                                                 ========                                                          ========

                             EQK REALTY INVESTORS I
                                 BALANCE SHEETS




                                                           March 31,         December 31,
                                                             1999                1998
                                                          ----------          ----------
                                                          (unaudited)
ASSETS                                              (dollars in thousands, except share data)
Real Estate held for sale .............................   $   39,390          $   39,360
Cash and cash equivalents:
      Cash Management Agreement .......................        3,587               3,390
      Other ...........................................          417                 471
Accounts receivable and other assets (net of
      allowance of $74 and $67, respectively) .........        2,109               1,881
                                                          ----------          ----------
TOTAL ASSETS ..........................................   $   45,503          $   45,102
                                                          ==========          ==========


LIABILITIES AND DEFICIT IN SHAREHOLDERS' EQUITY:

Liabilities:
      Mortgage note payable ...........................   $   43,794          $   43,794
      Term loan payable to bank .......................        1,576               1,580
      Accounts payable and other liabilities
         (including amounts due affiliates of
         $3,120 and $3,107, respectively) .............        4,618               4,560
                                                          ----------          ----------

                                                              49,988              49,934
Commitments and Contingencies (Note 1 and 5)

Deficit in Shareholders' Equity:

      Shares of beneficial interest, without par
         value: 10,055,555 shares authorized,
         9,632,212 shares issued
         and outstanding ..............................      135,875             135,875
      Accumulated deficit .............................     (140,360)           (140,707)
                                                          ----------          ----------
                                                              (4,485)             (4,832)
                                                          ----------          ----------
TOTAL LIABILITIES AND DEFICIT
      IN SHAREHOLDERS' EQUITY .........................   $   45,503          $   45,102
                                                          ==========          ==========

See accompanying Notes to Financial Statements.

                             EQK REALTY INVESTORS I
                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)


                                                           Three Months Ended

                                                       March 31,        March 31,
                                                         1999              1998
                                                      ----------       ----------
                                                (dollars in thousands, except share data)
Revenues from rental operations ....................  $    1,612       $    1,553
Operating Expenses, net of tenant
     reimbursements (including property
     management fees earned by an affiliate
     of $0 and $74, respectively) ..................         133              158

Depreciation and amortization ......................           0              547
                                                      ----------       ----------

Income from rental operations ......................       1,479              848

Interest expense ...................................       1,019            1,100
Other expenses, net of interest income
      (including portfolio management fees
      earned by an affiliate of $51 and $63,
      respectively) ................................         113               83
                                                      ----------       ----------
Net income (loss) ..................................  $      347       $     (335)
                                                      ==========       ==========
Net income (loss) per share ........................  $     0.04       $    (0.04)
                                                      ==========       ==========

                             EQK REALTY INVESTORS I
                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)



                                                           Three months ended March 31,

                                                              1999               1998
                                                           ----------        ----------
                                                               (dollars in thousands)
Cash flows from operating activities:
Net income (loss) .......................................  $      347        $     (335)
Adjustments to reconcile net income (loss)
      to net cash provided by operating
      activities:
      Depreciation and amortization .....................           0               547
      Changes in assets and liabilities:
      Increase (decrease) in accounts payable
         and other liabilities ..........................          58               (30)
      (Increase) decrease in accounts
         receivable and other assets ....................        (228)              378
                                                           ----------        ----------
Net cash provided by operating activities ...............         177               560
                                                           ----------        ----------
Cash flows from investing activities:
      Additions to real estate investments ..............         (30)             (170)
                                                           ----------        ----------
Net cash used in investing activities ...................         (30)             (170)
                                                           ----------        ----------
Cash flows from financing activities:
      Scheduled repayments of debt ......................          (4)               (1)
                                                           ----------        ----------
Net cash used in financing activities ...................          (4)               (1)
                                                           ----------        ----------
Increase in cash and cash equivalents ...................         143               389
Cash and cash equivalents
      beginning of period ...............................       3,861             3,323
                                                           ----------        ----------
Cash and cash equivalents
      end of period .....................................  $    4,004        $    3,712
                                                           ==========        ==========
Supplemental disclosure of cash flow information:
Interest paid ...........................................  $      679        $    1,012
                                                           ==========        ==========

See accompanying Notes to Financial Statements

                             EQK REALTY INVESTORS I

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)


NOTE 1:           DESCRIPTION OF BUSINESS

         EQK Realty Investors I, a Massachusetts business trust ("EQK" or the "Trust"), was formed pursuant to an Amended and Restated Declaration of Trust dated February 27, 1985, as amended on March 5, 1986, to acquire certain income-producing real estate investments. Commencing with the period beginning April 1, 1985, the Trust qualified for and elected real estate investment trust ("REIT") status under the provisions of the Internal Revenue Code. Lend Lease Portfolio Management, Inc.
serves as the "Advisor" to the Trust.

         At March 31, 1999, the Trust's remaining real estate investment is Harrisburg East Mall (the "Mall"), a regional shopping center in Harrisburg, Pennsylvania, which is currently held for sale. On December 8, 1995, the Trust sold its remaining interest in Castleton Park, an office park in Indianapolis, Indiana. The Trust sold office buildings comprising an office complex located in Atlanta, Georgia, formerly known as Peachtree-Dunwoody Pavilion, during 1992 and 1993. In 1991, the Trust completed the sale of two office buildings at Castleton.

         The Declaration of Trust provides for the Trust's existence and a maximum holding period for its real estate investments of 14 years. The Declaration of Trust further provides that this 14-year term may be extended by up to two years upon the recommendation of the Trustees and the affirmative vote of a majority of its shareholders. Recognizing that the disposition of the Mall would not be completed prior to the initial maturity date of the Trust's term (March 5, 1999), the Board of Trustees recommended a two-year extension of the Trust's life (through March 5, 2001). This recommendation was approved by the shareholders at a Special Meeting of Shareholders held on February 23, 1999.

         Effective December 23, 1997, the Trust entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which an affiliate of American Realty Trust, Inc. ("ART") is to merge with and into the Trust (the "Merger"), with the Trust being the surviving entity. The Merger contemplates, among other things, an extension of the life of the Trust through December 31, 2018.

         The Merger Agreement was amended on August 25, 1998 (as further amended on April 22, 1999, the "Revised Merger Agreement") to provide for, among other matters, the right of the Trust to sell the Mall and distribute proceeds of such sale to the Trust's shareholders prior to completing the Merger and a corresponding reduction in the Merger consideration to be paid to the Trust's shareholders.

         The Merger consideration will be comprised entirely of ART Series F Cumulative Convertible Preferred Stock with a par value of $2.00 per share and a liquidation value of $10.00 per share. ("ART Preferred Shares"). The merger will be effected by (i) ART's acquisition of up to 4,376,056 shares currently held by four EQK shareholders (the "Selling Shareholders") and (ii) ART's receipt of 673,976 shares newly issued by the Trust (which, together with Shares currently outstanding, constitutes "EQK Shares"), the combined effect of which will give ART up to an approximate 49% interest in EQK. The number of EQK Shares acquired by ART and the number of EQK Shares issued to ART may be adjusted if, due to certain circumstances, less than all of the Selling Shareholders complete their transaction with ART. The Selling Shareholders will receive for each EQK Share sold 0.030 of an ART Preferred Share with corresponding liquidation value of $0.30 per EQK Share sold. The remaining shareholders will be entitled to retain their Shares at the time of the Merger, but will be compensated for the dilution in their percentage ownership interest through the receipt of 0.014 of an ART Preferred Share with a corresponding liquidation value of $0.14 per EQK Share held. In addition, ART currently intends (but is not legally obligated) to acquire the remaining EQK Shares from such other shareholders at some time after the third anniversary of the consummation of the Merger for not less than 0.0486 of an ART Preferred Share with a liquidation value of $0.486 for each EQK Share tendered.

         According to the terms of the Revised Merger Agreement, upon completion of the sale of the Mall and receipt of shareholder approval, the Merger would be completed. Immediately prior to the closing of the Merger, ART will convey one of its properties to the Trust. The total consideration paid by the Trust to ART for this property will be a $1,250,000 non-recourse five-year promissory note. The Trust will also assume approximately $1,500,000 of existing debt.

         ART has agreed to permit the Trust to continue to solicit, or respond to, offers from third parties for the Trust. In the event the Trust accepts an offer from a party other than ART and elects not to proceed with the Merger, the Trust generally will be obligated to pay ART a break-up fee of $200,000 plus its share of transaction expenses (collectively, the "Break-Up Consideration").

         The Revised Merger Agreement is terminable by either ART or the Trust if the Merger has not been accomplished by July 30, 1999. The Revised Merger Agreement also may be terminated by the Trust if (i) the Trust secures a more favorable offer from another party subject to the payment of the Break-Up Consideration; or (ii) the Revised Merger Agreement in any way impairs or delays the sale of the Mall, or is likely to result in a material reduction in proceeds.

         Proceeds from the sale of the Mall and, if applicable, the completion of the Merger, will be distributed to the shareholders of the Trust in one or more payments once the Trust's liabilities have been settled (including retirements of its Mortgage Note and Term Loan) and related transaction costs have been paid.

                             EQK REALTY INVESTORS I

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)


         The Merger is contingent upon, among other things, ART's registration statement relating to the ART Preferred Shares to be issued pursuant to the Revised Merger Agreement being declared effective by the Securities Exchange Commission, and the affirmative vote of the holders of 75% of the outstanding Shares.

         The Trust, its trustees, and its Advisor have been named as defendants in a purported class action complaint filed in Massachusetts State court, which seeks to enjoin the Merger. The complaint also seeks other relief including unspecified damages. The Management of the Trust is pursuing its legal defenses and believes that the disposition of this matter will not have a material adverse effect on the financial position of the Trust.

         As previously announced, on March 5, 1999, the Trust entered into a non-binding letter of intent to sell the Mall to a private real estate group (the "Prospective Purchaser") for $51 million. Closing was subject to a number of conditions, including the satisfactory completion of due diligence, the Prospective Purchaser's obtaining financing and the execution of a definitive purchase and sale agreement. The letter of intent provided for an exclusive period, which expired May 15, 1999, during which time the Trust could not solicit, negotiate, or execute other offers for the sale of the Mall.

         Based on the current status of negotiations, substantial doubt exists as to the Trust's ability to close this transaction prior to the expiration dates of its forbearance and loan extension arrangements as described in Note 5, or at all. Accordingly, Management will propose to its lenders that further forbearance and extension arrangements be granted. However, no assurances can be given that the lenders will grant such relief. Depending upon the status of the negotiations with the Prospective Purchaser, Management may consider additional marketing activities relating to the Mall.

NOTE 2:           BASIS OF PRESENTATION

         The financial statements have been prepared by the Trust, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Trust believes that the disclosures are adequate to make the information presented not misleading. The financial statements should be read in conjunction with the audited financial statements and related notes thereto included in the Annual Report on Form 10-K for the year ended December 31, 1998.

         Certain prior year amounts have been reclassified to conform to the current year presentation.

         The Trust is actively attempting to sell the Mall and, therefore, has classified its investment in real estate on the balance sheet as held for sale beginning April 1, 1998. Accordingly, all real estate assets, including deferred leasing costs, are recorded at the lower of cost or estimated fair market value, less estimated costs to sell. Depreciation is not recorded for real estate assets held for sale. Therefore, the Trust discontinued recording depreciation and amortization of real estate assets on April 1, 1998.

         In the opinion of the Trust, all adjustments, which include only normal recurring adjustments necessary to present fairly its financial position as of March 31, 1999, its results of operations for the three months ended March 31, 1999 and 1998 and its cash flows for the three months ended March 31, 1999 and 1998, have been included in the accompanying unaudited financial statements.

NOTE 3:           CASH MANAGEMENT AGREEMENT

         In connection with the Trust's Mortgage Debt agreement (as amended and extended), the Trust entered into a Cash Management Agreement with Prudential (the "Mortgage Note Lender") and assigned all lease and rent receipts to the Mortgage Note Lender as additional collateral. Pursuant to this agreement, a third-party escrow agent has been appointed to receive all rental payments from tenants and to fund monthly operating expenses in accordance with a budget approved by the Mortgage Note Lender. As of March 31,1999, a balance of $2,115,000 was held by the third-party escrow agent in accordance with the Cash Management Agreement. The agreement also provides for the establishment of a capital reserve account, which is maintained by the escrow agent. Disbursements from this account, which are funded each month with any excess operating cash flow, are limited to capital expenditures approved by the Mortgage Note Lender. As of March 31, 1999 the balance of the capital reserve account was $1,472,000.

         Cash paid for interest for the three months ended March 31, 1999, represents three months of interest payments for the Term Loan, but only two months of interest payments for the Mortgage Note. The March 1999 monthly interest payment for the Mortgage Note was deferred until April 1999 due to a bank error.

                             EQK REALTY INVESTORS I

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)



NOTE 4:           ADVISORY AND MANAGEMENT AGREEMENTS

         The Advisor is a wholly owned subsidiary of Lend Lease Real Estate Investments, Inc. The Advisor makes recommendations to the Trust concerning investments, administration and day-to-day operations.

         Under the terms of the advisory agreement, as amended in December 1989, the Advisor receives a management fee that is based upon the average daily per share price of the Trust's shares plus the average daily balance of outstanding mortgage indebtedness. Such fee is calculated using a factor of 42.5 basis points (0.425%) and generally has been payable monthly without subordination. However, given the Shares of the Trust are no longer traded on a market with readily available market values, the Trustees agreed on a stipulated rate of $0.75 per share to be used for purposes of calculating the management fee for the period of May 4, 1998 through December 31, 1998 and $0.37 per share for the period of January 1, 1999 through June 30, 1999.

         Commencing with the December 1995 extension of debt and continuing with the December 1996 debt extension, the Mortgage Note Lender has requested, and the Advisor has agreed to, a partial deferral of payment of its fee. Whereas the fee continues to be computed as described above, payments to the Advisor are limited to $37,500 per quarter. Accrued but unpaid amounts will be eligible for payment upon the repayment of the Mortgage Note. For the three months ended March 31, 1999 and 1998, portfolio management fees were $51,000 and $63,000, respectively. The balance of deferred portfolio management fees at March 31, 1999 was $313,000.

         As of December 31, 1989, portfolio management fees of $5,440,000 payable to the Advisor were deferred in accordance with subordination provisions contained in the original advisory agreement. Pursuant to the amended advisory agreement, the Advisor forgave one-half, or $2,720,000, of the deferred balance. The remaining deferred fees are to be paid upon the disposition of the Trust's properties. As of March 31, 1999, the liability for deferred management fees was $2,720,000.

         Upon the sale of all or any portion of any real estate investment of the Trust, the Advisor will receive a disposition fee equal to 2% of the gross sale price (including outstanding indebtedness taken subject to or assumed by the buyer and any purchase money indebtedness taken back by the Trust). The disposition fee will be reduced by the amount of any brokerage commissions and legal expenses incurred by the Trust in connection with such sales. The Trust incurred no disposition fees as of March 31, 1999.

         In connection with the December 15, 1996 extension of debt, the Advisor earned a refinancing fee of $50,000, which will be paid upon the retirement of the debt.

         The Trust entered into an agreement with ERE Yarmouth Retail, Inc. (the "Manager"), for the on-site management of the Mall. ERE Yarmouth Retail, Inc. was a wholly owned subsidiary of Lend Lease Real Estate Investments, Inc. On September 30, 1998, Lend Lease Real Estate Investments, Inc. sold the Manager to LaSalle Partners, Incorporated ("LaSalle"), which is not affiliated with the Trust or the Advisor. An affiliate of LaSalle continues to manage the Mall pursuant to the terms of the original management agreement.

NOTE 5:           DEBT MATURITIES

         The Trust's debt instruments (aggregate principal outstanding of $45,370,000) had original maturity dates of December 15, 1995. The Trust's Mortgage Note Lender and Term Loan Lender have agreed to extend the maturity date of the loans twice, first for a period of one year through December 15, 1996, and second for a period of 18 months through June 15, 1998. Following the June 15, 1998 maturity date, the Mortgage Note Lender granted two six-month forbearance arrangements (through December 15, 1998 and June 15, 1999) wherein it agreed not to exercise remedies for non-repayment of the outstanding principal balance. The Term Loan Lender has granted two six-month extensions of its maturity date so as to coincide with such forbearance periods. These forbearance arrangements are conditioned upon, among other things, the Trust continuing to make timely debt service payments in monthly amounts equal to those amounts stipulated in the December 1996 debt extension agreements.

         As discussed above, the Trust's expiration date of its forbearance and extension arrangements is June 15, 1999. The potential inability of the Trust to refinance this debt or to generate sufficient proceeds from the sale of the Mall to repay the debt raises substantial doubt about the Trust's ability to continue as a going concern. Given the uncertainty surrounding the timing of the disposition of the Mall as described in Note 1, Management will propose to its lenders that further forbearance and extension arrangements be granted. However, no assurances can be given that the lenders will grant such relief. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article Thirteen of ART's Articles of Incorporation provides that, to the fullest extent permitted by Georgia law, as the same exists or may be hereafter be amended, no director of ART shall be personally liable to ART or the shareholders of ART for monetary damages for breach of the duty of care as a director, provided that Article Thirteen does not limit or eliminate liability for (i) a breach of duty involving an appropriation of a business opportunity of ART; (ii) an act or omission not in good faith or involving intentional misconduct or a knowing violation of law; or (iii) a transaction from which the director derived an improper personal benefit. In addition, a director's liability will not be limited as to any payment of a dividend or approval of a stock repurchase that is illegal under Section 14-2-640 of the Georgia Business Corporation Code.

         Article Thirteen applies only to claims against a director arising out of his or her role as a director and not, if he or she is also an officer, his or her role as an officer or in any other capacity. In addition, Article Thirteen does not reduce the exposure of directors to liability under Federal securities laws.

         The Bylaws of ART require ART to indemnify any person who, by reason of the fact that he is or was a director of ART, is made or is threatened to be made a party to an action, including an action brought by ART or its shareholders. The Bylaws provide that ART will indemnify such person against reasonably incurred expenses (including, but not limited to, attorneys' fees and disbursements, court costs, and expert witness fees), and against any judgments, fines and amounts paid in settlement, provided that ART shall not indemnify such person under circumstances in which the Georgia Business Corporation Code, as in effect from time to time, would not allow indemnification.

         The Bylaws of ART give the ART Board the power to cause ART to provide to officers, employees, and agents of ART all or any part of the right to indemnification afforded to directors of ART as set forth in the Bylaws, subject to the conditions, limitations and obligations therein, upon a resolution to that effect identifying such officer, employee or agent and specifying the particular rights provided.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ART pursuant to the foregoing provisions, ART has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


         3.1  --  Articles of Incorporation (1)

         3.2 -- Amendment to Articles of Incorporation dated September 15, 1989 (1)

         3.3 -- Articles of Amendment setting forth Certificate of Designation of Series A Cumulative Participating Preferred Stock dated as of April 11, 1990 (1)

         3.4 -- Articles of Amendment dated December 10, 1990 to Articles of Incorporation (1)

         3.5 -- Amended By-laws of American Realty Trust, Inc., dated December 11, 1991 (1)

         3.6 -- Articles of Amendment of the Articles of Incorporation of American Realty Trust, Inc. setting forth the Certificate of Designations, Preferences and Relative Participating or Optional or Other Special Rights, and Qualifications, Limitations on Restrictions thereof of Special Stock of American Realty Trust, Inc. (Series B 10% Cumulative Preferred Stock) dated as of April 4, 1996 (1)

         3.7 -- Articles of Amendment of the Articles of Incorporation of American Realty Trust, Inc. setting forth the Certificate of Designations, Preferences and Relative Participating or Optional or Other Special Rights, and Qualifications, Limitations on Restrictions thereof of Special Stock of American Realty Trust, Inc. (Series C 10% Cumulative Preferred Stock) dated as of June 4, 1996 (1)

         3.8 -- Articles of Amendment of the Articles of Incorporation of American Realty Trust, Inc. setting forth the Certificate of Designations, Preferences and Relative Participating or Optional or Other Special Rights, and Qualifications, Limitations or Restrictions thereof of Series D Cumulative Preferred Stock of American Realty Trust, Inc. dated as of August 2, 1996 (1)

         3.9 -- Articles of Amendment of the Articles of Incorporation of American Realty Trust, Inc. setting forth the Certificate of Designations, Preferences and Relative Participating or Optional or Other Special Rights, and Qualifications, Limitations or Restrictions thereof of Series E Cumulative Convertible Preferred Stock of American Realty Trust, Inc. dated as of December 3, 1996 (1)

         3.10 -- Articles of Amendment of the Articles of Incorporation deleting Certificate of Designation of Series A Cumulative Participating Preferred Stock, dated as of February 28, 1997
                  (2)

         3.11 -- Articles of Amendment of the Articles of Incorporation of American Realty Trust, Inc. setting forth the Certificate of Designations, Preferences and Relative Participating or Optional or Other Special Rights, and Qualifications, Limitations or Restrictions thereof of Series G Cumulative Convertible Preferred Stock of American Realty Trust, Inc. dated as of September 18, 1997 (5)

         3.12 -- Articles of Amendment to the Articles of Incorporation of American Realty Trust, Inc. increasing the number of authorized shares of Common Stock to 100,000,000 shares, dated March 26, 1998 (6)

         3.13 -- Articles of Amendment to the Articles of Incorporation of American Realty Trust, Inc. reducing the number of authorized shares of Series B Preferred Stock to zero and eliminating such designation, dated May 27, 1998 (5)

         3.14 -- Articles of Amendment to the Articles of Incorporation of American Realty Trust, Inc. increasing the number of authorized shares of Series G Cumulative Convertible Preferred Stock from 11,000 to 12,000, dated May 27, 1998 (5)

         3.15 -- Articles of Amendment of the Articles of Incorporation of American Realty Trust, Inc. setting forth the Certificate of Designations, Preferences and Relative Participating or Optional or Other Special Rights, and Qualifications, Limitations or Restrictions thereof of Series H Cumulative Convertible Preferred Stock of American Realty Trust, Inc. dated as of June 24, 1998 (8)

         3.16 -- Amended and Restated Articles of Amendment of the Articles of Incorporation of American Realty Trust, Inc. setting forth the Certificate of Designations, Preferences and Relative Participating or Optional or Other Special Rights, and Qualifications, Limitations or Restrictions thereof of Series F Cumulative Convertible Preferred Stock of American Realty Trust, Inc. dated as of October 23, 1998 (9)

         3.17 -- Articles of Amendment to the Articles of Incorporation Decreasing the Number of Authorized Shares of and Eliminating Series C Preferred Stock (10)

         4.1 -- Instruments defining the rights of security holders (included in Exhibit 3.16) (9)

         5.1 -- Opinion of Holt Ney Zatcoff & Wasserman, LLP as to the legality of the Preferred Stock being offered (3)

         8.1   -- Opinion of Andrews & Kurth L.L.P. regarding tax matters
                  (5)

         11.1  -- Statement re: computation of per share earnings (4)

         12.1  -- Statement re: computation of ratios (4)

         15.1  -- Letter re: unaudited interim financial information (4)

         21.1  -- Subsidiaries of the registrant (7)

         23.1  -- Consent of BDO Seidman, LLP (American Realty Trust, Inc.)
                  (13)

         23.2 -- Consent of BDO Seidman, LLP (Continental Mortgage and Equity Trust) (13)

         23.3 -- Consent of BDO Seidman, LLP (Income Opportunity Realty Investors, Inc.) (13)

         23.4 -- Consent of BDO Seidman, LLP (Transcontinental Realty Investors, Inc.) (13)

         23.5  -- Consent of BDO Seidman, LLP (National Realty, L.P.) (13)

         23.6  -- Consent of Holt Ney Zatcoff & Wasserman, LLP (5)

         23.7  -- Consent of Deloitte & Touche LLP (EQK Realty Investors I)
                  (14)

         23.8  -- Consent of Blosser Appraisal (9)

         23.9  -- Consent of Brown & Associates (9)

         24.1  -- Power of Attorney (5)

         29.1  -- Financial Data Schedule (12)

         99.1 -- Amended and Restated Agreement and Plan of Merger By and Among American Realty Trust, Inc., ART Newco LLC, Basic Capital Management, Inc., EQK Realty Investors I, and Lend Lease Portfolio Management, Inc.(8)

         99.2 -- Amended and Restated Stock Purchase Agreement by and between Lend Lease Portfolio Management,Inc. and American Realty Trust, Inc. (8)

         99.3 -- Stock Purchase Agreement by and between Summit Venture, L.P. and American Realty Trust, Inc. (8)

         99.4 -- Stock Purchase Agreement by and between Sutter Opportunity Fund, LLC and American Realty Trust, Inc. (8)

         99.5 -- Second Amended and Restated Declaration of Trust of EQK (included as Exhibit "A" to Exhibit 99.1) (8)

         99.6 -- Advisory Agreement by and between EQK Realty Investors I and Basic Capital Management, Inc. (included as Exhibit "B" to Exhibit 99.1) (8)

         99.7  -- Form of Proxy Card (5)

         99.8 -- First Amendment to August 25, 1998 Amended and Restated Agreement and Plan of Merger By and Among American Realty Trust, Inc., ART Newco LLC, Basic Capital Management, Inc., EQK Realty Investors I, and Lend Lease Portfolio Management, Inc. (11)

         99.9 -- First Amendment to Stock Purchase Agreement by and between Summit Ventures, L.P. and American Realty Trust, Inc. (13)

         99.10 -- First Amendment to Stock Purchase Agreement by and between Sutter Opportunity Fund, LLC and American Realty Trust, Inc.
                  (13)

         99.11 -- First Amendment to Stock Purchase Agreement by and between Lend Lease Portfolio Management, Inc. and American Realty Trust, Inc. (13)

         99.12 -- Second Amendment to August 25, 1998 Amended and Restated Agreement and Plan of Merger by and among American Realty Trust, Inc., ART Newco LLC, Basic Capital Management, Inc., EQK Realty Investors I, and Lend Lease Portfolio Management, Inc. (13)

         99.13 -- Second Amendment to Stock Purchase Agreement by and
                  between Summit Venture, L.P. and American Realty Trust, Inc.
                  (13)

         99.14 -- Second Amendment to Stock Purchase Agreement by and between Sutter Opportunity Fund, LLC and American Realty Trust, Inc. (13)

----------
(1) Incorporated by reference to the Registrant's Registration Statement No. 333-21583 filed with the Commission on February 11, 1997.
(2) Incorporated by reference to Amendment No. 1. To the Registrant's Registration Statement No. 333-21583 filed with the Commission on April 29, 1997.
(3) Incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement No. 333-21583 filed with the Commission on September 8, 1997.
(4)      Not applicable.
(5) Filed as an Exhibit to the Registrant's Registration Statement on Form S-4 (No. 333-43777), filed with the Commission on January 6, 1998 and incorporated by reference therein.
(6) Filed as an Exhibit to the Reqistrant's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Commision on March 31, 1998 and incorporated by reference therein.
(7) Filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Commission on March 31, 1999 and incorporated by reference therein.
(8) Filed as an Exhibit to the Registrant's Amendment No. 2 to Registration Statement on Form S-4 (No. 333-43777), filed with the Commission on September 3, 1998 and incorporated by reference herein.
(9) Filed as an Exhibit to the Registrant's Amendment No. 3 to Registration Statement on Form S-4 (No. 333-43777), filed with the Commission on December 2, 1998 and incorporated by reference herein.
(10) Filed as an Exhibit to the Registrant's Amendment No. 4 to Registration Statement on Form S-4 (No. 333-43777), filed with the Commission on January 29, 1999 and incorporated by reference herein.
(11) Filed as an Exhibit to the Registrant's Amendment No. 5 to Registration Statement on Form S-4 (No. 333-43777), filed with the Commission on April 23, 1999 and incorporated by reference herein.
(12) Filed as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, as filed with the Commission on May 17, 1999 and incorporated by reference therein.
(13) Filed as an Exhibit to the Registrant's Amendment No. 6 to Registration Statement on Form S-4 (No. 333-43777), filed with the Commission on June 14, 1999 and incorporated by reference herein.
(14)     Filed herewith.

ITEM 22. UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the charges in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) For purposes of determining any liability under the 1933 Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the 1933 Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(e) For the purpose of determining any liability under the 1933 Act, each post-effective-amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 25th day of June, 1999.


                                   AMERICAN REALTY TRUST, INC.


                                   By:/s/ Karl L. Blaha
                                      ---------------------------------------
                                      Karl L. Blaha
                                      President (Principal Executive Officer)



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 7 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




               Signature                              Title                             Date

           /s/ Karl L. Blaha                  President (Principal                  June 25, 1999
     ------------------------------          Executive Officer) and
             Karl L. Blaha                          Director


                   *                                   Director                     June 25, 1999
     ------------------------------
              Roy E. Bode


                                                       Director                     June 25, 1999
     ------------------------------
           Collene C. Currie


                   *                                   Director                     June 25, 1999
     ------------------------------
              Al Gonzalez


                   *                                   Director                     June 25, 1999
     ------------------------------
             Cliff Harris


                   *                      Executive Vice President and              June 25, 1999
     ------------------------------         Chief Financial Officer
           Thomas A. Holland                (Principal Financial and
                                              Accounting Officer)



 *By: /s/ Karl L. Blaha
     ------------------------------
          Karl L. Blaha
          Attorney-in-Fact

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                        DESCRIPTION
------                        -----------
         3.1  --  Articles of Incorporation (1)

         3.2  --  Amendment to Articles of Incorporation dated September 15,
                  1989 (1)

         3.3  --  Articles of Amendment setting forth Certificate of
                  Designation of Series A Cumulative Participating Preferred
                  Stock dated as of April 11, 1990 (1)

         3.4  --  Articles of Amendment dated December 10, 1990 to Articles of
                  Incorporation (1)

         3.5  --  Amended By-laws of American Realty Trust, Inc., dated
                  December 11, 1991 (1)

         3.6  --  Articles of Amendment of the Articles of Incorporation of
                  American Realty Trust, Inc. setting forth the Certificate of
                  Designations, Preferences and Relative Participating or
                  Optional or Other Special Rights, and Qualifications,
                  Limitations on Restrictions thereof of Special Stock of American Realty Trust, Inc. (Series B 10% Cumulative
                  Preferred Stock) dated as of April 4, 1996 (1)

         3.7  --  Articles of Amendment of the Articles of Incorporation of
                  American Realty Trust, Inc. setting forth the Certificate of
                  Designations, Preferences and Relative Participating or
                  Optional or Other Special Rights, and Qualifications,
                  Limitations on Restrictions thereof of Special Stock of American Realty Trust, Inc. (Series C 10% Cumulative
                  Preferred Stock) dated as of June 4, 1996 (1)

         3.8  --  Articles of Amendment of the Articles of Incorporation of
                  American Realty Trust, Inc. setting forth the Certificate of
                  Designations, Preferences and Relative Participating or
                  Optional or Other Special Rights, and Qualifications,
                  Limitations or Restrictions thereof of Series D Cumulative
                  Preferred Stock of American Realty Trust, Inc. dated as of
                  August 2, 1996 (1)

         3.9  --  Articles of Amendment of the Articles of Incorporation of
                  American Realty Trust, Inc. setting forth the Certificate of
                  Designations, Preferences and Relative Participating or
                  Optional or Other Special Rights, and Qualifications,
                  Limitations or Restrictions thereof of Series E Cumulative
                  Convertible Preferred Stock of American Realty Trust, Inc.
                  dated as of December 3, 1996 (1)

         3.10  -- Articles of Amendment of the Articles of Incorporation
                  deleting Certificate of Designation of Series A Cumulative
                  Participating Preferred Stock, dated as of February 28, 1997
                  (2)

         3.11  -- Articles of Amendment of the Articles of Incorporation of
                  American Realty Trust, Inc. setting forth the Certificate of
                  Designations, Preferences and Relative Participating or
                  Optional or Other Special Rights, and Qualifications,
                  Limitations or Restrictions thereof of Series G Cumulative
                  Convertible Preferred Stock of American Realty Trust, Inc.
                  dated as of September 18, 1997 (5)

         3.12  -- Articles of Amendment to the Articles of Incorporation of
                  American Realty Trust, Inc. increasing the number of authorized shares of Common Stock to 100,000,000 shares, dated March 26, 1998 (6)

         3.13  -- Articles of Amendment to the Articles of Incorporation of
                  American Realty Trust, Inc. reducing the number of authorized shares of Series B Preferred Stock to zero and eliminating such designation, dated May 27, 1998 (5)

         3.14  -- Articles of Amendment to the Articles of Incorporation of
                  American Realty Trust, Inc. increasing the number of authorized shares of Series G Cumulative Convertible
                  Preferred Stock from 11,000 to 12,000, dated May 27, 1998 (5)

         3.15  -- Articles of Amendment of the Articles of Incorporation of
                  American Realty Trust, Inc. setting forth the Certificate of
                  Designations, Preferences and Relative Participating or
                  Optional or Other Special Rights, and Qualifications,
                  Limitations or Restrictions thereof of Series H Cumulative
                  Convertible Preferred Stock of American Realty Trust, Inc.
                  dated as of June 24, 1998 (8)

         3.16 -- Amended and Restated Articles of Amendment of the Articles of Incorporation of American Realty Trust, Inc. setting forth the Certificate of Designations, Preferences and Relative
                  Participating or Optional or Other Special Rights, and
                  Qualifications, Limitations or Restrictions thereof of Series
                  F Cumulative Convertible Preferred Stock of American Realty
                  Trust, Inc. dated as of October 23, 1998 (9)

         3.17  -- Articles of Amendment to the Articles of Incorporation
                  Decreasing the Number of Authorized Shares of and Eliminating
                  Series C Preferred Stock (10)

         4.1   -- Instruments defining the rights of security holders
                  (included in Exhibit 3.16) (9)

         5.1 -- Opinion of Holt Ney Zatcoff & Wasserman, LLP as to the legality of the Preferred Stock being offered (3)

         8.1   -- Opinion of Andrews & Kurth L.L.P. regarding tax matters
                  (5)

         11.1  -- Statement re: computation of per share earnings (4)

         12.1  -- Statement re: computation of ratios (4)

         15.1  -- Letter re: unaudited interim financial information (4)

         21.1  -- Subsidiaries of the registrant (7)

         23.1  -- Consent of BDO Seidman, LLP (American Realty Trust, Inc.)
                  (13)

         23.2  -- Consent of BDO Seidman, LLP (Continental Mortgage and
                  Equity Trust) (13)

         23.3  -- Consent of BDO Seidman, LLP (Income Opportunity Realty
                  Investors, Inc.) (13)

         23.4  -- Consent of BDO Seidman, LLP (Transcontinental Realty
                  Investors, Inc.) (13)

         23.5  -- Consent of BDO Seidman, LLP (National Realty, L.P.) (13)

         23.6  -- Consent of Holt Ney Zatcoff & Wasserman, LLP (5)

         23.7  -- Consent of Deloitte & Touche LLP (EQK Realty Investors I)
                  (14)

         23.8  -- Consent of Blosser Appraisal (9)

         23.9  -- Consent of Brown & Associates (9)

         24.1  -- Power of Attorney (5)

         29.1  -- Financial Data Schedule (12)

         99.1  -- Amended and Restated Agreement and Plan of Merger By and
                  Among American Realty Trust, Inc., ART Newco LLC, Basic
                  Capital Management, Inc., EQK Realty Investors I, and Lend
                  Lease Portfolio Management, Inc.(8)

         99.2 -- Amended and Restated Stock Purchase Agreement by and between Lend Lease Portfolio Management,Inc. and American
                  Realty Trust, Inc. (8)

         99.3  -- Stock Purchase Agreement by and between Summit Venture,
                  L.P. and American Realty Trust, Inc. (8)

         99.4  -- Stock Purchase Agreement by and between Sutter Opportunity
                  Fund, LLC and American Realty Trust, Inc. (8)

         99.5  -- Second Amended and Restated Declaration of Trust of EQK
                  (included as Exhibit "A" to Exhibit 99.1) (8)

         99.6 -- Advisory Agreement by and between EQK Realty Investors I and Basic Capital Management, Inc. (included as Exhibit "B" to Exhibit 99.1) (8)

         99.7  -- Form of Proxy Card (5)

         99.8  -- First Amendment to August 25, 1998 Amended and Restated
                  Agreement and Plan of Merger By and Among American Realty
                  Trust, Inc., ART Newco LLC, Basic Capital Management, Inc.,
                  EQK Realty Investors I, and Lend Lease Portfolio Management,
                  Inc. (11)

         99.9  -- First Amendment to Stock Purchase Agreement by and between
                  Summit Ventures, L.P. and American Realty Trust, Inc. (13)

         99.10 -- First Amendment to Stock Purchase Agreement by and between
                  Sutter Opportunity Fund, LLC and American Realty Trust, Inc.
                  (13)

         99.11 -- First Amendment to Stock Purchase Agreement by and between
                  Lend Lease Portfolio Management, Inc. and American Realty
                  Trust, Inc. (13)

         99.12 -- Second Amendment to August 25, 1998 Amended and Restated
                  Agreement and Plan of Merger by and among American Realty
                  Trust, Inc., ART Newco LLC, Basic Capital Management, Inc.,
                  EQK Realty Investors I, and Lend Lease Portfolio Management,
                  Inc. (13)

         99.13 -- Second Amendment to Stock Purchase Agreement by and
                  between Summit Venture, L.P. and American Realty Trust, Inc.
                  (13)

         99.14 -- Second Amendment to Stock Purchase Agreement by and between Sutter Opportunity Fund, LLC and American Realty
                  Trust, Inc. (13)

----------


(1) Incorporated by reference to the Registrant's Registration Statement No. 333-21583 filed with the Commission on February 11, 1997.
(2) Incorporated by reference to Amendment No. 1. To the Registrant's Registration Statement No. 333-21583 filed with the Commission on April 29, 1997.
(3) Incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement No. 333-21583 filed with the Commission on September 8, 1997.
(4)      Not applicable.
(5) Filed as an Exhibit to the Registrant's Registration Statement on Form S-4 (No. 333-43777), filed with the Commission on January 6, 1998 and incorporated by reference therein.
(6) Filed as an Exhibit to the Reqistrant's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Commision on March 31, 1998 and incorporated by reference therein.
(7) Filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Commission on March 31, 1999 and incorporated by reference therein.
(8) Filed as an Exhibit to the Registrant's Amendment No. 2 to Registration Statement on Form S-4 (No. 333-43777), filed with the Commission on September 3, 1998 and incorporated by reference herein.
(9) Filed as an Exhibit to the Registrant's Amendment No. 3 to Registration Statement on Form S-4 (No. 333-43777), filed with the Commission on December 2, 1998 and incorporated by reference herein.
(10) Filed as an Exhibit to the Registrant's Amendment No. 4 to Registration Statement on Form S-4 (No. 333-43777), filed with the Commission on January 29, 1999 and incorporated by reference herein.
(11) Filed as an Exhibit to the Registrant's Amendment No. 5 to Registration Statement on Form S-4 (No. 333-43777), filed with the Commission on April 23, 1999 and incorporated by reference herein.
(12) Filed as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, as filed with the Commission on May 17, 1999 and incorporated by reference therein.
(13) Filed as an Exhibit to the Registrant's Amendment No. 6 to Registration Statement on Form S-4 (No. 333-43777), filed with the Commission on June 14, 1999 and incorporated by reference herein.
(14)     Filed herewith.